Filed Pursuant to Rule 424(b)(3) Registration No. 333-249785

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111

To the Stockholders of FS Development Corp.:

On behalf of the board of directors of FS Development Corp. (“FS Development”), we are pleased to enclose the proxy statement/prospectus relating to the proposed merger of FSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FS Development (“Merger Sub”) with and into Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”), with Gemini surviving the merger as a wholly-owned subsidiary of FS Development (the “Combined Entity”), pursuant to the terms of a merger agreement, dated October 15, 2020, among FS Development, Merger Sub, Gemini and Shareholder Representative Services LLC (as it may be amended from time to time, the “Merger Agreement” and such merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the Business Combination, FS Development will be renamed “Gemini Therapeutics, Inc.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

In connection with the Business Combination and the other matters described herein, you are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of FS Development. The Special Meeting will be held on February 3, 2021, at 10:00 a.m. Eastern time, via a virtual meeting. In light of the novel coronavirus (referred to as “COVID-19”) pandemic and to support the well-being of FS Development’s stockholders, directors and management, the Special Meeting will be completely virtual. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live webcast by visiting https://www.cstproxy.com/fsdevelopmentcorp/sm2021. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. FS Development recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person.

At the Special Meeting, FS Development stockholders will be asked to consider and vote upon the following proposals (the “Proposals”):

(1)    to (a) adopt and approve the Merger Agreement and (b) approve the Business Combination (the “Business Combination Proposal”);

(2)    to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of up to 21,500,000 newly issued shares of FS Development Class A Common Stock, par value $0.0001 per share, in the Business Combination, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration” and (b) the issuance and sale of 9,506,000 newly issued shares of FS Development Class A Common Stock in a private placement concurrent with the Business Combination (the “PIPE Investment”), to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule (the “Nasdaq Stock Issuance Proposal”);

(3)    to approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation (the “Proposed Charter”), which will amend and restate the Current Charter, dated August 11, 2020 (the “Current Charter”), and which Proposed Charter will be in effect upon the closing of the Business Combination (the “Closing”) (the “Charter Amendment Proposal”);

(4)    to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as five separate sub-proposals (the “Advisory Charter Proposals”):

(a)     Advisory Charter Proposal A — to increase the authorized shares of FS Development Class A Common Stock to 250,000,000 shares;

(b)    Advisory Charter Proposal B — to increase the authorized shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to discourage a takeover attempt to 10,000,000 shares;

(c)     Advisory Charter Proposal C — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

(d)    Advisory Charter Proposal D — to make the Combined Entity’s corporate existence perpetual as opposed to FS Development’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; and

(e)     Advisory Charter Proposal E — to provide that any amendment to the Amended By-laws will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

(5)    to approve, assuming the Business Combination Proposal is approved and adopted, the 2021 Stock Option and Incentive Plan (the “Equity Incentive Plan”), a copy of which is appended to the accompanying proxy statement/prospectus as Annex D, which will become effective the day prior to the Closing (the “Incentive Plan Proposal”); and

(6)    to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, or the Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived (the “Adjournment Proposal”).

The Merger Agreement provides for the merger of Merger Sub with and into Gemini, with Gemini continuing as the surviving entity. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”):

(i)     all shares of Gemini’s Series B Preferred Stock, Series A Preferred Stock and Common Stock (collectively, “Gemini Stock”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive the Merger Consideration (as defined below), with each stockholder of Gemini Stock being entitled to receive its Pro Rata Portion (as defined below) of the Merger Consideration; and

(ii)    each option exercisable for Gemini Stock that is outstanding immediately prior to the Effective Time shall be assumed and continue in full force and effect on the same terms and conditions as are currently applicable to such options, subject to adjustments to exercise price and number of shares of FS Development Class A Common Stock issued upon exercise.

Following completion of the Business Combination and assuming no holders of FS Development Class A Common Stock issued in FS Development’s initial public offering (the “FS Development IPO”, and such stock, the “Public Shares”) elect to redeem their shares, FS Development Holdings, LLC (the “Sponsor”), the public stockholders, the PIPE Investment investors and holders of Gemini Stock (the “Gemini Equityholders”) will own approximately 7%, 26%, 21% and 46% of the outstanding common stock of the Combined Entity, respectively. These percentages are calculated based on a number of assumptions (described in the accompanying proxy statement/prospectus) and are subject to adjustment in accordance with the terms of the Merger Agreement.

Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of FS Development Class A Common Stock and Class B Common stock (collectively, “FS Development Common Stock”) as of the record date (the “Record Date”) for the Special Meeting, voting together as a single class. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of FS Development Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class. If the Business Combination Proposal is not approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, and the Incentive Plan Proposal will not be presented to the FS Development stockholders for a vote. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are preconditions to the Closing.

Pursuant to the Current Charter, FS Development is providing its public stockholders with the opportunity to redeem, upon the Closing, the Public Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account (the “Trust Account”) that holds the proceeds (including interest but less franchise and income taxes payable) of the FS Development IPO. For illustrative purposes, based on funds in the Trust Account of approximately $120,751,489 on September 30, 2020, the estimated per share redemption price would have been approximately $10.73. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 20% or more of the shares of FS Development Class A Common Stock issued in the FS Development IPO. The Sponsor and FS Development’s other initial stockholders have agreed to waive their redemption rights with respect to any shares of FS Development Common Stock they may hold in connection with the Closing, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. In addition, holders of 2,742,529 of our Public Shares have executed non-redemption agreements in which they have agreed to waive their redemption rights with respect to the Public Shares they hold in connection with the Closing. The Sponsor and FS Development’s other initial stockholders have agreed to vote any shares of FS Development Common Stock owned by them in favor of the Business Combination Proposal, which represent approximately 22.3% of the voting power of FS Development.

FS Development is providing the accompanying proxy statement/prospectus and accompanying proxy card to FS Development stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, FS Development urges you to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section titled “Risk Factors.”

After careful consideration, the board of directors of FS Development has unanimously approved and adopted the Merger Agreement and the transactions contemplated therein and has determined that each of the Nasdaq Stock Issuance Proposal, Charter Amendment Proposal, Advisory Charter Proposals, Incentive Plan Proposal, and Adjournment Proposal are in the best interests of FS Development and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those Proposals. When you consider the board of directors’ recommendation of these Proposals, you should keep in mind that the directors and officers of FS Development have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “Business Combination Proposal — Interests of FS Development’s Directors and Officers and Others in the Business Combination.”

Each redemption of Public Shares by FS Development public stockholders will decrease the amount in the Trust Account, which held total assets of approximately $120,751,489 as of September 30, 2020. FS Development will not redeem Public Shares in an amount that would cause it to have net tangible assets of less than $5,000,001.

Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the Special Meeting virtually, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal,

and the Incentive Plan Proposal are approved at the Special Meeting. Approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and satisfaction of other closing conditions. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT FS DEVELOPMENT REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO FS DEVELOPMENT’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY TO THE TRANSFER AGENT USING DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of FS Development’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
/s/ Jim Tananbaum
Jim Tananbaum
Chief Executive Officer, President and Director
FS Development Corp.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated January 19, 2021 and is first being mailed to the stockholders of FS Development on or about January 20, 2021.

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF FS DEVELOPMENT CORP.

To Be Held On February 3, 2021

To the Stockholders of FS Development Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of FS Development Corp., a Delaware corporation (“FS Development,” “we,” “our” or “us”), will be held on February 3, 2021, at 10:00 a.m., Eastern time, via live webcast at the following address https://www.cstproxy.com/fsdevelopmentcorp/sm2021. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. FS Development recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person. You are cordially invited to attend the Special Meeting for the following purposes (the “Proposals”):

1.      to (a) adopt and approve the Merger Agreement, dated as of October 15, 2020 (the “Merger Agreement”), among FS Development, FSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FS Development (“Merger Sub”), Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”), and Shareholder Representative Services LLC pursuant to which Merger Sub will merge with and into Gemini, with Gemini surviving the merger as a wholly-owned subsidiary of FS Development (the “Combined Entity”) and (b) approve such merger and the other transactions contemplated by the Merger Agreement (the “Business Combination”). In connection with the Business Combination, FS Development will be renamed “Gemini Therapeutics, Inc.” Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”):

(i)     all shares of Gemini’s Series B Preferred Stock, Series A Preferred Stock and Common Stock (collectively, “Gemini Stock”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive the Merger Consideration (as defined below), with each stockholder of Gemini Stock being entitled to receiving its Pro Rata Portion (as defined below) of the Merger Consideration; and

(ii)    each option exercisable for Gemini Stock that is outstanding immediately prior to the Effective Time shall be assumed and continue in full force and effect on the same terms and conditions as are currently applicable to such options, subject to adjustments to exercise price and number of shares of FS Development Class A Common Stock issued upon exercise.

We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

2.      to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of up to 21,500,000 newly issued shares of FS Development Class A Common Stock, par value $0.0001 per share, in the Business Combination, which amount will be determined as described in more detail in the accompanying proxy statement/prospectus under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration” and (b) the issuance and sale of 9,506,000 newly issued shares of FS Development Class A Common Stock in a private placement concurrent with the Business Combination (the “PIPE Investment”), to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule (the “Nasdaq Stock Issuance Proposal”);

3.      to approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation (the “Proposed Charter”), which will amend and restate the Current Charter, dated August 11, 2020 (the “Current Charter”), and which Proposed Charter will be in effect upon the closing of the Business Combination (the “Closing”) (the “Charter Amendment Proposal”);

4.      to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as five separate sub-proposals (the “Advisory Charter Proposals”):

(a)     Advisory Charter Proposal A — to increase the authorized shares of FS Development Class A Common Stock to 250,000,000 shares;

(b)    Advisory Charter Proposal B — to increase the authorized shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to discourage a takeover attempt to 10,000,000 shares;

(c)     Advisory Charter Proposal C — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 662/3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

(d)    Advisory Charter Proposal D — to make the Combined Entity’s corporate existence perpetual as opposed to FS Development’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; and

(e)     Advisory Charter Proposal E — to provide that any amendment to the Amended By-laws will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

5.      to approve, assuming the Business Combination Proposal is approved and adopted, the 2021 Stock Option and Incentive Plan (the “Equity Incentive Plan”), a copy of which is appended to the accompanying proxy statement/prospectus as Annex D, which will become effective the day prior to the Closing (the “Incentive Plan Proposal”); and

6.      to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, or the Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived (the “Adjournment Proposal”).

Only holders of record of FS Development Common Stock at the close of business on January 15, 2021 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of FS Development stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of FS Development for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Pursuant to the Current Charter, FS Development is providing its public stockholders with the opportunity to redeem, upon the Closing, the shares of FS Development Class A Common Stock issued in FS Development’s initial public offering (the “FS Development IPO” and such shares, the “Public Shares”) then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest but less franchise and income taxes payable) of the FS Development IPO. For illustrative purposes, based on funds in the Trust Account of approximately $120,751,489 on September 30, 2020, the estimated per share redemption price would have been approximately $10.73. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 20% or more of the shares of FS Development Class A Common Stock issued in the FS Development IPO. The Sponsor and FS Development’s

other initial stockholders have agreed to waive their redemption rights with respect to any shares of FS Development Common Stock they may hold in connection with the Closing, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. In addition, holders of 2,742,529 of our Public Shares have executed non-redemption agreements in which they have agreed to waive their redemption rights with respect to the Public Shares they hold in connection with the Closing. The Sponsor and FS Development’s other initial stockholders have agreed to vote any shares of FS Development Common Stock owned by them in favor of the Business Combination Proposal, which represent approximately 22.3% of the voting power of FS Development.

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of FS Development Common Stock as of the Record Date for the Special Meeting, voting together as a single class. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of FS Development Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class. If the Business Combination Proposal is not approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, and the Incentive Plan Proposal will not be presented to the FS Development stockholders for a vote. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are preconditions to the Closing.

As of September 30, 2020, there was approximately $120,751,489 in the Trust Account. Each redemption of Public Shares by its public stockholders will decrease the amount in the Trust Account. FS Development will not redeem Public Shares in an amount that would cause it to have net tangible assets of less than $5,000,001.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call us at (415) 877-4887.

January 19, 2021

By Order of the Board of Directors
/s/ Jim Tananbaum
Jim Tananbaum Chief Executive Officer, President and Director

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by FS Development (File No. 333-249785) (the “Registration Statement”), constitutes a prospectus of FS Development under Section 5 of the Securities Act, with respect to the shares of FS Development Class A Common Stock to be issued to Gemini Equityholders if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to the Special Meeting, at which FS Development stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Merger Agreement, among other matters.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to FS Development Stockholders nor the issuance by FS Development of its FS Development Class A Common Stock in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding FS Development has been provided by FS Development and information contained in this proxy statement/prospectus regarding Gemini has been provided by Gemini.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

FS Development files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You can read FS Development’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact us by telephone or in writing:

FS Development Corp.
600 Montgomery Street, Suite 4500
San Francisco, California 94111
Attn: Chief Financial Officer
Tel: (415) 877-4887

You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902

Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: FSDC.info@investor.morrowsodali.com

If you are a stockholder of FS Development and would like to request documents, please do so by January 27, 2021 to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

MARKET AND INDUSTRY DATA

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and FS Development’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this proxy statement/prospectus, we have not independently verified the market and industry data contained in this proxy statement/prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source.

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “FS Development” refer to FS Development Corp.

In this document:

“Amended Bylaws” means the Amended and Restated Bylaws of Gemini, a Form of which is attached hereto as Annex C.

“Board” means the board of directors of FS Development.

“Business Combination” means the business combination pursuant to the Merger Agreement.

“Closing” means the closing of the Business Combination.

“Closing Payment Shares” means an aggregate number of shares of FS Development Class A Common Stock equal to the difference between (a) 21,500,000 shares of FS Development Class A Common Stock; minus (b) a number of shares of FS Development Class A Common Stock equal to one half (1/2) of the initial unallocated shares of FS Development Class A Common Stock reserved for issuance under the Equity Incentive Plan (which shall not exceed two and one-half percent (2.5%) of the issued and outstanding shares of FS Development Class A Common Stock as of immediately following the Effective Time as set forth in the capitalization schedule delivered prior to the Closing pursuant to the Merger Agreement (and approved by FS Development, such approval not to be unreasonably withheld, conditioned or delayed)).

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Entity” means FS Development after the event in which Gemini becomes a wholly-owned subsidiary of FS Development.

“Common Stock” means the Common Stock of the Combined Entity following the Closing.

“Company Warrant” means the Warrant to Purchase Stock dated February 8, 2019, issued to Silicon Valley Bank, pursuant to which Silicon Valley Bank is entitled to purchase shares of Series A Preferred Stock of Gemini.

“Convertible Notes” means those certain Convertible Promissory Notes of Gemini in the aggregate principal amount of $14,000,000, issued on August 21, 2020 to certain Gemini Equityholders pursuant to the Convertible Promissory Note Purchase Agreement dated August 21, 2020 among Gemini and such Gemini Equityholders.

“Current By-laws” means FS Development’s by-laws as currently in effect.

“Current Charter” means FS Development’s current amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on August 11, 2020.

“DGCL” means the Delaware General Corporation Law.

“Effective Time” means the time at which the Business Combination became effective pursuant to the terms of the Merger Agreement.

“Equity Incentive Plan” means the 2021 Stock Option and Incentive Plan.

“Exchange Act” means the Securities Act of 1934, as amended from time to time.

“Founders Shares” means the outstanding shares of our Class B Common Stock held by the Sponsor, our directors and affiliates of our management team since June 30, 2020.

“FS Development” means FS Development Corp.

“FS Development Class A Common Stock” or “Class A Common Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of FS Development.

“FS Development Class B Common Stock” or “Class B Common Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of FS Development.

“FS Development Common Stock” means, collectively, the FS Development Class A Common Stock and FS Development Class B Common Stock.

“FS Development IPO” means FS Development’s initial public offering.

“FS Development Support Agreement” means the FS Development Support Agreement, dated as of October 15, 2020, by and among FS Development, Gemini, the Sponsor and certain supporting stockholders of FS Development.

“Fully Diluted Company Shares” means the sum, without duplication, of (a) shares of common stock of Gemini (including restricted stock) that are issued and outstanding immediately prior to the Effective Time; plus (b) shares of preferred stock of Gemini (on an as converted to common stock basis) that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of common stock of Gemini issuable upon exercise of the Company Warrant as of immediately prior to the Effective Time; plus (d) the aggregate number of shares of common stock of Gemini issuable upon exercise of options to purchase common stock of Gemini that are vested as of immediately prior to the Effective Time; plus (e) the aggregate number of shares of common stock of Gemini issuable upon exercise of options to purchase common stock of Gemini that are unvested as of immediately prior to the Effective Time; plus (f) the aggregate number of shares of Gemini Series B Preferred Stock (on an as converted to common stock basis) issuable upon the conversion of the Convertible Notes as of immediately prior to the Effective Time.

“Gemini” means Gemini Therapeutics, Inc., a Delaware corporation, which shall refer to the Combined Entity following the Business Combination, as the context requires.

“Gemini Equityholders” means the holders of equity interests in Gemini as of the time immediately before the Business Combination.

“Gemini Stock” means, collectively, all shares of Gemini’s Series B Preferred Stock, Series A Preferred Stock and Common Stock.

“Merger Agreement” means the Merger Agreement, dated as of October 15, 2020, by and among FS Development, Merger Sub, Gemini and the Shareholders Representative.

“Merger Consideration” means the Closing Payment Shares to be issued as the consideration for the Business Combination.

“Merger Sub” means FSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FS Development.

“PIPE Investment” refers to the sale of 9,506,000 newly issued shares of FS Development Class A Common Stock in a private placement concurrent with the Business Combination.

“Pro Rata Portion of the Merger Consideration” means, for each share of Gemini Stock owned by a Gemini Equityholder, the quotient of the Closing Payment Shares divided by the Fully Diluted Company Shares.

“Proposal” means any of the proposals being presented to the FS Development stockholders at the Special Meeting.

“Proposed Charter” means the Amended and Restated Certificate of Incorporation of Gemini, a Form of which is attached hereto as Annex B.

“Public Shares” means FS Development Class A Common Stock issued in the FS Development IPO.

“Redemption” means the right of the holders of FS Development Class A Common Stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into in connection with the Closing with certain Gemini Equityholders.

“SEC” means the Securities Exchange Commission or any successor organization.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shareholders Representative” means Shareholder Representative Services LLC.

“Special Meeting” means the special meeting of the stockholders of FS Development, to be held on February 3, 2021, at 10:00 a.m., Eastern time, via live webcast at the following address https://www.cstproxy.com/fsdevelopmentcorp/sm2021.

“Sponsor” means FS Development Holdings, LLC, a Delaware limited liability company.

“Trust Account” means the Trust Account of FS Development, which holds the net proceeds of the FS Development IPO, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the Business Combination and the Special Meeting of FS Development stockholders. The following questions and answers do not include all the information that is important to stockholders of FS Development. We urge the stockholders of FS Development to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

Q.     Why am I receiving this proxy statement/prospectus?

A.     FS Development stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, among other proposals. FS Development has entered into the Merger Agreement as a result of which Merger Sub, a wholly-owned subsidiary of FS Development, shall merge with and into Gemini with Gemini surviving such merger, and as a result of which Gemini will become a wholly-owned subsidiary of FS Development. We refer to this merger as the “Business Combination.” FS Development urges its stockholders to read the Merger Agreement in its entirety, which is attached to this proxy statement/prospectus as Annex A.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE MEETING.

Q:     Why is FS Development proposing the Business Combination?

A:     FS Development was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Based on its due diligence investigations of Gemini and the industries in which it operates, including the financial and other information provided by Gemini in the course of FS Development’s due diligence investigations, the Board believes that the Business Combination with Gemini is in the best interests of FS Development and its stockholders.

See “The Business Combination Proposal — Board’s Reasons for Approval of the Business Combination” for a discussion of the factors considered by the Board in making its decision.

Q:     What matters will be considered at the Special Meeting?

A:     The following is a list of proposals upon which FS Development stockholders will be asked to vote at the Special Meeting:

1.      The Business Combination Proposal — To adopt and approve the Merger Agreement and approve the Business Combination.

2.      The Nasdaq Stock Issuance Proposal — To approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a “Nasdaq Listing Rule”), (a) the issuance of up to 21,500,000 newly issued shares of Class A Common Stock in the Business Combination, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration” and (b) the issuance and sale of 9,506,000 newly issued shares of Class A Common Stock in the PIPE Investment, to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule.

3.      The Charter Amendment Proposal — To approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation (the “Proposed Charter”), which will amend and restate the Current Charter, and which Proposed Charter will be in effect upon the Closing.

4.      The Advisory Charter Proposals — To approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as five separate sub-proposals:

(a)     Advisory Charter Proposal A — to increase the authorized shares of Class A Common Stock to 250,000,000 shares;

(b)    Advisory Charter Proposal B — to increase the authorized shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to discourage a takeover attempt to 10,000,000 shares;

(c)     Advisory Charter Proposal C — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

(d)    Advisory Charter Proposal D — to make the Combined Entity’s corporate existence perpetual as opposed to FS Development’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; and

(e)     Advisory Charter Proposal E — to provide that any amendment to the Amended By-laws will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment.

5.      Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the 2021 Stock Option and Incentive Plan (the “Equity Incentive Plan”), a copy of which is appended to this proxy statement/prospectus as Annex D, which will become effective as of the date immediately preceding the date of the Closing.

6.      Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, or the Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived.

Q:     When and where will the Special Meeting take place?

A:     The FS Development Special Meeting will be held on February 3, 2021, at 10:00 a.m. Eastern time, via live webcast at the following address: https://www.cstproxy.com/fsdevelopmentcorp/sm2021, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:     Is my vote important?

A:     Yes. The Business Combination cannot be completed unless the Merger Agreement is adopted by the FS Development stockholders holding a majority of the votes cast on such proposal and the other condition precedent proposals achieve the necessary vote outlined below. Only FS Development stockholders as of the close of business on January 15, 2021, the record date for the Special Meeting (the “Record Date”) are entitled to vote at the Special Meeting. The Board unanimously recommends that such FS Development stockholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Nasdaq Stock Issuance Proposal, “FOR” the approval of the Charter Amendment Proposal, “FOR” the approval, on an advisory basis, of each of the Advisory Charter Proposals, “FOR” the approval of the Incentive Plan Proposal and “FOR” the approval of the Adjournment Proposal, if presented.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. FS Development believes the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your bank, broker or other nominee to vote your shares in accordance with directions you provide.

Q:     What vote is required to approve the Proposals presented at the Special Meeting?

A:     The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of FS Development Common Stock voting together as a single class as of the Record Date. Accordingly, a FS Development stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of FS Development Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class. A FS Development stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting will not be counted towards the number of shares of FS Development Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals the Incentive Plan Proposal, or the Adjournment Proposal.

Q:     Are the Proposals conditioned on one another?

A:     Unless the Business Combination Proposal is approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, and the Incentive Plan Proposal will not be presented to the stockholders of FS Development at the Special Meeting. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are preconditions to the Closing. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If FS Development does not consummate the Business Combination and fails to complete an initial business combination by August 14, 2022, FS Development will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of FS Development of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal. The Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are subject to and conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal is subject to and conditioned on the approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement.”

Q:     What will happen in the Business Combination?

A:     At the closing of the Business Combination, Merger Sub will merge with and into Gemini, with Gemini surviving such merger as the surviving entity. Upon the Closing, Gemini will become a wholly-owned subsidiary of FS Development. In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by FS Development’s public stockholders and the proceeds from the PIPE Investment will be used to pay (i) FS Development stockholders who properly exercise their redemption rights, (ii) the underwriters their deferred underwriting commissions from the FS Development IPO, (iii) certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by FS Development or Gemini in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement, (iv) unpaid franchise and income taxes of FS Development, and (v) for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions.

Q:     What equity stake will current stockholders of FS Development and Gemini Equityholders hold in the Combined Entity after the Closing?

A:     It is anticipated that, upon completion of the Business Combination, FS Development’s public stockholders (other than the PIPE Investment investors) will retain an ownership interest of approximately 26% in the Combined Entity, the PIPE Investment investors will own approximately 21% of the Combined Entity (such that public stockholders, including PIPE Investment investors, will own approximately 47% of the Combined Entity), the Sponsor will retain an ownership interest of approximately 7% in the Combined Entity and the Gemini Equityholders will own approximately 46% of the outstanding common stock of the Combined Entity. The ownership percentage with respect to the Combined Entity following the Business Combination does not take into account (i) the redemption of any shares by FS Development’s public stockholders, or (ii) the issuance of any shares upon the Closing under the Equity Incentive Plan, which is intended to be adopted following the Closing. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by FS Development’s existing stockholders in the Combined Entity will be different.

See the section titled “Summary Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q.     Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.     The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The Board believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Business Combination was fair from a financial perspective to its stockholders. The Board also determined, without seeking a valuation from a financial advisor, that Gemini’s fair market value was at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). Accordingly, investors will be relying on the judgment of the Board as described above in valuing Gemini’s business and assuming the risk that the Board may not have properly valued such business.

Q:     Why is FS Development providing stockholders with the opportunity to vote on the Business Combination?

A:     Under the Current Charter, FS Development must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of FS Development’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, FS Development has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, FS Development is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their Public Shares in connection with the Closing.

Q:     Are there any arrangements to help ensure that the Combined Company will have sufficient funds, together with the proceeds in its Trust Account, to fund the Business Combination?

A:     Yes. On October 15, 2020, FS Development entered into Subscription Agreements with the investors named therein providing for the issuance by FS Development of 9,506,000 shares of FS Development Class A Common Stock through the PIPE Investment (subject to certain conditions, including that all conditions precedent to the Closing will have been satisfied or waived (other than those conditions that are to be satisfied at the Closing) for gross proceeds to FS Development of $95,060,000.

To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. FS Development will agree that it (or its successor) will file with the SEC a registration statement registering the resale of the shares purchased in the PIPE Investment and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of the Combined Entity.

Q:     How many votes do I have at the Special Meeting?

A:     FS Development stockholders are entitled to one vote at the Special Meeting for each share of FS Development Common Stock held as of the Record Date. As of the close of business on the Record Date, there were 15,535,250 outstanding shares of FS Development Common Stock.

Q:     May FS Development, the Sponsor or FS Development’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:     In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of FS Development’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of FS Development shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:     What constitutes a quorum at the Special Meeting?

A:     Holders of a majority in voting power of FS Development Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the Special Meeting. As of the Record Date, 7,767,626 shares of FS Development Common Stock would be required to achieve a quorum.

Q:     How will the Sponsor, directors and officers vote?

A:     The Sponsor, as FS Development’s initial stockholder, has agreed to vote its Founders Shares (as well as any Public Shares purchased during or after the FS Development IPO) in favor of the Business Combination. As of the date of this proxy statement/prospectus, the Sponsor owns approximately 21.7% of the issued and outstanding shares of FS Development Common Stock, including all of the Founders Shares, and will be able to vote all such shares at the Special Meeting. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor agreed to vote their Founders Shares in accordance with the majority of the votes cast by FS Development’s public stockholders.

Q:     What interests do FS Development’s current officers and directors have in the Business Combination?

A:     The Sponsor, members of the Board and its executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include, among other things:

•        Unless FS Development consummates an initial business combination by August 14, 2022, FS Development will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay FS Development’s taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FS Development’s remaining stockholders and the Board, liquidate and dissolve, subject in each case to FS Development’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        There will be no liquidating distributions from the Trust Account with respect to the Founders Shares if FS Development fails to complete a business combination within the required period. Our Sponsor purchased the Founders Shares prior to the FS Development IPO for an aggregate purchase price of $25,000, and transferred 30,000 Founders Shares to each of Robert Carey, Daniel Dubin and Deepa Pakianathan.

•        Simultaneously with the closing of the FS Development IPO, FS Development consummated the sale of 441,500 shares of FS Development Class A Common Stock (the “Private Placement Shares”) at a price of $10.00 per share in a private placement to the Sponsor. If FS Development does not consummate a business combination transaction by August 14, 2022, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the public stockholders and the shares held by the Sponsor will be worthless.

•        The Sponsor and FS Development’s officers and directors will lose their entire investment in FS Development if FS Development does not complete a business combination by August 14, 2022. Certain of them may continue to serve as officers and/or directors of FS Development after the Closing. As such, in the future they may receive any cash fees, stock options or stock awards that the Board determines to pay to its directors and/or officers.

•        The Sponsor, officers and directors collectively (including entities controlled by officers and directors) have made an aggregate average investment per share of $0.799 (including the Founders Shares and Private Placement Shares) as of the consummation of the FS Development IPO. As a result of the significantly lower investment per share of our Sponsor, officers and directors as compared with the investment per share of our public stockholders, a transaction which results in an increase in the value of the investment of our Sponsor, officers and directors may result in a decrease in the value of the investment of our public stockholders.

•        FS Development’s initial stockholders and officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares and Private Placement Shares if FS Development fails to complete a business combination by August 14, 2022.

•        In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to FS Development if and to the extent any claims by a vendor for services rendered or products sold to FS Development, or a prospective target business with which FS Development has entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under FS Development’s indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

•        Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FS Development and remain outstanding. As of the date of this proxy statement/prospectus, the Sponsor has not made any advances to us for working capital expenses. If FS Development does not complete an initial business combination within the required period, FS Development may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•        Following the Closing, FS Development will continue to indemnify FS Development’s existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•        Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor, FS Development’s officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FS Development from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination.

These interests may influence FS Development’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     What happens if I sell my shares of FS Development Common Stock before the Special Meeting?

A:     The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of FS Development Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon Closing. If you transfer your shares of FS Development Common Stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:     What happens if I vote against the Business Combination Proposal?

A:     Pursuant to the Current Charter, if the Business Combination Proposal is not approved and FS Development does not otherwise consummate an alternative business combination by August 14, 2022, FS Development will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:     Do I have redemption rights?

A:      Pursuant to the Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Current Charter. As of September 30, 2020, based on funds in the Trust Account of approximately $120,751,489, this would have amounted to approximately $10.73 per share. If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to FS Development’s transfer agent prior to the Special Meeting. See the section titled “Special Meeting of FS Development Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your Public Shares “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of the Nasdaq Capital Market.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must prior to 5:00 PM, Eastern time, on February 1, 2021 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that FS Development redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

In the written request to redeem your Public Share for cash to Continental Stock Transfer & Trust Company, please provide a “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of FS Development Class A Common Stock. Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the shares of FS Development Class A Common Stock issued in the FS Development IPO, which is referred to as the “20% threshold” in this proxy statement/prospectus. Accordingly, all Public Shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is FS Development’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, FS Development does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with FS Development’s consent, until the closing of the Business Combination. If you delivered your shares for redemption to FS Development’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that FS Development’s transfer agent return the shares (physically or electronically). You may make such request by contacting FS Development’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     The U.S. federal income tax consequences of FS Development stockholders who exercise their redemption rights to receive cash in exchange for their Public Shares depend on the stockholder’s particular facts and circumstances. Such stockholder generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the Public Shares redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution to a redeeming stockholder for U.S. federal income tax purposes if the redemption does not effect a sufficient reduction (as determined under applicable federal income tax law) in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed Public Shares, and any remaining amount will be treated as gain realized on the sale or other disposition of Public Shares. These tax consequences are described in more detail in the section titled “The Business Combination Proposal — The Merger Agreement — Certain Material U.S. Federal Income Tax Considerations of the Redemption.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:     Do I have dissenter rights if I object to the proposed Business Combination?

A:     No. FS Development stockholders are not entitled to exercise dissenters’ rights under Delaware law in connection with the Business Combination. Dissenters’ rights are unavailable under Delaware law in connection with the Business Combination to holders of FS Development Class A Common Stock because it is currently listed on a national securities exchange and such holders are not required to receive any consideration (other than continuing to hold their shares of FS Development Class A Common Stock, which will become an equal number of shares of Common Stock of the Combined Entity after giving effect to the Business Combination). Holders of FS Development Class A Common Stock may vote against the Business Combination Proposal or redeem their Public Shares if they are not in favor of the adoption of the Merger Agreement or the Business Combination. Dissenters’ rights are unavailable under Delaware law in connection with the Business Combination to holders of FS Development Class B Common Stock because they have agreed to vote in favor of the Business Combination.

Q:     What happens to the funds held in the Trust Account upon Closing?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•        FS Development stockholders who properly exercise their redemption rights;

•        the underwriters their deferred underwriting commissions;

•        certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by FS Development or Gemini in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement;

•        unpaid franchise and income taxes of FS Development; and

•        for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Business Combination Proposal — The Merger Agreement — Termination” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, FS Development is unable to complete the Business Combination or another initial business combination transaction by August 14, 2022, the Current Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to FS Development to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FS Development’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to FS Development’s obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law.

FS Development expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to FS Development’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founders Shares have waived any right to any liquidating distribution with respect to those shares.

Q:     When is the Business Combination expected to be completed?

A:     The Closing is expected to take place (a) the second business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal — The Merger Agreement — Conditions to Closing”; or (b) such other date as agreed to by FS Development and Gemini in writing, in each case, subject to the satisfaction or waiver of the closing conditions. The Merger Agreement may be terminated by either FS Development or Gemini if the Closing has not occurred by April 15, 2021, subject to certain exceptions.

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement — Conditions to Closing.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A.     If you were a holder of record of FS Development Common Stock on January 15, 2021, the Record Date, you may vote with respect to the applicable proposals online at the Special Meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you choose to participate in the Special Meeting, you can vote your shares electronically during the Special Meeting via live webcast by visiting https://www.cstproxy.com/fsdevelopmentcorp/sm2021. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. FS Development recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting online. However, since you are not the stockholder of record, you may not vote your shares online at the Special Meeting unless you first request and obtain a valid legal proxy from your broker or other agent. You must then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental Stock Transfer & Trust Company (“CST”) at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. Beneficial owners who wish to attend the special meeting online should contact CST no later than January 31, 2021 to obtain this information.

Q:     What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:     At the Special Meeting, FS Development will count a properly executed proxy card marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. The failure to vote, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal. The failure to vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on any of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by FS Development without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q.     How can I attend the Special Meeting?

A:     You may attend the Special Meeting and vote your shares online during the Special Meeting via live webcast by visiting https://www.cstproxy.com/fsdevelopmentcorp/sm2021. As a registered stockholder, you received a proxy card from CST, which contains instructions on how to attend the Special Meeting online, including the URL address, along with your 12-digit meeting control number. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. If you do not have your 12-digit meeting control number, contact CST at 917-262-2373 or e-mail CST at proxy@continentalstock.com. Please note that you will not be able to physically attend the special meeting in person, but may attend the Special Meeting online by following the instructions below.

You can pre-register to attend the Special Meeting online starting, January 29, 2021. Enter the URL address into your browser, and enter your 12-digit meeting control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. Prior to or at the start of the Special Meeting you will need to re-log in using your 12-digit meeting control number and will also be prompted to enter your 12-digit meeting control number if you vote online during the Special Meeting. FS Development recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts.

If your shares are held in “street name,” you may attend the Special Meeting. You will need to contact CST at the number or email address above, to receive a 12-digit meeting control number and gain access to the Special Meeting or otherwise contact your broker, bank, or other nominee as soon as possible, to do so. Please allow up to 72 hours prior to the Special Meeting for processing your 12-digit meeting control number.

If you do not have Internet capabilities, you can listen only to the Special Meeting by dialing 1 877-770-3647 (U.S. and Canada) or +1 312-780-0854 (outside of the U.S. and Canada), when prompted enter the pin # 63600790#. This is listen only, you will not be able to vote or enter questions during the Special Meeting.

Q:     If I am not going to attend the Special Meeting, should I return my proxy card instead?

A:     Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

In order to exercise your redemption rights, you must properly demand redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. See “— How do I exercise my redemption rights” above.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. If you are a stockholder of record of FS Development Common Stock as of the close of business on the Record Date, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•        submit a new proxy card bearing a later date;

•        give written notice of your revocation to FS Development’s Corporate Secretary, which notice must be received by FS Development’s Corporate Secretary prior to the vote at the Special Meeting; or

•        vote electronically at the Special Meeting by visiting https://www.cstproxy.com/fsdevelopmentcorp/sm2021 and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     FS Development will pay the cost of soliciting proxies for the Special Meeting. FS Development has engaged Morrow Sodali LLC, which we refer to as “Morrow Sodali LLC,” to assist in the solicitation of proxies for the Special Meeting. FS Development has agreed to pay Morrow Sodali LLC a fee of $22,500, plus disbursements. FS Development will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. FS Development will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of FS Development Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the FS Development Common Stock and in obtaining voting instructions from those owners. FS Development’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Are there any risks that I should consider as a FS Development stockholder in deciding how to vote or whether to exercise my redemption rights?

A:     Yes. You should read and carefully consider the risk factors set forth in the section titled “Risk Factors” in this proxy statement/prospectus.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, please call us at (415) 877-4887.

You may also contact our proxy solicitor at:

Morrow Sodali LLC,

Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: FSDC.info@investor.morrowsodali.com

To obtain timely delivery, FS Development stockholders must request the materials no later than five (5) business days prior to the Special Meeting.

You may also obtain additional information about FS Development from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to FS Development’s transfer agent prior to the Special Meeting in accordance with the procedures detailed under the question “— How do I exercise my redemption rights” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the section titled, “Questions and Answers About the Proposals” summarizes certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Special Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this Summary of the Proxy Statement/Prospectus to the “Combined Entity” refer to FS Development and its consolidated subsidiaries after giving effect to the Business Combination. References to the “Company,” “FS Development”, “we”, “us” or “our” generally refer to FS Development Corp.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by the Company’s public stockholders.

Parties to the Business Combination

FS Development Corp.

FS Development is a blank check company incorporated on June 25, 2020 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving FS Development and one or more businesses. Upon the Closing, we intend to change our name from “FS Development Corp.” to “Gemini Therapeutics, Inc.”

The mailing address of our principal executive office is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

Merger Sub

FSG Merger Sub, Inc. is a Delaware corporation and wholly-owned subsidiary of FS Development, which was formed on October 9, 2020 to consummate the Business Combination. Following the Business Combination, Gemini will merge with Merger Sub with Gemini surviving the merger. As a result, Gemini will become a wholly-owned subsidiary of the Combined Entity.

Gemini Therapeutics, Inc.

Gemini is a clinical-stage precision medicine company developing novel therapeutic compounds to treat genetically defined, AMD. Its lead candidate, GEM103, is a recombinant form of the CFH and is designed to address both complement hyperactivity and restore retinal health. Variations in the gene that encodes CFH strongly correlate with an increased risk for developing AMD.

Below is a summary of Gemini’s product candidate pipeline as of November 30, 2020.

In the table above, IND enabled means Gemini has completed the necessary nonclinical studies, including without limitation absorption, distribution, metabolism, and excretion, or ADME and toxicology, as well as formulation and manufacturing development necessary to seek the permission of regulatory authorities to begin human clinical testing.

For additional information about Gemini, see the section titled “Information about Gemini.”

The Proposals

The Business Combination Proposal

FS Development and Gemini have agreed to a Business Combination under the terms of the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, Merger Sub will merge with and into Gemini, with Gemini continuing as the surviving entity and becoming a wholly-owned subsidiary of FS Development. See the section titled “The Business Combination Proposal.”

The Merger Agreement

On October 15, 2020, FS Development entered into the Merger Agreement by and among FS Development, Merger Sub, Gemini and the Shareholders Representative. The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Gemini, with Gemini surviving as a wholly-owned subsidiary of FS Development (the “Merger”). Upon the Closing, it is anticipated that FS Development will change its name to “Gemini Therapeutics, Inc.”

Under the Merger Agreement, FS Development has agreed to acquire all of the outstanding equity interests of Gemini in exchange for up to 21,500,000 shares of FS Development Class A Common Stock, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration”, to be paid at the Effective Time.

Pursuant to the Merger Agreement, at or prior to the Effective Time, each option exercisable for Gemini equity that is outstanding immediately prior to the Effective Time shall be assumed by FS Development and continue in full force and effect on the same terms and conditions as are currently applicable to such options, subject to adjustments to exercise price and number of shares of Common Stock issued upon exercise. In addition, the Merger Agreement contemplates that at Closing, FS Development will deliver 2,150,000 of FS Development Class A Common Stock to be placed into escrow for indemnification purposes, as further described in the Merger Agreement.

For additional information and a summary of the terms of the Merger Agreement and the other agreements executed, or to be executed, in connection with the Business Combination, see the sections titled “The Business Combination Proposal — The Merger Agreement” and “The Business Combination Proposal — Ancillary Agreements Related to the Business Combination.”

Classified Board of Directors

The Combined Entity’s board of directors will consist of seven members upon the Closing. In accordance with the Proposed Charter to be filed, immediately after the Closing, the board of directors will be divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:

•        the Class I directors will be Jean George and Dr. Carl Gordon, and their terms will expire at the annual meeting of stockholders to be held in 2021;

•        the Class II directors will be David Lubner, Dr. Tuyen Ong, and Jason Rhodes, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•        the Class III directors will be Jason Meyenburg and Dr. Jim Tananbaum, and their terms will expire at the annual meeting of stockholders to be held in 2023.

The Combined Entity expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Board’s Reasons for the Business Combination

FS Development was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FS Development sought to do this by utilizing the networks and industry experience of both its management team and the Board to identify, acquire and operate one or more businesses within or outside of the United States.

In particular, the Board considered the following positive factors, although not weighted or in any order of significance:

•        Pioneering precision medicine approach targeting trial enrichment with genetically-defined patients.    Gemini’s lead program, GEM103, targets a genetically-defined subset of age-related macular degeneration (“AMD”) patients with complement dysregulation. Of the 15 million dry AMD patients, emerging science shows approximately 40% (or six million) present variants in the complement factor H (CFH) gene. Such loss-of-function variants are associated with increased dry AMD disease risk. The Board believes that Gemini’s lead asset, GEM103, the first ever recombinant native complement modulator, full-length recombinant complement factor H (rCFH) protein, when delivered by intravitreal injections, has the potential to meet unmet medical needs by circumventing dysfunctional CFH loss-of-function variants in genetically-defined subsets of AMD patients and slowing the progression of their retinal disease.

•        Supporting Phase 1 study data in advanced dry AMD patients.    Gemini conducted a single-ascending dose Phase 1 study to assess the safety of GEM103 in advanced dry AMD patients. In Gemini’s Phase 1 study, GEM103 was well tolerated, with no adverse drug reactions, no ocular inflammation, no anti-drug antibodies, and no dose-limiting toxicities, when dosed up to 500 micrograms as a single intravitreal dose. In addition, the Phase 1 study data supported the mechanism of action of the product candidate in the ocular compartment, as evidenced by sustained supraphysiological CFH levels, and apparent reductions in a pro-inflammatory biomarker related to complement activation in several subjects. The data from this Phase 1 study provided Gemini with a rationale for commencing its ongoing Phase 2a trial of GEM103.

•        Vast market opportunity in dry AMD.    Third-party reports indicate there are approximately 16 million patients with AMD in the United States alone. Dry AMD represents about 90% (or about 15 million) of U.S. AMD patients, which compares to 1.4 million U.S. wet AMD U.S. patients. Third party market forecasts estimate the global wet AMD market generated $6.9 billion of sales in 2018 (e.g., aggregate sales of Eylea, Lucentis, and Avastin in wet AMD), demonstrating a vast market opportunity for a successful product in the potentially larger global dry AMD market.

•        Potential to address an area of high unmet medical need.    Dry AMD, Gemini’s lead indication, is the leading cause of blindness among individuals aged 50 and older. There are no approved therapies for dry AMD. The Board believes that based upon the association of CFH mutations with disease risk, Gemini’s approach to dry AMD will precisely target patients with genetically defined complement pathway dysregulation and in the future could bring a much needed therapeutic to an area of high unmet medical need.

•        Proprietary screening.    Gemini has a proprietary genetic screening process that enables it to identify genetically-defined dry AMD patients who may be most likely to benefit from GEM103. The Board believes this proprietary approach provides a competitive advantage to Gemini.

•        Multiple pipeline opportunities led by a Phase 2a clinical stage program.    Gemini’s pipeline consists of multiple programs that include lead clinical candidate GEM103 in both dry and wet AMD, plus additional programs in AMD, plus one preclinical program in a systemic renal indication. The Board believes that the data generated in Gemini’s Phase 1 study of GEM103 demonstrate sustained supraphysiologic concentrations of CFH in aqueous humor, supporting further clinical development dry AMD. Future demonstration of efficacy and safety in dry AMD, could ultimately lead to market confidence in Gemini’s precision approach and its expansion into commercial opportunities in patients with more complex AMD disease, including anti-vascular endothelial growth factor (“anti-VEGF”) treated wet AMD with concomitant geographic atrophy.

•        Diversified risk profile from multimodality approach.    Gemini’s therapeutic candidates include recombinant proteins, adeno-associated virus — (“AAV”) based gene therapies, and monoclonal antibodies across multiple indications, thus reducing Gemini’s risk exposure to any single modality. The Board believes Gemini will leverage multimodality capabilities to increase the likelihood of finding therapies to address unmet needs.

•        Near-term catalysts.    Gemini has initiated a Phase 2a trial of GEM103 in dry AMD and anticipates multiple dose clinical safety, tolerability and exploratory biomarker data in the first half of 2021. In addition, Gemini is currently conducting investigational new drug (“IND”) enabling studies for GEM103 in anti-VEGF treated wet AMD patients with geographic atrophy and plans to initiate a Phase 1/2a clinical study in the second half of 2020 with safety and tolerability data anticipated in the second half of 2021. Gemini also plans to complete IND enabling studies for additional therapeutic candidates in the second half of 2021. The Board believes these catalysts could serve as important value inflection points for the company.

•        Experienced management team.    The Board believes that Gemini has a proven and experienced team that will effectively lead the company after the Business Combination.

•        Backed by top-tier healthcare investors.    Gemini’s existing investors include Atlas Venture, Lightstone Ventures, OrbiMed, and Wu Capital, which the Board believes provides additional validation to Gemini’s clinical and business strategies.

•        Financial analysis conducted by FS Development.    The financial analysis conducted by FS Development’s management team and reviewed by the Board supported the equity valuation of Gemini.

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America, or GAAP. Under this method of accounting, FS Development has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing Gemini Equityholders comprising a relative majority of the voting power of the Combined Entity, Gemini’s operations prior to the Merger comprising the only ongoing operations of the Combined Entity, and Gemini’s senior management comprising the senior management of the Combined Entity. Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of Gemini with the Business Combination being treated as the equivalent of Gemini issuing stock for the net assets of FS Development accompanied by a recapitalization. The net assets of FS Development will be stated at historical cost, with no goodwill or other intangible assets recorded.

Dissenter Rights

Dissenter rights are not available to FS Development stockholders in connection with the Business Combination.

Impact of the Business Combination on FS Development’s Public Float

It is anticipated that, upon the Closing, FS Development’s public stockholders (other than the PIPE Investment investors) will retain an ownership interest of approximately 26% in the Combined Entity, the PIPE Investment investors will own approximately 21% of the Combined Entity (such that public stockholders, including PIPE Investment investors, will own approximately 47% of the Combined Entity), the Sponsor will retain an ownership interest of approximately 7% in the Combined Entity and the Gemini Equityholders will own approximately 46% of the outstanding common stock of the Combined Entity. The ownership percentage with respect to the Combined Entity following the Business Combination does not take into account the redemption of any shares by FS Development’s public stockholders. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the FS Development’s existing stockholders in the Combined Entity will be different.

The following tables illustrate varying ownership levels in FS Development assuming the factors mentioned above:

	No redemption scenario		Maximum redemption scenario
	Shares	%	Shares	%
FS Development Corp. public stockholders	12,075,000	25.95%	922,625	2.61%
FS Development Corp. Sponsor and Directors	3,460,250	7.43%	3,460,250	9.77%
Gemini Stockholders	21,500,000	46.20%	21,500,000	60.75%
PIPE – Gemini Stockholders	1,560,000	3.35%	1,560,000	4.41%
PIPE – FS Development Sponsor	1,500,000	3.22%	1,500,000	4.24%
PIPE – Other Investors	6,446,000	13.85%	6,446,000	18.22%
Total	46,541,250	100%	35,388,875	100%

Upon Closing, the Board anticipates having seven directors, with each Class I director having an initial term that expires at the Combined Entity’s annual meeting of stockholders in 2021, each Class II director having an initial term that expires at the Combined Entity’s annual meeting of stockholders in 2022, and each Class III director having an initial term that expires at the Combined Entity’s annual meeting of stockholders in 2023, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. See the section titled “Management After the Business Combination” for additional information.

The Nasdaq Stock Issuance Proposal

As the consideration for the Business Combination, FS Development is obligated to issue up to 21,500,000 shares of FS Development Class A Common Stock to the Gemini Equityholders, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration”. In addition, in connection with the Business Combination, FS Development entered into the Subscription Agreements with investors to purchase 9,506,000 shares of Class A Common Stock for an aggregate amount of $95,060,000, subject to certain conditions, including that all conditions precedent to the Closing will have been satisfied or waived (other than those conditions that are to be satisfied at Closing).

FS Development stockholders will be asked to approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of up to 21,500,000 newly issued shares of FS Development Class A Common Stock pursuant to the Business Combination, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration”, and 9,506,000 newly issued shares of FS Development Class A Common Stock in the PIPE Investment. See the section titled “The Nasdaq Stock Issuance Proposal.”

The Charter Amendment Proposal

FS Development stockholders will be asked to approve and adopt, subject to and conditional on (but with immediate effect therefrom) approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Incentive Plan Proposal and the Closing, an amendment and restatement of the Current Charter, as set out in the Proposed Charter appended to this proxy statement/prospectus as Annex B. See the section titled “The Charter Amendment Proposal.”

The Charter Amendment Advisory Proposals

FS Development stockholders will be asked to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as five separate sub-proposals (the “Advisory Charter Proposals”):

(a)     Advisory Charter Proposal A — to increase the authorized shares of FS Development Class A Common Stock to 250,000,000 shares;

(b)    Advisory Charter Proposal B — to increase the authorized shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to discourage a takeover attempt to 10,000,000 shares;

(c)     Advisory Charter Proposal C — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

(d)    Advisory Charter Proposal D — to make the Combined Entity’s corporate existence perpetual as opposed to FS Development’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; and

(e)     Advisory Charter Proposal E — to provide that any amendment to the Amended By-laws will require the approval of at least 66 2⁄3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment.

The Incentive Plan Proposal

FS Development is proposing that its stockholders approve and adopt the Equity Incentive Plan of the Combined Entity, which will become effective as of the date immediately preceding the date of the Closing and will have the following principal features:

•        Types of Awards:    The Equity Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, unrestricted stock awards, and dividend equivalent rights, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of the Combined Entity and its affiliates. Additionally, the Equity Incentive Plan provides for the grant of performance-based cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

•        Shares Available for Awards:    Initially, the aggregate number of shares of Common Stock that may be issued pursuant to stock awards under the Equity Incentive Plan after the Equity Incentive Plan becomes effective will not exceed 4,264,341 shares. Additionally, the number of shares of Common Stock reserved for issuance under the Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 by 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the administrator of the Equity Incentive Plan.

•        Non-Employee Director Compensation:    The value of all awards awarded under the Equity Incentive Plan and all other cash compensation paid by the Combined Entity to any non-employee director in any calendar year for services as a non-employee director will not exceed $750,000, or $1,000,000 for the year in which a non-employee director is first appointed or elected to the Combined Entity’s board of directors.

A summary of the Equity Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the Equity Incentive Plan is attached hereto as Annex D.

Date, Time and Place of Special Meeting

The Special Meeting will be held on February 3, 2021, at 10:00 a.m., Eastern time, conducted via live webcast at the following address https://www.cstproxy.com/fsdevelopmentcorp/sm2021. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. FS Development recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person.

Only holders of record of issued and outstanding FS Development Common Stock as of the close of business on January 15, 2021, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. You may cast one vote for each share of FS Development Common Stock that you owned as of the close of business on the Record Date.

Proxy Solicitation

Proxies may be solicited by mail. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section titled “Special Meeting of FS Development Stockholders — Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of FS Development stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if the holders of a majority of the FS Development Common Stock outstanding and entitled to vote at the Special Meeting is represented in person (which would include presence at a virtual meeting) or by proxy at the Special Meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding FS Development Common Stock voting together as a single class as of the Record Date. Accordingly, a FS Development stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of FS Development Common Stock cast by the stockholders represented in person (which would include presence at a virtual meeting) or by proxy and entitled to vote thereon at the Special Meeting, voting together a single class. A FS Development stockholder’s failure to vote by proxy or to vote in person (which would include presence at a virtual meeting) at the Special Meeting will not be counted towards the number of shares of FS Development Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal.

Approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal and the Business Combination Proposal is conditioned on the approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal. Unless the Business Combination Proposal is approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal will not be presented to the stockholders of FS Development at the Special Meeting. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal do not receive the requisite vote for approval, then FS Development will not consummate the Business Combination. If FS Development does not consummate the Business Combination and fails to complete an initial business combination by August 14, 2022, it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders.

Recommendation to FS Development Stockholders

The Board believes that the Proposals to be presented at the Special Meeting are in the best interests of FS Development and its stockholders and unanimously recommends that FS Development stockholders vote “FOR” the Proposals.

When you consider the recommendation of the Board in favor of approval of these Proposals, you should keep in mind that FS Development directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

•        Unless FS Development consummates an initial business combination by August 14, 2022, FS Development will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay FS Development’s taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FS Development’s remaining stockholders and the Board, liquidate and dissolve, subject in each case to FS Development’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

•        There will be no liquidating distributions from the Trust Account with respect to the Founders Shares if FS Development fails to complete a business combination within the required period. Our Sponsor purchased the Founders Shares prior to the FS Development IPO for an aggregate purchase price of $25,000, and transferred 30,000 Founders Shares to each of Mr. Carey, Dr. Dubin and Dr. Pakianathan.

•        Simultaneously with the closing of the FS Development IPO, FS Development consummated the sale of 441,500 Private Placement Shares at a price of $10.00 per share in a private placement to the Sponsor. If FS Development does not consummate a business combination transaction by August 14, 2022, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the public stockholders and the shares held by the Sponsor will be worthless.

•        The Sponsor and FS Development’s officers and directors will lose their entire investment in FS Development if FS Development does not complete a business combination by August 14, 2022. Certain of them may continue to serve as officers and/or directors of FS Development after the Closing. As such, in the future they may receive any cash fees, stock options or stock awards that the Board determines to pay to its directors and/or officers.

•        The Sponsor, officers and directors collectively (including entities controlled by officers and directors) have made an aggregate average investment per share of $0.799 (including the Founders Shares and Private Placement Shares) as of the consummation of the FS Development IPO. As a result of the significantly lower investment per share of our Sponsor, officers and directors as compared with the investment per share of our public stockholders, a transaction which results in an increase in the value of the investment of our Sponsor, officers and directors may result in a decrease in the value of the investment of our public stockholders.

•        FS Development’s initial stockholders and officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares and Private Placement Shares if FS Development fails to complete a business combination by August 14, 2022.

•        In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to FS Development if and to the extent any claims by a vendor for services rendered or products sold to FS Development, or a prospective target business with which FS Development has entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under FS Development’s indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

•        Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FS Development and remain outstanding. As of the date of this proxy statement/prospectus, the Sponsor has not made any advances to us for working capital expenses. If FS Development does not complete an initial business combination within the required period, FS Development may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•        Following the consummation of the Business Combination, FS Development will continue to indemnify FS Development’s existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•        Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor, FS Development’s officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FS Development from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination.

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section titled “Risk Factors.”

Stock Exchange Listing

FS Development’s Class A Common Stock is publicly traded on Nasdaq, under the symbol “FSDC.” FS Development intends to apply to list the common stock of the Combined Entity on Nasdaq under the symbol “GMNI”, upon the Closing.

Sources and Uses for the Business Combination

The following tables summarizes the sources and uses for funding the Business Combination based on (i) the assumption that there will be no redemptions and (ii) the assumption that there will be maximum redemptions. See section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

(i)     No redemptions

Sources of Funds		Uses
(in thousands)
Existing Cash in Trust Account	$120,751	Gemini Equityholders’ Retained Equity Value	$215,000
PIPE Investment	95,060	Remaining Cash on Balance Sheet	191,201
Gemini Equityholders’ Retained Equity Value	215,000	FS Development Estimated Transaction Costs	24,610
Total Sources	$430,811	Total Uses	$430,811

(ii) Maximum redemptions

Sources of Funds		Uses
(in thousands)
Existing Cash in Trust Account	$5,001	Gemini Equityholders’ Retained Equity Value	$215,000
PIPE Investment	95,060	Remaining Cash on Balance Sheet	75,451
Gemini Equityholders’ Retained Equity Value	215,000	FS Development Estimated Transaction Costs	24,610
Total Sources	$315,061	Total Uses	$315,061

Comparison of Stockholder Rights

Following the Closing, the rights of the Combined Entity’s Stockholders will be governed by the Proposed Charter and the Amended By-laws. See the section titled “Comparison of Stockholder Rights.”

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

SUMMARY FINANCIAL AND OTHER DATA OF GEMINI

The following tables summarize Gemini’s financial and other data. Gemini has derived the summary statements of operations data for the years ended December 31, 2018 and 2019 and the balance sheet data as of December 31, 2019 from its audited financial statements included elsewhere in this proxy statement/prospectus. The summary statements of operations data for the nine months ended September 30, 2019 and 2020 and the summary balance sheet data as of September 30, 2020 are derived from Gemini’s unaudited interim condensed financial statements included elsewhere in this proxy statement/prospectus. Gemini’s unaudited interim condensed financial statements were prepared on a basis consistent with its audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that Gemini considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement/prospectus. Gemini’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.

You should read this data together with Gemini’s financial statements and related notes included elsewhere in this proxy statement/prospectus and the sections titled “Selected Financial and Other Data of Gemini” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gemini.”

Statements of Operations and Comprehensive Loss Data:

(In Thousands Except Per Share Data)

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
Operating expenses:
Research and development	$14,651	$34,472	$26,673	$20,472
General and administrative	5,540	6,753	4,996	3,774
Total operating expenses	20,191	41,225	31,669	24,246
Loss from operations	(20,191)	(41,225)	(31,669)	(24,246)
Other income (expense):
Interest expense	—	(350)	(218)	(2,307)
Interest income	24	177	154	37
Change in fair value of warrant liability	—	(2)	—	(6)
Net loss and comprehensive loss	$(20,167)	$(41,400)	$(31,733)	$(26,522)
Net loss attributable to common stockholders	$(20,167)	$(41,400)	$(31,733)	$(26,522)
Net loss per share attributable to common stockholders, basic and diluted	$(4.19)	$(8.01)	$(6.18)	$(4.82)
Weighted average common shares outstanding, basic and diluted	4,811,641	5,171,537	5,133,773	5,507,900

Statements of Balance Sheet Data:

(In Thousands)

	December 31,		September 30, 2020
	2018	2019
Cash and cash equivalents	$18,528	$2,986	$13,215
Total assets	21,608	6,144	16,253
Convertible notes, carrying value	—	—	7,600
Term loan, current portion	—	2,500	3,750
Term loan, net of current portion and discount	—	7,411	6,190
Total liabilities	4,338	16,576	24,531
Convertible preferred stock	47,113	60,365	80,449
Accumulated deficit	(30,584)	(71,984)	(98,506)
Total stockholders’ deficit	(29,843)	(70,797)	(88,727)

SUMMARY FINANCIAL AND OTHER DATA OF FS DEVELOPMENT

FS Development’s statement of operations data for the period from June 25, 2020 (inception) through September 30, 2020 and balance sheet data as at September 30, 2020 is derived from FS Development’s unaudited condensed financial statements included elsewhere in this proxy statement/prospectus.

This information is only a summary and should be read in conjunction with FS Development’s financial statements and related notes included elsewhere in this proxy statement/prospectus and the sections titled “Selected Financial and Other Data of FS Development” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FS Development.”

For The Period From June 25, 2020 (inception) through September 30, 2020
Revenue
General and administrative expenses	$452,486
Franchise tax expense	$49,914
Loss from operations	$(502,400)
Other income – interest earned on Trust Account	$1,489
Net loss	$(500,911)
Basic and diluted weighted average shares outstanding of Class A common stock	$12,516,500
Basic and diluted net income per share, Class A	$—
Basic and diluted weighted average shares outstanding of Class B common stock	$3,018,750
Basic and diluted net loss per share, Class B	$(0.17)
September 30, 2020
Balance Sheet Data:
Total assets	$122,358,987
Total liabilities	$4,778,652
Value of Class A Common Stock subject to possible redemption	$112,580,330
Stockholder’s equity	$5,000,005

SUMMARY UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information has been derived from the unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 included in “Unaudited Pro Forma Condensed Combined Financial Information.”

The summary unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations, and the accompanying notes. In addition, the unaudited condensed combined pro forma financial information was based on and should be read in conjunction with the historical financial statements of FS Development and Gemini, including the accompanying notes, which are included elsewhere in this proxy statement/prospectus.

The Business Combination will be accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FS Development is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Gemini with the Business Combination being treated as the equivalent of Gemini issuing stock for the net assets of FS Development, accompanied by a recapitalization. The net assets of FS Development are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Gemini.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of FS Development Common Stock:

•        Assuming No Redemptions:    This presentation assumes that no FS Development public stockholders exercise redemption rights with respect to their Public Shares.

•        Assuming Maximum Redemptions:    This presentation assumes that all of FS Development’s public stockholders, without giving effect to the Subscription Agreements entered into by certain FS Development public stockholders participating in the PIPE Investment, exercise redemption rights with respect to their shares of FS Development Class A Common Stock. This scenario assumes that 11,152,375 FS Development Class A Common Stock shares are redeemed for an aggregate redemption payment of approximately $111.5 million. This maximum redemption scenario is based on the maximum number of redemptions which may occur, but which would still provide FS Development with net tangible assets of $5.0 million, less FS Development’s unpaid expenses.

	Historical		Pro forma
Statement of Operations – For the Nine Months Ended September 30, 2020	FSDC	Gemini	No redemption scenario	Maximum redemption scenario
Total operating expenses	$502	$24,246	$24,748	$24,748
Loss from operations	(502)	(24,246)	(24,748)	(24,748)
Net loss	(501)	(26,522)	(33,938)	(33,938)
Basic and diluted net loss per share – Class A	—	(4.82)	(0.73)	(0.96)
Basic and diluted net loss per share – Class B	(0.17)	—	—	—
	Historical		Pro forma
Statement of Operations – Year Ended December 31, 2019	FSDC	Gemini	No redemption scenario	Maximum redemption scenario
Operating expenses	$—	$41,225	$41,225	$41,225
Loss from operations	—	(41,225)	(41,225)	(41,225)
Net loss	—	(41,400)	(41,400)	(41,400)
Basic and diluted net loss per share	—	(8.01)	(0.89)	(1.17)

	Historical		Pro forma
Balance Sheet – As of September 30, 2020	FSDC	Gemini	No redemption scenario	Maximum redemption scenario
Total current assets	$1,608	$14,206	$207,015	$95,491
Total assets	122,359	16,253	209,062	97,538
Total current liabilities	553	18,033	10,986	10,986
Total liabilities	4,779	24,531	17,484	17,484
Total convertible preferred stock	—	80,449	—	—
Class A common stock subject to redemption	112,580	—	—	—
Total stockholders’ equity (deficit)	5,000	(88,727)	191,578	80,054

COMPARATIVE SHARE INFORMATION

The following table sets forth the per share data of FS Development on a stand-alone basis and the unaudited pro forma condensed combined per share data for the year ended December 31, 2019 and the nine months ended September 30, 2020 after giving effect to the Business Combination, (1) assuming no FS Development stockholders exercise redemption rights with respect to their Public Shares upon the Closing; and (2) assuming that FS Development stockholders exercise their redemption rights with respect to a maximum of 11,152,375 Public Shares upon the Closing.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of FS Development and Gemini and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited FS Development and Gemini pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FS Development and Gemini would have been had the companies been combined during the periods presented.

(in thousands, except share and per share amounts)	Historical		Pro Forma Combined		Gemini equivalent pro forma per share data(3)
	FSDC	Gemini	Assuming No Redemptions	Assuming Max Redemptions	Assuming No Redemptions	Assuming Max Redemptions
As of and for the Nine Months Ended September 30, 2020(4)
Book value per share, basic and diluted(1)(2)	$0.32	$(15.76)	$4.12	$2.26	$0.90	$0.49
Net income (loss) per share, basic and diluted – Class A(2)	$—	$(4.82)	$(0.73)	$(0.96)	$(0.16)	$(0.21)
Weighted average shares outstanding of Class A, basic and diluted(2)	12,516,500	5,507,900	46,541,250	35,388,875	17,877,339	17,877,339
Net income (loss) per share, basic and diluted – Class B(2)	$(0.17)	$—	$—	$—	$—	$—
Weighted average shares outstanding of Class B, basic and diluted(2)	3,018,750	—	—	—	—	—

As of and for the Year Ended December 31, 2019(4)
Net income (loss) per share, basic and diluted – Class A(2)	$—	$(8.01)	$(0.89)	$(1.17)	$(0.19)	$(0.25)
Weighted average shares outstanding – Class A, basic and diluted(2)	—	5,171,537	46,541,250	35,388,875	17,877,339	17,877,339

____________

(1)      Book value per share = Total equity (deficit)/shares outstanding at September 30, 2020 for FSDC, Gemini and the pro forma.

(2)      Historical Book value per share and Net income (loss) per share are based on Class A and Class B common stock for FSDC and total common stock for Gemini.

(3)      The equivalent pro forma basic and diluted per share data for Gemini is based on the expected exchange ratio of 0.2179 (calculated as of the Record Date, assuming interest on the Convertible Notes accrues through the expected Closing Date of February 5, 2020) for both No Redemptions and Max Redemptions scenarios. The equivalent pro forma shares outstanding for Gemini represent the total consideration shares of up to 21.5 million, less shares underlying unvested, unissued, and/or unexercised stock options and warrants, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration.”

(4)      There were no cash dividends declared in the periods presented.

RISK FACTORS

The following risk factors will apply to our business and operations following the completion of the Business Combination. These risk factors are not exhaustive and we may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your shares of FS Development Common Stock. The following discussion should be read in conjunction with our financial statements and the financial statements of Gemini and the notes to the financial statements included herein.

Risks Related to Gemini

Unless the context otherwise requires, references in this subsection “- Risks Related to Gemini” to “we”, “us” and “our” generally refer to Gemini in the present tense or the Combined Entity from and after the Business Combination.

Gemini has incurred significant losses since its inception and expects to incur losses for the foreseeable future.

Gemini has no products approved for commercial sale and has not generated any revenue to date, and Gemini continues to incur significant research and development and other expenses related to its ongoing operations. As a result, Gemini is not profitable and has incurred significant losses in each period since its inception in March 2015. For the years ended December 31, 2018 and December 31, 2019, Gemini reported net losses of $20.2 million and $41.4 million for the years ended December 31, 2018 and 2019, respectively. For the nine months ended September 30, 2020, Gemini reported a net loss of $26.5 million. As of September 30, 2020, Gemini had an accumulated deficit of $98.5 million. Gemini expects to continue to incur significant losses for the foreseeable future, and Gemini expects these losses to increase as Gemini continues its research and development of, and seeks regulatory approvals for, its product candidates. Gemini anticipates that its expenses will increase substantially if, and as, Gemini:

•        conducts larger scale clinical trials for its lead product candidate, GEM103, and any other product candidates;

•        discovers and develops new product candidates, and conducts nonclinical studies and clinical trials;

•        manufactures, or has manufactured, clinical and commercial supplies of its product candidates;

•        seeks regulatory approvals for its product candidates;

•        commercializes GEM103 or any other product candidates, if approved;

•        attempts to transition from a company with a research focus to a company capable of supporting commercial activities, including establishing sales, marketing and distribution infrastructure;

•        hires additional clinical, scientific, and management personnel;

•        adds operational, financial, and management information systems and personnel;

•        identifies additional compounds or product candidates and acquires rights from third parties to those compounds or product candidates through licenses; and

•        incurs additional costs associated with operating as a public company following the Business Combination.

Even if Gemini succeeds in commercializing GEM103 or any other product candidates, Gemini may continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Gemini may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect its business for any reason, including as a result of the Coronavirus Disease 19, or COVID-19 pandemic. The size of its future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. Its prior losses and expected future losses have had and will continue to have an adverse effect on its stockholders’ equity and working capital.

Gemini currently has a limited operating history, has not generated any revenue to date, and may never become profitable.

Gemini is a clinical-stage biotechnology company with a limited operating history. Its operations to date have been limited to organizing and staffing its company, acquiring, developing and securing its technology and product candidates, and conducting clinical trials and preclinical studies of its product candidates. Gemini has not yet demonstrated its ability to complete clinical trials, obtain regulatory approval, formulate and manufacture a commercial-scale product, or conduct sales and marketing activities necessary for successful product commercialization. Investment in biotechnology product development is highly speculative because it entails substantial upfront expenditures in contract research organizations, or CROs, and contract manufacturing organizations, or CMOs, and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. Consequently, any predictions you may make about its future success or viability may not be as accurate as they could be if Gemini had a longer operating history.

Though GEM103 is in Phase 2a clinical development, Gemini does not expect to receive revenue from GEM103 for a number of years, if ever. To date, Gemini has not generated any revenue and Gemini will not be able to generate product revenue unless and until GEM103, or any other product candidate, successfully completes clinical trials, receives regulatory approval, and is commercialized. Gemini may seek to obtain revenue from collaboration or licensing agreements with third parties. Its ability to generate future product revenue from GEM103 or any other product candidates also depends on a number of additional factors, including its, or its current and future collaborators’, ability to:

•        successfully complete nonclinical studies and clinical trials for GEM103 and any other product candidates;

•        seek and obtain marketing approvals for any product candidates that complete clinical development;

•        establish and maintain supply and manufacturing relationships with third parties, and ensure adequate and legally compliant manufacturing of bulk drug substances and drug products to maintain that supply;

•        launch and commercialize any product candidates for which Gemini obtains marketing approval, and, if launched independently, successfully establish a sales, marketing and distribution infrastructure;

•        demonstrate the necessary safety data post-approval to ensure continued regulatory approval;

•        obtain coverage and adequate product reimbursement from third-party payors, including government payors;

•        achieve market acceptance for any approved products;

•        address any competing technological and market developments;

•        negotiate favorable terms in any collaboration, licensing or other arrangements into which Gemini may enter in the future and performing its obligations in such collaborations;

•        establish, maintain, protect and enforce its intellectual property rights; and

•        attract, hire and retain qualified personnel.

In addition, because of the numerous risks and uncertainties associated with biotechnology product development, including that its product candidates may not advance through development or achieve the endpoints of applicable clinical trials, Gemini is unable to predict the timing or amount of increased expenses, or if or when Gemini will achieve or maintain profitability. In addition, its expenses could increase beyond expectations if Gemini decides, or are required by the U.S. Food and Drug Administration, or FDA, or applicable foreign regulatory authorities in other jurisdictions where Gemini may pursue regulatory approval, or applicable foreign regulatory authorities, to perform nonclinical studies or clinical trials in addition to those that Gemini currently anticipates. Even if Gemini completes the development and regulatory processes described above, Gemini anticipates incurring significant costs associated with launching and commercializing any approved product.

If Gemini does achieve profitability, Gemini may not be able to sustain or increase profitability on a quarterly or annual basis. Its failure to become and remain profitable would decrease the value of its company and could impair its ability to raise capital, maintain its research and development efforts, expand its business or continue its operations. A decline in the value of its company also could cause you to lose all or part of your investment.

Gemini will require additional capital to finance its operations, which may not be available to it on acceptable terms, or at all. As a result, Gemini may not complete the development and commercialization of GEM103 or any other product candidates.

As a research and development company, Gemini’s operations have consumed substantial amounts of cash since inception. Gemini expects its research and development expenses to increase substantially in connection with its ongoing activities, particularly as Gemini advances GEM103 into later-stage clinical development.

As of September 30, 2020, Gemini had $13.2 million of cash and cash equivalents. Gemini believes that the net proceeds from the Business Combination and the PIPE transaction, together with its existing cash and cash equivalents, will fund its projected operating requirements through at least the next 12 months. Its forecast of the period of time through which its financial reserves will adequately support its operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk factors” section. Gemini has based this estimate on assumptions that may prove to be wrong, and Gemini could utilize its available capital resources sooner than Gemini currently expects. Its future funding requirements, both short and long-term, will depend on many factors, including, but not limited to:

•        the initiation, progress, timing, costs and results of nonclinical studies and clinical trials for GEM103 or any other product candidates Gemini may develop, including any COVID-19-related delays or other effects on its development programs;

•        the outcome, timing and cost of seeking and obtaining regulatory approvals from the FDA and applicable foreign regulatory authorities, including the potential for such authorities to require that Gemini performs more nonclinical studies or clinical trials than those that Gemini currently expects or change their requirements on studies that had previously been agreed to;

•        the cost to establish, maintain, expand, enforce and defend the scope of its intellectual property portfolio, including the amount and timing of any payments Gemini may be required to make, or that Gemini may receive, in connection with licensing, preparing, filing, prosecuting, defending and enforcing any patents or other intellectual property rights;

•        the effect of competing technological and market developments;

•        market acceptance of any approved product candidates, including product pricing, as well as product coverage and the adequacy of reimbursement by third-party payors;

•        the cost of acquiring, licensing or investing in additional businesses, products, product candidates and technologies;

•        the cost and timing of selecting, auditing and potentially validating a manufacturing site for commercial-scale manufacturing;

•        the cost of establishing sales, marketing and distribution capabilities for any product candidates for which Gemini may receive regulatory approval and that Gemini determines to commercialize; and

•        its need to implement additional internal systems and infrastructure, including financial and reporting systems.

Gemini does not have any committed external source of funds or other support for its development efforts and Gemini cannot be certain that additional funding will be available on acceptable terms, or at all. Until Gemini can generate sufficient revenue to finance its cash requirements, which Gemini may never do, Gemini expects to finance its future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements, and other marketing or distribution arrangements. If Gemini raises additional funds through public or private equity offerings, the terms of these securities may include liquidation or other preferences that adversely affect its stockholders’ rights. Further, to the extent that Gemini raises additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest will be diluted. If Gemini raises additional capital through debt financing, Gemini could be subject to fixed payment obligations and may be subject to covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Gemini raises additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, Gemini may have to relinquish certain valuable rights to its product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable to us. Gemini also could be required to seek collaborators for one or more of its product candidates at an earlier stage than otherwise would be desirable or relinquish its rights to product candidates or technologies that Gemini otherwise would seek to develop or commercialize itself. If Gemini is unable to raise additional capital in sufficient amounts or acceptable terms, Gemini may have to significantly delay, scale back or discontinue the development or commercialization of one or more of its product candidates or one or more of its other research and development initiatives. Any of the above events could significantly harm its business, prospects, financial condition and results of operations and cause the price of its common stock to decline.

Gemini is heavily dependent on the success of GEM103, its lead product candidate.

Gemini currently has no products that are approved for commercial sale and may never be able to develop marketable products. Gemini expects that a substantial portion of its efforts and expenditures over the next several years will be devoted to its lead product candidate, GEM103. Accordingly, its business currently depends heavily on the successful development, regulatory approval, and commercialization of GEM103. GEM103 is currently being tested in a Phase 2a clinical trial in genetically defined patients with dry age-related macular degeneration, or AMD. Gemini cannot be certain that GEM103 will successfully complete clinical trials, receive regulatory approval or be successfully commercialized even if Gemini receives regulatory approval. If Gemini is required to discontinue development of GEM103 or if GEM103 does not receive regulatory approval or fails to achieve significant market acceptance, Gemini would be substantially delayed in its ability to achieve profitability, if ever.

The research, testing, manufacturing, safety, efficacy, labeling, approval, sale, marketing, and distribution of GEM103 is, and will remain, subject to comprehensive regulation by the FDA and applicable foreign regulatory authorities. Failure to obtain regulatory approval for GEM103 will prevent Gemini from commercializing and marketing GEM103.

Further, its Phase 2a clinical trial of GEM103 and other future clinical trials may not be able to replicate the results from its preclinical studies or past clinical trials of GEM103. To the extent any of foregoing has not occurred, its expected development time and development costs for GEM103 may be increased.

Even if Gemini is able to successfully obtain approval from the FDA or applicable foreign regulatory authorities for GEM103, any approval might contain significant limitations related to use, including limitations on the stage of disease GEM103 is approved to treat, as well as restrictions for specified age groups, warnings, precautions or contraindications. Furthermore, even if Gemini obtains regulatory approval for GEM103, Gemini will still need to develop a commercial infrastructure or develop relationships with collaborators to commercialize, establish a commercially viable pricing structure and obtain coverage and adequate reimbursement from third-party payors, including government healthcare programs otherwise. If Gemini, or any future collaborators, are unable to successfully commercialize GEM103, Gemini may not be able to generate sufficient revenue to continue its business.

If Gemini is not successful in discovering, developing, receiving regulatory approval for and commercializing GEM103 or other product candidates, its ability to expand its business and achieve its strategic objectives would be impaired.

Although Gemini plans to devote a majority of its resources to the continued preclinical and clinical testing and potential approval of GEM103 for the treatment of patients with AMD, another key element of its strategy is to discover, develop and commercialize a portfolio of products. Gemini is seeking to do so through its internal discovery programs, but its resources are limited, and those that Gemini have are geared towards preclinical and clinical testing and seeking regulatory approval of GEM103 for the treatment of patients with AMD. Gemini may also explore strategic collaborations for the development or acquisition of new product candidates, but Gemini may not be successful in entering into such relationships. GEM103 is its only product candidate in clinical stages of development. Research programs to identify product candidates require substantial technical, financial and human resources, regardless of whether any product candidates are ultimately identified. Its research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for many reasons, including:

•        the research methodology used may not be successful in identifying potential product candidates;

•        competitors may develop alternatives that render its product candidates obsolete;

•        product candidates Gemini develop may nevertheless be covered by third parties’ patents or other exclusive rights;

•        a product candidate may, on further study, be shown to have harmful side effects or other characteristics that indicate it is unlikely to be effective or otherwise does not meet applicable regulatory criteria;

•        a product candidate may not be capable of being produced in commercial quantities at an acceptable cost, or at all;

•        an approved product may not be accepted as safe and effective by trial participants, the medical community or third-party payors; and

•        intellectual property or other proprietary rights of third parties for product candidates Gemini develop may potentially block its entry into certain markets or make such entry economically impracticable.

If Gemini fails to develop and successfully commercialize other product candidates, its business and future prospects may be harmed and its business will be more vulnerable to any problems that Gemini encounters in developing and commercializing its product candidates.

GEM103 and any other product candidates must undergo rigorous clinical trials and regulatory approvals, and success in nonclinical studies or earlier-stage clinical trials may not be indicative of results in future clinical trials.

GEM103 and any other product candidates will be subject to rigorous and extensive clinical trials and extensive regulatory approval processes implemented by the FDA and applicable foreign regulatory authorities. The approval process is typically lengthy and expensive, and approval is never certain. Gemini has limited experience in conducting the clinical trials required to obtain regulatory approval. Gemini may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of participants or begin or successfully complete clinical trials in a timely fashion, if at all. Its planned clinical trials may be insufficient to demonstrate that its potential products will be active, safe or effective. Additional clinical trials may be required if clinical trial results are negative or inconclusive, which will require us to incur additional costs and significant delays.

Success in preclinical studies and earlier-stage clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the effectiveness and safety of a product candidate. In addition, the design of a clinical trial can determine whether its results will support approval of a product, and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced. Because Gemini has limited experience designing clinical trials, Gemini may be unable to design and execute a clinical trial to support regulatory approval. In addition, there is a high failure rate for drugs and biologics proceeding through clinical trials. In fact, many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in nonclinical studies and earlier-stage clinical trials. Similarly, the outcome of nonclinical studies may not predict the success of clinical trials. Moreover, data obtained from nonclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, Gemini may experience regulatory delays or rejections as a result of many factors, including due to changes in regulatory policy during the period of development of its product candidates. Any such delays could negatively impact its business, financial condition, results of operations and prospects.

From time to time, Gemini may publish interim “top-line” or preliminary data from its clinical trials. Preliminary or interim data from clinical trials that Gemini may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or interim data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Gemini previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Adverse differences between preliminary or interim data and final data could significantly harm its business and financial prospects.

Additionally, several of its planned and ongoing clinical trials utilize an “open-label” trial design. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved biologic, drug, or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. Open-label clinical trials may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. The results from an open-label trial may not be predictive of future clinical trial results with any of its product candidates for which Gemini includes an open-label clinical trial when studied in a controlled environment with a placebo or active control.

Gemini is subject to many manufacturing risks, any of which could substantially increase its costs, delay clinical programs and limit supply of its products.

Gemini has contracted with a third party manufacturer to make new drug substance to support future clinical trials and for commercial sale, if approved. Its contract manufacturer may not be able to adopt, adapt or scale up the manufacturing process in a timely manner to support its future clinical trials. The process of manufacturing its product is complex, highly regulated and subject to several risks, including:

•        the manufacturing process is susceptible to product loss due to contamination by adventitious microorganisms, equipment failure, improper installation or operation of equipment, vendor or operator error and improper storage conditions. Even minor deviations from normal manufacturing processes could result in reduced production yields and quality as well as other supply disruptions. If microbial, viral or other contaminations are discovered in its products or in the manufacturing facilities in which its products are made, the manufacturing facilities may need to be closed for an extended period of time to investigate and eliminate the contamination;

•        the manufacturing facilities in which its products are made could be adversely affected by equipment failures, labor and raw material shortages, financial difficulties of its contract manufacturers, natural disasters, power failures, local political unrest and numerous other factors; and

•        any adverse developments affecting manufacturing operations for its products may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls or other interruptions in the supply of its products. Gemini may also have to record inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more expensive manufacturing alternatives.

The manufacture of GEM103 and other product candidates require significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of these products sometimes encounter difficulties in production, especially during scale-up from the manufacturing process used for early clinical trials to a validated process needed for pivotal clinical studies and commercial launch. These problems include failure to meet target production costs and yields, sub-par quality control testing, including stability of the product, quality assurance system failures, operator error and shortages of qualified personnel, as well as compliance with strictly enforced federal, state and foreign regulations. Gemini cannot assure you that any product quality issues relating to the manufacture of GEM103 or any other product candidates will not occur in the future.

Gemini does not have and Gemini does not currently plan to acquire or build the facilities or internal capabilities to manufacture bulk drug substance or filled drug product for use in clinical trials or commercialization. To a large extent, that makes us dependent on the goodwill of its contract manufacturing partners to quickly fix deviations that will inevitably occur during the manufacturing of its product. Any delay or interruption in the supply of clinical trial materials could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs and, depending upon the period of delay, require us to commence new clinical trials at additional expense or terminate clinical trials altogether.

Its business could be adversely affected by the effects of health epidemics, including the recent COVID-19 pandemic, in regions where third parties for which Gemini relies have significant research, development or manufacturing facilities, concentrations of clinical trial sites or other business operations, causing disruption in supplies and services.

Its business could be adversely affected by health epidemics in regions where third parties for which Gemini relies, such as CROs or CMOs, have concentrations of clinical trial sites or other business operations, and could cause significant disruption in the operations of third-party manufacturers and CROs upon whom Gemini relies. On January 30, 2020, the World Health Organization, or WHO, announced a global health emergency because of SARS-CoV-2, a new strain of novel coronavirus originating in Wuhan, China, and the risks to the international community as the virus spread globally beyond its point of origin. In March 2020, the WHO declared the COVID-19 outbreak a pandemic, which continues to spread throughout the world. The spread of this pandemic has caused significant volatility and uncertainty in U.S. and international markets. This could result in an economic downturn and may disrupt its business and delay its clinical programs and timelines.

Quarantines, shelter-in-place and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, related to COVID-19 pandemic or other infectious diseases, could impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which would disrupt its supply chain. Any manufacturing supply interruption of materials could adversely affect its ability to conduct ongoing and future research and manufacturing activities.

In addition, its clinical trials may be affected by the COVID-19 pandemic. Clinical site initiation and patient enrollment may be delayed due to prioritization of healthcare system resources toward the COVID-19 pandemic. Some patients may not be able to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. Similarly, Gemini’s clinical trial operations may be adversely impacted due to increased difficulty to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 pandemic.

The spread of COVID-19 pandemic, which has caused a broad impact globally, may materially affect Gemini economically. While the potential economic impact brought by, and the duration of, COVID-19 pandemic may be difficult to assess or predict, a widespread pandemic could result in significant disruption of global financial markets, reducing its ability to access capital, which could in the future negatively affect its liquidity. In addition, a recession or market correction resulting from the spread of COVID-19 pandemic could materially affect its business and the value of its common stock.

The global pandemic of COVID-19 continues to rapidly evolve. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. Gemini does not yet know the full extent of potential delays or impacts on its business, its clinical trials, healthcare systems or the global economy as a whole. However, these effects could have a material impact on its operations.

Gemini may encounter difficulties in managing its growth, which could adversely affect its operations.

As of November 30, 2020, Gemini had 29 full-time and part-time employees. As Gemini continues development and pursues the potential commercialization of its product candidates, Gemini will need to expand its financial, development, regulatory, manufacturing, marketing and sales capabilities or contract with third parties to provide these capabilities for us. As its operations expand, Gemini expects that it will need to manage additional relationships with various strategic collaborators, suppliers and other third parties. Its future financial performance and its ability to develop and commercialize its product candidates and to compete effectively will depend, in part, on its ability to manage any future growth effectively.

If Gemini fails to maintain an effective system of internal control over financial reporting, Gemini may not be able to accurately report its financial results or prevent fraud. As a result, stockholders could lose confidence in its financial and other public reporting, which would harm its business and the trading price of its common stock.

Effective internal controls over financial reporting are necessary for Gemini to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet its reporting obligations. In addition, any testing by Gemini conducted in connection with Section 404 of the Sarbanes-Oxley Act, or Section 404, or any subsequent testing by its independent registered public accounting firm, may reveal deficiencies in its internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to its financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in its reported financial information, which could have a negative effect on the trading price of its stock.

Gemini will be required to disclose changes made in its internal controls and procedures on a quarterly basis and its management will be required to assess the effectiveness of these controls annually. However, for as long as Gemini is an emerging growth company, or EGC, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of its internal controls over financial reporting could detect problems that its management’s assessment might not. Undetected material weaknesses in its internal controls over financial reporting could lead to restatements of its financial statements and require us to incur the expense of remediation.

Gemini’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Gemini’s disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by it in reports Gemini files or submits under the Securities Exchange Act of 1934, as amended, or Exchange Act, is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. Gemini believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in its control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Gemini must attract and retain highly skilled employees in order to succeed. If Gemini is not able to retain its current senior management team and its scientific advisors or continue to attract and retain qualified scientific, technical and business personnel, its business will suffer.

To succeed, Gemini must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel and Gemini faces significant competition for experienced personnel. If Gemini does not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect its ability to execute its business plan and harm its operating results. Gemini is dependent on the members of its management team and its scientific advisors for its business success, including its Chief Executive Officer, Jason Meyenburg, its Chief Technology Officer, Scott Lauder, Ph.D., its Chief Medical Officer, Marc Uknis, M.D., and its interim Chief Financial Officer, Gregg Beloff. Gemini does not maintain “key person” insurance for any of its key personnel. An important element of its strategy is to take advantage of the research and development expertise of its current management. Gemini currently has employment agreements with all of its executive officers. Its employment agreements with its executive officers are terminable by them without notice and some provide for severance and change in control benefits. The loss of any one of its executive officers could result in a significant loss in the knowledge and experience that Gemini, as an organization, possesses and could cause significant delays, or outright failure, in the development and further commercialization of its product candidates.

There is intense competition for qualified personnel, including management in the technical fields in which Gemini operates and Gemini may not be able to attract and retain qualified personnel necessary for the successful research, development and commercialization of its product candidates. In particular, Gemini has experienced a very competitive hiring environment in Cambridge, Massachusetts, where Gemini is headquartered. Many of the other pharmaceutical companies that Gemini competes against for qualified personnel has greater financial and other resources, different risk profiles and a longer history in the industry than Gemini does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what Gemini has to offer. If Gemini is unable to continue to attract and retain high-quality personnel, the rate and success with which Gemini can discover and develop product candidates and its business will be limited.

Its employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

Gemini cannot ensure that its compliance controls, policies, and procedures will in every instance protect us from acts committed by its employees, agents, contractors, or collaborators that would violate the law or regulation, including, without limitation, healthcare, employment, foreign corrupt practices, environmental, competition, and patient privacy and other privacy laws and regulations. Such improper actions could subject us to civil or criminal investigations, and monetary and injunctive penalties, and could adversely impact its ability to conduct business, operating results, and reputation.

Gemini is exposed to the risk of employee fraud or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and/or negligent conduct that fails to comply with the laws enforced by the FDA and applicable foreign regulatory authorities, fails to provide true, complete and accurate information to the FDA and applicable foreign regulatory authorities, fails to comply with manufacturing standards Gemini has established, fails to comply with healthcare fraud and abuse laws in the United States and similar foreign laws, or fails to report financial information or data accurately or to disclose unauthorized activities to us. If Gemini obtains FDA approval of any of its product candidates and begin commercializing those products in the United States, its potential exposure under these laws will increase significantly, and its costs associated with compliance with these laws are also likely to increase. Additionally, Gemini is subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. These laws may impact, among other things, its current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs. If any such actions are instituted against us, and Gemini is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of its operations, any of which could adversely affect its ability to operate its business and its results of operations. It is not always possible to identify and deter employee misconduct, and the precautions Gemini takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from government investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us and Gemini is not successful in defending itself or asserting its rights, those actions could result in significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, and the curtailment or restructuring of its operations.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside its control, significant competition for recruiting patients with AMD in clinical trials.

Identifying and qualifying patients to participate in its clinical trials is critical to its success. Gemini may encounter delays in enrolling, or be unable to enroll, a sufficient number of patients to complete any of its clinical trials, and even once enrolled Gemini may be unable to retain a sufficient number of patients to complete any of its trials.

Factors that may generally affect patient enrollment include:

•        the size and nature of the patient population;

•        the number and location of clinical sites where patients are to be enrolled;

•        competition with other companies for clinical sites or patients;

•        the eligibility and exclusion criteria for the trial;

•        the design of the clinical trial;

•        inability to obtain and maintain patient consents;

•        risk that enrolled participants will drop out before completion; and

•        competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the product being studied in relation to other available therapies, including any new products that may be approved for the indications Gemini is investigating.

In addition, if any significant adverse events or other side effects are observed in any of its future clinical trials, it may make it more difficult for Gemini to recruit patients to its clinical trials and patients may drop out of its trials, or Gemini may be required to abandon the trials or its development efforts of one or more product candidates altogether. Its inability to enroll a sufficient number of patients for its clinical trials would result in significant delays, which would increase its costs and have an adverse effect on Gemini.

Gemini faces substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than us.

The biotechnology industry is intensely competitive and subject to rapid and significant technological change. Its competitors include multinational pharmaceutical companies, specialized biotechnology companies and universities and other research institutions. A number of pharmaceutical companies, as well as large and small biotechnology companies such as Apellis Pharmaceuticals, Inc. and IVERIC bio are pursuing the development or marketing of pharmaceuticals that target AMD. It is also probable that the number of companies seeking to develop products and therapies for the treatment of serious eye diseases, such as AMD, will increase. Many of its competitors have substantially greater financial, technical, human and other resources than Gemini does and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors has significantly greater experience than Gemini has in undertaking nonclinical studies and human clinical trials of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Accordingly, its competitors may succeed in obtaining FDA approval for superior products. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Smaller and earlier-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies.

Its competitors may obtain regulatory approval of their products more rapidly than Gemini does or may obtain patent protection or other intellectual property rights that limit its ability to develop or commercialize its product candidates. Its competitors may also develop drugs that are more effective, more convenient, more widely used and less costly or have a better safety profile than its products and these competitors may also be more successful than Gemini is in manufacturing and marketing their products. If Gemini is unable to compete effectively against these companies, then Gemini may not be able to commercialize its product candidates or achieve a competitive position in the market. This would adversely affect its ability to generate revenue. Its competitors also compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, its programs.

Gemini’s business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in its or related parties’ cyber security.

Given its limited operating history, Gemini is still in the process of implementing its internal security measures. Its internal computer systems and those of current and future third parties on which Gemini rely may fail and are vulnerable to damage from computer viruses and unauthorized access. Its information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt its operations. While Gemini has not, to its knowledge, experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in its operations, it could result in a material disruption of its development programs and its business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in its regulatory approval efforts and significantly increase its costs to recover or reproduce the data. Likewise, Gemini relies on third parties for the manufacture of its product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on its business. To the extent that any disruption or security breach were to result in a loss of, or damage to, its data or applications, or inappropriate disclosure of confidential or proprietary information, Gemini could incur liability, its competitive position could be harmed and the further development and commercialization of its product candidates could be hindered or delayed.

Comprehensive tax reform legislation could adversely affect its business and financial condition.

The “Tax Cuts and Jobs Act,” or the Tax Act, significantly revised the Code. The Tax Act, among other things, includes a reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, a limitation of the tax deduction for net interest expense to 30% of adjusted earnings (except for certain small businesses), a limitation of the deduction for net operating losses, or NOLs, to 80% of current year taxable income and an elimination of NOL carrybacks (though any such NOLs may be carried forward indefinitely), and modifying or repealing many business deductions and credits (including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”). Additionally, on March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which, among other things, suspends the 80% limitation on the deduction for NOLs in taxable years beginning before January 1, 2021, permits a 5-year carryback of NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021, and generally caps the limitation on the deduction for net interest expense at 50% of adjusted taxable income for taxable years beginning in 2019 and 2020. Gemini continues to examine the impact this tax reform legislation may has on its business. Gemini urges investors to consult with their legal and tax advisers regarding the implications of the Tax Act and the CARES Act on an investment in its common stock.

Gemini might not be able to utilize a significant portion of its U.S. NOL carryforwards and U.S. research and development tax credit carryforwards.

As of December 31, 2019, Gemini had U.S. federal and state NOL carryforwards of $66.5 million and $65.1 million, respectively, and U.S. federal and state research and development tax credit carryforwards of $2.1 million and $0.7 million, respectively. If not utilized, such NOL carryforwards and research and development credits will expire at various dates beginning in 2037 (with the exception of $58.9 million, which has no expiration date) and 2039, respectively. Gemini does not anticipate generating revenue from sales of products for the foreseeable future, if ever, and Gemini may never achieve profitability. These NOL and tax credit carryforwards could expire unused and be unavailable to offset future income tax liabilities. Under the Tax Act, unused losses generated in taxable years beginning after December 31, 2017 will not expire and may be carried forward indefinitely, and generally may not be carried back to prior taxable years, except that, under the CARES Act a 5-year carryback of NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021 is permitted. Additionally, for taxable years beginning after December 31, 2020, the deductibility of such U.S. federal NOLs is limited to 80% of its taxable income in any future taxable year. In addition, under Section 382 of the Code, the amount of benefits from its NOL carryforwards may be impaired or limited if Gemini incurs a cumulative ownership change of more than 50% over a three-year period. Gemini may have experienced ownership changes in the past and may experience ownership changes in the future as a result of the Business Combination and subsequent shifts in its stock ownership, some of which are outside its control. As a result, its use of U.S. federal NOL carryforwards could be limited. State NOL carryforwards may be similarly limited. Any such disallowances may result in greater tax liabilities than Gemini would incur in the absence of such a limitation and any increased liabilities could adversely affect its business, results of operations, financial position and cash flows.

Gemini uses and generates materials that may expose it to material liability.

Gemini’s research programs involve the use of hazardous materials and chemicals, which are currently only handled by third parties. Gemini is subject to foreign, federal, state and local environmental and health and safety laws and regulations governing, among other matters, the use, manufacture, handling, storage and disposal of hazardous materials and waste products. Gemini may incur significant costs to comply with these current or future environmental and health and safety laws and regulations. In addition, Gemini cannot completely eliminate the risk of contamination or injury from hazardous materials and may incur material liability as a result of such contamination or injury. In the event of an accident, an injured party may seek to hold us liable for any damages that result. Any liability could exceed the limits or fall outside the coverage of its workers’ compensation, property and business interruption insurance and Gemini may not be able to maintain insurance on acceptable terms, if at all. Gemini currently carries no insurance specifically covering environmental claims.

Risks Related to Government Regulation

Unless the context otherwise requires, references in this subsection “— Risks Related to Government Regulation” to “we”, “us” and “our” generally refer to Gemini in the present tense or the Combined Entity from and after the Business Combination.

The regulatory approval processes of the FDA and applicable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. Its inability to obtain regulatory approval for GEM103 or any other product candidate would substantially harm its business.

The time required to obtain approval from the FDA and applicable foreign regulatory authorities is unpredictable but typically takes many years following the commencement of nonclinical studies and clinical trials and depends upon numerous factors, including the substantial discretion of regulatory authorities. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s development and may vary among jurisdictions.

GEM103 or its other product candidates could fail to receive regulatory approval from the FDA or an applicable foreign regulatory authority for many reasons, including:

•        disagreement with the design or implementation of its clinical trials;

•        failure to demonstrate that a product candidate is safe and effective for its proposed indication;

•        failure of clinical trials to meet the level of statistical significance required for approval;

•        failure to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•        disagreement with its interpretation of data from nonclinical studies or clinical trials;

•        the insufficiency of data collected from clinical trials of its product candidates to obtain regulatory approval;

•        failure to obtain approval of the manufacturing processes or facilities of third-party manufacturers with whom Gemini contract for clinical and commercial supplies; or

•        changes in the approval policies or regulations that render its nonclinical and clinical data insufficient for approval.

The FDA or an applicable foreign regulatory authority may require more information, including additional nonclinical or clinical data to support approval, which may delay or prevent approval and its commercialization plans, or Gemini may decide to abandon the development program for other reasons. If Gemini were to obtain approval, regulatory authorities may approve any of its product for fewer more limited indications than Gemini request, may require labeling or a Risk Evaluation Mitigation Strategy, or REMS, that includes significant use or distribution restrictions or safety warnings, precautions, or contraindications, may grant approval contingent on the performance of costly post-marketing clinical trials or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate.

Failures or delays in the commencement or completion of, or ambiguous or negative results from, Gemini’s ongoing and planned clinical trials of its product candidates could result in increased costs to us and could delay, prevent, or limit its ability to generate revenue and continue its business.

Gemini does not know whether its Phase 2a clinical trial or any of its planned clinical trials will be completed on schedule, if at all, as the commencement and completion of clinical trials can be delayed or prevented for a number of reasons, including, among others:

•        the FDA or applicable foreign regulatory authorities may not authorize Gemini’s or its investigators to commence its planned clinical trials or any other clinical trials Gemini may initiate, or may suspend its clinical trials, for example, through imposition of a clinical hold, and may request additional data to permit allowance of its investigational new drug, or IND;

•        delays in filing or receiving allowance of additional IND applications that may be required;

•        lack of adequate funding to continue its clinical trials and nonclinical studies;

•        negative results from its ongoing nonclinical studies;

•        delays in reaching or failing to reach agreement on acceptable terms with prospective CROs and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and study sites;

•        the inability of CROs to perform under these agreements, including due to impacts from the COVID-19 pandemic on their workforce;

•        inadequate quantity or quality of a product candidate or other materials necessary to conduct clinical trials, for example delays in the manufacturing of sufficient supply of finished drug product;

•        difficulties obtaining ethics committee or Institutional Review Board, or IRB, approval to conduct a clinical study at a prospective site or sites;

•        challenges in recruiting and enrolling subjects to participate in clinical trials, the proximity of subjects to study sites, eligibility criteria for the clinical study, the nature of the clinical study protocol, the availability of approved effective treatments for the relevant disease, and competition from other clinical study programs for similar indications;

•        severe or unexpected drug-related side effects experienced by subjects in a clinical trial;

•        Gemini may decide, or regulatory authorities may require us, to conduct additional nonclinical or clinical trials or abandon product development programs;

•        delays in validating, or inability to validate, any endpoints utilized in a clinical trial;

•        the FDA or applicable foreign regulatory authorities may disagree with its clinical study design and its interpretation of data from clinical trials, or may change the requirements for approval even after it has reviewed and commented on the design for its clinical trials; and

•        difficulties retaining subjects who has enrolled in a clinical trial but may be prone to withdraw due to rigors of the clinical trials, lack of efficacy, side effects, personal issues, or loss of interest.

Clinical trials may also be delayed or terminated as a result of ambiguous or negative interim results. In addition, a clinical study may be suspended or terminated by us, the FDA or applicable foreign regulatory authorities, the IRBs at the sites where the IRBs are overseeing a clinical study, a data and safety monitoring board, or DSMB, overseeing the clinical study at issue or other regulatory authorities due to a number of factors, including, among others:

•        failure to conduct the clinical study in accordance with regulatory requirements or its clinical protocols;

•        inspection of the clinical study operations or study sites by the FDA or other regulatory authorities that reveals deficiencies or violations that require us to undertake corrective action, including in response to the imposition of a clinical hold;

•        unforeseen safety issues or safety signals, including any that could be identified in its ongoing nonclinical studies or clinical trials, adverse side effects or lack of effectiveness;

•        changes in government regulations or administrative actions;

•        problems with clinical supply materials; and

•        lack of adequate funding to continue clinical trials.

Any inability to successfully complete nonclinical and clinical development could result in additional costs to us or impair its ability to generate revenue. In addition, if Gemini makes changes to a product candidate, such as changes to the formulation, Gemini may need to conduct additional nonclinical studies or clinical trials to bridge or demonstrate the comparability of its modified product candidate to earlier versions, which could delay its clinical development plan or marketing approval for its product candidates. Clinical trial delays could also shorten any periods during which Gemini may have the exclusive right to commercialize its product candidates or allow its competitors to bring products to market before Gemini does, which could impair its ability to successfully commercialize its product candidates and may harm its business and results of operations.

Gemini has limited experience in conducting clinical trials and has never obtained approval for any product candidates and may be unable to do so successfully.

As a company, Gemini has limited experience in designing, conducting or completing clinical trials and has never progressed a product candidate through to regulatory approval. In part because of this lack of experience, its clinical trials may require more time and incur greater costs than Gemini anticipates. Gemini cannot be certain that the planned clinical trials will begin or conclude on time, if at all. Large-scale trials will require significant additional financial and management resources. Any performance failure on the part of such third parties could delay the clinical development of its product candidates or delay or prevent us from obtaining regulatory approval or commercializing its product candidates, depriving us of potential product revenue and resulting in additional losses.

The advancement of healthcare reform may negatively impact its ability to profitably sell its product candidates, if approved.

The United States and many foreign jurisdictions has enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of its product candidates, restrict or regulate post-approval activities and affect its ability to profitably sell any product for which Gemini obtains marketing approval. Changes in regulations, statutes or the interpretation of existing regulations could impact its business in the future by requiring, for example: (i) changes to its manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of its products; or (iv) additional record-keeping requirements.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the Affordable Care Act, was enacted, which includes measures that has significantly changed the way health care is financed by both governmental and private insurers. Some of the provisions of the Affordable Care Act have yet to be implemented, and there have been judicial, congressional, and executive branch challenges to certain aspects of the Affordable Care Act. Since January 2017, President Trump has signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the Affordable Care Act or otherwise circumvent some of the requirements for health insurance mandated by the Affordable Care Act. One Executive Order directs federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. The second Executive Order terminates the cost-sharing subsidies that reimburse insurers under the Affordable Care Act. Several state Attorneys General filed suit to stop the Trump administration from terminating the subsidies, but their request for a restraining order was denied by a federal judge in California on October 25, 2017. Further, on June 14, 2018, U.S. Court of Appeals for the Federal Circuit ruled that the federal government was not required to pay more than $12 billion in Affordable Care Act risk corridor payments to third-party payors who argued were owed to them. The effects of this gap in reimbursement on third-party payors, the viability of the Affordable Care Act marketplace, providers, and potentially its business, are not yet known.

Congress has also considered legislation that would repeal or repeal and replace all or part of the Affordable Care Act. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the Affordable Care Act has been signed into law. The Tax Act included a provision which repealed, effective January 1, 2019, the tax-based shared responsibility payment imposed by the Affordable Care Act on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 that delayed the implementation of certain Affordable Care Act-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. The Bipartisan Budget Act of 2018, or the BBA, among other things, amended the Affordable Care Act, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” In July 2018, the Centers for Medicare and Medicaid Services, or CMS, published a final rule permitting further collections and payments to and from certain Affordable Care Act qualified health plans and health insurance issuers under the Affordable Care Act risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. Moreover, CMS issued a final rule in 2018 that will give states greater flexibility, starting in 2020, in setting benchmarks for insurers in the individual and small group marketplaces, which may has the effect of relaxing the essential health benefits required under the Affordable Care Act for plans sold through such marketplaces. On December 14, 2018, a U.S. District Judge in the Northern District of Texas, or the Texas District Court Judge, ruled that the individual mandate is a critical and inseverable feature of the Affordable Care Act, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the Affordable Care Act are invalid as well. While the Texas District Court Judge, as well as the Trump Administration and CMS, has stated that the ruling will has no immediate effect, it is unclear how this decision, subsequent appeals and other efforts to repeal and replace the Affordable Care Act will impact the Affordable Care Act and its business.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. In August 2011, President Obama signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction, which triggered the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of, on average, 2% per fiscal year through 2025 unless Congress takes additional action. These reductions were extended through 2027 under the BBA. In January 2013, the American Taxpayer Relief Act of 2012, among other things, further reduced Medicare payments to several providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Recently, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there has been several recent U.S. congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget proposal for fiscal year 2019 contained further drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Additionally, the Trump administration released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of drug products paid by consumers. The U.S. Department of Health and Human Services, or HHS, has already started the process of soliciting feedback on some of these measures and, at the same time, is immediately implementing others under its existing authority. For example, in September 2018, CMS announced that it will allow Medicare Advantage Plans the option to use step therapy for Part B drugs beginning January 1, 2019, and in October 2018, CMS proposed a new rule that would require direct-to-consumer television advertisements of prescription drugs and biological products, for which payment is available through or under Medicare or Medicaid, to include in the advertisement the Wholesale Acquisition Cost, or list price, of that drug or biological product. On January 31, 2019, the HHS Office of Inspector General, proposed modifications to the federal Anti-Kickback Statute discount safe harbor for the purpose of reducing the cost of drug products to consumers which, among other things, if finalized, will affect discounts paid by manufacturers to Medicare Part D plans, Medicaid managed care organizations and pharmacy benefit managers working with these organizations. Although a number of these, and other proposed measures may require additional authorization to become effective, Congress and the Trump administration has each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures has increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Gemini expects that the healthcare reform measures that has been adopted and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that Gemini receives for any approved product and could seriously harm its future revenues. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private third-party payors.

Further, on May 30, 2018, the Trickett Wedler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to request access to certain investigational new drug products that has completed a Phase I clinical trial and that are undergoing investigation for FDA approval. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

There has been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize its product. Such reforms could have an adverse effect on anticipated revenue from product candidates that Gemini may successfully develop and for which Gemini may obtain regulatory approval and may affect its overall financial condition and ability to develop product candidates.

Gemini’s relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse, transparency and other healthcare laws and regulations, which, if violated, could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which Gemini obtains marketing approval. Its current and future arrangements with healthcare providers, third-party payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which Gemini researches, and if approved, markets, sells and distributes its products. Restrictions under applicable federal and state healthcare laws and regulations, include the following:

•        the federal Anti-Kickback Statute prohibits persons from, among other things, knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, the referral of an individual for the furnishing or arranging for the furnishing, or the purchase, lease or order, or arranging for or recommending purchase, lease or order, of any good or service for which payment may be made under a federal healthcare program, such as Medicare and Medicaid;

•        federal civil and criminal false claims laws and civil monetary penalty laws, including the federal False Claims Act, which can be enforced through civil whistleblower or qui tam actions, prohibit individuals or entities from, among other things knowingly presenting, or causing to be presented, to the federal government or a government contractor, grantee, or other recipient of federal funds, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•        the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal liability for knowingly and willfully executing a scheme to defraud any healthcare benefit program, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense or knowingly and willfully making false statements relating to healthcare matters;

•        HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their implementing regulations, imposes obligations on certain healthcare providers, health plans and healthcare clearinghouses, known as covered entities, as well as their business associates, which are individuals and entities that perform certain services involving the use or disclosure of individually identifiable health information, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•        the federal Open Payments program, created under Section 6002 of the Affordable Care Act and its implementing regulations, requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS information related to “payments or other transfers of value” made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians (as defined above) and their immediate family members; and

•        analogous state, local, and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; state and foreign laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state and foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers, marketing expenditures or drug prices; state and local laws that require the registration of pharmaceutical sales representatives; and state and foreign laws that govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Efforts to ensure that its business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that its business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If its operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, Gemini may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, integrity oversight and reporting obligations, and the curtailment or restructuring of its operations. If any of the physicians or other healthcare providers or entities with whom Gemini expects to do business is found not to be in compliance with applicable laws, that person or entity may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect its operating results and business.

Gemini and any potential collaborators may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act and California Consumer Privacy Act of 2018, or CCPA), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to its operations or the operations of its collaborators. The state of California, for example, recently adopted the CCPA, which will come into effect beginning in January 2020. The CCPA has been characterized as the first “GDPR-like” privacy statute to be enacted in the United States because it mirrors a number of the key provisions of the European Union General Data Protection Regulation, or EU GDPR. The CCPA establishes a new privacy framework for covered businesses by creating an expanded definition of personal information, establishing new data privacy rights for consumers in the State of California, imposing special rules on the collection of consumer data from minors, and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. In addition, Gemini may obtain health information from third parties (including research institutions from which Gemini obtains clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH. Depending on the facts and circumstances, Gemini could be subject to civil, criminal, and administrative penalties if Gemini knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

Compliance with U.S. and international data protection laws and regulations, including the EU GDPR and other EU data protection laws, could require us to take on more onerous obligations in its contracts, restrict its ability to collect, use and disclose data, or in some cases, impact its ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), private litigation, and/or adverse publicity and could negatively affect its operating results and business. Moreover, clinical trial subjects, employees and other individuals about whom Gemini or its potential collaborators obtain personal information, as well as the providers who share this information with us, may limit its ability to collect, use and disclose the information. Claims that Gemini has violated individuals’ privacy rights, failed to comply with data protection laws, or breached its contractual obligations, even if Gemini is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm its business.

Clinical development is uncertain and Gemini’s clinical trials for GEM103 and any other product candidates may experience delays, which would adversely affect its ability to obtain regulatory approvals or commercialize these programs on a timely basis or at all, which would have an adverse effect on its business.

Gemini cannot be sure that Gemini will be able to submit INDs or similar applications for its preclinical programs on the timelines Gemini expects, if at all. To proceed with its development plans and ultimately commercialization, Gemini may need to conduct and meet regulatory requirements for preclinical and clinical studies. For therapeutic applications, the FDA may require additional extensive preclinical and other studies. Gemini cannot be certain of the timely completion or outcomes of its preclinical testing and studies and cannot predict if the FDA or other regulatory authorities will accept its proposed clinical programs or if the outcomes of its preclinical testing and studies will ultimately support the further development of its programs. As a result, there is no assurance that Gemini will be able to submit INDs or similar applications on the timelines Gemini expects, if at all, and Gemini cannot be sure that submission of an IND or similar applications will result in the FDA or other regulatory authorities allowing a clinical trial design to begin. For example, Gemini plans to use its IND for GEM103 in dry AMD to run a trial of GEM103 in wet AMD, however, Gemini has not yet met with the FDA to discuss such plans, and the FDA may reject such plans.

Even if Gemini is able to obtain regulatory approvals for its product candidates, if they exhibit harmful side effects after approval, its regulatory approvals could be revoked or otherwise negatively impacted, and Gemini could be subject to costly and damaging product liability claims.

Clinical trials are conducted in representative samples of the potential patient population which may has significant variability. Even if Gemini receives regulatory approval for GEM103 or any of its other product candidates, Gemini will have tested them in only a small number of patients during its clinical trials. Clinical trials are by design based on a limited number of subjects and of limited duration for exposure to the product used to determine whether, on a potentially statistically significant basis, the planned safety and efficacy of any product candidate can be achieved. As with the results of any statistical sampling, Gemini cannot be sure that all side effects of its product candidates may be uncovered, and it may be the case that only with a significantly larger number of patients exposed to the product candidate for a longer duration, may a more complete safety profile be identified. Further, even larger clinical trials may not identify rare serious adverse effects or the duration of such studies may not be sufficient to identify when those events may occur. If its applications for marketing are approved and more patients begin to use its product, new risks and side effects associated with its products may be discovered. There have been other products that have been approved by the regulatory authorities but for which safety concerns has been uncovered following approval. Such safety concerns have led to labelling changes or withdrawal of products from the market, and any of its product candidates may be subject to similar risks. Additionally, Gemini may be required to conduct additional nonclinical and clinical trials, require additional warnings on the label of its products, reformulate its product or make changes, create a medication guide outlining the risks of such side effects for distribution to patients and obtain new approvals for its and its suppliers’ manufacturing facilities for GEM103 and any other product candidates. Gemini might have to withdraw or recall its products from the marketplace. Gemini may also experience a significant drop in the potential sales of its products if and when regulatory approvals for such products are obtained, experience harm to its reputation in the marketplace or become subject to lawsuits, including class actions. Any of these results could decrease or prevent any sales of its approved products or substantially increase the costs and expenses of commercializing and marketing its products.

Even if its product candidates receive regulatory approval, they will remain subject to extensive regulatory scrutiny and may still face future development and regulatory difficulties.

Even if Gemini obtains regulatory approval for a product candidate, regulatory authorities may still impose significant restrictions on its product candidates, including their indicated uses or marketing, or impose ongoing requirements for potentially costly post-approval studies. Further, even if Gemini obtains regulatory approval for a product candidate, it would be subject to ongoing requirements by the governing the manufacture, quality control, further development, labeling, packaging, storage, distribution, safety surveillance, import, export, advertising, promotion, recordkeeping and reporting of safety and other post-market information.

The FDA and applicable foreign regulatory authorities will continue to closely monitor the safety profile of any product even after approval. If the FDA or applicable foreign regulatory authorities become aware of new safety information after approval of its product candidates, they may require labeling changes or establishment of a REMS or similar strategy, impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance.

In addition, manufacturers of drug and biologic products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current good manufacturing practice, or cGMP, regulations and standards. If Gemini or a regulatory agency discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing. If Gemini, its product candidates or the manufacturing facilities for its product candidates fail to comply with applicable regulatory requirements, or undesirable side effects caused by such products are identified, a regulatory agency may:

•        issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;

•        mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners;

•        require that Gemini conduct post-marketing studies;

•        require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•        seek an injunction or impose civil or criminal penalties or monetary fines;

•        suspend marketing of, withdraw regulatory approval of or recall such product;

•        suspend any ongoing clinical studies;

•        refuse to approve pending applications or supplements to applications filed by us;

•        suspend or impose restrictions on operations, including costly new manufacturing requirements; or

•        seize or detain products, refuse to permit the import or export of products or require us to initiate a product recall.

The occurrence of any event or penalty described above may inhibit its ability to commercialize its products and generate revenue.

Advertising and promotion of any product candidate that obtains approval in the United States will be heavily scrutinized by the FDA, the Department of Justice, the Department of Health and Human Services’ Office of Inspector General, state attorneys general, members of Congress and the public. Violations, including promotion of its products for unapproved (or off-label) uses, are subject to enforcement letters, inquiries and investigations, and civil and criminal sanctions by the government. Additionally, applicable foreign regulatory authorities will heavily scrutinize advertising and promotion of any product candidate that obtains approval outside of the United States.

In the United States, engaging in the impermissible promotion of its products for off-label uses can also subject us to false claims litigation under federal and state statutes, which can lead to civil and criminal penalties and fines and agreements that materially restrict the manner in which a company promotes or distributes drug and biologic products. These false claims statutes include the federal False Claims Act, which allows any individual to bring a lawsuit against a pharmaceutical company on behalf of the federal government alleging submission of false or fraudulent claims, or causing to present such false or fraudulent claims, for payment by a federal program such as Medicare or Medicaid. If the government prevails in the lawsuit, the individual will share in any fines or settlement funds. Since 2004, these federal False Claims Act lawsuits against pharmaceutical companies has increased significantly in volume and breadth, leading to several substantial civil and criminal settlements regarding certain sales practices promoting off-label product uses involving fines in excess of $1 billion. This growth in litigation has increased the risk that a pharmaceutical company will has to defend a false claim action, pay settlement fines or restitution, agree to comply with burdensome reporting and compliance obligations and be excluded from Medicare, Medicaid and other federal and state healthcare programs. If Gemini does not lawfully promote its approved products, Gemini may become subject to such litigation and, if Gemini does not successfully defend against such actions, those actions may has a material adverse effect on its business, financial condition and results of operations.

The FDA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of its product candidates. If Gemini is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Gemini is not able to maintain regulatory compliance, Gemini may lose any marketing approval that Gemini may have obtained, which would adversely affect its business, prospects and ability to achieve or sustain profitability.

Healthcare insurance coverage and reimbursement may be limited or unavailable for its product candidates, if approved, which could make it difficult for us to sell its product candidates profitably.

The success of its product candidates, if approved, depends on the availability of coverage and adequate reimbursement from third-party payors including governmental healthcare programs, such as Medicare and Medicaid, commercial payors, and health maintenance organizations. Gemini cannot be sure that coverage and reimbursement will be available for, or accurately estimate the potential revenue from, its product candidates or assure that coverage and reimbursement will be available for any product that Gemini may develop.

Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Coverage and adequate reimbursement from third-party payors is critical to new product acceptance.

Third-party payors decide which products and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•        a covered benefit under its health plan;

•        safe, effective and medically necessary;

•        appropriate for the specific patient;

•        cost-effective; and

•        neither experimental nor investigational.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. As a result, obtaining coverage and reimbursement approval of a product from a third-party payor is a time consuming and costly process that could require us to provide to each payor supporting scientific, clinical and cost effectiveness data for the use of its products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, the principal decisions about reimbursement for new medicines are typically made by CMS, an agency within HHS, as CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare. Private third-party payors tend to follow Medicare coverage and reimbursement limitations to a substantial degree, but also has their own methods and approval process apart from Medicare determinations. Even if Gemini obtains coverage for a given product, the resulting reimbursement payment rates might not be adequate for us to achieve or sustain profitability or may require co-payments that patients find unacceptably high.

Its failure to obtain regulatory approval in international jurisdictions would prevent Gemini from marketing its product candidates outside the United States.

Even if its products are approved for marketing in the United States, in order to market and sell its products in other jurisdictions, Gemini must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, Gemini must secure product reimbursement approvals before regulatory authorities will approve the product for sale in that country. Obtaining applicable foreign regulatory authorities and compliance with applicable foreign regulatory requirements could result in significant delays, difficulties and costs for it and could delay or prevent the introduction of its products in certain countries. Further, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries and regulatory approval in one country does not ensure approval in any other country, while a failure or delay in obtaining regulatory approval in one country may has a negative effect on the regulatory approval process in others.

Also, regulatory approval for its product candidates may be withdrawn if Gemini fails to comply with regulatory requirements, if problems occur after the product candidate reaches the market or for other reasons. If Gemini fails to comply with the regulatory requirements in international markets and fail to receive applicable marketing approvals, its target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed and its business will be adversely affected. Gemini may not obtain applicable foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions. Approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. If Gemini fails to obtain approval of its product candidates by applicable foreign regulatory authorities, Gemini will be unable to commercialize its product in that country, and the commercial prospects of that product candidate and its business prospects could decline.

Gemini is subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, and anti-money laundering laws and regulations. Compliance with these legal standards could impair its ability to compete in domestic and international markets. Gemini can face criminal liability and other serious consequences for violations, which can harm its business.

Gemini is subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and other state and national anti-bribery and anti-money laundering laws in the countries in which Gemini conducts activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors, and other collaborators from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. Gemini may engage third parties to sell its products sell its products outside the United States, to conduct clinical trials, and/or to obtain necessary permits, licenses, patent registrations, and other regulatory approvals. Gemini has direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities, and other organizations. Gemini can be held liable for the corrupt or other illegal activities of its employees, agents, contractors, and other collaborators, even if Gemini does not explicitly authorize or has actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences.

Changes in funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new or existing product candidates from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal functions on which the operation of its business may rely, which could negatively impact its business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency has fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which its operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect its business. For example, over the last several years, including beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, has had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process its regulatory submissions, which could have a material adverse effect on its business. Further, upon completion of the Business Combination and in its operations as a public company, future government shutdowns could impact its ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Separately, in response to the global COVID-19 pandemic, on March 10, 2020 the FDA announced its intention to postpone most foreign inspections of manufacturing facilities and products, and subsequently, on March 18, 2020, the FDA announced its intention to temporarily postpone routine surveillance inspections of domestic manufacturing facilities. On July 10, 2020, FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system. The FDA intends to use this risk-based assessment system to identify the categories of regulatory activity that can occur within a given geographic area, ranging from mission critical inspections to resumption of all regulatory activities. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process its regulatory submissions, which could has a material adverse effect on its business. For example, as of June 23, 2020, the FDA noted it is continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals; however, FDA may not be able to continue its current pace and review timelines could be extended.

If the FDA becomes unable to continue its current level of performance, Gemini could experience delays and setbacks for its product candidates and for any approvals Gemini may seek which could adversely affect its business.

GEM103 and other product candidates for which Gemini intends to seek approval as biologic products may face competition sooner than anticipated.

GEM103 is a biological product candidate. Gemini believes that any of its product candidates approved in the United States as a biological product under a Biologics License Application, or BLA, should qualify for the 12-year period of regulatory exclusivity. The enactment of the Biologics Price Competition and Innovation Act of 2009, or BPCIA, as part of the Affordable Care Act, created an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The abbreviated regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an existing brand product. Under the BPCIA, an application for a biosimilar product cannot be approved by the FDA until 12 years after the original branded product was approved under a BLA. Certain changes, however, and supplements to an approved BLA, and subsequent applications filed by the same sponsor, manufacturer, licensor, predecessor in interest, or other related entity do not qualify for the 12-year exclusivity period. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. While it is uncertain when such processes intended to implement the BPCIA may be fully adopted by the FDA, any such processes could has a material adverse effect on the future commercial prospects for its biological products.

However, there is also a risk that this exclusivity could be changed in the future. For example, this exclusivity could be shortened due to congressional action or through other actions, including future proposed budgets, international trade agreements and other arrangements or proposals. The extent to which a biosimilar, once approved, will be substituted for any one of its reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. It is also possible that payers will give reimbursement preference to biosimilars over reference biologics, even absent a determination of interchangeability.

To the extent that Gemini does not receive any anticipated periods of regulatory exclusivity for GEM103 and other product candidates or the FDA or foreign regulatory authorities approve any biosimilar, interchangeable, or other competing products to GEM103 and other product candidates, it could has a material adverse effect on its business, financial condition, results of operations, stock price and prospects.

Risks Related to Intellectual Property

Unless the context otherwise requires, references in this subsection “— Risks Related to Intellectual Property” to “we”, “us” and “our” generally refer to Gemini in the present tense or the Combined Entity from and after the Business Combination.

Gemini’s success depends upon its ability to obtain and maintain intellectual property protection for its products and technologies. It is difficult and costly to protect its proprietary rights and technology, and Gemini may not be able to ensure their protection.

Gemini’s commercial success depends in part on its ability to obtain and maintain patent protection and trade secret protection for GEM103 and its other product candidates, proprietary patient screening technologies and their uses as well as Gemini’s ability to operate without infringing upon the proprietary rights of others. Gemini generally seeks to protect its proprietary position by filing patent applications in the United States and abroad related to its product candidates, proprietary technologies and their uses that are important to Gemini’s business. Gemini also seeks to protect its proprietary position by acquiring or in-licensing relevant issued patents or pending applications from third parties. Finally, Gemini maintains its non-patented, but proprietary technologies, as company trade secrets.

Pending patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless, and until, patents issue from such applications, and then only to the extent the issued claims cover the technology. There can be no assurance that Gemini’s patent applications or the patent applications of Gemini’s licensors will result in patents being issued or that issued patents will afford sufficient protection against competitors with similar technology, nor can there be any assurance that the patents issued will not be infringed, designed around or invalidated by third parties.

Even issued patents may later be found invalid or unenforceable or may be modified or revoked in proceedings instituted by third parties before various patent offices or in courts. The degree of future protection for Gemini and Gemini licensors’ proprietary rights is uncertain. Only limited protection may be available and may not adequately protect Gemini’s rights or permit it to gain or keep any competitive advantage. These uncertainties and/or limitations in Gemini’s ability to properly protect the intellectual property rights relating to its product candidates could have a material adverse effect on Gemini’s financial condition and results of operations.

Gemini currently does not have any company-owned or in-licensed patents covering GEM103. Although Gemini is pursuing pending patent applications on GEM103, these applications may not issue as patents and as a result Gemini may not be able to prevent biosimilars to GEM103 from entering the market when the market exclusivity period has expired. Gemini cannot be certain that the claims in U.S. pending patent applications, corresponding international patent applications and patent applications in certain foreign territories, or those of our licensors, will be considered patentable by the United States Patent and Trademark Office (USPTO), courts in the United States or by the patent offices and courts in foreign countries, nor can Gemini be certain that the claims in its issued patent or its licensor’s issued patents will not be found invalid or unenforceable if challenged.

The patent application process is subject to numerous risks and uncertainties, and there can be no assurance that Gemini or any of our potential future collaborators will be successful in protecting its product candidates by obtaining and defending patents. These risks and uncertainties include the following:

•        the USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process, the noncompliance with which can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction;

•        patent applications may not result in any patents being issued;

•        patents may be challenged, invalidated, modified, revoked, circumvented, found to be unenforceable or otherwise may not provide any competitive advantage;

•        Gemini’s competitors, many of whom have substantially greater resources than Gemini does and many of whom have made significant investments in competing technologies, may seek or may have already obtained patents that will limit, interfere with or eliminate Gemini’s ability to make, use and sell its potential product candidates;

•        there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the United States for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns; and

•        countries other than the United States may have patent laws less favorable to patentees than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop and market competing product candidates.

The patent prosecution process is also expensive and time-consuming, and Gemini or its licensors may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner or in all jurisdictions where protection may be commercially advantageous. It is also possible that Gemini or its licensors will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

In addition, although Gemini enters into non-disclosure and confidentiality agreements with parties who have access to patentable aspects of our research and development output, such as our employees, outside scientific collaborators,

CROs, third-party manufacturers, consultants, advisors and other third parties, any of these parties may breach such agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection.

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Gemini may be unable to obtain intellectual property rights or technology necessary to develop and commercialize its product candidates.

Several third parties are actively researching and seeking and obtaining patent protection in the AMD field, and there are issued third-party patents and published third-party patent applications in these fields. Although no third party has asserted a claim of patent infringement against us as of the date of this prospectus, a third party may hold proprietary rights that could prevent Gemini’s product candidates from being marketed. For example, Gemini is aware of an issued European patent expiring in 2026 that claims an isolated CFH polypeptide which could be alleged to cover GEM103. While Gemini believes that the expiration date of this patent will be prior to European launch of GEM103, there is a possibility that commercial manufacturing or product launch in Europe would predate the patent expiration. If commercial manufacturing or product launch in Europe predates the patent expiration, and in the event that this patent is successfully asserted against us, such litigation may negatively impact our ability to commercialize GEM103 in France, Germany, Ireland, Liechtenstein, the Netherlands, Switzerland or the United Kingdom. Gemini may not be aware of all third-party intellectual property rights potentially relating to its product candidates and technologies.

Depending on what patent claims ultimately issue and how courts construe the issued patent claims, as well as depending on the ultimate formulation and method of use of its product candidates, Gemini may need to obtain a license under such patents. There can be no assurance that such licenses will be available on commercially reasonable terms, or at all. If a third party does not offer us a necessary license or offers a license only on terms that are unattractive or unacceptable to us, Gemini might be unable to develop and commercialize one or more of its product candidates, which would have a material adverse effect on its business, financial condition and results of operations. Moreover, even if Gemini obtains licenses to such intellectual property, but subsequently fail to meet its obligations under its license agreements, or such license agreements are terminated for any other reasons, Gemini may lose its rights to in-licensed technologies.

The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that Gemini may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. Gemini also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on its investment, or at all. If Gemini is unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights Gemini has, Gemini may have to abandon development of the relevant program or product candidate, which could have a material adverse effect on its business, financial condition, results of operations and prospects.

If we fail to comply with our obligations under any license, collaboration or other agreements, including the license agreement with Sanquin Blood Supply Foundation related to anti-CFH agonistic antibodies, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates.

Gemini is dependent on patents, know-how and proprietary technology in-licensed from Sanquin Blood Supply Foundation. Its commercial success depends upon its ability to develop, manufacture, market and sell its product candidates and use its and its licensor’s proprietary technologies without infringing the proprietary rights of third parties. Sanquin Blood Supply Foundation may have the right to terminate the license agreement in full in the event Gemini materially breach or default in the performance of any of the obligations under the license agreement. A termination of the license agreement with Sanquin Blood Supply Foundation could result in the loss of significant rights and could harm its ability to commercialize its product candidates.

Disputes may also arise between Gemini and Sanquin Blood Supply Foundation, as well as any future potential licensors, regarding intellectual property subject to a license agreement, including:

•        the scope of rights granted under the license agreement and other interpretation-related issues;

•        whether and the extent to which its technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•        its right to sublicense patent and other rights to third parties under collaborative development relationships;

•        its diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of its product candidates and what activities satisfy those diligence obligations;

•        the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by its licensors and us and its partners; and

•        the priority of invention of patented technology.

If disputes over intellectual property that Gemini has licensed prevent or impair its ability to maintain its current licensing arrangements on acceptable terms, Gemini may be unable to successfully develop and commercialize the affected product candidates.

In addition, the Research Collaboration and License Agreement under which Gemini currently licenses intellectual property is complex, and certain provisions may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Gemini believes to be the scope of its rights to the relevant intellectual property, or increase what Gemini believes to be its financial or other obligations under the Research Collaboration and License Agreement, either of which could has a material adverse effect on its business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that Gemini has licensed prevent or impair its ability to maintain its current licensing arrangement on commercially acceptable terms, Gemini may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on its business, financial conditions, results of operations, and prospects.

Gemini is generally also subject to all of the same risks with respect to protection of intellectual property that Gemini licenses, as Gemini is for intellectual property that Gemini owns, which are described below. If Gemini or its licensors fail to adequately protect this intellectual property, its ability to commercialize products could suffer.

Patent terms may be inadequate to protect its competitive position on its product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering its product candidates are obtained, once the patent life has expired, Gemini may be open to competition from competitive products. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting its product candidates might expire before or shortly after Gemini or its partners commercialize those candidates. As a result, its owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to its products.

Gemini may not be able to protect its intellectual property rights throughout the world.

The legal protection afforded to inventors and owners of intellectual property in countries outside of the United States may not be as protective or effective as that in the United States and Gemini may, therefore, be unable to acquire and enforce intellectual property rights outside the United States to the same extent as in the United States. Whether filed in the United States or abroad, its patent applications may be challenged or may fail to result in issued patents.

Currently, Gemini does not own or have in-licensed issued patents covering GEM103. Any future patents Gemini obtains may not be sufficiently broad to prevent others from practicing its technologies or from developing or commercializing competing products. Furthermore, others may independently develop or commercialize similar or alternative technologies or drugs, or design around its patents. Its patents may be challenged, invalidated, circumvented or narrowed, or fail to provide us with any competitive advantages. In many foreign countries, patent applications and/or issued patents, or parts thereof, must be translated into the native language. If its patent applications or issued patents are translated incorrectly, they may not adequately cover its technologies; in some countries, it may not be possible to rectify an incorrect translation, which may result in patent protection that does not adequately cover its technologies in those countries.

Filing, prosecuting, enforcing and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and its intellectual property rights in some countries outside the United States are less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and certain state laws in the United States. Consequently, Gemini and its licensor may not be able to prevent third parties from practicing its and its licensor’s inventions in all countries outside the United States, or from selling or importing products made using its and its licensor’s inventions in and into the United States or other jurisdictions. Competitors may use its and its licensor’s technologies in jurisdictions where Gemini has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Gemini and its licensor have patent protection, but enforcement is not as strong as that in the United States. These products may compete with its product candidates its and its licensor’s patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology. This could make it difficult for us and Gemini’s licensor to stop the infringement of its and its licensor’s patents or the marketing of competing products in violation of Gemini’s and its licensor’s proprietary rights, generally. Proceedings to enforce Gemini’s and its licensor’s patent rights in foreign jurisdictions could result in substantial costs and divert its and its licensor’s efforts and attention from other aspects of its business, could put Gemini’s and its licensor’s patents at risk of being invalidated or interpreted narrowly, could place Gemini’s and its licensor’s patent applications at risk of not issuing and could provoke third parties to assert claims against Gemini’s or its licensor. Gemini or its licensor may not prevail in any lawsuits that Gemini or its licensor initiates and the damages or other remedies awarded, if any, may not be commercially meaningful.

The requirements for patentability differ in certain countries, particularly developing countries. For example, China has a heightened requirement for patentability and, specifically, requires a detailed description of medical uses of a claimed drug. In addition, India, certain countries in Europe and certain developing countries, including Thailand, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, Gemini and its licensor may have limited remedies if patents are infringed or if Gemini or its licensor are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit its potential revenue opportunities. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. Accordingly, Gemini and its licensor’s efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Gemini owns or licenses.

Obtaining and maintaining its patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Gemini’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance and annuity fees on issued United States patents and most foreign patent applications and patents must be paid to the U.S. Patent and Trademark Office, or USPTO, and foreign patent agencies, respectively, in order to maintain such patents and patent applications. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application, examination and issuance processes. While an inadvertent lapse can, in some cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If Gemini or its licensor fails to maintain the patents and patent applications covering its product candidates, its competitors might be able to enter the market with similar or identical products or technology, which would have a material adverse effect on its business, financial condition and results of operations.

Gemini may become involved in lawsuits or other proceedings to protect or enforce its intellectual property, which could be expensive, time-consuming and unsuccessful and have a material adverse effect on the success of its business.

Third parties may infringe Gemini’s or its licensor’s patents or misappropriate or otherwise violate its or its licensor’s intellectual property rights. In the future, Gemini or its licensor may initiate legal proceedings to enforce or defend Gemini’s or its licensor’s intellectual property rights, to protect its or its licensor’s trade secrets or to determine the validity or scope of intellectual property rights Gemini owns or controls. Also, third parties may initiate legal proceedings against Gemini or its licensor to challenge the validity or scope of intellectual property rights Gemini owns, controls or to which Gemini has rights. For example, generic or biosimilar drug manufacturers or other competitors or third parties may challenge the scope, validity or enforceability of Gemini’s or its licensor’s patents, requiring Gemini or its licensor to engage in complex, lengthy and costly litigation or other proceedings. These proceedings can be expensive and time-consuming and many of its or its licensor’s adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than Gemini can. Moreover, the outcome following legal assertions of invalidity and unenforceability is unpredictable. Accordingly, despite Gemini’s or its licensor’s efforts, Gemini or its licensor may not be able to prevent third parties from infringing upon or misappropriating intellectual property rights Gemini owns, controls or has rights to, particularly in countries where the laws may not protect those rights as fully as in the United States. Litigation could result in substantial costs and diversion of management resources, which could harm its business and financial results. In addition, if Gemini or its licensor initiated legal proceedings against a third party to enforce a patent covering a product candidate, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. In an infringement or declaratory judgment proceeding, a court may decide that a patent owned by or licensed to us is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that Gemini’s or its licensor’s patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of Gemini’s or its licensor’s patents at risk of being invalidated, narrowed, held unenforceable or interpreted in such a manner that would not preclude third parties from entering the market with competing products.

Third-party pre-issuance submission of prior art to the USPTO, or opposition, derivation, revocation reexamination, or inter partes review, or other pre-issuance or post-grant proceedings or other patent office proceedings or litigation in the United States or other jurisdictions provoked by third parties or brought by Gemini or its licensor, may be necessary to determine the inventorship, priority, patentability or validity of inventions with respect to Gemini’s or its licensor’s patents or patent applications. An unfavorable outcome could leave its technology or product candidates without patent protection, allow third parties to commercialize its technology or product candidates and compete directly with us, without payment to us, or could require Gemini or its licensor to obtain license rights from the prevailing party in order to be able to manufacture or commercialize its product candidates without infringing third-party patent rights. Its business could be harmed if the prevailing party does not offer Gemini or its licensor a license on commercially reasonable terms, or at all. Even if Gemini or its licensor obtains a license, it may be non-exclusive, thereby giving its competitors access to the same technologies licensed to Gemini or its licensor. In addition, if the breadth or strength of protection provided by Gemini’s or its licensor’s patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize product candidates. Even if Gemini successfully defends such litigation or proceeding, Gemini may incur substantial costs and it may distract its management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on its ability to raise the funds necessary to continue its clinical trials, continue its research programs, license necessary technology from third parties, or enter into collaborations.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of its confidential information could be compromised by disclosure during this type of litigation. In addition, many foreign jurisdictions have rules of discovery that are different than those in the United States and which may make defending or enforcing its or its licensor’s patents extremely difficult. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of shares of our common stock.

Third parties may initiate legal proceedings against Gemini alleging that Gemini infringes their intellectual property rights or Gemini may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, the outcome of which would be uncertain and could have a material adverse effect on the success of its business.

Gemini’s commercial success depends upon its ability to develop, manufacture, market and sell any product candidates that Gemini may develop and use its proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. Third parties may initiate legal proceedings against Gemini or its licensor alleging that Gemini or its licensor infringes their intellectual property rights or Gemini or its licensor may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, including in oppositions, revocations, reexaminations, inter partes review or derivation proceedings before the USPTO or its counterparts in other jurisdictions. These proceedings can be expensive and time-consuming and many of its or its licensor’s adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than Gemini or its licensor can.

An unfavorable outcome in any such proceeding could require Gemini or its licensor to cease using the related technology or developing or commercializing its product candidates, or to attempt to license rights to it from the prevailing party, which may not be available on commercially reasonable terms, or at all.

Gemini could be found liable for monetary damages, including treble damages and attorneys’ fees, if Gemini is found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing its product candidates or force us to cease some of its business operations, which could materially harm its business.

Gemini performs searches of patent and scientific databases in order to identify documents that may be of potential relevance to the freedom-to-operate and/or patentability of its product candidates. In general, such searches are conducted based on keywords, sequences, inventors/authors and assignees/entities to capture U.S. and European patents and patent applications, PCT publications and scientific journal articles.

The patent landscape around its GEM103 product candidate is complex, and Gemini may not be aware of all third-party intellectual property rights potentially relating to its product candidates and technologies. Although no third party has asserted a claim of patent infringement against us as of the date of this prospectus, a third party may hold proprietary rights that could prevent Gemini’s product candidates from being marketed. For example, Gemini is aware of an issued European patent expiring in 2026 that claims an isolated CFH polypeptide which could be alleged to cover GEM103. While Gemini believes that the expiration date of this patent will be prior to European launch of GEM103, there is a possibility that commercial manufacturing or product launch in Europe would predate the patent expiration. If commercial manufacturing or product launch in Europe predates the patent expiration, and in the event that this patent is successfully asserted against us, such litigation may negatively impact our ability to commercialize GEM103 in France, Germany, Ireland, Liechtenstein, the Netherlands, Switzerland or the United Kingdom. Moreover, it is possible that Gemini is or may become aware of patents or pending patent applications that Gemini thinks do not relate to its product candidates or that Gemini believes are invalid or unenforceable, but that may nevertheless be interpreted to encompass its product candidates and to be valid and enforceable. As to pending third-party applications, Gemini cannot predict with any certainty which claims will issue, if any, or the scope of such issued claims. If any third party intellectual property claims are asserted against us, even if Gemini believes the claims are without merit, there is no assurance that a court would find in its favor, e.g., on questions of infringement, validity, enforceability or priority. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable and infringed, which could materially and adversely affect Gemini’s ability and the ability of its licensor to commercialize any product candidates Gemini may develop and any other product candidates or technologies covered by the asserted third-party patents. In order to successfully challenge the validity of any such U.S. patent in federal court, Gemini would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. If any such third-party patents (including those that may issue from such applications) were successfully asserted against Gemini or its licensor or other commercialization partners and Gemini were unable to successfully challenge the validity or enforceability of any such asserted patents, then Gemini or its licensor and other commercialization partners may be prevented from commercializing its product candidates, or may be required to pay significant damages, including treble damages and attorneys’ fees if Gemini is found to willfully infringe the asserted patents, or obtain a license to such patents, which may not be available on commercially reasonable terms, or at all. Even if Gemini were able to obtain a license, it could be non-exclusive, thereby giving its competitors and other third parties access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from its business. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of its confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on its ability to raise additional funds or otherwise have a material adverse effect on its business, results of operations, financial condition and prospects. Any of the foregoing would have a material adverse effect on Gemini’s business, financial condition and operating results.

Gemini may be subject to claims by third parties asserting that its employees or Gemini has misappropriated a third party’s intellectual property, or claiming ownership of what Gemini regards as its own intellectual property.

Many of Gemini’s employees, including its senior management, were previously employed at other biotechnology or pharmaceutical companies, including its competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Gemini may be subject to claims that Gemini or these employees have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer, or that third parties have an interest in its patents as an inventor or co-inventor. Litigation may be necessary to defend against these claims. If Gemini fails in prosecuting or defending any such claims, in addition to paying monetary damages, Gemini may lose valuable intellectual property rights or personnel or sustain other damages. Such intellectual property rights could be awarded to a third party, and Gemini could be required to obtain a license from such third party to commercialize its technology or products. Such a license may not be available on commercially reasonable terms, or at all. Even if Gemini successfully prosecutes or defends against such claims, litigation could result in substantial costs and distract management.

In addition, while it is Gemini’s policy to require its employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, Gemini may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Gemini regards as its own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and Gemini may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what Gemini regards as its intellectual property. Such claims could have a material adverse effect on its business, financial condition, results of operations and prospects.

Gemini’s inability to protect its confidential information and trade secrets would harm its business and competitive position.

In addition to seeking patents for some of its technology and products, in its activities Gemini also relies substantially on trade secrets, including unpatented know-how, technology and other proprietary materials and information, to maintain its competitive position. Gemini seeks to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as its employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. Gemini also enters into confidentiality and invention or patent assignment agreements with its employees and consultants. However, these steps may be inadequate, Gemini may fail to enter into agreements with all such parties or any of these parties may breach the agreements and disclose its proprietary information, and there may be no adequate remedy available for such breach of an agreement. Gemini cannot assure you that its proprietary information will not be disclosed or that Gemini can meaningfully protect its trade secrets. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts both within and outside the United States may be less willing, or unwilling, to protect trade secrets. If a competitor lawfully obtained or independently developed any of its trade secrets, Gemini would have no right to prevent such competitor from using that technology or information to compete with us, which could harm its competitive position.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by its intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect Gemini’s business or permit Gemini to maintain our competitive advantage. For example:

•        others may be able to make products that are similar to any product candidates Gemini may develop or utilize similar technology but that are not covered by the claims of the patents that Gemini licenses or may own in the future;

•        Gemini, or its current or future collaborators, might not have been the first to make the inventions covered by the issued patents and pending patent applications that Gemini licenses or may own in the future;

•        Gemini, or its current or future collaborators, might not have been the first to file patent applications covering certain of its or their inventions;

•        others may independently develop similar or alternative technologies or duplicate any of its technologies without infringing its owned or licensed intellectual property rights;

•        it is possible that Gemini’s pending patent applications or those that it may own in the future will not lead to issued patents;

•        issued patents that Gemini holds rights to may be held invalid or unenforceable, including as a result of legal challenges by its competitors;

•        its competitors might conduct research and development activities in countries where Gemini does not have patent rights and then use the information learned from such activities to develop competitive products for sale in its major commercial markets;

•        Gemini may not develop additional proprietary technologies that are patentable;

•        the patents of others may harm its business; and

•        Gemini may choose not to file a patent application in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on its business, financial condition, results of operations and prospects.

Patents that ultimately issue that cover its product candidates could be found invalid or unenforceable if challenged in court or the USPTO.

If Gemini or its licensing partner initiate legal proceedings against a third party to enforce a patent, if obtained, covering its product candidates, the defendant could counterclaim that the patent covering its product candidates, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. These types of mechanisms include inter partes review, post grant review, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). These types of proceedings could result in revocation or amendment to its patents such that they no longer cover its product candidates. The outcome for any particular patent following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, Gemini cannot be certain that there is no invalidating prior art, of which Gemini, its patent counsel and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if Gemini is otherwise unable to adequately protect its rights, Gemini would lose at least part, and perhaps all, of the patent protection on its product candidates. A loss of patent protection for its product candidates could have a material adverse impact on its ability to commercialize or license its technology and product candidates and, resultantly, on its business, financial condition, prospects and results of operations.

Changes in patent law could diminish the value of patents in general, thereby impairing its ability to protect its product candidates.

As is the case with other biotechnology and pharmaceutical companies, Gemini’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involves technological and legal complexity, and obtaining and enforcing biotechnology patents is costly, time-consuming and inherently uncertain. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances, weakening the rights of patent owners in certain situations or ruling that certain subject matter is not eligible for patent protection. In addition to increasing uncertainty with regard to its and its licensor’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by Congress, the federal courts, the USPTO and equivalent bodies in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that would weaken its and its licensor’s ability to obtain new patents or to enforce existing patents and patents Gemini and its licensor may obtain in the future.

Patent reform laws, such as the Leahy-Smith America Invents Act, or the Leahy-Smith Act, as well as changes in how patent laws are interpreted, could increase the uncertainties and costs surrounding the prosecution of its and its licensor’s patent applications and the enforcement or defense of its or its licensor’s issued patents. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the filing and prosecution strategies associated with patent applications, including a change from a “first-to-invent” to a “first-inventor-to-file” patent system, and may also affect patent prosecution and litigation, such as by allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO-administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. The USPTO has developed regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act and, in particular, the “first-inventor-to-file” provisions, became effective in 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will has on the operation of its business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of its or its licensor’s patent applications and the enforcement or defense of its or its licensor’s issued patents, all of which could has a material adverse effect on its business, financial condition and results of operations.

Risks Related to Reliance on Third Parties

Unless the context otherwise requires, references in this subsection “— Risks Related to Reliance on Third Parties” to “we”, “us” and “our” generally refer to Gemini in the present tense or the Combined Entity from and after the Business Combination.

Gemini will rely on third parties to conduct its clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines or comply with regulatory requirements, Gemini may not be able to obtain regulatory approval of or commercialize any potential product candidates.

Gemini will depend upon third parties, including independent investigators, to conduct its clinical trials under agreements with universities, medical institutions, CROs, strategic partners and others. Gemini expects to has to negotiate budgets and contracts with CROs and trial sites, which may result in delays to its development timelines and increased costs.

Gemini will rely heavily on third parties over the course of its clinical trials, and, as a result, will have limited control over the clinical investigators and limited visibility into their day-to-day activities, including with respect to their compliance with the approved clinical protocol. Nevertheless, its reliance on third parties does not relieve Gemini of its regulatory responsibilities and it will be responsible for ensuring that each of its trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards. Gemini and these third parties are required to comply with good clinical practice, or GCP, requirements, which are regulations and guidelines enforced by the FDA and applicable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, clinical investigators and trial sites. If Gemini or any of these third parties fail to comply with applicable GCP requirements, the clinical data generated in its clinical trials may be deemed unreliable and the FDA or applicable foreign regulatory authorities may require us to suspend or terminate these trials or perform additional nonclinical studies or clinical trials before approving its marketing applications. Gemini cannot be certain that, upon inspection, regulatory authorities will determine that any of its clinical trials comply with the GCP requirements. In addition, its clinical trials must be conducted with products produced under cGMP requirements and may require a large number of patients. Its failure or any failure by these third parties to comply with these applicable regulations or to recruit a sufficient number of patients may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, its business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

The third parties who may conduct its future clinical trials will not be its employees and, except for remedies that may be available to us under its agreements with those third parties, Gemini cannot control whether or not they devote sufficient time and resources to its ongoing nonclinical and clinical programs. These third parties may also have relationships with other commercial entities, including Gemini’s competitors, for whom they may also be conducting clinical trials or other product development activities, which could affect their performance on its behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to its clinical protocols or regulatory requirements or for other reasons, its clinical trials may be extended, delayed or terminated and Gemini may not be able to complete development of, obtain regulatory approval of or successfully commercialize its product candidates in a timely manner or at all. As a result, its financial results and the commercial prospects for its product candidates would be harmed, its costs could increase and its ability to generate revenue could be delayed.

If any of its relationships with these third-party CROs or others terminate, Gemini may not be able to enter into arrangements with alternative CROs or other third parties or to do so on commercially reasonable terms. Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO begins work. As a result, delays may occur, which can materially impact its ability to meet its desired clinical development timelines. Though Gemini carefully manages its relationships with its CROs, there can be no assurance that Gemini will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on its business, financial condition and prospects.

If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines or if the quality or accuracy of the clinical data they obtain is compromised due to the failure (including by clinical sites or investigators) to adhere to its clinical protocols, regulatory requirements or for other reasons, its clinical trials may be extended, delayed or terminated and Gemini may not be able to obtain regulatory approval for or successfully commercialize its product candidates. As a result, its results of operations and the commercial prospects for its product candidates would be harmed, its costs could increase substantially and its ability to generate revenues could be delayed significantly.

Gemini contracts with third parties for the manufacture of its product candidates for nonclinical testing and expects to continue to do so for clinical trials and for commercialization. This reliance on third parties increases the risk that Gemini will not have sufficient quantities of its product candidates or products, if approved, or that such supply will not be available to us at an acceptable cost, which could delay, prevent or impair its development or commercialization efforts.

Gemini does not have any manufacturing facilities. Gemini currently relies, and expect to continue to rely, on third-party manufacturers for the manufacture of its product candidates for nonclinical and clinical testing and for commercial supply of any of these product candidates for which Gemini obtains marketing approval. Reliance on third-party manufacturers may expose us to different risks than if Gemini were to manufacture product candidates itself. Any disruption in supply from any supplier or manufacturing location, including on account of the COVID-19 pandemic, could lead to supply delays or interruptions which would damage its business, financial condition, results of operations and prospects. To the extent any issues arise with its third-party manufacturers, Gemini may be unable to establish any agreements with any other third-party manufacturers or to do so on acceptable terms. Even if Gemini is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

•        the possible breach of the manufacturing agreement by the third party;

•        the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us; and

•        reliance on the third party for regulatory compliance, quality assurance and safety and pharmacovigilance reporting.

Third-party manufacturers may not be able to comply with cGMP regulations or applicable foreign regulatory requirements. Its failure, or the failure of third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or medicines, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of its product candidates and harm its business and results of operations.

Any product candidates that Gemini may develop may compete with other product candidates and products for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that might be capable of manufacturing for us.

Any performance failure on the part of its existing or future manufacturers could delay clinical development or marketing approval. Gemini does not currently have arrangements in place for redundant supply for bulk drug substances. If any one of its current contract manufacturers cannot perform as agreed, Gemini may be required to replace that manufacturer. Although Gemini believes that there are several potential alternative manufacturers who could manufacture its product candidates, Gemini may incur added costs and delays in identifying and qualifying any such replacement.

Its current and anticipated future dependence upon others for the manufacture of its product candidates may adversely affect its future profit margins and its ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

The manufacture of Gemini’s product candidates is complex and Gemini may encounter difficulties in production. If Gemini or any of its third-party manufacturers encounter such difficulties, or fails to meet rigorously enforced regulatory standards, its ability to provide supply of its product candidates for clinical trials or its products for patients, if approved, could be delayed or stopped, or Gemini may be unable to maintain a commercially viable cost structure.

The processes involved in manufacturing its product candidates are complex, expensive, highly-regulated, and subject to multiple risks. Further, as product candidates are developed through nonclinical studies to late-stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives, and any of these changes could cause its product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials.

In addition, the manufacturing process for any products that Gemini may develop is subject to FDA and other applicable foreign regulatory authority approval processes and continuous oversight, and Gemini will need to contract with manufacturers who can meet all applicable FDA and applicable foreign regulatory authority requirements, including, for example, complying with cGMPs, on an ongoing basis. If Gemini or its third-party manufacturers are unable to reliably produce products to specifications acceptable to the FDA or other regulatory authorities, Gemini may not obtain or maintain the approvals Gemini needs to commercialize such products. Even if Gemini obtains regulatory approval for any of its product candidates, there is no assurance that either Gemini or its contract manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product, or to meet potential future demand. Any of these challenges could delay completion of clinical trials, require bridging or comparability nonclinical or clinical trials or the repetition of one or more clinical trials, increase clinical study costs, delay approval of its product candidates, impair commercialization efforts, increase its cost of goods, and has an adverse effect on its business, financial condition, results of operations, and growth prospects.

Gemini may seek to establish collaborations, and, if Gemini is not able to establish them on commercially reasonable terms, Gemini may have to alter its development and commercialization plans.

Gemini may pursue collaborations in order to develop and commercialize GEM103 and other product candidates. Gemini face significant competition in seeking appropriate collaborators. Whether Gemini reaches a definitive agreement for a collaboration will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA or applicable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing products and the existence of uncertainty with respect to its ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborators may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for its product candidates.

Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

Gemini may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If Gemini is unable to do so, Gemini may have to curtail the development of the product candidate for which Gemini is seeking to collaborate, reduce or delay its development program or one or more of its other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities or increase its expenditures and undertake development or commercialization activities at its own expense. If Gemini elects to increase its expenditures to fund development or commercialization activities on its own, Gemini may need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If Gemini does not have sufficient funds, Gemini may not be able to further develop its product candidates or bring them to market and generate product revenue.

Risks Related to Commercialization

Unless the context otherwise requires, references in this subsection “— Risks Related to Commercialization” to “we”, “us” and “our” generally refer to Gemini in the present tense or the Combined Entity from and after the Business Combination.

Even if Gemini commercializes its product candidates, these products may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which could harm its business.

The regulations that govern marketing approvals, pricing and reimbursement for new drugs and biologics vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, Gemini might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay or limit its commercial launch of the product, possibly for lengthy time periods, which could negatively impact the revenue Gemini generates from the sale of the product in that particular country. Adverse pricing limitations may hinder its ability to recoup its investment in one or more product candidates, even if its product candidates obtain marketing approval.

Its ability to commercialize any products successfully also will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors determine which medications they will cover and establish reimbursement levels. Third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Gemini cannot be sure that coverage and reimbursement will be available for any product that Gemini commercializes and, if reimbursement is available, what the level of reimbursement will be. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which Gemini obtains marketing approval, if any. If coverage and reimbursement are not available or reimbursement is available only to limited levels, Gemini may not be able to successfully commercialize any product candidate for which marketing approval is obtained, if any.

There may be significant delays in obtaining coverage and reimbursement for newly approved drugs and biologics, and coverage may be more limited than the purposes for which the product is approved by the FDA or applicable foreign regulatory authorities. Moreover, eligibility for coverage and reimbursement does not imply that a drug will be paid for in all cases or at a rate that covers its costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs and biologics, if applicable, may also not be sufficient to cover its costs and may only be temporary. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs and biologics from countries where they may be sold at lower prices than in the United States. Its inability to promptly obtain coverage and profitable reimbursement rates third-party payors for any approved products that Gemini develops could have a material adverse effect on its operating results, its ability to raise capital needed to commercialize products and its overall financial condition.

If, in the future, Gemini is unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any product candidates Gemini may develop, Gemini may not be successful in commercializing those product candidates if and when they are approved.

Gemini does not currently have an infrastructure for the sales, marketing, and distribution of pharmaceutical products. In order to market its product candidates, if approved by the FDA or any other regulatory body, Gemini must build its sales, marketing, managerial, and other non-technical capabilities, or make arrangements with third parties to perform these services. There are risks involved with both establishing its own commercial capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force or reimbursement specialists is expensive and time-consuming and could delay any product launch. If the commercial launch of a product candidate for which Gemini recruits a sales force and establishes marketing and other commercialization capabilities is delayed or does not occur for any reason, Gemini would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and its investment would be lost if Gemini cannot retain or reposition its commercialization personnel.

If Gemini enter into arrangements with third parties to perform sales, marketing, commercial support, and distribution services, its product revenue or the profitability of product revenue may be lower than if Gemini were to market and sell any products Gemini may develop itself. In addition, Gemini may not be successful in entering into arrangements with third parties to commercialize its product candidates or may be unable to do so on terms that are favorable to us. Gemini may have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market its products effectively and they could expose its company to regulatory enforcement and legal risk in the execution of their sales and commercialization activities. If Gemini does not establish commercialization capabilities successfully, either on its own or in collaboration with third parties, Gemini will not be successful in commercializing its product candidates if approved.

If Gemini is unable to establish adequate sales, marketing, and distribution capabilities, whether independently or with third parties, or if Gemini is unable to do so on commercially reasonable terms, its business, results of operations, financial condition, and prospects will be materially adversely affected.

Gemini’s product candidates may not achieve adequate market acceptance among physicians, patients, third-party payors and others in the medical community necessary for commercial success.

Even if Gemini’s product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, third-party payors, pharmaceutical companies and others in the medical community. Demonstrating the safety and efficacy of its product candidates and obtaining regulatory approvals will not guarantee future revenue. Its commercial success also depends on coverage and adequate reimbursement of its product candidates by third-party payors, including government payors and private insurers, which may be difficult or time-consuming to obtain, may be limited in scope and may not be obtained in all jurisdictions in which Gemini may seek to market its products. Third-party payors closely examine medical products to determine whether they should be covered by reimbursement and, if so, the level of reimbursement that will apply. Gemini cannot be certain that third-party payors will sufficiently reimburse sales of its product, or enable us to sell its product at a profitable price. Similar concerns could also limit the reimbursement amounts that health insurers or government agencies in other countries are prepared to pay for its products. In many regions outside the United States where Gemini may pursue regulatory approvals and market its products, the pricing of prescription drugs is controlled by the government or regulatory agencies.

Regulatory agencies in these countries could determine that the pricing for its products should be based on prices of other commercially available products for the same disease, rather than allowing Gemini to market its products at a premium as new drugs. The degree of market acceptance of any of its approved product candidates will depend on a number of factors, including:

•        the efficacy and safety profile of the product candidate as demonstrated in clinical trials;

•        the timing of market introduction of the product candidate as well as competitive products;

•        the clinical indications for which the product candidate is approved;

•        acceptance of the product candidate as a safe and effective treatment by clinics and patients;

•        the potential and perceived advantages of the product candidate over alternative treatments, including any similar generic treatments;

•        the cost of treatment in relation to alternative treatments;

•        the availability of coverage and adequate reimbursement and pricing by third-party payors;

•        the relative convenience and ease of administration;

•        the frequency and severity of adverse events;

•        the effectiveness of sales and marketing efforts; and

•        unfavorable publicity relating to its product candidates.

Sales of medical products also depend on the willingness of physicians to prescribe the treatment, which is likely to be based on a determination by these physicians that the products are safe, therapeutically effective and cost effective. In addition, the inclusion or exclusion of products from treatment guidelines established by various physician groups and the viewpoints of influential physicians can affect the willingness of other physicians to prescribe the treatment. Gemini cannot predict whether physicians, physicians’ organizations, hospitals, other healthcare providers, government agencies or private insurers will determine that its product is safe, therapeutically effective and cost effective as compared with competing treatments. If any product candidate is approved but does not achieve an adequate level of acceptance by such parties, Gemini may not generate or derive sufficient revenue from that product candidate and may not become or remain profitable.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that Gemini may develop and insurance coverage may not be adequate.

Gemini faces an inherent risk of product liability exposure related to the testing of its product candidates in human clinical trials and will face an even greater risk if Gemini commercialize any resulting products. Product liability claims may be brought against us by subjects enrolled in its clinical trials, patients, their family members, healthcare providers or others using, administering or selling its products. If Gemini cannot successfully defend itself against claims that its product candidates or products that Gemini may develop caused injuries, Gemini could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•        decreased demand for any product candidates or products that Gemini may develop;

•        termination of clinical trial sites or entire trial programs;

•        injury to its reputation and significant negative media attention;

•        withdrawal of clinical trial participants;

•        significant costs to defend the related litigation;

•        substantial monetary awards to trial subjects or patients;

•        loss of revenue;

•        diversion of management and scientific resources from its business operations;

•        the inability to commercialize any products that Gemini may develop; and

•        a decline in its stock price.

Its clinical trial liability insurance coverage may not adequately cover all liabilities that Gemini may incur. Gemini may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise. Its inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential product liability claims could prevent or delay the commercialization of any products or product candidates that Gemini develop. Gemini intend to expand its insurance coverage for products to include the sale of commercial products if Gemini obtains marketing approval for its product candidates in development, but Gemini may be unable to obtain commercially reasonable product liability insurance for any products approved for marketing. Large judgments have been awarded in lawsuits based on drugs that had unanticipated side effects. If Gemini is sued for any injury caused by its products, product candidates or processes, its liability could exceed its product liability insurance coverage and its total assets. Claims against us, regardless of their merit or potential outcome, may also generate negative publicity or hurt our ability to obtain physician adoption of its product or expand its business.

Risks Related to FS Development and the Business Combination

Unless the context otherwise requires, references in this subsection “— Risks Related to FS Development and Combination” to “we”, “us” and “our” generally refer to FS Development in the present tense or the Combined Entity from and after the Business Combination.

FS Development’s Sponsor, directors and officers have interests in the Business Combination which may be different from or in addition to (and which may conflict with) the interests of its stockholders.

FS Development’s Sponsor, officers and directors and their respective affiliates and associates have interests in and arising from the Business Combination that are different from, or in addition to, (and which may conflict with) the interests of FS Development’s public stockholders, which could result in a real or perceived conflict of interest. These interests include, among other things, the interests listed below:

•        If we are unable to complete our initial business combination by August 14, 2022, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to FS Development to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FS Development’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to FS Development’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law .

•        There will be no liquidating distributions from the Trust Account with respect to the Founders Shares if we fail to complete a business combination within the required period. Our Sponsor purchased the Founders Shares prior to the FS Development IPO for an aggregate purchase price of $25,000, and transferred 30,000 Founders Shares to each of Mr. Carey, Dr. Dubin and Dr. Pakianathan.

•        Simultaneously with the closing of the FS Development IPO, FS Development consummated the sale of 441,500 Private Placement Shares at a price of $10.00 per share in a private placement to our Sponsor. If we do not consummate a business combination transaction by August 14, 2022, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the public stockholders and the shares held by the Sponsor will be worthless.

•        Our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by August 14, 2022. Certain of them may continue to serve as officers and/or directors of FS Development after the Closing. As such, in the future they may receive any cash fees, stock options or stock awards that the Board determines to pay to its directors and/or officers.

•        Our Sponsor, officers and directors collectively (including entities controlled by officers and directors) have made an aggregate average investment per share of $0.799 (including the Founders Shares and Private Placement Shares) as of the consummation of the FS Development IPO. As a result of the significantly lower investment per share of our Sponsor, officers and directors as compared with the investment per share of our public stockholders, a transaction which results in an increase in the value of the investment of our Sponsor, officers and directors may result in a decrease in the value of the investment of our public stockholders.

•        Our initial stockholders and our officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares and Private Placement Shares if FS Development fails to complete a business combination by August 14, 2022.

•        In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

•        Following the Closing, our Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FS Development and remain outstanding. As of the date of this proxy statement/prospectus, our Sponsor has not made any advances to us for working capital expenses. If we do not complete an initial business combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•        Following the Closing, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•        Upon the Closing, subject to the terms and conditions of the Merger Agreement, our Sponsor, our officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FS Development from time to time, made by our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination.

See “Business Combination Proposal — Interests of FS Development’s Directors and Officers and Others in the Business Combination” for additional information on interests of FS Development’s directors and executive officers.

These financial interests of the Sponsor as well as FS Development’s directors and officers may have influenced their motivation in identifying and selecting Gemini as a business combination target, and their decision to approve the Business Combination. In considering the recommendations of the Board to vote for the proposals, its stockholders should consider these interests.

Activities taken by FS Development’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal and the other Proposals and may affect the market price of the FS Development’s securities.

FS Development’s Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the Closing, although they are under no obligation to do so. None of FS Development’s Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under

Regulation M under the Exchange Act. Although none of FS Development’s Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by FS Development’s Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay, subject to compliance with applicable law and Nasdaq rules.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such Proposals would be approved. If the market does not view the Business Combination positively, purchases of Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of FS Development’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of FS Development’s securities. In addition, if such purchases are made, the public “float” of FS Development Class A Common Stock and the number of beneficial holders of FS Development Class A Common Stock may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of FS Development Class A Common Stock on a national securities exchange.

Other than as expressly stated herein, there are no current commitments, plans or intentions to engage in any such transactions and no terms or conditions for any such transaction have been formulated. None of the funds in the Trust Account will be used to purchase shares in such transactions.

FS Development did not obtain an opinion from an independent investment banking or accounting firm, and consequently, there can be no assurance from an independent source that the price FS Development is paying for is fair to FS Development from a financial point of view.

FS Development is not required to obtain an opinion from an independent investment banking or accounting firm that the price FS Development is paying in connection with the Business Combination is fair to FS Development from a financial point of view. The Board did not obtain a third-party valuation or fairness opinion in connection with its initial determination to approve and recommend the Business Combination. Accordingly, investors will be relying solely on the judgment of the Board in valuing Gemini’s business, and assuming the risk that the Board may not have properly valued the Business Combination.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how FS Development’s public stockholders vote.

Unlike some other blank check companies in which the initial stockholders agree to vote their Founders Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the holders of the Founders Shares, pursuant to the Parent Support Agreement, have agreed, among other things, to vote their shares in favor of the Business Combination. Our initial stockholders own approximately 22.3% of our outstanding shares prior to the Business Combination. As a result, FS Development would need only 4,303,264, or approximately 27.7%, of the 15,535,250 shares of FS Development Common Stock to be voted in favor of the Business Combination in order to have the Business Combination approved. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if the Sponsor agreed to vote its Founders Shares in accordance with the majority of the votes cast by FS Development’s public stockholders.

FS Development has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. If FS Development is unable to consummate a business combination, including the Business Combination, its public stockholders may be forced to wait more than 24 months before receiving distributions from the Trust Account.

FS Development is a development stage blank check company, and it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. FS Development has until August 14, 2022 to complete a business combination. FS Development has no obligation to return funds to investors prior to such date unless (i) it consummates a business combination prior thereto or (ii) it seeks to amend its Current Charter prior to consummation of a business combination, and only then in cases where investors have sought to convert or sell their shares to FS

Development. Only after the expiration of this full time period will public stockholders be entitled to distributions from the Trust Account if FS Development is unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate their investment, public security holders may be forced to sell their Public Shares, potentially at a loss.

Following the Closing, the Combined Entity’s only significant asset will be ownership of 100% of Gemini and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on its Common Stock.

Following the Closing, the Combined Entity will have no direct operations and no significant assets other than the ownership of 100% of Gemini. The Combined Entity will depend on Gemini for distributions, loans and other payments to generate the funds necessary to meet the Combined Entity’s financial obligations, including expenses related to operating as a publicly traded company, and to pay any dividends with respect to its Common Stock. In addition, there are legal and contractual restrictions in agreements governing current and future indebtedness of Gemini under its loan and security agreement with SVB. The earnings from, or other available assets of, Gemini, may not be sufficient to pay dividends or make distributions or loans to enable the Combined Entity to pay any dividends on its Common Stock.

Subsequent to the Closing, FS Development may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although FS Development has conducted due diligence on Gemini, FS Development cannot assure you that this diligence revealed all material issues that may be present in Gemini’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of FS Development’s and Gemini’s control will not later arise. As a result, FS Development may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if FS Development’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with FS Development’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on FS Development’s liquidity, the fact that FS Development reports charges of this nature could contribute to negative market perceptions about the Combined Entity’s or FS Development’s securities. In addition, charges of this nature may cause FS Development to be unable to obtain future financing on favorable terms or at all. Accordingly, any FS Development stockholder who chooses to remain a stockholder of the Combined Entity following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by FS Development’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.

Our actual financial position and results of operations may differ materially from the unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what FS Development’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what FS Development’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If third parties bring claims against FS Development or if FS Development files a bankruptcy petition or an involuntary bankruptcy petition is filed against FS Development that is not dismissed, the proceeds held in trust could be reduced and the per-share redemption price received by stockholders may be less than $10.00 (which was the offering price in our initial public offering).

FS Development’s placing of funds in trust may not protect those funds from third party claims against FS Development. Although FS Development will seek to have all vendors and service providers (except for our independent registered public accounting firm) FS Development engages and prospective target businesses FS Development negotiates with execute agreements with FS Development waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of FS Development’s public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with FS Development, they may seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of FS Development’s public stockholders.

Additionally, if FS Development is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against FS Development’s which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in FS Development’s bankruptcy estate and subject to the claims of third parties with priority over the claims of FS Development’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, FS Development may not be able to return to FS Development’s public stockholders at least $10.00 (which was the offering price in our initial public offering). As a result, if any such claims were successfully made against the Trust Account, the funds available for FS Development’s initial business combination, including the Business Combination, and redemptions could be reduced to less than $10.00 per Public Share.

FS Development’s stockholders may be held liable for claims by third parties against FS Development to the extent of distributions received by them.

The Current Charter provides that FS Development will continue in existence only until April 14, 2022. If FS Development has not completed a business combination by such date, FS Development will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to FS Development to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FS Development’s remaining stockholders and the Board, dissolve and liquidate, subject in each case to FS Development’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If FS Development is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against FS Development which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by FS Development’s stockholders. Furthermore, because FS Development intends to distribute the proceeds held in the Public Shares to FS Development’s public stockholders promptly after expiration of the time FS Development has to complete an initial business combination, this may be viewed or interpreted as giving preference to FS Development’s public stockholders over any potential creditors with respect to access to or distributions from FS Development’s assets. Furthermore, the Board may be viewed as having breached their fiduciary duties to FS Development’s creditors and/or may have acted in bad faith, and thereby exposing itself and FS Development to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. FS Development cannot assure you that claims will not be brought against it for these reasons.

FS Development’s ability to successfully effect the Business Combination and to be successful thereafter will be totally dependent upon the efforts of its key personnel, including Gemini’s key personnel, all of whom are expected to join FS Development following the Business Combination. While FS Development intends to closely scrutinize any individuals it engages after the Business Combination, it cannot assure you that its assessment of these individuals will prove to be correct.

FS Development’s ability to successfully effect the Business Combination is dependent upon the efforts of FS Development’s key personnel, including key personnel of Gemini. Although FS Development expects all of such key personnel to remain with Gemini following the Business Combination, it is possible that FS Development will lose some key personnel, the loss of which could negatively impact the operations and profitability of the Combined Entity. While FS Development intends to closely scrutinize any individuals it engages after the Business Combination, it cannot assure you that its assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause FS Development to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect its operations. Additionally, FS Development cannot assure you that FS Development will be successful in integrating and retaining such key personnel, or in identifying and recruiting additional key individuals FS Development determines may be necessary following the Business Combination.

A market for FS Development’s securities may not continue, which would adversely affect the liquidity and price of its securities.

Following the Business Combination, the price of FS Development’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for FS Development’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of FS Development’s securities after the Business Combination can vary due to general economic conditions and forecasts, FS Development’s general business condition and the release of FS Development’s financial reports. Additionally, if FS Development’s securities are not listed on, or become delisted from the Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of FS Development’s securities may be more limited than if FS Development were quoted or listed on the NYSE American, LLC, the Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

There can be no assurance that FS Development will be able to comply with the continued listing standards of the Nasdaq.

FS Development Class A Common Stock is expected to be listed on Nasdaq following the Business Combination. FS Development’s continued eligibility for listing may depend on the number of shares that are redeemed. If, after the Business Combination, the Nasdaq delists FS Development’s securities from trading on its exchange for failure to meet the listing standards, FS Development and its stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for FS Development’s securities;

•        a determination that FS Development Class A Common Stock is a “penny stock” which will require brokers trading in its FS Development Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for FS Development Class A Common Stock;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per public share.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of FS Development’s securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of FS Development’s securities prior to the Closing may decline. The market values of FS Development’s securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which FS Development’s stockholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Merger Agreement is fixed and will not be adjusted to reflect any changes in the market price of FS Development Class A Common Stock, the market value of FS Development stock issued in the Business Combination may be higher or lower than the value of these shares on an earlier date.

In addition, following the Business Combination, fluctuations in the price of FS Development’s securities could contribute to the loss of all or part of your investment. Accordingly, the valuation ascribed to Gemini and FS Development Class A Common Stock in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for FS Development’s Class A Common Stock develops and continues, the trading price of FS Development’s Class A Common Stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond FS Development’s control. Any of the factors listed below could have a material adverse effect on your investment in FS Development’s Class A Common Stock and FS Development’s Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of FS Development’s Class A Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Entity’s securities following the Business Combination may include:

•        actual or anticipated fluctuations in the Combined Entity’s quarterly financial results or the quarterly financial results of companies perceived to be similar to the Combined Entity;

•        changes in the market’s expectations about the Combined Entity’s operating results;

•        success of competitors;

•        the Combined Entity’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the Combined Entity or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the Combined Entity;

•        the Combined Entity’s ability to develop product candidates;

•        changes in laws and regulations affecting the Combined Entity’s business, including any changes that affect development of Gemini’s product candidates, including GEM103, Gemini’s lead product candidate;

•        commencement of, or involvement in, litigation involving the Combined Entity;

•        changes in the Combined Entity’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of the Combined Entity’s securities available for public sale;

•        any major change in the board or management;

•        sales of substantial amounts of Common Stock by FS Development’s directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Combined Entity’s securities irrespective of its operating performance. The stock market in general and the Nasdaq in particular have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Combined Entity’s securities, may not be predictable. A loss of investor confidence in the market for biopharmaceutical stocks or the stocks of other companies which investors perceive to be similar to the Combined Entity could depress the Combined Entity’s stock price regardless of the Combined Entity’s business, prospects, financial conditions or results of operations. A decline in the market price of the Combined Entity’s securities also could adversely affect the Combined Entity’s ability to issue additional securities and the Combined Entity’s ability to obtain additional financing in the future.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about the Combined Entity, its business, or its market, or if they change their recommendations regarding the Combined Entity’s securities adversely, the price and trading volume of the Combined Entity’s securities could decline.

The trading market for the Combined Entity’s securities will be influenced by the research and reports that industry or securities analysts may publish about FS Development, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on FS Development or the Combined Entity. Because the Business Combination will result in Gemini being acquired by a special purpose acquisition company, research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of the Combined Entity, FS Development’s stock price and trading volume could be negatively impacted. If any of the analysts who may cover the Combined Entity change their recommendation regarding FS Development’s stock adversely, provide more favorable relative recommendations about FS Development’s competitors or publishes inaccurate or unfavorable research about the Combined Entity’s business, the price of the Combined Entity’s securities would likely decline. If any analyst who may cover the Combined Entity were to cease coverage of the Combined Entity or fail to regularly publish reports on it, FS Development could lose visibility in the financial markets, demand for the Combined Entity’s securities could decrease, which could cause its stock price or trading volume to decline.

The future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of the Combined Entity’s common stock.

Sales of a substantial number of shares of the Combined Entity’s common stock in the public market could occur at any time. If the Combined Entity’s stockholders sell, or the market perceives that the Combined Entity’s stockholders intend to sell, substantial amounts of the Combined Entity’s common stock in the public market, the market price of the Combined Entity’s common stock could decline.

Pursuant to the Registration Rights Agreement to be entered into in connection with the Business Combination, certain stockholders of FS Development and Gemini can each demand that the Combined Entity register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, following the Closing, the Combined Entity is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of the Combined Entity. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by the Registration Rights Agreement and the Merger Agreement. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of the Combined Entity’s securities.

FS Development’s public stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of FS Development Class A Common Stock as consideration in the Business Combination and the PIPE Investment. Having a minority share position may reduce the influence that FS Development’s current stockholders have on the management of the Combined Entity.

It is anticipated that, upon the Closing, FS Development’s public stockholders (other than the PIPE Investment investors) will retain an ownership interest of approximately 26% in the Combined Entity, the PIPE Investment investors will own approximately 21% of the Combined Entity (such that public stockholders, including PIPE Investment investors, will own approximately 47% of the Combined Entity), the Sponsor will retain an ownership interest of approximately 7% in the Combined Entity and the Gemini Equityholders will own approximately 46% of the outstanding common stock of the Combined Entity.

The ownership percentage with respect to the Combined Entity following the Business Combination does not take into account the redemption of any shares by FS Development’s public stockholders. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by FS Development’s existing stockholders in the Combined Entity will be different.

The Combined Entity expects to incur significant additional costs as a result of being a public company, which may adversely affect its operating results and financial condition.

The Combined Entity expects to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the SEC and Nasdaq. Its management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, the Combined Entity expects these rules and regulations are expected to increase its accounting, legal and financial compliance costs and make some activities more time-consuming and costly. In addition, the Combined Entity will incur additional costs associated with its public company reporting requirements and the Combined Entity expects those costs to increase in the future. For example, the Combined Entity will be required to devote significant resources to complete the assessment and documentation of its internal control system and financial process under Section 404, including an assessment of the design of its information systems associated with its internal controls.

To date, the Combined Entity has not conducted a review of its internal control for the purpose of providing the reports required by these rules. During its review and testing, the Combined Entity may identify deficiencies and be unable to remediate them before the Combined Entity must provide the required reports. Furthermore, if the Combined Entity fails to remediate its existing material weakness in its internal control over financial reporting or if new material weaknesses are identified or arise in the future, the Combined Entity may not detect errors on a timely basis and its consolidated financial statements may be materially misstated. the Combined Entity or its independent registered public accounting firm may not be able to conclude on an ongoing basis that the Combined Entity has effective internal control over financial reporting, which could harm its operating results, cause investors to lose confidence in its reported financial information and cause the trading price of its stock to fall. In addition, as a public company the Combined Entity will be required to timely file accurate quarterly and annual reports with the SEC under the Exchange Act. Any failure to report its financial results on an accurate and timely basis could result in sanctions, lawsuits, delisting of its shares from Nasdaq or other adverse consequences. The Combined Entity will incur significant costs to remediate any material weaknesses the Combined Entity identifies through these efforts. The increased costs will increase its net loss and may require us to reduce costs in other areas of its business or increase the prices of its products or services. The Combined Entity also expects these rules and regulations to make it more expensive for us to maintain directors’ and officers’ liability insurance and the Combined Entity may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Combined Entity to attract and retain qualified persons to serve on its board of directors, its board committees, or as executive officers. The Combined Entity cannot predict or estimate the amount of additional costs the Combined Entity may incur or the timing of such costs.

New laws and regulations, as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act, the Dodd-Frank Act and rules adopted by the SEC and Nasdaq, would likely result in increased costs as the Combined Entity responds to their requirements, which may adversely affect its operating results and financial condition.

Anti-takeover provisions contained in the Proposed Charter and the Amended By-laws, as well as provisions of Delaware law, could impair a takeover attempt.

The Proposed Charter will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. FS Development is also subject to anti-takeover provisions under Delaware law, which could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by the Combined Entity’s stockholders. These provisions provide for, among other things:

•        a classified board with a three-year staggered term;

•        the ability of the Combined Entity’s board of directors to issue one or more series of “blank check” preferred stock;

•        certain limitations on convening special stockholder meetings;

•        advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at the Combined Entity’s annual meetings; and

•        amendment of certain provisions of the organizational documents only by the affirmative vote of at least two-thirds of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire the Combined Entity, even if the third party’s offer may be considered beneficial by many of the Combined Entity’s stockholders. As a result, the Combined Entity’s stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, the Combined Entity may experience negative reactions from the financial markets, including negative impacts on the price of the Combined Entity common stock. These provisions could also discourage proxy contests and make it more difficult for the Combined Entity’s stockholders to elect directors of their choosing and to cause the Combined Entity to take other corporate actions that the Combined Entity’s stockholders desire. For more information, see “Charter Amendment Proposal.”

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the Business Combination is subject to a number of conditions. The completion of the Business Combination is not assured and is subject to risks, including the risk that approval of the Business Combination by FS Development stockholders is not obtained or that there are not sufficient funds in the Trust Account, in each case subject to certain terms specified in the Merger Agreement (as described under “The Business Combination Proposal — The Merger Agreement — Conditions to Closing”), or that other closing conditions are not satisfied. If FS Development does not complete the Business Combination, it could be subject to several risks, including:

•        the parties may be liable for damages to one another under the terms and conditions of the Merger Agreement;

•        negative reactions from the financial markets, including declines in the price of FS Development’s Class A Common Stock due to the fact that current prices may reflect a market assumption that the Business Combination will be completed; and

•        the attention of FS Development’s management will have been diverted to the Business Combination rather than the pursuit of other opportunities in respect of an initial business combination.

For more information about the closing conditions to the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement — Conditions to Closing.”

FS Development or Gemini may waive one or more of the closing conditions without re-soliciting stockholder approval.

Certain conditions to FS Development’s or Gemini’s obligations to complete the Business Combination may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of FS Development and Gemini. In the event of a waiver of a condition, the Board will evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies is necessary. In the event that the Board determines any such waiver is not significant enough to require re-solicitation of its stockholders, it will have the discretion to complete the Business Combination without seeking further stockholder approval.

For more information about the closing conditions to the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement — Conditions to Closing.”

The Amended By-laws will provide that the Court of Chancery of the State of Delaware and the federal district courts of the District of Massachusetts will be the exclusive forums for substantially all disputes between the Combined Entity and its stockholders, which could limit the Combined Entity’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Combined Entity or its directors, officers, or employees.

The Amended By-laws will provide that the Court of Chancery of the State of Delaware is the exclusive forum for:

•        any derivative action or proceeding brought on its behalf;

•        any action asserting a breach of fiduciary duty;

•        any action asserting a claim against the Combined Entity arising under the Delaware General Corporation Law, the Proposed Charter, or the Amended By-laws;

•        any action to interpret, apply, enforce or determine the validity of the Proposed Charter or the Amended By-laws; and

•        any action asserting a claim against the Combined Entity that is governed by the internal-affairs doctrine.

This exclusive-forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or the Securities Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Amended By-laws provides that the federal district courts of the District of Massachusetts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Combined Entity or its directors, officers, or other employees, which may discourage lawsuits against the Combined Entity and its directors, officers, and other employees. If a court were to find either exclusive-forum provision in the Amended By-laws to be inapplicable or unenforceable in an action, it may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm the Combined Entity’s business.

If the Business Combination does not qualify as a tax-free reorganization under Section 368(a) of the Code, Gemini Equityholders may incur a substantially greater U.S. federal income tax liability as a result of the Business Combination.

FS Development and Gemini intend for the Business Combination to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. However, neither FS Development nor Gemini has requested, or intends to request, an opinion of tax counsel or a ruling from the Internal Revenue Service, or IRS, with respect to the tax consequences of the Business Combination and there can be no assurance that the companies’ position would be sustained by a court if challenged by the IRS. Accordingly, if the IRS or a court determines that the Business Combination does not qualify as a reorganization under Section 368(a) of the Code and is therefore fully taxable for U.S. federal income tax purposes, Gemini Equityholders generally would recognize taxable gain or loss on their receipt of Merger Consideration in connection with the Business Combination. For a more complete discussion of U.S. federal income tax consequences of the Business Combination, see the section titled “Certain Material U.S. Federal Income Tax Considerations of the Business Combination to Gemini Equityholders.”

Risks Related to the Redemption

Unless the context otherwise requires, references in this subsection “— Risks Related to the Redemption” to “we”, “us” and “our” generally refer to FS Development in the present tense or the Combined Entity from and after the Business Combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of 20.0% or more of FS Development Class A Common Stock issued in the FS Development IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares of 20.0% or more of FS Development Class A Common Stock issued in the FS Development IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, of 20% or more of the shares of FS Development Class A Common Stock issued in the FS Development IPO. FS Development refers to such shares in excess of an aggregation of 20% or more of the shares issued in the FS Development IPO as “Unredeemable Shares.” In order to determine whether a stockholder is acting in concert or as a group with another stockholder, FS Development will require each public stockholder seeking to exercise redemption rights to certify to FS Development whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to FS Development at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which FS Development makes the above-referenced determination. Your inability to redeem any Unredeemable Shares will reduce your influence over FS Development’s ability to consummate the Business Combination and you could suffer a material loss on your investment in FS Development if you sell Unredeemable Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Unredeemable Shares if FS Development consummates the Business Combination. As a result, in order to dispose of such shares, you would be required to sell your stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge FS Development’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

There is no guarantee that a stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

FS Development can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including this Business Combination, may cause an increase in FS Development’s share price, and may result in a lower value realized now for a stockholder redeeming their shares than a stockholder of FS Development might realize in the future. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If FS Development’s stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of FS Development Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

Holders of Public Shares are required to submit a request in writing and deliver their stock (either physically or electronically) to FS Development’s transfer agent at least two (2) business days prior to the Special Meeting in order to exercise their rights to redeem their shares for a pro rata portion of the Trust Account. Stockholders electing to redeem their shares will receive their pro rata portion of the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes, calculated as of two (2) business days prior to the anticipated Closing. See the section titled “Special Meeting of FS Development Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

FS Development’s stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

FS Development’s public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things as fully described in the section titled “Special Meeting of FS Development Stockholders — Redemption Rights,” tender their certificates to FS Development’s transfer agent or deliver their shares to the transfer agent electronically through the Depository Trust Company, or DTC, at least two (2) business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and FS Development’s transfer agent will need to act to facilitate this request. It is FS Development’s understanding that stockholders should generally allot at least two (2) weeks to obtain physical certificates from the transfer agent. However, because FS Development does not have any control over this process or over the brokers or DTC, it may take significantly longer than two (2) weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

The ability to execute FS Development’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration FS Development would be required to pay for all shares of FS Development Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to FS Development, FS Development may be required to increase the financial leverage FS Development’s business would have to support. This may negatively impact FS Development’s ability to execute on its own future strategic plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements. Forward-looking statements provide FS Development’s and Gemini’s current expectations or forecasts of future events. Forward-looking statements include statements about FS Development’s and Gemini’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to FS Development in this proxy statement/prospectus include, but are not limited to, statements about FS Development’s:

•        benefits from the Business Combination;

•        ability to complete an initial business combination, including the Business Combination;

•        ability to meet the Closing conditions to the Business Combination, including approval by the stockholders of FS Development and the availability of at least $170 million of cash from the proceeds received from the PIPE Investment and in the Trust Account, after giving effect to redemptions of Public Shares, if any;

•        future financial performance following the Business Combination;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following an initial business combination;

•        officers and directors allocating their time to other businesses and potentially having conflicts of interest with Gemini’s business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        public securities’ potential liquidity and trading;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•        use of proceeds not held in the Trust Account; and

•        impact from the outcome of any known and unknown litigation.

Forward-looking statements relating to Gemini and the Combined Entity following the Closing in this proxy statement/prospectus include, but are not limited to, statements about:

•        the ability of Gemini’s clinical trials to demonstrate acceptable safety and efficacy of Gemini’s product candidates, including GEM103, Gemini’s lead product candidate, and other positive results;

•        the timing, progress and results of clinical trials for GEM103 and Gemini’s other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work,

•        the period during which the results of the trials will become available, and Gemini’s research and development programs;

•        the timing, scope and likelihood of regulatory filings;

•        Gemini’s ability to obtain marketing approvals of its product candidates and to meet existing or future regulatory standards or comply with post-approval requirements;

•        Gemini’s expectations regarding the potential market size and the size of the patient populations for its product candidates, if approved for commercial use;

•        Gemini’s commercialization, marketing and manufacturing capabilities and strategy;

•        Gemini’s intellectual property position and expectations regarding its ability to obtain and maintain intellectual property protection;

•        Gemini’s ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with its commercial objectives;

•        the impact of government laws and regulations;

•        Gemini’s competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; and

•        developments and expectations regarding developments and projections relating to Gemini’s competitors and industry.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that FS Development or Gemini “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this proxy statement/prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either FS Development or Gemini has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause the Combined Entity’s actual results to differ include:

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination;

•        the outcome of any legal proceedings that may be instituted against FS Development, Gemini or others following announcement of the Business Combination and the transactions contemplated therein;

•        the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the stockholders of FS Development or Gemini or other conditions to closing in the Business Combination;

•        the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and the Closing;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Entity to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•        costs related to the proposed Business Combination;

•        the possibility that FS Development or Gemini may be adversely impacted by other economic, business, and/or competitive factors;

•        future exchange and interest rates; and

•        other risks and uncertainties indicated in this proxy statement/prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

SPECIAL MEETING OF FS DEVELOPMENT STOCKHOLDERS

General

FS Development is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on February 3, 2021 and at any adjournment or postponement thereof. This proxy statement/prospectus provides FS Development’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on February 3, 2021, at 10:00 a.m. Eastern Time, via live webcast at the following address: https://www.cstproxy.com/fsdevelopmentcorp/sm2021. In light of the COVID-19 pandemic and to support the well-being of FS Development’s stockholders, directors and management, the Special Meeting will be completely virtual.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of FS Development Common Stock at the close of business on January 15, 2021, which is the Record Date. You are entitled to one vote for each share of FS Development Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 15,535,250 shares of FS Development Common Stock outstanding, of which 12,075,000 are Public Shares, 441,500 are Private Placement Shares held by the Sponsor and 3,018,750 are Founders Shares held by the Sponsor and the other Initial Stockholders.

Vote of the Sponsor, Directors and Officers

In connection with the FS Development IPO, FS Development entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of FS Development Common Stock owned by it in favor of the Business Combination Proposal and for all other proposals presented at the Special Meeting. These agreements apply to the Sponsor as it relates to the Founders Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to FS Development stockholders in this proxy statement/prospectus.

FS Development’s Sponsor, directors and officers have waived any redemption rights, including with respect to shares of FS Development Common Stock issued or purchased in the FS Development IPO or in the aftermarket, in connection with Business Combination.

Quorum and Required Vote for Proposals

A quorum of FS Development stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the FS Development Common Stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy at the Special Meeting.

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding FS Development Common Stock as of the Record Date for the Special Meeting, voting together as a single class. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Incentive Plan Proposal, the Advisory Charter Approvals and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of FS Development Common Stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class.

If the Business Combination Proposal is not approved, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, and the Incentive Plan Proposal will not be presented to the FS Development stockholders for a vote. The approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are preconditions to the Closing. The Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that in the event the Business Combination Proposal does not receive the requisite vote for approval, then FS Development will not consummate the Business Combination. If FS Development does not consummate the Business Combination and fails to complete an initial business combination by August 14, 2022, FS Development will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.

Abstentions and Broker Non-Votes

At the Special Meeting, FS Development will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. The failure to vote, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Charter Amendment Proposal. The failure to vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on any of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, or the Adjournment Proposal.

Recommendation of the Board

The Board has unanimously determined that each of the Proposals is fair to and in the best interests of FS Development and its stockholders, and has unanimously approved such proposals. The Board unanimously recommends that stockholders:

•        vote “FOR” the Business Combination Proposal;

•        vote “FOR” the Nasdaq Stock Issuance Proposal;

•        vote “FOR” the Charter Amendment Proposal;

•        vote “FOR” the each of the Advisory Charter Proposals;

•        vote “FOR” the Incentive Plan Proposal; and

•        vote “FOR” the Adjournment Proposal, if it is presented to the meeting.

 When you consider the recommendation of the Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of the Board and officers of FS Development have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder.

See “Business Combination Proposal — Interests of FS Development’s Directors and Officers and Others in the Business Combination” for additional information on interests of FS Development’s directors and executive officers.

Voting Your Shares

Each share of FS Development Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of FS Development Common Stock at the Special Meeting:

•        You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal, and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•        You Can Attend the Special Meeting and Vote Through the Internet.    You will be able to attend the Special Meeting online and vote during the meeting by visiting https://www.cstproxy.com/fsdevelopmentcorp/sm2021 and entering the control number included on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way FS Development can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

•        submit a new proxy card bearing a later date;

•        give written notice of your revocation to FS Development’s Corporate Secretary, which notice must be received by FS Development’s Corporate Secretary prior to the vote at the Special Meeting; or

•        vote electronically at the Special Meeting by visiting https://www.cstproxy.com/fsdevelopmentcorp/sm2021 and entering the control number found on your proxy card, voting instruction form or notice you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your FS Development Common Stock, you may call Morrow Sodali LLC, FS Development’s proxy solicitor, at (800) 662-5200 (Individuals) or (203) 658-9400 (banks and brokers) or email: FSDC.info@investor.morrowsodali.com.

No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Incentive Plan Proposal, the Advisory Charter Proposals and the Adjournment Proposal. Under the Current By-laws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.

Redemption Rights

Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the FS Development IPO (including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of approximately $120,751,489 on September 30, 2020, the estimated per share redemption price would have been approximately $10.73.

In order to exercise your redemption rights, you must:

•        check the box on the enclosed proxy card to elect redemption;

•        provide, in the written request to redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, a “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of FS Development Common Stock;

•        prior to 5:00 PM Eastern time on February 1, 2021 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, FS Development’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004

Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.comand

•        deliver your Public Shares either physically or electronically through DTC to FS Development’s transfer agent at least two (2) business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is FS Development’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, FS Development does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Public Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with FS Development’s consent, until the closing of the Business Combination. If you delivered your shares for redemption to FS Development’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that FS Development’s transfer agent return the shares (physically or electronically). You may make such request by contacting FS Development’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of FS Development Class A Common Stock as they may receive higher proceeds from the sale of their FS Development Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of FS Development Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in FS Development Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of FS Development Class A Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Entity, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved or completed for any reason, then public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case FS Development will promptly return any Public Shares previously delivered by the public holders.

Dissenter Rights

FS Development stockholders do not have dissenter rights in connection with the Business Combination or the other proposals.

Potential Purchases of Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of FS Development’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the

Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of FS Development shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Proxy Solicitation

FS Development is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. FS Development and its directors, officers and employees may also solicit proxies in person. FS Development will file with the SEC all scripts and other electronic communications as proxy soliciting materials. FS Development will bear the cost of the solicitation.

FS Development has hired Morrow Sodali LLC to assist in the proxy solicitation process. FS Development will pay that firm a fee of $22,500, plus disbursements.

FS Development will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. FS Development will reimburse them for their reasonable expenses.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Morrow Sodali LLC, the proxy solicitation agent for FS Development, by calling (800) 662-5200 or banks and brokers can call collect at (203) 658-9400, or by emailing: FSDC.info@investor.morrowsodali.com.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet of Combined Entity as of September 30, 2020 and the unaudited pro forma combined statements of operations of Combined Entity for the year ended December 31, 2019 and nine months ended September 30, 2020 present the combination of the financial information of FS Development and Gemini after giving effect to the Business Combination, PIPE Investment and related adjustments described in the accompanying notes. FS Development and Gemini are collectively referred to herein as the “Companies”, and the Companies, subsequent to the Business Combination and PIPE Investment, are referred to herein as “Combined Entity”.

The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020 give pro forma effect to the Business Combination and PIPE Investment as if they had occurred as of January 1, 2019. The unaudited pro forma combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and PIPE Investment as if they were completed on September 30, 2020.

The unaudited pro forma combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of FS Development Corp. and Gemini and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FS Development,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gemini”.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Combined Entity’s financial condition or results of operations would have been had the Business Combination and PIPE Investment occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On October 15, 2020, FS Development entered into the Merger Agreement with Merger Sub, Gemini and the Shareholders Representative, pursuant to which Merger Sub will merge with and into Gemini, with Gemini surviving the merger as a wholly-owned subsidiary of FS Development. Upon the Closing, FS Development will then change its name to “Gemini Therapeutics, Inc.” The aggregate consideration to be paid to Gemini Equityholders pursuant to the Merger Agreement (subject to certain adjustments as provided therein) will be up to 21,500,000 shares of Class A Common Stock. In connection with the Business Combination, FS Development will also expect to consummate the private placement of 9,506,000 shares of Class A Common Stock at $10.00 per share, for aggregate gross proceeds of $95,060,000, under the PIPE Investment.

The unaudited pro forma combined information contained herein assumes that FS Development stockholders approve the Business Combination. FS Development’s public stockholders may elect to redeem their Public Shares for cash even if they approve the Business Combination. FS Development Corp. cannot predict how many of its public stockholders will exercise their right to have their Public Shares redeemed for cash. As a result, the Combined Entity has elected to provide the unaudited pro forma combined financial information under two different redemption scenarios, which produce different allocations of total Combined Entity equity between holders of Public Shares. As described in greater detail in Note 2, Basis of Presentation, of the unaudited pro forma combined financial information, the first scenario, or “no redemption scenario,” assumes that none of FS Development’s public stockholders will exercise their right to have their Public Shares redeemed for cash, and the second scenario, or “maximum redemption scenario,” assumes that holders of the maximum number of Public Shares that could be redeemed for cash while still leaving sufficient cash available to consummate the Business Combination will exercise their right to have their Public Shares redeemed for cash. The actual results will be within the parameters described by the scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Gemini is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma combined financial information.

COMBINED ENTITY

UNAUDITED PRO FORMA

COMBINED BALANCE SHEET

September 30, 2020

(in thousands)

	Historical		No redemption scenario			Maximum redemption scenario
	FSDC	Gemini	Pro Forma Adjustments	Note 3	Pro Forma	Pro Forma Adjustments	Note 3	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,438	$13,215	$191,201	(a), (b)	$205,854	$79,677	(a), (b)	$94,330
Prepaid expenses and other current assets	170	991	—		1,161	—		1,161
Total Current Assets	1,608	14,206	191,201		207,015	79,677		95,491
Property and equipment, net	—	381	—		381	—		381
Restricted cash	—	323	—		323	—		323
Cash held in Trust Account	120,751	—	(120,751)	(c)	—	(120,751)	(c)	—
Deferred offering costs	—	1,341	—		1,341	—		1,341
Other assets	—	2	—		2	—		2
Total Assets	$122,359	$16,253	$70,450		$209,062	$(41,074)		$97,538

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$503	$6,683	$50	(d)	$7,236	$50	(d)	$7,236
Franchise tax payable	50	—	(50)	(d)	—	(50)	(d)	—
Term loan, current portion	—	3,750	—		3,750	—		3,750
Convertible notes, net	—	7,600	(7,600)	(e)	—	(7,600)	(e)	—
Total Current Liabilities	553	18,033	(7,600)		10,986	(7,600)		10,986
Deferred underwriting commissions	4,226	—	(4,226)	(b)	—	(4,226)	(b)	—
Warrant liability	—	74	—		74	—		74
Other liabilities	—	234	—		234	—		234
Term loan, net of current portion and discount	—	6,190	—		6,190	—		6,190
Total Liabilities	4,779	24,531	(11,826)		17,484	(11,826)		17,484

Series A convertible preferred stock	—	47,113	(47,113)	(f)	—	(47,113)	(f)	—
Series B convertible preferred stock	—	33,336	(33,336)	(f)	—	(33,336)	(f)	—
Total convertible preferred stock	—	80,449	(80,449)		—	(80,449)		—
Class A common stock subject to redemption	112,580	—	(112,580)	(f)	—	(112,580)	(f)	—
Stockholders’ Equity
Preferred stock	—	—	—		—	—		—
Class A common stock	—	—	—		—	—		—
Class B common stock	—	—	—		—	—		—
Common stock	—	6	(5)	(f)	1	(6)	(f)	—
Additional paid-in capital	5,501	9,773	281,724	(f)	296,998	170,201	(f)	185,475
Accumulated deficit	(501)	(98,506)	(6,414)	(f)	(105,421)	(6,414)	(f)	(105,421)
Total Stockholders’ Equity (Deficit)	5,000	(88,727)	275,305		191,578	163,781		80,054
Total Liabilities and Stockholders’ Equity (Deficit)	$122,359	$16,253	$70,450		$209,062	$(41,074)		$97,538

COMBINED ENTITY

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS FOR THE NINE MONTHS

ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share amounts)

	Historical		No redemption scenario			Maximum redemption scenario
	FSDC	Gemini	Pro Forma Adjustments	Note 3	Pro Forma	Pro Forma Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$—	$20,472	$—		$20,472	$—		$20,472
General and administrative	452	3,774	50	(g)	4,276	50	(g)	4,276
Franchise tax expense	50	—	(50)	(g)	—	(50)	(g)	—
Operating expenses	502	24,246	—		24,748	—		24,748
Loss from operations	(502)	(24,246)	—		(24,748)	—		(24,748)

Other income (expense):
Interest expense	—	(2,307)	(6,204)	(h)	(8,511)	(6,204)	(h)	(8,511)
Interest income	1	37	—		38	—		38
Loss on extinguishment of debt	—	—	(711)	(h)	(711)	(711)	(h)	(711)
Change in fair value of warrant liability	—	(6)	—		(6)	—		(6)
Net loss	$(501)	$(26,522)	$(6,915)		$(33,938)	$(6,915)		$(33,938)

Weighted common shares outstanding – Class A	12,516,500	5,507,900		(i)	46,541,250		(i)	35,388,875
Basic and diluted net loss per share – Class A	$—	$(4.82)		(i)	$(0.73)		(i)	$(0.96)

Weighted common shares outstanding – Class B	3,018,750	—			—			—
Basic and diluted net loss per share – Class B	$(0.17)	$—			$—			$—

COMBINED ENTITY

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS FOR THE

YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share amounts)

			No redemption scenario			Maximum redemption scenario
	FSDC (Historical)	Gemini (Historical)	Pro Forma Adjustments	Note 3	Pro Forma	Pro Forma Adjustments	Note 3	Pro Forma
Operating expenses:
Research and development	$—	$34,472	$—		$34,472	$—		$34,472
General and administrative expenses	—	6,753	—		6,753	—		6,753
Operating expenses	—	41,225	—		41,225	—		41,225
Loss from operations	—	(41,225)	—		(41,225)	—		(41,225)

Other income (expense):
Interest expense	—	(350)	—		(350)	—		(350)
Interest income	—	177	—		177	—		177
Change in fair value of warrant liability	—	(2)	—		(2)	—		(2)
Net loss	$—	$(41,400)	$—		$(41,400)	$—		$(41,400)

Weighted average shares outstanding, basic and diluted		5,171,537		(f)	46,541,250		(f)	35,388,875
Basic and diluted net loss per share		$(8.01)		(f)	$(0.89)		(f)	$(1.17)

Note 1 — Description of the Business Combination

On October 15, 2020, FS Development entered into the Merger Agreement with Merger Sub and Gemini, pursuant to which Merger Sub will merge with and into Gemini, with Gemini as the surviving company in the Merger and, after giving effect to such Merger, Gemini shall be a wholly-owned subsidiary of FS Development. Upon the closing of the Business Combination, it is anticipated that FS Development will change its name to “Gemini Therapeutics, Inc.”

Subject to the terms and conditions of the Merger Agreement, the consideration to be received by the Gemini Equityholders in connection with the Business Combination will be an aggregate number of shares of Combined Entity common stock up to (i) $215.0 million, divided by (ii) $10.00. In addition, immediately after the completion of the Business Combination, certain investors have agreed to subscribe for and purchase an aggregate of $95,060,000 of common stock of Combined Entity (the “PIPE Investment”).

The following represents the aggregate merger consideration under the no redemption and maximum redemption scenarios:

	No Redemption and Maximum Redemption
(in thousands)	Purchase price	Shares Issued
Share consideration to Gemini(a)(b)	$215,000	21,500

____________

(a)      The value of common stock issued to Gemini included in the consideration is reflected at $10 per share as defined in the Merger Agreement.

(b)      The total of up to 21.5 million consideration shares include 17.9 million shares to be issued for all issued and outstanding Gemini common and preferred stock plus 3.6 million shares underlying unvested, unissued, and/or unexercised stock options and warrants calculated as of the Record Date, with interest accruing under the Convertible Notes through the assumed Closing Date of February 5, 2021, which final amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration.”

As of the date of the signing of the Merger Agreement, the conversion ratio was 10.00. The closing conversion ratio will be calculated in accordance with the methodology and procedures set forth in the Merger Agreement, and FS Development will file with the SEC a Current Report on Form 8-K announcing the final conversion ratio no later than four business days prior to the special meeting of its stockholders.

The following summarizes the unaudited pro form common stock shares outstanding under the no redemption and maximum redemption scenarios:

	Assuming No Redemption		Assuming Maximum Redemption
(in thousands)	Shares	%	Shares	%
FS Development public stockholders	12,075,000	28.1%	922,625	2.9%
FS Development Sponsor and Directors	3,460,250	8.1%	3,460,250	10.9%
Total FS Development	15,535,250	36.2%	4,382,875	13.8%
Gemini(A)	17,877,339	41.7%	17,877,339	56.3%
PIPE Shares	9,506,000	22.1%	9,506,000	29.9%
Total Shares at Closing (excluding certain Gemini shares)	42,918,589	100%	31,766,214	100%
Gemini-Remaining Consideration Shares(A)	3,622,661		3,622,661
Total Shares at Closing (including certain Gemini shares)	46,541,250		35,388,875

____________

(A)     Total consideration to be issued to Gemini is up to $215.0 million or 21.5 million shares ($10 per share price). The total shares to be issued includes Gemini common and preferred stock plus shares underlying unvested, unissued, and/or unexercised stock options and warrants. Accordingly, the consideration shares outstanding at the closing of the Business Combination has been adjusted to exclude the portion of consideration shares that will be unvested, unissued, and/or unexercised at the closing of the Business Combination. The total consideration to be determined as described in more detail under the heading titled “The Business Combination Proposal  —  Acquisition of Gemini; Merger Consideration”.

Note 2 — Basis of Presentation

The historical financial information of FS Development and Gemini has been adjusted in the unaudited pro forma combined financial information to give effect to events that are (1) directly attributable to the Business Combination and the PIPE Investment, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and the PIPE Investment and certain other adjustments.

The Business Combination will be accounted for as a reverse recapitalization because Gemini has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) under both the no redemption and maximum redemption scenarios. The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemption and maximum redemption scenarios:

•        The pre-combination equity holders of Gemini will hold the majority of voting rights in Combined Entity;

•        The pre-combination equity holders of Gemini will have the right to appoint the majority of the directors on the Combined Entity Board;

•        Senior management of Gemini will comprise the senior management of Combined Entity; and

•        Operations of Gemini will comprise the ongoing operations of Combined Entity.

Under the reverse recapitalization model, the Business Combination will be treated as Gemini issuing equity for the net assets of FS Development, with no goodwill or intangible assets recorded.

The unaudited pro forma combined financial information has been prepared using the assumptions below with respect to the potential redemption of Public Shares into cash:

•        Assuming No Redemptions:    This presentation assumes that no FS Development stockholders exercise redemption rights with respect to their Public Shares; and

•        Assuming Maximum Redemptions:    This presentation assumes that all of FS Development’s public stockholders exercise redemption rights with respect to their Public Shares. This scenario assumes that 11,152,375 Class A common stock shares are redeemed for an aggregate redemption payment of approximately $111.5 million. This maximum redemption scenario is based on the maximum number of redemptions which may occur, but which would still provide FS Development with net tangible assets of $5.0 million, less FS Development’s unpaid expenses.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma combined financial information will be different.

The Combined Entity expects to enter into new equity awards with its employees upon the consummation of the Business Combination. The terms of these new equity awards have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma combined financial information for the new awards.

The unaudited pro forma combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Gemini incurred significant losses during the historical periods presented.

Note 3 — Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of September 30, 2020

The pro forma adjustments included in the unaudited pro forma combined balance sheet as of September 30, 2020 are as follows:

a)      Cash.    Represents the impact of the Business Combination and PIPE Investment on the cash balance of Combined Entity.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)	Note	No redemption scenario	Maximum redemption scenario
FS Development cash held in Trust Account	(1)	$120,751	$120,751
PIPE – FS Development Sponsor	(2)	15,000	15,000
PIPE – Gemini Stockholders	(2)	15,600	15,600
Other PIPE Investors	(2)	64,460	64,460
Payment of redeeming FS Development Stockholders	(3)	—	(111,524)
Payment of deferred underwriting commissions	(4)	(4,226)	(4,226)
Payment of other transaction costs	(5)	(20,384)	(20,384)
Excess cash to balance sheet from Business Combination		$191,201	$79,677

____________

(1)      Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination at Closing.

(2)      Represents the issuance, in the PIPE Investment, to certain investors of 9,506,000 shares of Combined Entity common stock at a price of $10.00 per share.

(3)      Represents the amount paid to FS Development stockholders who are assumed to exercise redemption rights under the maximum redemption scenario.

(4)      Represents payment of deferred FS Development IPO underwriting commissions by FS Development.

(5)      Represents payment of other Business Combination transaction costs.

b)      Business Combination costs.

(1)    Payment of deferred FS Development IPO underwriting commissions incurred by FS Development in the amount of $4.2 million (see Note 3(a)(4)). The unaudited pro forma combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commission liability.

(2)    Payment of incremental expenses related to the Business Combination and the PIPE Investment in the amount of $20.4 million (see Note 3(a)(5)). The unaudited pro forma combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(d)).

c)      Trust Account.    Represents release of the restricted investments and cash held in the FS Development trust account upon consummation of the Business Combination (See Note 3(a)(1)).

d)      Franchise tax payable.    Reflects the reclassification of FS Development’s franchise tax payable to align with the balance sheet presentation of Gemini.

e)      Convertible notes.    On August 21, 2020, Gemini entered into a purchase agreement with various investors to issue $14.0 million in convertible promissory notes (“Notes”). The Notes accrue simple interest at 8% per annum. Gemini determined that a beneficial conversion feature (“BCF”) exists and should be recognized on the issuance date. It recorded the Notes at the original issue price, net of the BCF discount. Principal and interest are convertible into Series B preferred stock at a per share conversion price of $1.3513 prior to the effective date of the Business Combination. The proforma disclosures have been prepared as if the Notes convert to Series B preferred stock on February 5, 2021, and a reacquisition price of $22.9 million representing the expected fair value of Series B preferred stock upon conversion. The adjustments reflect the conversion of the notes to Series B preferred stock, and the impact of conversion on additional paid-in capital and accumulated deficit.

f)       Impact on equity.    The following table represents the impact of the Business Combination and PIPE Investment on the number of shares of FS Development Class A Common Stock and represents the total equity section assuming no redemptions by FS Development stockholder:

(in thousands, except share amounts)	Common Stock				Gemini’s Stock	Additional paid-in capital	Accumulated deficit
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock
Pre Business Combination – FS Development stockholders	816,967	3,018,750	$—	$—	$—	$5,501	$(501)
Pre Business Combination – FS Development Holdings, LLC	441,500	—	—	—	—	—	—
Pre Business Combination – Gemini	—	—	6	—	80,449	9,773	(98,506)
Pre Business Combination – Gemini conversion of promissory notes	—	—	—	—	23,404	(8,889)	(6,915)
Conversion of Class B common stock to Class A common stock	3,018,750	(3,018,750)	—	—	—	—	—
Reclassification of redeemable stock to Class A common stock	11,258,033	—	1	—	—	112,579	—
Gemini Stockholders	21,500,000	—	—	—	—	—	—
PIPE – Gemini Stockholders	1,560,000	—	—	—	—	15,600	—
PIPE – FS Development Sponsor	1,500,000	—	—	—	—	15,000	—
PIPE – Other Investors	6,446,000	—	—	—	—	64,460	—
Balances after share transactions of Combined Entity	46,541,250	—	7	—	103,853	214,024	(105,922)
Estimated transaction costs	—	—	—	—	—	(20,384)	—
Elimination of historical accumulated deficit of FS Development	—	—	—	—	—	(501)	501
Elimination of historical stock of Gemini	—	—	(6)	—	(103,853)	103,859	—
Post-Business Combination	46,541,250	—	$1	$—	$—	$296,998	$(105,421)

In case of maximum redemption by holders of Public Shares, the following table represents the impact of the Business Combination and PIPE Investment on the number of shares of FS Development Class A Common Stock and represents the total equity section:

(in thousands, except share amounts)	Common Stock				Gemini’s Stock	Additional paid-in capital	Accumulated deficit
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock
Pre Business Combination – FS Development stockholders	816,967	3,018,750	$—	$—	$—	$5,501	$(501)
Pre Business Combination – FS Development Holdings, LLC	441,500	—	—	—	—	—	—
Pre Business Combination – Gemini	—	—	6	—	80,449	9,773	(98,506)
Pre Business Combination – Gemini conversion of promissory notes	—	—	—	—	23,404	(8,889)	(6,915)
Conversion of Class B common stock to Class A common stock	3,018,750	(3,018,750)	—	—	—	—	—
Reclassification of redeemable stock to Class A common stock	11,258,033	—	1	—	—	112,578	—
Less: Redemption of redeemable shares	(11,152,375)	—	(1)	—	—	(111,522)	—
Gemini Stockholders	21,500,000	—	—	—	—	—	—
PIPE – Gemini Stockholders	1,560,000	—	—	—	—	15,600	—
PIPE – FS Development Sponsor	1,500,000	—	—	—	—	15,000	—
PIPE – Other Investors	6,446,000	—	—	—	—	64,460	—
Balances after share transactions of Combined Entity	35,388,875	—	6	—	103,853	102,501	(105,922)
Estimated transaction costs	—	—	—	—	—	(20,384)	—
Elimination of historical accumulated deficit of FS Development	—	—	—	—	—	(501)	501
Elimination of historical stock of Gemini	—	—	(6)	—	(103,853)	103,859	—
Post-Business Combination	35,388,875	—	$—	$—	$—	$185,475	$(105,421)

Adjustments to the Unaudited Pro Forma Combined Statements of Operations for the Nine Months Ended September 30, 2020 and Year Ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are as follows:

g)      Franchise tax expense. Reflects the reclassification of FS Development’s franchise tax expense to align with the statement of operations presentation of Gemini.

h)      Interest expense and loss on extinguishment of debt.    On August 21, 2020, Gemini entered into a purchase agreement with various investors to issue $14.0 million in convertible promissory notes (“Notes”). The Notes accrue simple interest at 8% per annum. Gemini determined that a beneficial conversion feature (“BCF”) exists and should be recognized on the issuance date. It recorded the Notes at the original issue price, net of the BCF discount. The BCF discount is accreted to the face value of the Notes, offset against interest expense. Principal and interest are convertible into Series B preferred stock at a per share conversion price of $1.3513 prior to the effective date of the Business Combination. The proforma disclosures have been prepared as if the Notes convert to Series B preferred stock on February 5, 2021, and a reacquisition price of $22.9 million representing the expected fair value of Series B preferred stock upon conversion. The adjustments reflect the accretion of the BCF discount recognized as interest expense of $7.5 million, simple interest of $0.5 million and a loss on extinguishment of $0.7 million.

i)       Net loss per share.    Represents pro forma net loss per share based on pro forma net loss and 46,541,250 and 35,388,875 total pro forma shares outstanding upon consummation of the Business Combination and PIPE Investment for no redemption and maximum redemption scenario, respectively. There are no equity instruments that are expected to have a dilutive effect on the net income per share post-Business Combination.

Note 4 — Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2019 and for the nine months ended September 30, 2020:

	Nine Months Ended September 30, 2020		Year Ended December 31, 2019
(in thousands, except share and per share amounts)	No Redemptions	Maximum Redemptions	No Redemptions	Maximum Redemptions
Pro forma net loss	$(33,938)	$(33,938)	$(41,400)	$(41,400)
Pro forma weighted average shares outstanding-basic and diluted	46,541,250	35,388,875	46,541,250	35,388,875
Pro forma net loss per share-basic and diluted	$(0.73)	$(0.96)	$(0.89)	$(1.17)

Pro forma weighted average shares outstanding-basic and diluted

FS Development public stockholders	12,075,000	922,625	12,075,000	922,625
FS Development Sponsor and Directors	3,460,250	3,460,250	3,460,250	3,460,250
Total FS Development	15,535,250	4,382,875	15,535,250	4,382,875
Gemini(1)	17,877,339	17,877,339	17,877,339	17,877,339
PIPE Shares	9,506,000	9,506,000	9,506,000	9,506,000
Pro forma weighted average shares outstanding-basic and diluted(2)	42,918,589	31,766,214	42,918,589	31,766,214

_____________

(1)      Excludes 3.6 million Gemini consideration shares that will be issued upon the occurrence of future events (i.e., exercise of stock options or warrants, and unissued stock options). Total consideration to be issued to Gemini is up to $215.0 million or 21.5 million shares ($10 per share price). The total shares to be issued includes all issued and outstanding Gemini common and preferred stock plus shares underlying unvested, unissued, and/or unexercised stock options. Accordingly, the weighted average pro forma shares outstanding at close has been adjusted to exclude the portion of consideration shares that will be unvested, unissued, and/or unexercised at the closing of the Business Combination. The total consideration to be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration”.

(2)      For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all Gemini stock options and outstanding warrants are exchanged for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share. Shares underlying these instruments include 3.6 million Gemini consideration shares for unvested, unissued, and/or unexercised stock options and warrants.

THE BUSINESS COMBINATION PROPOSAL

General

Holders of FS Development Common Stock are being asked to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Business Combination. FS Development stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section titled “The Business Combination Proposal — The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

Background of the Business Combination

The terms of the Business Combination are the result of negotiations between the representatives of FS Development and Gemini. The following is a brief description of the background of these negotiations and the resulting Business Combination. The following does not purport to list every conversation among representatives of FS Development, Gemini and other parties.

FS Development is a blank check company incorporated in Delaware on June 25, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FS Development was created to capitalize on the substantial deal sourcing, investing and operating expertise of our management team to identify and combine with one or more businesses with high growth potential.

On August 14, 2020, we consummated the FS Development IPO of 12,075,000 shares of Class A Common Stock, generating total gross proceeds of $120,750,000. Substantially concurrent with the consummation of the FS Development IPO, our Sponsor purchased 441,500 shares of Class A Common Stock for an aggregate purchase price of $4,415,000, or $10.00 per share.

Prior to the consummation of the FS Development IPO, neither FS Development, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with FS Development.

Following the FS Development IPO and up to the signing of the mutual exclusivity agreement with Gemini on September 20, 2020, our officers and directors commenced an active search for prospective businesses or assets to acquire in our initial business combination. Representatives of FS Development were contacted by, and representatives of FS Development contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. Our officers and directors and their affiliates also brought to our attention target business candidates.

During this search process, FS Development reviewed business combination opportunities with potential target businesses in the biotechnology industry. Discussions with several of these potential target businesses progressed to discussions of material transaction terms, including valuation, and FS Development delivered non-binding indications of interest to the following five potential target businesses: Gemini, Company B, Company C, Company D and Company E.

However, shortly after preliminary discussions and before any material discussion progressed, FS Development ceased discussions with Company B, Company C and Company D because each of these companies decided to pursue alternative strategic transactions. Further, by September 20, 2020, the date on which FS Development and Gemini reached agreement on a non-binding indication of interest and a mutual exclusivity agreement (as described below), FS Development ultimately determined to abandon its potential business combination opportunity with Company E because of, among other things: (a) the level of engagement by, and advanced negotiations and discussions with Gemini, as compared to Company E where engagement was more limited and negotiations and discussions did not progress as rapidly, although Gemini had yet to reach an agreement on key terms and conditions of a potential transaction; (b) Gemini’s willingness to enter into the non-binding indication of interest and the mutual exclusivity agreement discussed below on terms that FS Development’s directors and officers believed were attractive; and (c) the Board and FS Development officers’ belief, based on their preliminary evaluation and the terms of the non-binding indication of interest, that Gemini was the most attractive potential business combination target that met its key criteria in a target.

FS Development engaged White & Case LLP as its counsel, Wilson Sonsini Goodrich & Rosati as its intellectual property counsel and Jefferies LLC as its financial and capital markets advisor in connection with its business combination and engaged Jefferies LLC and SVB Leerink LLC as co-lead placement agents in connection with a related private placement.

On August 18, 2020, Foresite Capital Fund V (“Fund V”), an affiliate of our Sponsor, was wall-crossed in connection with a potential private placement relating to a proposed business combination involving Gemini and Company A. Thereafter, representatives of Fund V and Gemini discussed Gemini’s business in relation to such potential private placement.

On August 23, 2020, the Board held a special board meeting via video conference to discuss potential business combination opportunities.

On September 1, 2020, Gemini’s exclusivity agreement with Company A terminated, and on September 21, 2020, based on discussions of Gemini’s board of directors, Gemini terminated discussions with Company A regarding a potential business combination.

On September 2, 2020, Gemini management contacted FS Development about its potential interest in a business combination transaction with Gemini. Thereafter, FS Development continued discussions regarding a potential business combination with Gemini and several other companies.

On September 17, 2020, representatives of FS Development and Gemini held a teleconference to discuss a potential business combination. Thereafter, Jason Meyenburg, Chief Executive Officer of Gemini contacted Jim Tananbaum, Director, President and Chief Executive Officer of FS Development, and indicated that Gemini would be willing to consider a business combination at an enterprise value of at least $200 million. Thereafter, representatives of FS Development and Gemini continued to discuss the proposed valuation of Gemini. Having determined that a business combination with Gemini would be favorable for FS Development stockholders, in an industry in which FS Development was focused and possessed the growth and other financial attributes that FS Development intended to target at the time of the FS Development IPO, FS Development proposed in a non-binding indication of interest an enterprise value of Gemini of $215 million in order to secure exclusivity with Gemini. In addition, the non-binding indication of interest contained the following material terms: (1) issuance of an aggregate of 21,500,000 shares of FS Development Class A Common Stock (the “Share Cap”) at a valuation of $10.00 per share, (2) a proposed investment by an affiliate of FS Development of $45 million in a proposed private placement to close concurrently with the closing of the potential business combination, (3) disclosure of the amount in the Trust Account of approximately $121 million and (4) a proposal that the board of directors of the Combined Entity be comprised of seven (7) members to be drawn primarily from the current board of Gemini.

On September 20, 2020, FS Development and Gemini entered into the non-binding indication of interest in the form submitted by FS Development and a mutual exclusivity agreement, and FS Development ceased contact with other potential target businesses in the biotechnology industry. On September 24, 2020, FS Development and Gemini entered into a confidentiality agreement regarding the sharing of information in order for FS Development to conduct due diligence on Gemini.

On September 22, 2020, Gemini’s financial advisors informed potential private placement investors in connection with the potential business combination with Company A that wall-crossing restrictions were terminated.

Starting on September 24, 2020 until signing of the Merger Agreement, Gemini provided FS Development and its representatives with due diligence materials, including financial, clinical and regulatory information and representatives of FS Development and Gemini held telephonic conferences and virtual meetings to discuss the terms of the potential business combination, due diligence items and commercial and legal elements of Gemini’s business to assist FS Development and its advisors in assessing the enterprise valuation proposed by Gemini. During this time period, management of FS Development periodically updated members of the Board on the status and timing of discussions with Gemini, material transaction terms and due diligence items.

On September 24, 2020, Goodwin Procter LLP, counsel to Gemini, delivered an initial draft of the Merger Agreement to White & Case LLP, which provided for the repayment of the Convertible Notes by issuance of additional shares of FS Development Class A Common Stock above the Share Cap. Thereafter, the parties and their respective legal counsel negotiated the terms of the Merger Agreement and related documentation and agreements and exchanged several drafts of the Merger Agreement and related documentation and agreements.

The parties also began preparing an investor presentation for meetings with certain targeted investors. FS Development and Gemini held investor meetings with potential investors in the PIPE Investment. All such investors were wall-crossed.

On September 24, 2020 and September 25, 2020, representatives of FS Development held telephonic conferences with Gemini management to discuss due diligence items.

On September 28, 2020, Dr. Tananbaum, Dr. Michael Rome, Director and Vice President of FS Development, and other members of management of FS Development met telephonically with representatives of White & Case LLP to discuss material transaction terms and due diligence items. Later on September 28, 2020, Dr. Rome, Dr. Tananbaum and representatives of White & Case LLP met telephonically with Gemini management and representatives of Goodwin Procter LLP to update parties on the status of the transaction.

On September 29, 2020, management of FS Development met telephonically with management of Gemini to discuss additional clinical and regulatory due diligence items.

On September 29, October 1, October 6, and October 8, 2020, Dr. Rome, Dr. Tananbaum, other members of management of FS Development and representatives of Jefferies LLC and SVB Leerink LLC met telephonically with Gemini management to discuss the status of the PIPE Investment.

On September 30, 2020, White & Case LLP sent a revised draft of the Merger Agreement to Goodwin Procter LLP. The revised draft proposed, among other things, (i) changes relating to indemnification provisions, (ii) changes relating to allocation of purchase price, including repayment of the Convertible Notes out of the Share Cap, (iii) changes relating to treatment of options and warrants, and (iv) material changes to various representations, warranties and covenants.

On October 3, 2020, Goodwin Procter LLP sent a revised draft of the Merger Agreement to White & Case LLP. The revised draft proposed, among other things, (i) additional changes relating to indemnification provisions, (ii) additional changes relating to allocation of purchase price, (iii) changes to closing conditions applicable to the parties and (iv) treating the Convertible Notes as a pre-funded investment by the holders of the Convertible Notes in the potential PIPE Investment.

On October 8, 2020, the Board held a special board meeting via video conference to discuss the potential business combination, commitments from investors in the potential PIPE Investment and support from existing and prospective stockholders.

Thereafter, final allocations for investors in the potential PIPE Investment were determined by the parties and the proposed investment by an affiliate of FS Development of $45 million was decreased to $15 million.

On October 11, 2020, White & Case LLP sent a further revised draft of the Merger Agreement to Goodwin Procter LLP. The revised draft (i) proposed, among other things, changes to closing conditions applicable to the parties and additional changes relating allocation of purchase price and (ii) reflected the agreement among the parties to repayment of the Convertible Notes out of the Share Cap and the board of directors of the Combined Entity would consist of seven (7) members, with the Sponsor entitled to nominate one such member.

On October 12, October 13, and October 14, 2020, management of FS Development met telephonically with management of Gemini to discuss clinical and other due diligence items.

On October 12, 2020, the Board held a special board meeting via video conference to discuss the Business Combination and the terms of the definitive agreements. The Board was briefed on the terms of the Merger Agreement and related agreements and discussed the status of the proposed private placement. Following the discussions, the Board unanimously voted to approve the Business Combination with Gemini as well as the PIPE Investment. In approving the transactions, the Board determined that the aggregate fair market value of the proposed Business Combination was at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account). On October 15, 2020, the Board executed a unanimous written consent approving the Merger Agreement and the transactions contemplated in the Business Combination.

From October 12, 2020 until the signing of the Merger Agreement, representatives of White & Case LLP and Goodwin Procter LLP met telephonically to finalize the Merger Agreement and related documentation and agreements.

In addition, prior to the signing of the Merger Agreement, FS Development held virtual meetings and follow-up phone calls with the existing stockholders of FS Development. This resulted in stockholders owning 2,742,529 shares of Class A Common Stock committing not to transfer or redeem their shares through the closing of the Business Combination. During this process, several existing investors requested the ability to purchase additional shares in the PIPE Investment.

On October 15, 2020, the parties entered into the Merger Agreement and FS Development entered into the subscription agreements for the PIPE Investment. On October 15, 2020, the parties issued a press release announcing the Business Combination.

Board’s Reasons for Approval of the Business Combination

FS Development was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FS Development sought to do this by utilizing the networks and industry experience of both its management team and the Board to identify, acquire and operate one or more businesses within or outside of the United States.

In particular, the Board considered the following positive factors, although not weighted or in any order of significance:

•        Pioneering precision medicine approach targeting trial enrichment with genetically-defined patients.    Gemini’s lead program, GEM103, targets a genetically-defined subset of age-related macular degeneration (“AMD”) patients with complement dysregulation. Of the 15 million dry AMD patients, emerging science shows approximately 40% (or six million) present variants in the complement factor H (CFH) gene. Such loss-of-function variants are associated with increased dry AMD disease risk. The Board believes that Gemini’s lead asset, GEM103, the first ever recombinant native complement modulator, full-length recombinant complement factor H (rCFH) protein, when delivered by intravitreal injections, has the potential to meet unmet medical needs by circumventing dysfunctional CFH loss-of-function variants in genetically-defined subsets of AMD patients and slowing the progression of their retinal disease.

•        Supporting Phase 1 study data in advanced dry AMD patients.    Gemini conducted a single-ascending dose Phase 1 study to assess the safety of GEM103 in advanced dry AMD patients. In Gemini’s Phase 1 study, GEM103 was well tolerated, with no adverse drug reactions, no ocular inflammation, no anti-drug antibodies, and no dose-limiting toxicities, when dosed up to 500 micrograms as a single intravitreal dose. In addition, the Phase 1 study data supported the mechanism of action of the product candidate in the ocular compartment, as evidenced by sustained supraphysiological CFH levels, and apparent reductions in a pro-inflammatory biomarker related to complement activation in several subjects. The data from this Phase 1 study provided Gemini with a rationale for commencing its ongoing Phase 2a trial of GEM103.

•        Vast market opportunity in dry AMD.    Third-party reports indicate there are approximately 16 million patients with AMD in the United States alone. Dry AMD represents about 90% (or about 15 million) of U.S. AMD patients, which compares to 1.4 million U.S. wet AMD U.S. patients. Third party market forecasts estimate the global wet AMD market generated $6.9 billion of sales in 2018 (e.g., aggregate sales of Eylea, Lucentis, and Avastin in wet AMD), demonstrating a vast market opportunity for a successful product in the potentially larger global dry AMD market.

•        Potential to address an area of high unmet medical need.    Dry AMD, Gemini’s lead indication, is the leading cause of blindness among individuals aged 50 and older. There are no approved therapies for dry AMD. The Board believes that based upon the association of CFH mutations with disease risk, Gemini’s approach to dry AMD will precisely target patients with genetically defined complement pathway dysregulation and in the future could bring a much needed therapeutic to an area of high unmet medical need.

•        Proprietary screening.    Gemini has a proprietary genetic screening process that enables it to identify genetically-defined dry AMD patients who may be most likely to benefit from GEM103. The Board believes this proprietary approach provides a competitive advantage to Gemini.

•        Multiple pipeline opportunities led by a Phase 2a clinical stage program.    Gemini’s pipeline consists of multiple programs that include lead clinical candidate GEM103 in both dry and wet AMD, plus additional programs in a AMD, plus one preclinical program in a systemic renal indication. The Board believes that the data generated in Gemini’s Phase 1 study of GEM103 demonstrate sustained supraphysiologic concentrations of CFH in aqueous humor, supporting further clinical development dry AMD. Future demonstration of efficacy and safety in dry AMD, could ultimately lead to market confidence in Gemini’s precision approach and its expansion into commercial opportunities in patients with more complex AMD disease, including anti-vascular endothelial growth factor (“anti-VEGF”) treated wet AMD with concomitant geographic atrophy.

•        Diversified risk profile from multimodality approach.    Gemini’s therapeutic candidates include recombinant proteins, adeno-associated virus- (“AAV”) based gene therapies, and monoclonal antibodies across multiple indications, thus reducing Gemini’s risk exposure to any single modality. The Board believes Gemini will leverage multimodality capabilities to increase the likelihood of finding therapies to address unmet needs.

•        Near-term catalysts.    Gemini has initiated a Phase 2a trial of GEM103 in dry AMD and anticipates multiple dose clinical safety, tolerability and exploratory biomarker data in the first half of 2021. In addition, Gemini is currently conducting investigational new drug (“IND”) enabling studies for GEM103 in anti-VEGF treated wet AMD patients with geographic atrophy and plans to initiate a Phase 1/2a clinical study in the second half of 2020 with safety and tolerability data anticipated in the second half of 2021. Gemini also plans to complete IND enabling studies for additional therapeutic candidates in the second half of 2021. The Board believes these catalysts could serve as important value inflection points for the company.

•        Experienced management team.    The Board believes that Gemini has a proven and experienced team that will effectively lead the company after the Business Combination.

•        Backed by top-tier healthcare investors.    Gemini’s existing investors include Atlas Venture, Lightstone Ventures, OrbiMed, and Wu Capital, which the Board believes provides additional validation to Gemini’s clinical and business strategies.

•        Financial analysis conducted by FS Development.    The financial analysis conducted by FS Development’s management team and reviewed by the Board supported the equity valuation of Gemini.

Summary of FS Development Financial Analysis

The following is a summary of the material financial analyses prepared by FS Development and reviewed by the Board in connection with the valuation of Gemini. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by FS Development. FS Development may have deemed various assumptions more or less probable than other assumptions.

None of Gemini, FS Development, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Gemini do not purport to be appraisals or reflect the prices at which Gemini shares may actually be valued or trade in the open market after the consummation of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. The following quantitative information, to the extent that it is based on market data, is not necessarily indicative of current market conditions.

Trading Comparables

In connection with the valuation of Gemini, FS Development reviewed certain financial information of certain publicly traded companies selected based on the experience and the professional judgment of FS Development’s directors and officers. In connection with its analysis, FS Development reviewed certain financial information of Gemini, such as its current balance sheet, expected cash needs, financing history and equity capitalization.

FS Development considered certain financial and operating data of IVERIC bio and Apellis Pharmaceuticals, each a publicly traded company that is developing an injectable complement therapy for geographic atrophy (the “Trading Comparables”).

None of the Trading Comparables has characteristics identical to Gemini. The Trading Comparables were selected because they have a comparable drug mechanism of action, comparable structures or comparable target indications. FS Development made qualitative judgments, based on the experience and professional judgment of its directors and officers, concerning differences between the operational, business and/or financial characteristics of Gemini and the Trading Comparables.

FS Development reviewed the market capitalization of each of the Trading Comparables, which FS Development management deemed relevant based on its professional judgment and expertise.

Trading Comparables

$ in millions
Company	Stage of Lead Comparable Program	Market Cap
IVERIC	Phase 3	$452
Apellis	Phase 3	$1,888

FS Development conducted a comparative analysis between Gemini and the Trading Comparables and determined that an implied enterprise value for Gemini of $215 million was at a discount to each of the market capitalizations of the Trading Comparables.

Other Considerations

In addition, FS Development’s management team considered the financing that would be required in connection with the Business Combination and determined that the PIPE Investment was sized such that, together with the expected cash from FS Development’s trust account (assuming no redemptions), Gemini’s research and development programs would be expected to be funded through 2022.

The Merger Agreement

The subsections that follow this subsection describe the material provisions of the Merger Agreement, but do not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Merger Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, which may be updated prior to the Closing. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

Acquisition of Gemini; Merger Consideration

Upon the Closing, Merger Sub will merge with and into Gemini (the “Merger”) with Gemini surviving the Merger as a wholly owned subsidiary of FS Development.

As a result of the Business Combination, subject to potential reduction for indemnification claims as described below, an aggregate number of shares equal to the Closing Payment Shares will be issued (or reserved for issuance pursuant to currently exercisable options or warrants) in respect of shares of Gemini capital stock, and options and warrants to purchase shares of Gemini capital stock, in each case, issued and outstanding immediately prior to the Closing. Each holder of Gemini Stock will receive its Pro Rata Portion of the Merger Consideration.

The parties agreed that immediately following the closing of the Business Combination, the Combined Entity’s board of directors will consist of no more than seven directors, one of which will be designated by the Sponsor and six of which will be designated by Gemini.

Stockholder Approval

Prior to the Closing, the affirmative vote of holders of a majority of the votes cast of FS Development Common Stock, voting together as a single class, at a stockholder’s meeting (at which there is a quorum) must approve the transactions contemplated by the Merger Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, FS Development must call a special meeting of its common stockholders and must prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting.

Representations and Warranties

In the Merger Agreement, Gemini makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things:

•        its corporate organization, qualification to do business in each jurisdiction in which its properties are owned or leased by it or the operation of its business as currently conducted, good standing and corporate power required to own and operate its properties and assets and to carry out the business as presently conducted and as proposed to be conducted;

•        its having requisite corporate authority to enter into the Merger Agreement and to complete the Business Combination;

•        the absence of conflicts with its organizational documents, applicable laws or certain agreements and instruments as a result of entering into the Merger Agreement or consummating the Business Combination;

•        the required consents and approvals that Gemini must obtain for the Merger Agreement and to consummate the Business Combination;

•        its capital structure, including with respect to (i) the duly authorized and validly issued and outstanding shares of capital stock of Gemini; (ii) common stock reserved for issuance under its outstanding unexercised options and equity incentive plans; (iii) warrants to purchase shares of Gemini Series A Preferred Stock; and (iv) additional matters with respect to its options;

•        the accuracy of its corporate records, including the approvals of its board of directors, including all committees thereof, stockholders, and all consents to actions taken thereby;

•        that it has no subsidiaries;

•        Gemini’s financial statements for the periods ended December 31, 2018, December 31, 2019 and the six month period ended June 30, 2020 fairly present, in all material respects, the financial position of Gemini as of the dates thereof and the results of operations of Gemini for the periods reflected therein, and have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies;

•        (i) its maintenance of proper financial books and records in all material respects in accordance with reasonable business practices, which accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and providing services by Gemini, and (ii) its proper internal controls over accounting which are sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Gemini’s historical practices and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

•        that each of its material contracts (i) is a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by the parties thereto, and there are no known breaches of such materials contracts;

•        (i) Gemini has all material necessary permits and licenses to conduct its business (ii) all such permits are valid and in full force and effect, and (iii) additional matters relating to such permits including with respect to the absence of breaches or violations of default;

•        it is in compliance with all applicable laws, including, without limitation, those relating to foreign corrupt practices, sanctions, money laundering and environmental matters;

•        there is no pending litigation against Gemini or its officers or directors or action with any governmental authority that would challenge the Merger Agreement or the Business Combination;

•        Gemini has good and marketable title to the tangible assets and properties it owns or leases;

•        Gemini’s compliance in all material respects with rules and regulations of the FDA, other regulatory matters and all applicable healthcare laws;

•        Gemini’s ownership or appropriate licenses to use intellectual property used in its business, including with respect to the absence of rights of third parties to any of its intellectual property rights, and any infringement by a third party of Gemini’s intellectual property rights;

•        matters related to its employees as well as its compliance with applicable laws related to employment matters, proper tax withholding and employee benefit plans, including with respect to ERISA and tax matters relating thereto;

•        various matters related to taxes, including that (i) Gemini has duly and timely filed all material tax returns, which are true, correct and complete and accurate in all material respects; (ii) there is no action with respect to taxes of Gemini in the past five years; (iii) no statute of limitations in respect of the assessment or collection of any taxes of Gemini has been waived or extended, which waiver or extension is in effect and Gemini is not presently contesting the tax liability before any taxing authority or other authority; (iv) Gemini has complied in all respects with all applicable laws relating to the reporting, payment, collection and withholding of taxes and has duly and timely withheld or collected, paid over to the applicable taxing authority and reported all taxes required to be withheld or collected by Gemini, (v) no stock transfer tax, sales tax, use tax, real estate transfer tax or other similar tax will be imposed on the transfer of the shares of Gemini common stock by Gemini Stockholders to FS Development pursuant to the Merger Agreement; (vi) there is no outstanding request for a ruling from any taxing authority, request for consent by a taxing authority for a change in a method of accounting, subpoena or request for information by any taxing authority or agreement with any taxing authority with respect to Gemini; (vii) there is no lien (other than certain permitted liens specified in the Merger Agreement) for taxes upon Gemini or any of the assets of Gemini; (viii) no claim has ever been made by a taxing authority in a jurisdiction where Gemini has not paid any tax or filed tax returns, asserting that Gemini is or may be subject to tax in such jurisdiction, Gemini is not nor has it ever been subject to tax in any country other than the country of incorporation of Gemini by virtue of having a permanent establishment or other place of business in that country, and Gemini is and has always been tax resident solely in its country of incorporation; (ix) Gemini has provided to FS Development true, complete and correct copies of all tax returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any taxing authority with respect to, any taxable period ending after December 31, 2015; (x) Gemini is not, and has never been, a party to any tax sharing, allocation, indemnification or similar contract; (xi) Gemini has not taken any action, and is not aware of any fact or circumstances, that would reasonably be expected to prevent the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; and (xii) Gemini is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period before the Closing Date;

•        except as disclosed by Gemini, no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Gemini and its affiliates will be entitled to any fee or commissions from Gemini upon consummation of the Business Combination;

•        absence of related party transactions other than those that Gemini has disclosed;

•        its maintenance of proper insurance policies; and

•        other customary representations and warranties.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect”. Material Adverse Effect with respect to Gemini means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of Gemini and its business, subject to customary exceptions.

In the Merger Agreement, FS Development makes certain representations and warranties relating to, among other things:

•        its proper corporate organization and similar corporate matters;

•        authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents;

•        except as disclosed by FS Development, no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of FS Development and its affiliates will be entitled to any fee or commissions from Gemini upon consummation of the Business Combination;

•        its capital structure, including with respect to the duly authorized and validly issued and outstanding shares of capital stock of FS Development and Merger Sub; (ii) absence of any other shares of capital stock or other voting securities of FS Development that are issued, reserved for issuance or outstanding; and (iii) except as disclosed by FS Development’s organizational documents, there are no outstanding contractual obligations of FS Development to repurchase, redeem or otherwise acquire any shares of FS Development Common Stock or any capital equity of FS Development;

•        validity of its share issuance;

•        minimum trust fund amount at Closing, including the validity of the trust agreement;

•        various matters related to taxes, including that (i) FS Development has duly and timely filed all material tax returns, which are true, correct and complete and accurate in all material respects; (ii) no statute of limitations in respect of the assessment or collection of any taxes of FS Development has been waived or extended, which waiver or extension is in effect, and FS Development is not presently contesting the tax liability before any taxing authority or other authority; (iii) there is no action with respect to taxes of FS Development in the past five years; (iv) FS Development has complied in all respects with all applicable laws relating to the reporting, payment, collection and withholding of taxes and has duly and timely withheld or collected, paid over to the applicable taxing authority and reported all taxes required to be withheld or collected by FS Development; (v) there is no lien (other than certain permitted liens specified in the Merger Agreement) for taxes upon FS Development or any of the assets of FS Development; (vi) no claim has ever been made by a taxing authority in a jurisdiction where FS Development has not paid any tax or filed tax returns, asserting that FS Development is or may be subject to tax in such jurisdiction, FS Development is not nor has it ever been subject to tax in any country other than the country of incorporation of FS Development by virtue of having a permanent establishment or other place of business in that country, and FS Development is and has always been tax resident solely in its country of incorporation; (vii) FS Development has provided to Gemini true, complete and correct copies of all tax returns (if any) relating to, and all audit reports and correspondence relating to each proposed adjustment (if any) made by any taxing authority with respect to, any taxable period ending after December 31, 2020; (viii) there is no outstanding power of attorney from FS Development authorizing anyone to act on behalf of FS Development in connection with any tax, tax return or action relating to any tax or tax return of FS Development; (ix) FS Development is not, and has never been, a party to any tax sharing, allocation, indemnification or similar contract; (x) FS Development has not taken any action, and is not aware of any fact or circumstances, that would reasonably be expected to prevent the Business Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; and (xi) FS Development is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period before the Closing Date;

•        Nasdaq listing of FS Development Class A Common Stock, with trading ticker “FSDC”; and

•        SEC filing requirements, including that FS Development has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by FS Development with the SEC since FS Development’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of the Merger Agreement.

This summary and the copy of the Merger Agreement attached to this proxy statement/prospectus as Annex A are included solely to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties by FS Development and Gemini, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of FS Development, Gemini or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. To the extent that prior to the effective date of this proxy statement/prospectus, material information that contradicts the representations, warranties, and covenants in the Merger Agreement has come to our attention, we have provided corrective disclosure in this proxy statement/prospectus. Furthermore, if subsequent to the effective date of this proxy statement/prospectus, material information concerning the subject matter of the representations, warranties, and covenants in the Merger Agreement comes to our attention and such information has not been previously disclosed in our public filings, our public filings will be updated to include any material information necessary to provide our stockholders with a materially complete understanding of the disclosures in the Merger Agreement.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of FS Development and Gemini, including, among others, each of FS Development and Gemini having agreed to (i) operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and (ii) use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Each party has also agreed not to take certain specified actions without the prior written consent of the other party.

In addition, FS Development has agreed to adopt the Equity Incentive Plan as described elsewhere in this proxy statement/prospectus.

Conditions to Closing

General Conditions

The obligation of FS Development and Gemini to consummate the Business Combination is conditioned on, among other things, any one or more of which may be waived in writing by all of such parties, (a) the absence of any order, stay, judgment or decree by any government agency restraining or prohibiting or imposing any condition on the closing of the Business Combination; (b) all necessary governmental approvals having been obtained; (c) the absence of any litigation brought by a governmental agency seeking to enjoin or otherwise restrict the Closing; (d) FS Development shall not have redeemed Public Shares in an amount that would cause it to have net tangible assets of less than $5,000,001; (e) FS Development shall have obtained the approval of its stockholders on the Merger Agreement and the Business Combination and the proposals set forth in this proxy statement/prospectus shall have been approved at the Special Meeting, or any adjournment thereof; and (f) Gemini shall have obtained the approval of its stockholders on the Merger Agreement and the Business Combination. FS Development and Gemini have waived the condition that the bylaws of the Combined Entity be approved by the stockholders of FS Development.

Gemini’s Conditions to Closing

The obligations of Gemini to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following, any one or more of which may be waived by Gemini:

•        FS Development and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective obligations under the Merger Agreement required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by FS Development or Merger Sub, as applicable, at or prior to the Closing Date.

•        The representations and warranties of FS Development and Merger Sub contained in the Merger Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement)), other than the representations and warranties of FS Development and Merger Sub regarding corporate existence and power, authorization and finder’s fees, shall have been true and correct as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), except for any failure of such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on FS Development or on FS Development’s ability to consummate the transactions contemplated by the Merger Agreement and other specified agreements.

•        The representations and warranties of FS Development and Merger Sub regarding corporate existence and power, authorization and finder’s fees (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall have been true and correct in all respects at and as of the date of the Merger Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

•        The Proposed Charter shall have been filed with, and declared effective by, the Delaware Secretary of State.

•        The size and composition of the post-Closing board of directors shall have been appointed as set forth in Section 2.7 of the Merger Agreement.

•        The Aggregate Transaction Proceeds (as defined in the Merger Agreement) shall be equal to or greater than $170,000,000.

•        FS Development’s initial listing application with Nasdaq in connection with the transactions contemplated by the Merger Agreement shall have been conditionally approved and, immediately following the Effective Time, FS Development shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and FS Development shall not have received any notice of non-compliance therewith, and the Closing Payment Shares (as defined in the Merger Agreement) shall have been approved for listing on Nasdaq.

FS Development’s Conditions to Closing

The obligations of FS Development to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following, any one or more of which may be waived by FS Development:

•        Gemini shall have duly performed or complied with, in all material respects, all of its obligations under the Merger Agreement required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Gemini at or prior to the Closing Date.

•        The representations and warranties of Gemini contained in the Merger Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect), other than the representations and warranties of Gemini regarding corporate existence and power, authorization and finder’s fees, shall be true and correct in all respects at and as of the date of the Merger Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), except, in each case, for any failure of such representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) to be so true and correct that would not in the aggregate have or reasonably be expected to have a Material Adverse Effect.

•        The representations and warranties of Gemini regarding corporate existence and power, authorization and finder’s fees, (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of the Merger Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

•        There shall not have been a Material Adverse Effect of Gemini since the date of the Merger Agreement that is continuing.

•        Not more than three percent (3%) of the issued and outstanding shares of Gemini common stock (including shares of Gemini common stock issuable upon conversion of Gemini preferred stock) shall continue Dissenting Shares (as defined in the Merger Agreement).

•        Gemini shall have obtained specified consents from third parties.

•        Gemini shall have obtained the consent of the holders of outstanding awards under Gemini’s existing equity incentive plans, to ensure that no more than five percent (5%) of the outstanding equity and equity-based awards under Gemini’s existing equity incentive plans accelerate in connection with the consummation of the Merger or otherwise as a result of the transactions contemplated by the Merger Agreement.

•        Gemini shall have delivered to FS Development copies of a lockup agreement duly executed by specified persons.

Indemnification

From and after the Closing, holders of shares of Gemini capital stock (collectively, the “Escrow Participants”) have agreed to indemnify and hold harmless FS Development, its officers, directors and affiliates and their respective successors and permitted assigns against and in respect of any and all out-of-pocket losses incurred or sustained by FS Development as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article V of the Merger Agreement (as modified by the schedules to the Merger Agreement) or in a specified certificate delivered by Gemini to FS Development at closing, in each case as of the Closing Date or such other date as expressly set forth in such representation or warranty, and (b) any breach or nonfulfillment of any covenants of Gemini contained in the Merger Agreement to be performed at or prior to the Closing Date.

Two Million One Hundred Fifty Thousand (2,150,000) of the shares of FS Development Class A Common Stock otherwise issuable to (or reserved for issuance for) the Escrow Participants at the Closing shall be deposited into a third party escrow account (the “Escrow Shares”). FS Development’s sole and exclusive remedy for such losses under the Merger Agreement shall be the recovery of a number of Escrow Shares from the then remaining Escrow Shares having a value equal to the losses that have been finally determined to be owing to FS Development in accordance with Article XI of the Merger Agreement (at an assumed value equal to the greater of: (a) $10.00 per share and (b) the volume weighted average price of the FS Development Class A Common Stock for the ten (10) trading days ending on the trading day immediately preceding the Closing Date (the “Escrow Share Value”)), in each case, subject to the limitations set forth in Article XI of the Merger Agreement, including the Indemnifiable Loss Limit (as defined below).

In addition:

•        The maximum liability of the Escrow Participants under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”).

•        FS Development shall not be entitled to indemnification pursuant to Section 11.1 of the Merger Agreement unless and until the aggregate amount of losses to FS Development equal at least $1,612,500 (the “Basket”), at which time, subject to the other limitations set forth in the Merger Agreement, FS Development shall be entitled to indemnification for any losses above the Basket, subject to the Indemnifiable Loss Limit.

•        The Escrow Participants shall have no liability or obligation to indemnify FS Development under the Merger Agreement with respect to the breach or inaccuracy of any representation or warranty based on any matter, fact or circumstance known by FS Development as of the date of the Merger Agreement.

•        Nothing in the Merger Agreement will (i) limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) prevent FS Development from bringing an action for fraud (with scienter) against the Person who committed such fraud (with scienter) or (iii) limit the right of any person or entity to pursue remedies under any other agreement entered into in connection with the transactions contemplated by the Merger Agreement against the parties thereto.

The indemnification to which FS Development is entitled from the Escrow Participants pursuant to Section 11.1 of the Merger Agreement for losses shall be effective so long as it is asserted prior to the expiration of the twelve (12) month anniversary of the Closing date (the “Survival Period”); provided, that in the event that any indemnification notice shall have been given by FS Development in accordance with the provisions of the Merger Agreement (each, an “Indemnification Notice”) prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnification Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved.

Termination

The Merger Agreement may be terminated at any time prior to the Closing by:

•        FS Development or Gemini, in the event (i) a governmental authority shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final and non-appealable or (ii) any applicable law is in effect making the consummation of the Merger illegal.

•        FS Development or Gemini, if the Closing has not occurred on or prior to April 15, 2021 (the “Outside Closing Date”); provided, that if the SEC has not declared FS Development’s proxy statement effective on or prior to January 15, 2021, the Outside Closing Date shall be automatically extended to May 15, 2021; provided, further, that FS Development or Gemini, as applicable, is not in material breach of any of its obligations under the Merger Agreement; or

•        FS Development, if: (i) Gemini shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing Date, which has rendered or would render the satisfaction of any of the conditions set forth in Section 10.2 of the Merger Agreement impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the breaching party of a written notice from the non-breaching party describing in reasonable detail the nature of such breach.

•        FS Development, if: Gemini has not delivered evidence of the Gemini stockholders’ approval by written consent of the Merger Agreement and the transactions contemplated thereby to FS Development by no later than two business days following the effective date of this proxy statement (the “Gemini Stockholder Approval Termination Right”); provided, that FS Development shall not be permitted to terminate the Merger Agreement pursuant to the Gemini Stockholder Approval Right at any time (A) prior to two business days following the effective date of this proxy statement or (B) after such evidence has been delivered to FS Development.

•        Gemini, if: (i) FS Development shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing Date, which has rendered or would render the satisfaction of any of the conditions set forth in Section 10.3 of the Merger Agreement impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by FS Development of a written notice from Gemini describing in reasonable detail the nature of such breach.

Ancillary Agreements Related to the Business Combination

Subscription Agreements

In connection with the Business Combination, FS Development entered into the Subscription Agreements with certain investors, including an affiliate of our Sponsor, pursuant to which, among other things, such investors have agreed to purchase immediately prior to the Closing, an aggregate of 9,506,000 shares of Class A Common Stock at a purchase price of $10.00 per share, for aggregate gross proceeds of $95,060,000. The affiliate of our Sponsor has assigned to the Sponsor its obligation to purchase its shares under the subscription agreement so that our Sponsor will purchase 1,500,000 of such shares. At the time of the FS Development IPO, the Sponsor had originally indicated an interest to purchase up to $25 million of shares in connection with FSDC’s initial business combination. This purchase of 1,500,000 shares represents the Sponsor’s allocation of shares in the PIPE Investment. The obligations to consummate the subscriptions are conditioned upon, among other things, customary closing conditions.

Non-Redemption Agreements

In connection with the execution of the Merger Agreement, certain public stockholders of FS Development entered into non-redemption letter agreements with FS Development, pursuant to which, among other things, such stockholders owning shares of Class A Common Stock agreed not to elect to redeem or tender or submit for redemption 2,742,529 shares of Class A Common Stock held in the aggregate by such stockholders.

Gemini Support Agreements

In connection with the execution of the Merger Agreement, certain Gemini stockholders (the “Gemini Supporting Stockholders”) entered into support agreements with FS Development (the “Gemini Support Agreements”). Under the Gemini Support Agreements, each Gemini Supporting Stockholder agreed, as promptly as reasonably practicable (and in any event within two (2) business days) following the SEC declaring this proxy statement/prospectus effective, to execute and deliver a written consent with respect to the outstanding shares of the Gemini Stock held by such Gemini Supporting Stockholder (the “Subject Gemini Shares”) approving the Merger Agreement and the transactions contemplated thereby. In addition to the foregoing, each Gemini Supporting Stockholder agreed that at any meeting of the holders of Gemini capital stock, each such Gemini Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Gemini Shares to be voted (i) to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Business Combination (ii) against any alternative transaction; and (iii) against any action or agreement that would impede or frustrate the provisions of the Gemini Support Agreements, the Merger Agreement or the transactions contemplated thereby. Pursuant to the Gemini Support Agreements, certain stockholder agreements of Gemini shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination), effective as of, and subject to and condition upon the occurrence of, the Closing. The Subject Gemini Shares owned by the Gemini Supporting Stockholders and subject to the Gemini Support Agreements represent over 90.5% of the outstanding voting power of Gemini Stock. In addition, the Gemini Support Agreements prohibit the Gemini Supporting Stockholders from, among other things, (i) transferring any of the Subject Gemini Shares; (ii) entering into (a) any option, warrant, purchase right, or other contact that would require the Gemini Support Stockholders to transfer the Subject Gemini Shares, or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject Gemini Shares; or (iii) or taking any action in furtherance of the foregoing.

FS Development Support Agreements

In connection with the execution of the Merger Agreement, certain stockholders of FS Development including the Initial Stockholders (the “FS Development Supporting Stockholders”) entered into support agreements with FS Development, Gemini and the Sponsor (the “FS Development Support Agreements”). Under FS Development Support Agreements, each FS Development Supporting Stockholder agreed to vote, at any meeting of the stockholders of FS Development, and in any action by written consent of the stockholders of FS Development, all of such FS Development Supporting Stockholder’s FS Development Common Stock (i) in favor of the Merger Agreement, certain proposals requiring approval by the stockholders of FS Development in connection with Business Combination and the transactions contemplated by the Merger Agreement and FS Development Support Agreement, and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and the approval of the Parent Proposals (as defined in the Merger Agreement). The shares of FS Development Common Stock owned by the FS Development Supporting Stockholders and subject to the FS Development Support

Agreements represent over 22.3% of the outstanding voting power of FS Development Common Stock. In addition, FS Development Support Agreements prohibit FS Development Supporting Stockholders from, among other things, selling, assigning or transferring any FS Development Common Stock of FS Development held by FS Development Supporting Stockholders or taking any action that would prevent or disable FS Development Support Stockholders from performing its obligations thereunder.

Registration Rights Agreement

In connection with the Closing, the Initial Stockholders and certain other stockholders will enter into a registration rights agreement with FS Development and Gemini, pursuant to which such stockholders can each demand that the Combined Entity register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, following the consummation of the Business Combination, the Combined Entity is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of the Combined Entity. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by such agreement and the Merger Agreement. As part of the Registration Rights Agreement, holders of the registrable securities agree to a one hundred eighty (180) day lock-up period with respect to such registrable securities. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of the Combined Entity’s securities.

Voting Agreement

In connection with the Closing, the Sponsor, FS Development, certain stockholders of FS Development and certain stockholders of Gemini will enter into a voting agreement, pursuant to which: (a) Gemini will have the right to designate four (4) directors to the board of directors of the Combined Entity and (b) the Sponsor will have the right to designate one (1) individual for election as a member of the board of directors of the Combined Entity until the fifth (5th) anniversary of the date of the voting agreement, subject to certain terms and holding requirements set forth therein.

Lockup Agreement

In connection with the Closing, certain stockholders of Gemini will enter into a lockup agreement, pursuant to which the stockholder parties thereto will agree to not (i) sell, hypothecate, pledge, grant any option to purchase or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers any of the economic consequences of ownership, in each case, of the Combined Entity’s Common Stock for a period of one hundred eighty (180) days after the Closing.

Classified Board of Directors

The Combined Entity’s board of directors will consist of seven members upon the Closing. In accordance with the Proposed Charter to be filed, immediately after the Closing, the board of directors will be divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:

•        the Class I directors will be Jean George and Carl Gordon, and their terms will expire at the annual meeting of stockholders to be held in 2021;

•        the Class II directors will be David Lubner, Dr. Tuyen Ong, and Jason Rhodes, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•        the Class III directors will be Jason Meyenburg and Jim Tananbaum, and their terms will expire at the annual meeting of stockholders to be held in 2023.

The Combined Entity expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Satisfaction of 80% Test

The Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for the FS Development IPO with respect to FS Development’s initial business combination, including that the Business Combination had a fair market value of at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of execution of the Merger Agreement.

As of the date of the execution of the Merger Agreement, the balance of funds in the Trust Account was approximately $120,751,489, 80% thereof represents approximately $96,601,191. In reaching its conclusion that the business combination meets the 80% test, the Board used as a fair market value the enterprise value of approximately $215 million, which was implied based on the terms of the transactions agreed to by the parties in negotiating the Merger Agreement. In determining whether the purchase price represents the fair market value of Gemini, the Board considered all of the factors described in the section entitled “The Business Combination Proposal — Board’s Reasons for Approval of the Business Combination,” and the fact that the purchase price for Gemini was the result of an arm’s length negotiation. As a result, the Board concluded that the fair market value of the businesses acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of our management team and the Board in valuing companies in the biotechnology industry, the Board believes that the members of our management team and the Board are qualified to determine whether the business combination meets the 80% test. The Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Interests of FS Development’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor and FS Development’s directors and officers, have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        If we are unable to complete our initial business combination by August 14, 2022, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

•        There will be no liquidating distributions from the Trust Account with respect to the Founders Shares if we fail to complete a business combination within the required period. Our Sponsor purchased the Founders Shares prior to the FS Development IPO for an aggregate purchase price of $25,000, and transferred 30,000 Founders Shares to each of Mr. Carey, Dr. Dubin and Dr. Pakianathan. Upon the Closing, such Founders Shares will convert into 2,928,750 shares of Class A Common Stock.

•        Simultaneously with the closing of the FS Development IPO, FS Development consummated the sale of 441,500 Private Placement Shares at a price of $10.00 per share in a private placement to the Sponsor. If we do not consummate a business combination transaction by August 14, 2022, then the proceeds from the sale of the Private Placement Shares will be part of the liquidating distribution to the public stockholders and the shares held by the Sponsor will be worthless.

•        The Sponsor and our officers and directors will lose their entire investment in us if we do not complete a business combination by August 14, 2022. Certain of them may continue to serve as officers and/or directors of FS Development after the Closing. As such, in the future they may receive any cash fees, stock options or stock awards that the Board determines to pay to its directors and/or officers.

•        Our Sponsor, officers and directors collectively (including entities controlled by officers and directors) have made an aggregate average investment per share of $0.799 (including the Founders Shares and Private Placement Shares) as of the consummation of the FS Development IPO. As a result of the significantly lower investment per share of our Sponsor, officers and directors as compared with the investment per share of our public stockholders, a transaction which results in an increase in the value of the investment of our Sponsor, officers and directors may result in a decrease in the value of the investment of our public stockholders.

•        Our initial stockholders and our officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founders Shares and Private Placement Shares if FS Development fails to complete a business combination by August 14, 2022.

•        In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act.

•        Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FS Development and remain outstanding. As of the date of this proxy statement/prospectus, the Sponsor has not made any advances to us for working capital expenses. If we do not complete an initial business combination within the required period, we may use a portion of our working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•        Following the Closing, we will continue to indemnify our existing directors and officers and will maintain a directors’ and officers’ liability insurance policy.

•        Upon the Closing, subject to the terms and conditions of the Merger Agreement, the Sponsor, our officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FS Development from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination.

Total Company Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination, the Company’s public stockholders (other than investors in the PIPE Investment) will retain an ownership interest of approximately 26% in the Combined Entity, the PIPE Investment investors will own approximately 21% of the outstanding common stock of the Combined Entity (such that public stockholders, including PIPE Investment investors, will own approximately 47% of the Combined Entity), the Sponsor will retain an ownership interest of approximately 7% in the Combined Entity and the Gemini Equityholders will own approximately 46% of the outstanding common stock of the Combined Entity. This ownership interest assumes that no shares are elected to be redeemed.

Sources and Uses for the Business Combination

The following tables summarizes the sources and uses for funding the Business Combination based on (i) the assumption that there will be no redemptions and (ii) the assumption that there will be maximum redemptions.

(i) No redemptions

Sources of Funds		Uses
(in thousands)
Existing Cash in Trust Account	$120,751	Gemini Equityholders’ Retained Equity Value	$215,000
PIPE Investment	95,060	Remaining Cash on Balance Sheet	191,201
Gemini Equityholders’ Retained Equity Value	215,000	FS Development Estimated Transaction Costs	24,610
Total Sources	$430,811	Total Uses	$430,811

(ii) Maximum redemptions

Sources of Funds		Uses
(in thousands)
Existing Cash in Trust Account	$5,001	Gemini Equityholders’ Retained Equity Value	$215,000
PIPE Investment	95,060	Remaining Cash on Balance Sheet	75,451
Gemini Equityholders’ Retained Equity Value	215,000	FS Development Estimated Transaction Costs	24,610
Total Sources	$315,061	Total Uses	$315,061

Certificate of Incorporation; By-laws

Pursuant to the Merger Agreement, upon the closing of the Business Combination, FS Development’s Current Charter and Current By-laws will be amended and restated as set forth in the Proposed Charter and Amended By-laws. See section titled “The Charter Amendment Proposal,” for more information regarding the proposed amendments to the Current Charter.

Name; Headquarters

The name of the Combined Entity will be Gemini Therapeutics, Inc. and its headquarters will be located at One Kendall Square, Cambridge, Massachusetts.

Certain Material U.S. Federal Income Tax Considerations of the Redemption

The following discussion is a summary of certain material U.S. federal income tax considerations for holders of our Common Stock that elect to have their Common Stock redeemed pursuant to the Current Charter, which is referred to as the “Redemption.” This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules, including financial institutions, insurance companies, mutual funds, pension plans, S corporations, partnerships or other entities classified as partnerships or pass-through entities for U.S. federal income tax purposes, or investors in such entities, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, tax-exempt organizations (including private foundations), investors that hold our Common Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors that directly, indirectly, or constructively own 5 percent or more (by vote or value) of our Common Stock, “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax, governments or agencies or instrumentalities thereof, persons who received their shares of our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, and Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary addresses only the federal income tax laws of the United States, and does not discuss any state, local, or non-U.S. tax considerations, any non-income tax considerations (such as gift or estate taxes), the consequences of special tax accounting rules under Section 451(b) of the Code, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary is limited to investors that hold our Common Stock as “capital assets” under the Code (generally, property held for investment).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of a Redemption.

WE URGE HOLDERS OF OUR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Holders

This section is addressed to U.S. Holders of our Common Stock that elect to have their Common Stock redeemed pursuant to the Redemption. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (within the meaning of the Code) with the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Redemption of Common Stock

In the event that a U.S. Holder’s Common Stock is redeemed pursuant to the Redemption, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the Redemption qualifies as a sale of the Common Stock under Section 302 of the Code. Whether the Redemption qualifies for sale treatment will depend largely on the total number of shares of our stock held or treated as held by the U.S. Holder both before and after the Redemption (including any stock constructively owned by the U.S. Holder as a result of owning warrants and stock ownership attributed to such U.S. Holder under applicable attribution rules) relative to all of our shares both before and after the Redemption. The Redemption generally will be treated as a sale of the Common Stock (rather than as a distribution) if the Redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which generally would include Common Stock that could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a U.S. Holder directly or constructively acquires pursuant to the Business Combination or the PIPE Investment generally should be included in determining the U.S. federal income tax treatment of the Redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the Redemption must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the Redemption (taking into account both redemptions by other holders of Common Stock and the Common Stock to be issued pursuant to the Business Combination or the PIPE Investment). There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our stock (including any stock constructively owned by the holder as a result of owning warrants). The Redemption will be not essentially equivalent to a dividend if a U.S. Holder’s Redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the Redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the Redemption will be treated as a distribution and the tax effects will be as described below under “U.S. Federal Income Tax Considerations to U.S. Holders — Taxation of Distributions.” U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption will be treated as a sale or as a distribution under the Code.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Common Stock

If the Redemption qualifies as a sale of Common Stock, generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Common Stock described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. Long-term capital gain recognized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

U.S. Holders who hold different blocks of Common Stock (shares of Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Taxation of Distributions

If the Redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Federal Income Tax Considerations to FS Development U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.”

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be taxable at a reduced rate. It is unclear whether the redemption rights with respect to the Common Stock described in this proxy statement/prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

This section is addressed to Non-U.S. Holders of our Common Stock that elect to have their Common Stock redeemed pursuant to the Redemption. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our Common Stock (other than a partnership) that is not a U.S. Holder. The characterization for U.S. federal income tax purposes of the Redemption generally will correspond to the U.S. federal income tax characterization of the Redemption as described under “U.S. Federal Income Tax Considerations to U.S. Holders.”

Non-U.S. Holders of our Common Stock considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption will be treated as a sale or as a distribution under the Code.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

If the redemption qualifies as a sale of Common Stock, subject to the discussions of FATCA (as defined below) and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its Common Stock, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the Redemption, and a corporate Non-U.S. Holder may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain (including any gain realized in connection with the Redemption) for the year (which gain may be offset by certain U.S.-source capital losses), even though the Non-U.S. Holder is not considered a resident of the United States; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock, in which case, gain recognized by such holder in connection with the Redemption will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such Redemption. There can be no assurance that our Common Stock is or has been treated as regularly traded on an established securities market for this purpose. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Taxation of Distributions

If the Redemption does not qualify as a sale of Common Stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E).

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock redeemed and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “U.S. Federal Income Tax Considerations to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.” If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the distribution will be subject to withholding at the same 30% rate discussed in the last paragraph unless a Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E).

Because (i) it may not be certain at the time a Non-U.S. Holder is redeemed whether such Non-U.S. Holder’s Redemption will be treated as a sale of shares or a distribution constituting a dividend, (ii) such determination will depend in part on a Non-U.S. Holder’s particular circumstances, and (iii) we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we or the applicable withholding agent generally will withhold tax on the entire amount of any distribution at the 30% rate (subject to reduction by an applicable income tax treaty). However, if we or an applicable withholding agent withhold excess amounts from the amount payable to a Non-U.S. Holder, such Non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal withholding tax, provided that such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments resulting from our Redemption. U.S. Holders will have to provide their taxpayer identification number and comply with certain certification requirements to avoid backup withholding. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that an appropriate claim for refund is timely filed with the IRS and the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose a 30% withholding tax with respect to certain payments on our Common Stock, in each case if paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The withholding tax may apply to payments made to Non-U.S. Holders pursuant to the Redemption if the Redemption does not qualify as a sale of Common Stock described above. Thirty percent (30%) withholding under FATCA was scheduled to apply to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.

Certain Material U.S. Federal Income Tax Considerations of the Business Combination to Gemini Equityholders

The following discussion is a summary of certain material U.S. federal income tax considerations of the Business Combination for U.S. Gemini Holders (as defined below) and Non-U.S. Gemini Holders (as defined below, and together, the “Gemini Holders”) who exchange their Gemini Stock for the Merger Consideration in the Business Combination. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules, including financial institutions, insurance companies, mutual funds, pension plans, S corporations, partnerships or other entities classified as partnerships or pass-through entities for U.S. federal income tax purposes, or investors in such entities, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, tax-exempt organizations (including private foundations), investors that hold Gemini Stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes, U.S. Gemini Holders (as defined below) that have a functional currency other than the U.S. dollar, certain former U.S. citizens or long-term residents, investors that directly, indirectly or constructively own 5 percent or more (by vote or value) of the Gemini Stock, “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax, governments or agencies or instrumentalities thereof, persons who received their Gemini Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, and Non-U.S. Gemini Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary addresses only the federal income tax laws of the United States, and does not discuss any state, local, or non-U.S. tax considerations, any non-income tax considerations (such as gift or estate taxes), the consequences of special tax accounting rules under Section 451(b) of the Code, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary is limited to Gemini Holders that hold Gemini Stock as “capital assets” under the Code (generally, property held for investment).

For purposes of this discussion, a “U.S. Gemini Holder” is a beneficial owner of Gemini Stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (within the meaning of the Code) with the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Gemini Holder” is a beneficial owner of Gemini Stock (other than a partnership) that is not a U.S. Gemini Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Gemini Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership or a partner of a partnership holding Gemini Stock, you are urged to consult your tax advisor regarding the tax consequences of the Business Combination.

WE URGE GEMINI HOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE BUSINESS COMBINATION.

Tax Consequences if the Business Combination Qualifies as a Reorganization

Subject to the qualifications and assumptions described in this proxy statement/prospectus, FS Development and Gemini intend for the Business Combination to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Nevertheless, the parties’ intentions and this proxy statement/prospectus are not binding on the IRS, and the IRS or a U.S. court could disagree with one or more of the positions discussed in this proxy statement/prospectus. Indeed, the IRS has announced that it will not issue favorable reorganization rulings with respect to escrow stock arrangements unless such arrangements comply with certain requirements. Neither FS Development nor Gemini has requested an opinion from U.S. tax counsel or a ruling from the IRS regarding the U.S. federal income tax consequences arising from and relating to the Business Combination. For a discussion of the U.S. federal income tax consequences if the Business Combination fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, see “— Tax Consequences if the Business Combination Fails to Qualify as a Reorganization” below. The remainder of this discussion “— Tax Consequences if the Business Combination Qualifies as a Reorganization” summarizes certain material U.S. federal income tax consequences of the Business Combination to Gemini Holders assuming that the Business Combination qualifies as a reorganization within the meaning of Section 368(a) of the Code. In addition, the discussion below assumes that the Escrow Shares in the Escrow Fund will be treated as having been received by the Gemini Holders at the time of the Business Combination.

Exchange for FS Development Common Stock

Provided that the Business Combination qualifies as a reorganization within the meaning of Section 368(a) of the Code, in general, the following U.S. federal income tax consequences would result to Gemini Holders who exchange shares of Gemini Stock for FS Development Common Stock:

•        Gemini Holders will not recognize gain or loss on the exchange of Gemini Stock for shares of FS Development Common Stock (including FS Development Common Stock held in the Escrow Fund) in the Business Combination.

•        The aggregate tax basis in shares of FS Development Common Stock received (including FS Development Common Stock held in the Escrow Fund) in the Business Combination will be equal to the aggregate tax basis of the Gemini Stock exchanged in the Business Combination.

•        The holding period of FS Development Common Stock received (including FS Development Common Stock held in the Escrow Fund) in the Business Combination by a Gemini Holder will include the holding period of the Gemini Stock that it surrendered in exchange therefor.

Until the Escrow Shares are released to the Gemini Holders, the interim basis of the FS Development Stock received by Gemini Holders pursuant to the Business Combination will be determined by treating the Escrow Shares as having been received by the Gemini Holders. No gain or loss will be recognized and no amount will be included in the income of the Gemini Holders by reason of the release of Escrow Shares to the Gemini Holders (although, for the avoidance of doubt, the amount of any dividends or other taxable distributions made in respect of the Escrow Shares will be includable in the income of the Gemini Holders prior to the release of such amounts to the Gemini Holders). In the event that any Escrow Shares are not released to Gemini Holders, the interim basis allocated to such Escrow Shares will be reallocated to the Gemini Holders’ remaining FS Development Common Stock received pursuant to the Business Combination, if any, or may result in recognition of capital loss in the event the Gemini Holder no longer holds any FS Development Common Stock. Gemini Holders should consult their tax advisors regarding the manner in which the above rules apply in light of the contingent right to receive Escrow Shares and the tax consequences of the release of Escrow Shares.

Tax Consequences if the Business Combination Fails to Qualify as a Reorganization

If the Business Combination fails to qualify as a reorganization under Section 368(a) of the Code, the Business Combination will be a fully taxable transaction to each Gemini Holder. In such case, each U.S. Gemini Holder will recognize gain or loss measured by the difference between the fair market value of the Merger Consideration received in the Business Combination and the U.S. Gemini Holder’s tax basis in the shares of Gemini Stock surrendered in the Business Combination. The aggregate tax basis in the FS Development Common Stock (including the Escrow Shares) received pursuant to the Business Combination will be equal to the fair market value of such FS Development Common Stock (including the Escrow Shares) as of date received (including in the Escrow Fund). The holding period of such

FS Development Common Stock (including the Escrow Shares) will begin on the date immediately following the date received. Gain or loss recognized will generally be capital gain or loss and will be a long-term capital gain or loss if the U.S. Gemini Holder will have held the Gemini Stock for more than one year at the Effective Time. Long-term capital gains of U.S. Gemini Holders that are non-corporate taxpayers are currently taxed at preferential U.S. federal income tax rates. Short-term capital gains are taxed at ordinary income tax rates. The deductibility of capital losses is generally subject to limitations. Gain or loss must be calculated separately for each block of Gemini Stock acquired at the same time in a single transaction. U.S. Gemini Holders are urged to consult with their tax advisors regarding the manner in which gain or loss should be calculated among different blocks of Gemini Stock surrendered in the Business Combination.

The tax consequences to a Non-U.S. Gemini Holder if the Business Combination is treated as a taxable transaction generally will be the same as described above under the section titled “Certain Material U.S. Federal Income Tax Considerations of the Redemption — U.S. Federal Income Tax Considerations to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” as if the Non-U.S. Gemini Holder exchanging its Gemini Stock for FS Development Common Stock were a Non-U.S. Holder (as defined therein) selling its Common Stock for property. The Merger Agreement obligates Gemini to deliver a certificate to FS Development on or prior to the Closing Date that as of the date of the certificate, Gemini is not a United States real property holding corporation.

Information Reporting and Backup Withholding

A U.S. Gemini Holder may be subject to information reporting and backup withholding unless the U.S Gemini Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Gemini Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Each U.S. Gemini Holder should properly complete and sign, and deliver, an IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding, or otherwise establish an applicable exemption in a manner acceptable to the paying agent. U.S. Gemini Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

A Non-U.S. Gemini Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Any amounts withheld will be allowed as a credit against a Gemini Holder’s federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Gemini Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

A Gemini Holder that receives FS Development Common Stock as a result of the Business Combination should retain records pertaining to the Business Combination, including records relating to the number of shares and the tax basis of such holder’s Gemini Stock. Each Gemini Holder that is required to file a U.S. federal income tax return and that is a “significant holder” that receives FS Development Common Stock in the Business Combination will be required to file a statement with such U.S. federal income tax return in accordance with Treasury regulations Section 1.368-3 setting forth such holder’s tax basis in the Gemini Stock surrendered, the fair market value of the FS Development Common Stock received in the Business Combination, and certain other information.

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States of America, or GAAP. Under this method of accounting, FS Development has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on existing Gemini stockholders comprising a relative majority of the voting power of the Combined Entity, Gemini’s operations prior to the acquisition comprising the only ongoing operations of Combined Entity, and Gemini’s senior management comprising the senior management of Combined Entity. Accordingly, for accounting purposes, the financial statements of the Combined Entity will represent a continuation of the financial statements of Gemini with the Business Combination being treated as the equivalent of Gemini issuing stock for the net assets of FS Development, accompanied by a recapitalization. The net assets of FS Development will be stated at historical cost, with no goodwill or other intangible assets recorded.

Vote Required for Approval

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only with the affirmative vote of at least a majority of the votes cast by FS Development stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, voting together as a single class. The Business Combination is conditioned upon the approval of the Business Combination Proposal, subject to the terms of the Merger Agreement. If the Business Combination Proposal is not approved, the other Proposals (except the Adjournment Proposal, as described below) will not be presented to the stockholders for a vote. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Business Combination Proposal.

Approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal at the Special Meeting.

As of the Record Date, FS Development’s Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the date hereof, the Sponsor, directors and officers have not purchased any Public Shares.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE NASDAQ STOCK ISSUANCE PROPOSAL

Background and Overview

Assuming the Business Combination Proposal is approved, FS Development’s stockholders are also being asked to approve (a) the issuance of up to 21,500,000 newly issued shares of FS Development Common Stock in the Business Combination, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration” and (b) the issuance of 9,506,000 newly issued shares of FS Development Common Stock in the PIPE Investment for the purposes of complying with the applicable provisions of the Nasdaq Stock Exchange Listing Rules (each, a “Nasdaq Listing Rule”) 5635(a), (b) and (d), to the extent such issuance would require a stockholder vote under Nasdaq Listing Rule 5635(a), (b), or (d).

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

Under Nasdaq Listing Rule 5635(a)(1), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the common stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. If the Business Combination is completed pursuant to the Merger Agreement, FS Development currently expects to issue an estimated 31,006,000 shares of FS Development Class A Common Stock (assuming that none of FS Development’s outstanding Public Shares are redeemed) in connection with the Business Combination and the PIPE Investment.

Additionally, pursuant to Nasdaq Listing Rule 5635(a)(2), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if any director, officer or substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock (or securities convertible into or exercisable for common stock) could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company. Because Sponsor currently owns greater than 5% of FS Development’s Common Stock, Sponsor is considered a substantial stockholder of FS Development under Nasdaq Listing Rule 5635(e)(3). In connection with the PIPE Investment, Sponsor is expected to be issued 1,500,000 shares of FS Development Class A Common Stock.

In the event that this proposal is not approved by FS Development stockholders, the Business Combination cannot be consummated. In the event that this proposal is approved by FS Development stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of FS Development Class A Common Stock pursuant to the Merger Agreement, FS Development will not issue such shares of FS Development Class A Common Stock.

We currently have 15,535,250 shares of FS Development Common Stock outstanding. Pursuant to the Business Combination and the Subscription Agreements, we will issue 31,006,000 shares of FS Development Class A Common Stock, representing 200% of our outstanding shares of FS Development Common Stock prior to such issuance, at a price less than the greater of the book value or market of the shares. The FS Development Class A Common Stock had a book value of $0.32 and market value of $11.20 on September 30, 2020. Accordingly, we need stockholder approval of the issuance of more than 20% of our issued and outstanding FS Development Common Stock at a price that may be less than the greater of book or market value of FS Development’s Class A Common Stock as of September 30, 2020.

Effect of Proposal on Current Stockholders

If the Nasdaq Stock Issuance Proposal is adopted, up to an aggregate of 31,006,000 shares of FS Development Class A Common Stock may be issued in connection with the Business Combination and the PIPE Investment, representing up to 200% of the shares of FS Development Class A Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of FS Development.

Vote Required for Approval

Approval of the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal at the Special Meeting.

Approval of the Nasdaq Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class, assuming that a quorum is present. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Stock Issuance Proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE NASDAQ STOCK ISSUANCE PROPOSAL.

THE CHARTER AMENDMENT PROPOSAL

The following table sets forth a summary of the provisions of the Current Charter and the Proposed Charter. This summary is qualified by reference to the complete text of Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the Proposed Charter in its entirety for a more complete description of its terms.

	Current Charter	Proposed Charter
Classified Board	The Current Charter divides the board of directors into three classes with staggered three-year terms.	The Proposed Charter divides the board of directors of the Combined Entity into three classes with staggered three-year terms.
Charter Amendment

The Current Charter is silent on the issue of minimum voting requirements for amending the Current Charter, provided that provisions in the Current Charter related to (i) the rights, preferences and privileges of the Class B Common Stock may only be amended with the approval of the holders of at least a majority of the then-outstanding shares of Class B Common Stock and (ii) the provisions set forth in Article IX (provisions related to a blank check company) may only be amended with the approval of the holders of at least 65% of the then issued and outstanding shares of common stock, voting together as a single class.

The Proposed Charter any will require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, provided that provisions in the Proposed Charter in Article V (covering stockholder actions), Article VI, Section 3 (covering classified board of directors), Article VI, Section 5 (removal of directors), Article VII, Section 3 (limitation on director liability) and Article VIII (amendment of by-laws) will require approval of the holders of at least 66⅔% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

Section 203	The Current Charter does not provide for the opt out of Section 203 of the DGCL.	The Proposed Charter provides that the Combined Entity opts out of Section 203 of the DGCL.
Securities Act Disputes Forum	The Current Charter provides the U.S. federal district courts have exclusive jurisdiction over causes of action arising under the Securities Act.	The Proposed Charter is silent as to the forum for causes of actions arising under the Securities Act.
Director Removal	The Current Charter has a provision providing for the removal of a director for cause only with the approval of the holders of a majority of the capital stock then issued and outstanding.

Under the Proposed Charter, a director can only be removed for clause by the approval of the holders of at least 66⅔% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

Name Change	FS Development’s current name is FS Development Corp.	Under the Proposed Charter, the Combined Entity’s name will be Gemini Therapeutics, Inc.
Common Stock	The Current Charter authorizes 110,000,000 shares of Common Stock, including (i) 100,000,000 shares of Class A Common Stock and (ii) 10,000,000 shares of Class B Common Stock.	The Proposed Charter will authorize 250,000,000 shares of Common Stock.
Preferred Stock	The Current Charter authorizes 1,000,0000 shares of “blank check” preferred stock, that the board of directors could issue to discourage a takeover attempt.

The Proposed Charter will authorize the issuance of 10,000,000 shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt.

	Current Charter	Proposed Charter
Provisions Specific to a Blank Check Company

Under the Current Charter, Article NINTH sets forth various provisions related to its operations as a blank check company prior to the consummation of an initial business combination. Furthermore, FS Development corporate is required to be dissolved and liquidated 24 months following the closing of its initial public offering.

The p Proposed Charter does not include these blank check company provisions because, upon Closing, FS Development will cease to be a blank check company. In addition, the provisions requiring that the proceeds from its initial public offering be held in a trust account until a business combination or liquidation of FS Development and the terms governing FS Development’s consummation of a proposed business combination will not be applicable following Closing. The Combined Company will have a perpetual existence.

Reasons for the Charter Amendments

Charter Amendment

Requiring the approval by affirmative vote of holders of at least 66⅔% of the voting power of the Combined Entity’s then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, to make any amendment to the Proposed Charter is intended to protect key provisions of the Proposed Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Section 203

Opting out of Section 203 of the DGCL allows the Combined Entity to establish its own rules governing business combinations with interested parties.

Common Stock

The principal purpose of this proposal is to authorize additional shares of our Common Stock, which will be used to issue shares pursuant to the Merger Agreement, in connection with the PIPE Investment, under the Equity Incentive Plan, and for general corporate purposes. The Board believes that it is important for us to have available for issuance a number of authorized shares of Common Stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable the Combined Entity’s board of directors to render it more difficult or to discourage an attempt to obtain control of the Combined Entity and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Entity’s shares of Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Combined Entity’s board of directors were to determine that a takeover proposal was not in the best interests of the Combined Entity, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Combined Entity to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Entity currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Preferred Stock

The Board believes that these additional shares will provide the Combined Entity with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Authorized but unissued preferred stock may enable the board of directors to render it more difficult or to discourage an attempt to obtain control of the Combined Entity and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Entity. If, in the due exercise of its fiduciary obligations, for example, the board of directors was to determine that a takeover proposal was not in the best interests of the Combined Entity, such preferred stock could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the Combined Entity’s board of directors to issue the authorized preferred stock on its own volition will enable the Combined Entity to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Entity currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to our status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Charter does not include the requirement to dissolve the Combined Entity and allows it to continue as a corporate entity with perpetual existence following Closing. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the Combined Entity following the Closing. In addition, certain other provisions in the Current Charter require that proceeds from FS Development’s initial public offering be held in a trust account until a Business Combination or liquidation of FS Development has occurred. These provisions cease to apply once the Business Combination has closed and are therefore not included in the Proposed Charter.

Vote Required for Approval

This Charter Amendment Proposal will be approved and adopted in its entirety only if the holders of at least a majority of the outstanding shares of FS Development Common Stock, voting together as a single class vote “FOR” Charter Amendment Proposal. Failure to vote by proxy or to vote online at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Approval of the Charter Amendment Proposal, the Nasdaq Stock Issuance Proposal, and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal at the Special Meeting.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL AND THE
PROPOSED CHARTER.

THE CHARTER AMENDMENT ADVISORY PROPOSALS

In connection with the Business Combination, FS Development is asking its stockholders to vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the Proposed Charter. This separate vote is not otherwise required by Delaware law separate and apart from the Charter Amendment Proposal but, pursuant to SEC guidance, FS Development is required to submit these provisions to its stockholders separately for approval, allowing stockholders the opportunity to present their separate views on important governance provisions. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on FS Development or the Board (separate and apart from the approval of the Charter Amendment Proposal). In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Entity. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal).

FS Development stockholders will be asked to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the SEC as five separate sub-proposals (the “Advisory Charter Proposals”):

(a)     Advisory Charter Proposal A — to increase the authorized shares of Class A Common Stock to 250,000,000 shares;

(b)    Advisory Charter Proposal B — to increase the authorized shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to discourage a takeover attempt to 10,000,000 shares;

(c)     Advisory Charter Proposal C — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66 2/3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment;

(d)    Advisory Charter Proposal D — to make the Combined Entity’s corporate existence perpetual as opposed to FS Development’s corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; and

(e)     Advisory Charter Proposal E — to provide that any amendment to the Amended By-laws will require the approval of at least 66 2/3% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity’s then-outstanding shares of capital stock entitled to vote on such amendment.

Reasons for the Charter Amendments

Charter Amendment

Requiring the approval by affirmative vote of holders of at least 66 2/3% of the voting power of the Combined Entity’s then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, to make any amendment to the Proposed Charter is intended to protect key provisions of the Proposed Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Section 203

Opting out of Section 203 of the Delaware General Corporation Law allows the Proposed Charter to establish its own rules governing business combinations with interested parties.

Common Stock

The principal purpose of this proposal is to authorize additional shares of our Common Stock, which will be used to issue shares pursuant to the Merger Agreement, in connection with the PIPE Investment, under the Equity Incentive Plan, and for general corporate purposes. The Board believes that it is important for us to have available for issuance a number of authorized shares of Common Stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable the Combined Entity’s board of directors to render it more difficult or to discourage an attempt to obtain control of the Combined Entity and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Entity’s shares of Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Combined Entity’s board of directors were to determine that a takeover proposal was not in the best interests of the Combined Entity, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the Combined Entity to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Entity currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Preferred Stock

The Board believes that these additional shares will provide the Combined Entity with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Authorized but unissued preferred stock may enable the board of directors to render it more difficult or to discourage an attempt to obtain control of the Combined Entity and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Entity. If, in the due exercise of its fiduciary obligations, for example, the board of directors was to determine that a takeover proposal was not in the best interests of the Combined Entity, such preferred stock could be issued by the board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the Combined Entity’s board of directors to issue the authorized preferred stock on its own volition will enable the Combined Entity to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Entity currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

Provisions Specific to a Blank Check Company

The elimination of certain provisions related to our status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Charter does not include the requirement to dissolve the Combined Entity and allows it to continue as a corporate entity with perpetual existence following the Closing. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the Combined Entity following the Closing. In addition, certain other provisions in the Current Charter require that proceeds from FS Development’s initial public offering be held in a trust account until a Business Combination or liquidation of FS Development has occurred. These provisions cease to apply once the Business Combination has closed and are therefore not included in the Proposed Charter.

Vote Required for Approval

Approval of each of the Advisory Charter Proposals, each of which is a non-binding vote, requires the affirmative vote of a majority of the votes cast by FS Development stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes have no effect on the outcome of the Advisory Charter Proposals.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF EACH OF THE ADVISORY CHARTER PROPOSALS.

THE INCENTIVE PLAN PROPOSAL

The following is a summary description of the Equity Incentive Plan as proposed to be adopted by FS Development in connection with the Business Combination. This summary is not a complete statement of the Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, a copy of which is attached hereto as Annex D. FS Development stockholders should refer to the Equity Incentive Plan for more complete and detailed information about the terms and conditions of the Equity Incentive Plan. Unless the context otherwise requires, references in this summary description to “we”, “us” and “our” generally refer to FS Development in the present tense or the Combined Entity from and after the Business Combination.

The purpose of the Equity Incentive Plan is to provide a means whereby the Combined Entity can align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders. In addition, the Board believes that the ability to grant options and other equity-based awards will help the Combined Entity to attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to the Combined Entity’s business and financial success.

Approval of the Equity Incentive Plan by FS Development stockholders is required, among other things, in order to: (i) comply with Nasdaq Listing Rules requiring stockholder approval of equity compensation plans and (ii) allow the grant of incentive stock options to participants in the Equity Incentive Plan.

If this Incentive Plan Proposal is approved by FS Development stockholders, the Equity Incentive Plan will become effective as of the date immediately preceding the date of the Closing. While the Combined Entity may assume outstanding equity awards under the Gemini Therapeutics, Inc., 2017 Stock Option and Grant Plan (the “2017 Plan”) and the Gemini Therapeutics, Inc. 2015 Employee, Director and Consultant Stock Option Plan (the “2015 Plan” and, together with the 2017 Plan, the (“Gemini Plans”), following the Closing (and such assumed awards will not count against the share reserve under the Equity Incentive Plan), no further grants will be made under the Gemini Plans. Approval of the Equity Incentive Plan by FS Development stockholders will allow the Combined Entity to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors or compensation committee following the closing of the Business Combination. The Equity Incentive Plan will also allow the Combined Entity to utilize a broad array of equity incentives and performance-based cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.

The Combined Entity’s employee equity compensation program, as implemented under the Equity Incentive Plan, will allow the Combined Entity to remain competitive with comparable companies in its industry by giving it the resources to attract and retain talented individuals to achieve its business objectives and build stockholder value. Approval of the Equity Incentive Plan will provide the Combined Entity with the flexibility it needs to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and consultants who are important to the Combined Entity’s long-term growth and success.

Summary of Material Features of the Equity Incentive Plan

The material features of the Equity Incentive Plan include:

•        Initially, the maximum number of shares of Common Stock that may be issued under the Equity Incentive Plan is 4,264,341 shares. The number of shares of Common Stock reserved for issuance under the Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 by 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the administrator of the Equity Incentive Plan;

•        The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

•        Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•        The value of all awards awarded under the Equity Incentive Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000 or $1,000,000 for the year in which a non-employee director is first appointed or elected to the Combined Entity’s board of directors;

•        Certain amendments to the Equity Incentive Plan are subject to approval by our stockholders; and

•        The term of the Equity Incentive Plan will expire on the tenth anniversary of the effective date of the Equity Incentive Plan is approved by the board of directors of FS Development.

Information Regarding Equity Incentive Program

It is critical to the Combined Entity’s long-term success that the interests of its employees, directors and consultants are tied to its success as “owners” of the business. Approval of the Equity Incentive Plan will allow the Combined Entity to grant stock options and other equity awards at levels it determines to be appropriate in order to attract new employees and directors, retain existing employees and directors and to provide incentives for such persons to exert maximum efforts for the Combined Entity’s success and ultimately increase stockholder value. The Equity Incentive Plan allows the Combined Entity to utilize a broad array of equity incentives with flexibility in designing equity incentives, including stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, unrestricted stock awards and dividend equivalent rights to offer competitive equity compensation packages in order to retain and motivate the talent necessary for the Combined Entity.

If FS Development’s request to approve the Equity Incentive Plan is approved by FS Development stockholders, the Combined Entity will initially have 49,566,431 shares, subject to adjustment for specified changes in the Combined Entity’s capitalization, available for grant under the Equity Incentive Plan as of the effective time of the closing of the Business Combination. In addition, as further described below under section titled “— Description of the Equity Incentive Plan — Shares Available for Awards,” the share reserve is subject to annual increases each January 1 beginning on January 1, 2022 of 4% of the number of shares of the Combined Entity’s Common Stock outstanding on the immediately preceding December 31 (or a lesser number determined by the administrator of the Equity Incentive Plan). This pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other participants.

Description of the Equity Incentive Plan

The Equity Incentive Plan was adopted by the Board on October 15, 2020 and will become effective, subject to stockholder approval, on the date immediately preceding the Closing. The Equity Incentive Plan will replace the 2017 Plan as Gemini’s board of directors has determined not to make additional awards under that plan following the consummation of the Business Combination. The Equity Incentive Plan allows us to make equity-based incentive awards to our officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Combined Entity will assure a closer alignment of the interests of such individuals with those of the Combined Entity and its stockholders, thereby stimulating their efforts on the Combined Entity’s behalf and strengthening their desire to remain with the Combined Entity.

We have initially reserved shares of Common Stock (the “Initial Limit”) for the issuance of awards under our Equity Incentive Plan This limit is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Our Equity Incentive Plan provides that the number of shares reserved and available for issuance thereunder will automatically increase on January 1, 2022 and each January 1 thereafter by 4% of the number of shares of common stock outstanding on the immediately preceding December 31 or such lesser number of shares determined by the administrator of the Equity Incentive Plan.

The shares we issue under our Equity Incentive Plan will be authorized but unissued shares or shares that we reacquire. The shares of Common Stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, or are otherwise terminated (other than by exercise) under our Equity Incentive Plan will be added back to the shares of Common Stock available for issuance under our Equity Incentive Plan. The maximum aggregate number of shares of Common Stock that may be issued in the form of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit. Based upon a price per share of $10.00, the maximum aggregate market value of the Common Stock that could potentially be issued under the Equity Incentive Plan as of the Closing is $42,643,410.

The grant date fair value of all awards made under our Equity Incentive Plan and all other cash compensation paid by us to any non-employee director in any calendar year shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the board.

Our Equity Incentive Plan will be administered by our compensation committee. Our compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of our Equity Incentive Plan. The administrator may delegate to a committee consisting of one or more officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in our Equity Incentive Plan will be those full or part-time officers, employees, non-employee directors, and consultants of the Combined Entity as selected from time to time by our compensation committee in its discretion. As of the date of this proxy statement/prospectus, following the Closing, approximately 42 individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately 5 officers, 26 employees who are not officers, 6 non-employee directors, and consultants.

Our Equity Incentive Plan permits the granting of both options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they do not qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Combined Entity and its subsidiaries. Non-qualified options may be granted to any persons eligible to awards under the Equity Incentive Plan. The exercise price of each option will be determined by the administrator but may not be less than 100% of the fair market value of the Common Stock on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by our administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options. The exercise price of a stock option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

Upon exercise of options, the option exercise price may be paid in cash, by certified or bank check or other instrument acceptable to the administrator or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Our compensation committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to cash or shares of Common Stock equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our Common Stock on the date of grant. The term of each stock appreciation right will be fixed by our compensation committee and may not exceed ten years from the date of grant. Our compensation committee will determine at what time or times each stock appreciation right may be exercised.

Our compensation committee may award restricted shares of Common Stock and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. Our compensation committee may also grant shares of Common Stock that are free from any restrictions under our Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

Our compensation committee may grant cash bonuses under our Equity Incentive Plan to participants, subject to the achievement of certain performance goals.

Our Equity Incentive Plan provides that upon the effectiveness of a “sale event,” as defined in our Equity Incentive Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under our Equity Incentive Plan. To the extent that awards granted under our Equity Incentive Plan are not assumed or continued or substituted by the successor entity, upon the effective time of the sale event, such awards shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all awards with time-based vesting conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a sale event in the compensation committee’s discretion or to the extent specified in the relevant award certificate. In the event of such termination, the Combined Entity may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share consideration payable in the sale event and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share consideration payable in such sale event, such option or stock appreciation right shall be cancelled for no consideration). The Combined Entity shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share consideration payable in such sale event multiplied by the number of vested shares under such award.

Our board of directors may amend or discontinue our Equity Incentive Plan and our compensation committee may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to our Equity Incentive Plan require the approval of our stockholders.

No awards may be granted under our Equity Incentive Plan after the date that is ten years from the effective date of our Equity Incentive Plan. No awards under our Equity Incentive Plan have been made prior to the date hereof.

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the Common Stock issuable under the Equity Incentive Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan, which will not become effective until the date immediately preceding the date of the Closing. No awards will be issued under the Equity Incentive Plan prior to the date of Closing. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Equity Incentive Plan. The Equity Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Combined Entity’s ability to realize the benefit of any tax deductions described below depends on the Combined Entity’s generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of the Combined Entity’s tax reporting obligations.

Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Combined Entity will not be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is generally realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    the Combined Entity generally will be entitled to a tax deduction in connection with other awards under the Equity Incentive Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for deferred settlement.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Combined Entity, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

New Plan Benefits

No awards have been previously granted under the Equity Incentive Plan and no awards have been granted under the Equity Incentive Plan subject to stockholder approval of the Equity Incentive Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement/prospectus because participation and the types of awards that may be granted under the Equity Incentive Plan are subject to the discretion of the administrator. Consequently, no new plan benefits table is included in this proxy statement/prospectus.

Vote Required

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class, assuming that a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal. Broker non-votes will have no effect with respect to the approval of this proposal.

Approval of the Incentive Plan Proposal, the Nasdaq Stock Issuance Proposal, and the Charter Amendment Proposal are conditioned on the approval of the Business Combination Proposal at the Special Meeting.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE Incentive Plan PROPOSAL.

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to FS Development’s stockholders in the event that based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, or the Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived. In no event will the Board adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by FS Development’s stockholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of FS Development Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting, voting together as a single class. Broker non-votes and abstentions will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT FS DEVELOPMENT

Overview

FS Development is a blank check company incorporated as a Delaware corporation on June 25, 2020. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, which we refer to as a business combination, with one or more businesses or entities.

Significant Activities Since Inception

On August 14, 2020, FS Development consummated the FS Development IPO of 12,075,000 shares of its Class A Common Stock, including the issuance of 1,575,000 shares of FS Development Class A Common Stock as a result of the underwriter’s exercise in full of its over-allotment option. The FS Development Class A Common Stock was sold at a price of $10.00 per share, generating gross proceeds to the Company of $120,750,000.

Substantially concurrently with the closing of the FS Development IPO, FS Development completed the private sale of 441,500 Private Placement Shares at a purchase price of $10.00 per Private Placement Share, to the Sponsor, generating gross proceeds to FS Development of $4,415,000. The Private Placement Shares are identical to the shares of FS Development Class A Common Stock issued in the FS Development IPO, except that, so long as they are held by the Sponsor and its permitted transferees: (i) they may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of a business combination and (ii) they are entitled to registration rights.

In addition, the Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with (i) the consummation of FS Development’s initial business combination, or (ii) a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of FS Development’s obligation to redeem 100% of the shares of FS Development Class A Common Stock sold in the FS Development IPO if FS Development has not consummated a business combination within 24 months of the closing of the FS Development IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

A total of $120,750,000, comprised of the proceeds from the FS Development IPO and the sale of the Private Placement Shares, were placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to FS Development to pay its taxes, the proceeds from the FS Development IPO will not be released from the trust account until the earliest to occur of: (i) the completion of the FS Development’s initial business combination, (ii) the redemption of the Public Shares if FS Development has not completed its initial business combination by August 14, 2022, subject to applicable law, and (iii) the redemption of the Public Shares properly tendered in connection with a stockholder vote to amend the Current Charter to modify the substance or timing of its obligation to redeem 100% of its Public Shares if FS Development does not complete its initial business combination by August 14, 2022 or with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity.

On October 15, 2020, FS Development announced that it had entered into the Merger Agreement and certain related agreements. See the section titled “The Business Combination Proposal — The Merger Agreement.”

Effecting a Business Combination

FS Development is not presently engaged in, and will not engage in, any operations until after a business combination. FS Development intends to effect a business combination using cash held in the Trust Account and, if needed, funds from any additional private equity financings.

Selection of a Target Business and Structuring of the Initial Business Combination

Under Nasdaq Listing Rules, an initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of FS Development’s assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by the Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Subject to this requirement, FS Development’s management has had virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although FS Development was not permitted to effectuate an initial business combination with another blank check company or a similar company with nominal operations. In any case, FS Development determined that it would only complete an initial business combination in which it acquired 50% or more of the outstanding voting securities of the target or were otherwise not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

FS Development is providing its public stockholders with the opportunity to redeem their Public Shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay FS Development’s franchise and income taxes, divided by the number of then outstanding Public Shares, upon the Closing, subject to the limitations described herein. For illustrative purposes, based on the balance of the Trust Account of $120,751,489 as of September 30, 2020, the estimated per share redemption price would have been approximately $10.73. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. If we receive valid redemption requests from holders of Public Shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the closing condition that the amount in the Trust Account and the proceeds from the PIPE Investment equal or exceed $170 million. The Sponsor and FS Development’s officers and directors have agreed to waive their redemption rights with respect to the Founders Shares and any Public Shares they may hold in connection with the Closing. The Founders Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of Our Initial Business Combination to a Stockholder Vote

FS Development is providing its public stockholders with redemption rights upon Closing. Public stockholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement/prospectus relating to the stockholder vote on the Business Combination. FS Development’s public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

The holders of the Founders Shares have agreed to vote such FS Development Common Stock owned by them in favor of the Business Combination. In addition, the Sponsor and FS Development’s officers and directors have agreed to waive their redemption rights with respect to any capital stock they may hold in connection with the Closing.

Limitation on Redemption Rights

Notwithstanding the foregoing, the Current Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than 20% of the shares issued in the FS Development IPO.

Employees

FS Development currently has three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to FS Development’s affairs until FS Development has completed its initial business combination. The amount of time they devote in any time period varies based on the stage of the business combination process FS Development is in. FS Development does not intend to have any full time employees prior to the consummation of an initial business combination.

Facilities

FS Development maintains its principal executive offices at 600 Montgomery Street, Suite 4500, San Francisco, CA 94111. FS Development pays the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of its management team pursuant to the terms of an administrative services agreement between FS Development and the Sponsor. Upon completion of our initial business combination or FS Development’s liquidation, FS Development will cease paying these monthly fees. FS Development considers its current office space adequate for its current operations,

Legal Proceedings

To the knowledge of FS Development’s management, there are no legal proceedings pending against FS Development.

EXECUTIVE OFFICERS AND DIRECTORS OF FS DEVELOPMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to FS Development before the Business Combination

Directors and Executive Officers

The directors and executive officers of FS Development are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Jim Tananbaum	57	President, Chief Executive Officer and Director
Dennis Ryan	65	Chief Financial Officer
Michael Rome	35	Vice President and Director
Vikram Bajaj	42	Director
Robert Carey	62	Director
Daniel Dubin	55	Director
Deepa Pakianathan	55	Director

Jim Tananbaum has been our President, Chief Executive Officer and a director since June 2020. Dr. Tananbaum is also the chief executive officer of Foresite Capital, a U.S.-focused healthcare investment firm, which he founded in 2011. Prior to founding Foresite Capital, Dr. Tananbaum served as Co-Founder and Managing Director of Prospect Venture Partners L.P. II and III, healthcare venture partnerships, from 2000 to 2010. Dr. Tananbaum was also the Founder of GelTex, Inc. in 1991, an intestinal medicine pharmaceutical company acquired by Sanofi-Genzyme, and Theravance, Inc. in 1997 (now Theravance Biopharma, Inc., a diversified biopharmaceutical company focused on organ-selective medicines, and Innoviva, Inc., a respiratory-focused healthcare asset management company partnered with Glaxo Group Limited). Dr. Tananbaum received a B.S. and a B.S.E.E. from Yale University in Applied Math and Computer Science, and an M.D. and an M.B.A. from Harvard University. Dr. Tananbaum’s qualifications to serve on our board of directors include his scientific, financial and strategic business development expertise gained as a physician, founder of two life science companies and venture capital investor focused on life science companies.

Dennis Ryan has been our Chief Financial Officer since June 2020. Since 2011, Mr. Ryan has also led the Operations Group at Foresite Capital as Chief Financial Officer and Managing Director. Mr. Ryan currently serves as Board President of Whistlestop, a non-profit providing transportation and nutrition services to seniors. He received a B.A. from University of California, Berkeley in Economics, and an M.B.A. from the University of Santa Clara. Mr. Ryan is a licensed certified public accountant in California.

Michael Rome has been our Vice President and Director since June 2020. Dr. Rome also serves as Managing Director at Foresite Capital, where he has held various roles since 2016. From September 2015 to July 2016, he was an Analyst at DAFNA Capital Management, a healthcare hedge fund, where he covered and formulated investment ideas for small/mid-cap biotech companies. Prior to joining DAFNA Capital Management, Dr. Rome worked in early-stage drug development as a Senior Scientist for Vault Pharma, an academic start-up out of the California NanoSystems Institute at UCLA from April 2014 to September 2015. In the past five years, Dr. Rome held a board observer role at Turning Point Therapeutics, Inc., a clinical-stage precision oncology company. Dr. Rome received a B.S. from UCLA in Molecular, Cell and Developmental Biology and a Ph.D. in Biochemistry from Caltech. Dr. Rome’s qualifications to serve on our board of directors include his substantial experience as a research scientist and depth of knowledge of the biotechnology and pharmaceuticals research and development process, as well as his experience investing across diverse therapeutic areas.

Vikram Bajaj has been a director on our board of directors since June 2020. Dr. Bajaj currently serves as a Managing Director at Foresite Capital, since September 2017 and Chief Executive Officer of Foresite Labs, a healthcare and data science incubator, since October 2019. He is also an Associate Professor of Radiology (Consulting) at the Stanford University School of Medicine, since 2014, and an Affiliate Scientist of the Lawrence Berkeley National Laboratory, since 2011. Prior to joining Foresite Capital, Dr. Bajaj was the Chief Scientific Officer of GRAIL, Inc., a life sciences company developing a multi-cancer early detection test, from September 2016 to September 2017. From April 2013 to September 2016, Dr. Bajaj was the Co-Founder and Chief Scientific Officer of Verily (formerly Google Life Sciences), a research organization devoted to the study of life sciences, and served as Chair of its Scientific Advisory Board from September 2016 to September 2017. He is currently on the advisory board of UC Berkeley, College of Chemistry.

Dr. Bajaj holds a B.A./M.S. from University of Pennsylvania in Biochemistry and a Ph.D. from the Massachusetts Institute of Technology in Physical Chemistry. Dr. Bajaj’s qualifications to serve on our board of directors include his breadth of scientific and engineering expertise and his network of contacts in the life sciences sector.

Robert Carey has been a member of our board of directors since August 2020. Mr. Carey served as Executive Vice President and Chief Business Officer for Horizon Therapeutics plc, a biopharmaceutical company, from March 2014 to October 2019. Prior to joining Horizon Therapeutics, he served as Managing Director and Head of the Healthcare Investment Banking Group at JMP Securities LLC, a full-service investment bank, from March 2003 to March 2014. Mr. Carey currently serves on the board of directors of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.) and Sangamo Therapeutics, Inc. Mr. Carey holds a B.S. from the University of Notre Dame in Accounting. Mr. Carey’s qualifications to serve on our board of directors include his experience and knowledge in the healthcare investment banking industry, particularly with financings, global expansion and other strategic transactions by life-science companies, as well as his role in business development for a public biopharmaceutical company.

Dan Dubin has been a member of our board of directors since August 2020. Dr. Dubin is also the Vice Chairman and Head of Biopharma Investment Banking at SVB Leerink, an investment bank specializing in healthcare and life sciences, a role he has held since January 2006. He also sits on the SVB Leerink’s executive committee. Prior to joining SVB Leerink in 1999, Dr. Dubin co-founded MEDACorp, Inc., a provider of insights on the commercial potential of biotherapeutics and medical devices to healthcare companies and investors. Dr. Dubin holds a B.A. from Dartmouth College in Chemistry and an M.D. from Harvard Medical School. Dr. Dubin’s qualifications to serve on our board of directors include his extensive leadership experience as an advisor to life sciences companies and his experience and expertise in the execution of financing, partnership and M&A transactions in the life sciences sector, as well as his medical training.

Deepa Pakianathan has been a member of our board of directors since August 2020. Since 2001, Dr. Pakianathan has served as a Managing Member at Delphi Ventures, a venture capital firm. She is also the Chief Executive Officer of Redd Pharmaceuticals, Inc., a pharmaceuticals company, since September 2019. She currently serves on the boards of directors of Calithera Biosciences, Inc., Karyopharm Therapeutics, Inc., Mereo Biopharma Group plc (formerly OncoMed Pharmaceuticals, Inc.) and Theravance Biopharma, Inc., and serves as the Executive Vice Chair and Treasurer on the Board of Trustees of the San Francisco Conservatory of Music. In the past five years, she also served on the board of directors of Alder Biopharmaceuticals, Inc. and Alexza Pharmaceuticals, Inc. Dr. Pakianathan holds a B.Sc. from the University of Bombay, India, an M.Sc. from The Cancer Research Institute at the University of Bombay, India and an M.S. and a Ph.D. from Wake Forest University. Dr. Pakianathan’s qualifications to serve on our board of directors include her depth of experience leading a biotechnology investment practice focused on drug discovery and development platform technologies and serving as a director for multiple biotechnology companies.

Compensation

In July 2020, the Sponsor transferred 30,000 Founders Shares to each of Mr. Carey, Dr. Dubin and Dr. Pakianathan. None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to the Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. The Board has determined that Mr. Carey, Dr. Dubin and Dr. Pakianathan are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules and Dr. Bajaj is an “independent director” as defined in Nasdaq listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. The Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations (excluding non-profit and educational organizations with no connection to the biotechnology sector):

Individual	Entity	Entity’s Business	Affiliation
Jim Tananbaum	Foresite Capital	Venture capital/private equity	Chief Executive Officer
	Foresite Capital Management V, LLC	Venture capital/private equity	Managing Member
	DNA Nexus, Inc.	Data science cloud platform	Director
	Eikon Therapeutics, Inc.	Biopharmaceutical	Director
	Element Biosciences, Inc.	Biotechnology	Director
	Evonetix, Ltd.	Biotechnology	Director
	F-Metabolic, Inc.	Biotechnology	Director
	Fabric Genomics, Inc.	Biotechnology	Director
	Genomics PLC	Biotechnology	Director
	Healthverity, Inc.	Healthcare data technology platform	Director
	Homodeus, Inc.	Biotechnology	Director
	Kinnate Biopharma, Inc.	Biopharmaceutical	Director
	Mindstrong, Inc.	Neuropsychiatric healthcare software	Director
	Sestina, LLC	Biotechnology incubator	Director

Dennis Ryan	Foresite Capital	Venture capital/private equity	Chief Financial Officer and Managing Director

Michael Rome	Foresite Capital	Venture capital/private equity	Managing Director
	Kinnate Biopharma, Inc.	Biopharmaceutical	Director
	Pharvaris BV	Biopharmaceutical	Director

Vikram Bajaj	Foresite Capital	Venture capital/private equity	Managing Director
	Foresite Labs	Healthcare and data science incubator	Chief Executive Officer
	Stanford University School of Medicine	Medical school	Associate Professor (Consulting)
	Lawrence Berkeley National Laboratory	Scientific research	Affiliate Scientist

Robert Carey	Sangamo Therapeutics, Inc.	Biotechnology	Director
	Beyond Air, Inc.	Biotechnology	Director

Daniel Dubin	SVB Leerink	Investment bank	Vice Chairman and Head of Biopharma Investment Banking
	Olivo Laboratories LLC	Biotechnology	Director

Deepa Pakianathan	Delphi Ventures	Venture capital	Managing Member
	Redd Pharmaceuticals, Inc.	Biotechnology	Chief Executive Officer
	Calithera Biosciences, Inc.	Biotechnology	Director
	Karyopharm Therapeutics, Inc.	Biotechnology	Director
	Mereo Biopharma Group plc	Biotechnology	Director
	Theravance Biopharma, Inc.	Biotechnology	Director

Potential investors should also be aware of the following other potential conflicts of interest:

•        Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•        Our Initial Stockholders purchased Founders Shares prior to the date of the FS Development IPO and purchased Private Placement Shares in a transaction that closed simultaneously with the FS Development IPO. Our Initial Stockholders have entered into agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founders Shares, Private Placement Shares and any Public Shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our Initial Stockholders with respect to any Public Shares acquired by them in connection with the Business Combination. Additionally, our Initial Stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founders Shares and Private Placement Shares if we fail to complete our initial business combination within the prescribed time frame or during any extension period. Furthermore, our Initial Stockholders have agreed not to transfer, assign or sell any of their Founders Shares or Private Placement Shares until the earlier to occur of: (i) one year after the completion of our initial business combination and (ii) the date following the completion of our initial business combination on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the Founders Shares will be released from the lockup. Because each of our executive officers and director nominees will own common stock directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with the Sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with the Sponsor, officers or directors. In the event we seek to complete our initial business combination with an business combination target that is affiliated with the Sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will the Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on Nasdaq, we will also pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our Initial Stockholders have agreed to vote their Founders Shares in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

The Current Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. The Current By-laws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any Public Shares they may acquire in the FS Development IPO or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

SELECTED FINANCIAL AND OTHER DATA OF FS DEVELOPMENT

FS Development’s statement of operations data for the period from June 25, 2020 (inception) through September 30, 2020 and balance sheet data as at September 30, 2020 is derived from FS Development’s unaudited condensed financial statements included elsewhere in this proxy statement/prospectus. FS Development’s unaudited interim condensed financial statements were prepared on a basis consistent with its audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that FS Development considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement/prospectus. FS Development’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.

This information is only a summary and should be read in conjunction with FS Development’s financial statements and related notes included elsewhere in this proxy statement/prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FS Development.”

For The Period From June 25, 2020 (inception) through September 30, 2020
Revenue
General and administrative expenses	$452,486
Franchise tax expense	$49,914
Loss from operations	$(502,400)
Other income – interest earned on Trust Account	$1,489
Net loss	$(500,911)
Basic and diluted weighted average shares outstanding of Class A common stock	$12,516,500
Basic and diluted net income per share, Class A	$—
Basic and diluted weighted average shares outstanding of Class B common stock	$3,018,750
Basic and diluted net loss per share, Class B	$(0.17)
September 30, 2020
Balance Sheet Data:
Total assets	$122,358,987
Total liabilities	$4,778,652
Value of Class A Common Stock subject to possible redemption	$112,580,330
Stockholder’s equity	$5,000,005

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FS DEVELOPMENT

The following discussion of FS Development’s financial condition and results of operations should be read in conjunction with FS Development’s financial statements and notes to those statements included in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to FS Development before the Business Combination.

Overview

We are a blank check company incorporated on June 25, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On August 14, 2020, we consummated the FS Development IPO of 12,075,000 shares of FS Development Class A Common Stock, including the issuance of 1,575,000 shares of FS Development Class A Common Stock as a result of the underwriter’s exercise in full of its over-allotment option. The FS Development Class A Common Stock was sold at a price of $10.00 per share, generating gross proceeds to FS Development of $120,750,000.

Substantially concurrently with the closing of the FS Development IPO, we completed the private sale of the 441,500 Private Placement Shares at a purchase price of $10.00 per Private Placement Share, to the Sponsor (the “Private Placement”), generating gross proceeds to FS Development of $4,415,000. The Private Placement Shares are identical to the shares of FS Development Class A Common Stock issued in the FS Development IPO, except that, so long as they are held by the Sponsor and its permitted transferees: (i) they may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of a business combination and (ii) they are entitled to registration rights.

In addition, the Sponsor has agreed to waive its redemption rights with respect to the Private Placement Shares in connection with (i) the consummation of the FS Development’s initial business combination, or (ii) a stockholder vote to approve an amendment to Current Charter to modify the substance or timing of the FS Development’s obligation to redeem 100% of the shares of FS Development Class A Common Stock issued in the FS Development IPO if the FS Development has not consummated a business combination within 24 months of the closing of the FS Development IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity.

Upon the closing of the FS Development IPO and the Private Placement, approximately $120.8 million ($10.00 per share) of the net proceeds of the sale of the Public Shares in the FS Development IPO and of the Private Placement Shares in the Private Placement were placed in the Trust Account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and are invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

If we are unable to complete a business combination within 24 months from the closing of the FS Development IPO, or August 14, 2022 (the “Combination Period”), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Proposed Business Combination

On October 15, 2020, we entered into a Merger Agreement by and among FS Development, Merger Sub, Gemini and Shareholders Representative. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A. The Merger Agreement calls for additional agreements, including, among others, Subscription Agreements, Non-Redemption Letter Agreements, and Gemini Support Agreements. Parent Support Agreements, Registration Rights Agreement, Lock-Up Agreement and Voting Agreement. See the section titled “The Business Combination Proposal — Ancillary Agreements Related to the Business Combination.”

The Merger Agreement

On October 15, 2020, FS Development entered into the Merger Agreement by and among the FS Development, Merger Sub, Gemini and the Shareholders Representative. The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Gemini, with Gemini surviving as a wholly-owned subsidiary of FS Development. Upon the Closing, it is anticipated that FS Development will change its name to “Gemini Therapeutics, Inc.”

Under the Merger Agreement, FS Development has agreed to acquire all of the outstanding equity interests of Gemini in exchange for up to 21,500,000 shares of FS Development Class A Common Stock, subject to adjustments as described in more detail in the accompanying proxy statement/prospectus under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration” to be paid at the Effective Time.

Pursuant to the Merger Agreement, at or prior to the Effective Time, each option exercisable for Gemini equity that is outstanding immediately prior to the Effective Time shall be assumed by FS Development and continue in full force and effect on the same terms and conditions as are currently applicable to such options, subject to adjustments to exercise price and number of shares of Common Stock issued upon exercise. In addition, the Merger Agreement contemplates that at Closing, FS Development will deliver 2,150,000 shares of FS Development Class A Common Stock to be placed into escrow for indemnification purposes, as further described in the Merger Agreement.

For additional information and a summary of the terms of the Merger Agreement and the other agreements executed, or to be executed, in connection with the Business Combination, see the section titled “The Business Combination Proposal — The Merger Agreement.”

Results of Operations and Known Trends or Future Events

Our entire activity since inception through September 30, 2020 related to our formation, the preparation for the FS Development IPO, and since the closing of the FS Development IPO, the search for a prospective initial business combination and activities in connection with the proposed Business Combination with Gemini. We have neither engaged in any operations nor generated any revenues to date. We will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended September 30, 2020, we had net loss of approximately $499,000, which consisted of approximately $451,000 in general and administrative costs and $50,000 of franchise tax expense, which was partially offset by approximately $1,000 gain on the investments held in the Trust Account.

For the period from June 25, 2020 (inception) through September 30, 2020, we had net loss of approximately $501,000, which consisted of approximately $452,000 in general and administrative costs and $50,000 of franchise tax expense, which was partially offset by approximately $1,000 gain on the investments held in the Trust Account.

Liquidity and Capital Resources

As of September 30, 2020, we had $1.4 million in our operating bank account, working capital of approximately $1.1 million and cash equivalents held in the Trust Account of approximately $120.8 million. Interest income on the balance in the Trust Account may be used by us to pay franchise and income tax obligations. Through September 30, 2020, we have not withdrawn any interest earned on the Trust Account to pay franchise and income tax obligations. We intend to use substantially all of the funds held in the Trust Account to complete the initial business combination and to pay our expenses relating thereto. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete the initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Our liquidity needs to date have been satisfied through the $25,000 capital contribution to purchase Founders Shares by our Sponsor, the loan proceeds under the promissory note of $200,000 from our Sponsor (the “Note”) to cover our offering costs in connection with the FS Development IPO, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Note was fully repaid on August 14, 2020. In addition, in order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, provide working capital loans. As of September 30, 2020, there were no amounts outstanding under any working capital loans.

Based on the foregoing, the management believes that we will have sufficient working capital and borrowing capacity from our Sponsor or an affiliate of our Sponsor, or our officers and directors to meet our needs through the earlier of the consummation of a Business Combination [or one year from this filing]. Over this time period, we will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the business combination.

We continue to evaluate the impact of the COVID-19 pandemic and have concluded that the specific impact is not readily determinable as of the date of the balance sheet. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Contractual Obligations

We do not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay administrative services agreement fees to our Sponsor that total $10,000 per month for office space, secretarial and administrative services provided to members of our management team. As of September 30, 2020, we paid $20,000 to our Sponsor as part of the administrative services agreement and recognized $20,000 in the statement of operations for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020.

Critical Accounting Policies

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company has identified the following as its critical accounting policies:

Class A Common Stock Subject to Possible Redemption

Class A Common Stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A Common Stock (including Class A Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within FS Development’s control) is classified as temporary equity. At all other times, Class A Common Stock is classified as stockholders’ equity. Our Class A Common Stock features certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2020, 11,258,033 shares of Class A Common Stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of our unaudited condensed balance sheet.

Net Income (Loss) Per Common Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of common stock outstanding during the periods. Our unaudited condensed statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted for Class A Common Stock is calculated by dividing the interest earned on cash equivalents held in the Trust Account of approximately $1,000 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, net of applicable taxes available to be withdrawn from the Trust Account of approximately $1,000 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, resulting in net income of $0 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, by the weighted average number of Class A Common Stock outstanding for each period. Net loss per share, basic and diluted for Class B Common Stock is calculated by dividing the net loss of approximately $499,000 and $501,000 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, respectively, less income attributable to Class A Common Stock of $0 for each period, by the weighted average number of Class B Common Stock outstanding for the period.

Recent Accounting Pronouncements

Our management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Inflation

We do not believe that inflation had a material impact on our business, revenues or operating results during the period presented.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the FS Development IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT GEMINI

In this section, unless otherwise stated or the context requires otherwise, the terms “Gemini,” “we,” “us,” and “our” refer to Gemini Therapeutics, Inc. and its subsidiaries prior to the Closing, which will be the business of the Combined Entity and its subsidiaries following the Closing.

Overview

We are a clinical-stage precision medicine company developing novel therapeutic compounds to treat genetically defined, age-related macular degeneration (AMD). Our lead product candidate, GEM103, is a recombinant form of the human complement factor H protein (CFH) and is designed to address complement hyperactivity and restore retinal health in patients with AMD. Native CFH serves multiple functions in maintaining retinal health including regulating lipid metabolism in the retina, protecting the retina against lipid and protein by-products of oxidative stress, and regulating the complement system, which is part of the innate immune system. This multifaceted regulation plays an integral role in engagement and maintenance of complement-mediated immune responses that are involved in pathogen defense and cellular debris clearance.

We believe GEM103 is capable of down-regulating hyperactive complement activity while maintaining a healthy environment for the cellular architecture supporting retinal function in patients with AMD. We believe that this differentiated approach to controlling complement dysregulation will allow us to more broadly address AMD pathology and potentially treat AMD. In September 2020, we commenced a Phase 2a clinical trial of GEM103 in patients with dry AMD carrying mutations in the CFH gene. Topline data including safety, tolerability and relevant biomarkers of complement activation from this Phase 2a clinical trial are expected in the first half of 2021.

Augmenting CFH activity represents a unique approach to address imbalances in the immune system in a broad array of complement-mediated inflammatory diseases. We aspire to lead the next generation of complement therapeutics by focusing on restoring native regulation of complement activation, as opposed to broadly inhibiting complement using engineered molecules. Restoration of terminal complement pathway regulation avoids the unintended consequences of broad complement inhibition, which can result in safety issues and a reduced therapeutic index. Integration of genetic, biological, and clinical information has identified high-risk, genetically defined subpopulations present within the current broadly defined AMD cohort. In particular, loss of function variants in the gene that encodes CFH can reduce complement regulation and/or adversely affect retinal homeostasis, both of which strongly correlate with an increased risk for developing AMD. We can identify, functionally evaluate and characterize the proteins generated by these genetic variants and define their roles in disease pathogenesis using custom genetic assays and functional assays, novel biomarkers, and our CLARITY natural history clinical trials. In the CLARITY natural history studies, we are evaluating clinical stage and extent of retinal disease as measured by precise imaging methods and have incorporated novel biomarker assessments when possible to evaluate the impact of the specific CFH variants in disease pathogenesis and progression.

AMD is a disease primarily affecting the macula, the central portion of the retina responsible for high acuity vision, and is the number one cause of irreversible blindness in the United States and Europe. AMD has generally been characterized as either “wet” or “dry,” definitions driven by clinical presentation rather than underlying biology. In dry AMD, the center of the retina slowly degenerates leading to loss of photoreceptors over time. In wet AMD, choroidal vessels grow aberrantly and invade the retina (referred to as choroidal neovascularization, or CNV) rapidly degrading central vision. There are approximately 16 million AMD patients in the United States, of whom approximately 90%, or approximately 15 million, have dry AMD. Of these, approximately six million carry a variant in the CFH gene which leads to loss of function in the CFH protein. In these patients, CFH protein is generally expressed at normal levels but the genetic mutations result in functional insufficiency in the CFH expressed. For wet AMD, drugs targeting one of the central proteins in CNV pathogenesis, vascular endothelial growth factor (VEGF), have proven effective in its management. No treatment is currently available for the approximately 15 million patients with early, intermediate, or advanced dry AMD.

GEM103 has been evaluated in a Phase 1 clinical trial of CFH-variant related dry AMD patients. Single rising doses of GEM103, administered intravitreally, maintained supraphysiologic CFH levels for more than 28 days, with no adverse drug reactions and no ocular inflammation. In several subjects, dosing also resulted in reductions in a biomarker of complement activity, consistent with the GEM103 mechanism of action. GEM103 is now being evaluated in a multiple ascending dose Phase 2a clinical trial in similar genetically defined patients to further evaluate safety, tolerability, and effects on relevant complement activation biomarkers.

We are led by experts with decades of collective experience in drug research, development, manufacturing, commercialization and collaborative alliances. Our board of directors, including Dr. Stephen Squinto and Mr. David Lubner, are leaders in research and development in the complement system. We have assembled a management team, led by our Chief Executive Officer, Mr. Jason Meyenburg, whose members have extensive experience in successfully developing, manufacturing and commercializing transformative therapies at companies including Alexion Pharmaceuticals, Inc., Orchard Therapeutics plc, Merrimack Pharmaceuticals, Inc., Intellia Therapeutics, Inc., Merck & Co., Inc., ViroPharma Incorporated (acquired by Shire plc.), Achillion Pharmaceuticals, Inc. (acquired by Alexion Pharmaceuticals, Inc.) and CSL Behring. Our management team’s wide-ranging expertise in rare diseases, complement therapeutics, immunology, genetics/gene therapy and protein biochemistry provide a singular vision for redefining AMD and linked disorders through precision medicine to address serious unmet medical needs.

Since our inception, Gemini Therapeutics has raised a total of $78 million in funding, led by leading biotechnology investors including Atlas Venture, Lightstone Ventures, OrbiMed Advisors and Wu Capital.

Our Pipeline

Below is summary of our product candidate pipeline as of November 30, 2020.

In the table above, IND enabled means we have completed the necessary nonclinical studies, including without limitation ADME and toxicology, as well as formulation and manufacturing development necessary to seek the permission of regulatory authorities to begin human clinical testing.

GEM103

We are developing GEM103 initially for the treatment of dry AMD in patients with loss of function mutations in CFH. As a complement pathway regulatory protein, GEM103 is expected to restore appropriate complement function by ameliorating the detrimental effects of excessive complement activation, including inappropriate cell lysis and exaggerated immune responses, while simultaneously preserving the beneficial roles of CFH, including clearance of extracellular debris and repair of oxidative damage.

The mechanism of action of GEM103 stands in contrast to that of broad complement pathway inhibitors developed to date which indiscriminately block both the detrimental and beneficial effects of complement activation. To our knowledge, GEM103 is the first recombinant, native complement modulator being evaluated in human clinical trials.

We also plan to advance GEM103 through studies in a selected population of patients suffering from wet AMD who have been treated with an anti-VEGF therapy approved by the U.S. Food and Drug Administration (FDA), to evaluate the impact on VEGF-inhibition-related macular atrophy. We plan to update our IND to include a Phase 1/2a clinical trial in this population for alignment with the FDA by the end of 2020 and expect to have topline safety and tolerability data from this trial in the second half of 2021.

Our Strategy

We aspire to develop the next generation of complement therapeutics by precisely focusing on genetically defined patient populations through restoration of their physiologic CFH function which cannot be addressed by indiscriminate complement inhibitors.

Key elements of our strategy include:

•        Replace current complement inhibition orthodoxy with an approach that leverages knowledge of patient underlying genetic predispositions and normalizes complement hyperactivity while retaining functions that are essential for maintaining retinal tissue homeostasis.    We believe our differentiated approach focused on complement regulation through the administration of GEM103 will provide therapeutics that not only address complement dysfunction in AMD but will also address other critical pathological mechanisms like chronic inflammation underlying AMD progression. We believe complement regulation has the potential to yield significant benefits over current development-stage therapies that are focused solely on what is effectively complete inhibition of the different pathways of the complement system.

•        Redefine AMD as a disease of genetic subtypes that can be addressed by specific therapeutic strategies tailored to the genetic defect.    Our philosophy is that the best way to identify drug targets is to understand the genetic variants that lead to increased risk of disease. In AMD, we believe that genetic analyses implicate an important role for variants in the gene that encodes for CFH in a large subset of patients. AMD represents a large market opportunity consisting of patients with differentiated genetic subtypes. We are initially focused on treating the approximately six million patients with CFH loss of function mutations.

•        Advance our lead program, GEM103, through clinical development and if approved, into commercialization to address significant unmet need in dry AMD.    Dry AMD, which often ultimately leads to blindness and for which there are no currently approved treatment options, affects approximately 16 million patients in the United States, of which approximately six million have associated loss of function variants of CFH. GEM103, recombinant CFH, is the first complement pathway modulator under development to potentially regulate complement in patients with dry AMD. GEM103 is now being evaluated in a multiple ascending dose Phase 2a clinical trial in a genetically defined population suffering from dry AMD and carrying mutations in the gene for CFH. We expect top line data on safety, tolerability and effect on complement related biomarkers from this trial in the first half of 2021. The data from this trial will inform dose selection and potential clinical endpoints for an end of Phase 2 meeting with regulatory authorities at which we plan to seek alignment on a pivotal development pathway.

•        Evaluate strategic business development opportunities to maximize the value of our discovery and development assets.    We believe that our differentiated approach holds the potential to target a number of well-characterized genetic mutations across multiple disease areas. We are therefore exploring opportunities to follow complement biology dysregulation and address other unmet disease needs outside the eye. We may seek to selectively enter into strategic business development transactions to leverage complementary capabilities and maximize the long-term value of our research and development portfolio.

Introduction to AMD

AMD is a progressive and irreversible disorder of the macula. The macula is the central portion of the retina in the eye and is responsible for both high acuity vision and color perception. AMD may affect vision in one or both eyes and in later stages results in progressive and chronic degeneration of the macula, leading to irreversible vision loss. AMD is a disease associated with advanced age, typically with onset occurring after the age of 50 and slowly progressing over many years. Retinal degeneration from dry AMD is a gradual process characterized by increasing drusen deposition and other extracellular debris accumulation around retinal pigment epithelium (RPE), complement hyperactivity and subsequent loss of photoreceptor cells in the retina in proximity to the degenerated RPE. Eventually, geographic atrophy (GA) occurs when regions of the macula are replaced by scar tissue. Common symptoms of dry AMD include blurry vision, loss of night vision and loss of central vision, making activities of daily living such as reading, driving and even recognizing faces progressively more difficult. With vision being central to independent living, AMD has a large and growing societal impact as the population ages.

Dry AMD, like many complex diseases, results from the interactions between environmental and genetic risk factors. However, unlike many late-onset conditions, approximately 70% of attributable risk for advanced AMD is explained by genetic risk. Factors such as aging, smoking, diet and UV light exposure confer the strongest non-genetic risks. Research over the last decade has uncovered multiple genetic variants which can increase the risk of developing advanced AMD by up to 30-fold, including many of the loci within the complement system. One such genetic locus that occurs with high frequency and strongly increases the risk of dry AMD is the CFH gene. We are developing GEM103, a recombinant human CFH molecule, to address the dysregulation resulting from loss of function variants in these patients and also to restore retinal homeostasis disrupted by CFH dysfunction.

Drugs targeting VEGF, one of the key endogenous proteins driving neovascularization, have proven to be successful in the treatment of wet AMD; however, no treatment is currently available for the remaining majority of patients with dry AMD or geographic atrophy (GA). Current standard-of-care for dry AMD is limited to over-the-counter vitamin and antioxidant supplements, and, in the absence of available therapeutic interventions, physicians can only regularly monitor a patient’s progression toward GA, vision loss, and ultimately blindness. There are a number of therapies in development for dry AMD and GA. Zimura, a C5 inhibitor being developed by IVERIC bio, Inc., is in pivotal clinical trials. Apellis Pharmaceuticals, Inc., is developing pegcetacoplan in Phase 3 clinical trials to target complement at the level of C3. Lampalizumab, a complement factor D inhibitor which had been developed by F. Hoffmann-La Roche AG failed to meet its endpoint in its Phase 3 clinical trials. As presented publicly by that sponsor, lampalizumab failed to adequately inhibit factor D and did not have an effect on complement biomarkers of interest as assayed post hoc from in-trial aqueous humor samples. Other approaches for the treatment of dry AMD are under investigation and in earlier stages of development such as programs from Gyroscope Therapeutics Limited and NGM Biopharmaceuticals.

Our Approach

We believe that a precision medicine approach exemplified by those applied to treat cancer and cystic fibrosis, where molecular definitions of disease supplant clinical descriptions or pathological diagnoses, can also be applied to AMD. Precision medicine is intended to more accurately diagnose patients and precisely match therapies to the underlying genetic drivers of disease. Our goal is to do the same for AMD by pioneering precision medicine in ophthalmology. Many well-powered and robust studies have demonstrated the significant role that genetics plays in the development of AMD and lay the groundwork for a precision approach in this large population with few options for treatment.

CLARITY Natural History Studies

In December 2018 we initiated CLARITY, a set of natural history studies designed to observe and help better understand how specific genetic variants affect the development of dry AMD. CLARITY combined in vivo and in vitro experiments to aid in identification of therapeutic candidates for indications within AMD and linked diseases. CLARITY was the largest study, to date, that screened dry AMD patients for high-risk genotypes to gain longitudinal clinical information.

The CLARITY studies were designed to identify and characterize disease progression in subjects with non-central GA secondary to dry AMD who are carriers of high-risk genetic variants. This analysis is designed to explore the relationship among genotype, visual function, and disease progression. For this purpose, we have developed a custom genetic test which screens dozens of genetic loci with coverage across all known high-risk genetic variants associated with dry AMD. In CLARITY, we have genetically screened more than 500 patients enabling identification of subjects for our development programs and serving to provide additional information on the impact of genetics on disease progression. Subjects who met genetic variant requirements were invited to consent to longitudinal follow up and 112 are currently being followed. An additional 121 patients with identified CFH variants either did not consent to longitudinal follow up but asked to be considered for interventional studies or failed screening. The studies are collecting data on demographics, medical history, visual function testing, anatomic ocular assessments, multi-modal ocular imaging, quality of life metrics and ocular fluid biomarkers in those who opted for prospective follow up. The study has also further served to confirm the frequency of pathological genotypic mutations of interest in the dry AMD population.

CLARITY has confirmed previously published results that approximately 40% of patients with dry AMD have a loss of function variant in the CFH gene. The variants result in the expression of a CFH protein which is impaired in its ability to regulate complement in the eye and/or its ability to promote broader retinal health and homeostasis. Within this 40% of the population with loss of function variants in CFH, 90% of those, (or 37% of all patients with dry AMD) carry one common homozygous variant, 402H, while the remaining 3% of all patients have a collection of heterozygous rare and ultra-rare variants in CFH. The latter commonly result in a high risk of atypically early onset of dry AMD including onset in the late 30 and early 40 years of age.

Results from CLARITY screening described above confirm other third-party Genome-Wide Association Studies (GWAS) studies elucidating the role of genetics in AMD. One of the major signals in these GWAS studies is the association of specific gene variants in the general population with the development of dry AMD. Subsequent studies have shown the enrichment of these same variants in patients with dry AMD and have linked them to a substantially increased risk for developing this disease.

CFH, Complement and the Ocular Compartment

The immune system is composed of two distinct responses, innate and adaptive. The complement system, as part of the innate immune system, plays an integral role in maintaining immune-surveillance and homeostasis in the ocular microenvironment. The complement system is the first line of defense against infection and can effectively clear invading microorganisms well before activation of the adaptive immune system. Even apart from this sentinel function, localized complement activation occurs normally within the ocular compartment and is critical to maintaining retinal health, including participating in clearing of cell debris within the retinal cell layers. Complement dysfunction within the ocular compartment results in a diseased eye.

Complement components constitute a complex network of about 30 circulating or membrane-associated proteins, organized into hierarchal proteolytic cascades. The complement system can be activated by three different pathways: the classical pathway, the lectin pathway, and the alternative pathway. The alternative pathway is constitutively activated and is highly regulated on host cells to limit damage while being amplified on non-host or severely damaged cells to provide protection from pathogens and to help clear unwanted material. CFH provides critical functionality for retinal health. CFH binds to markers on the surface of the body’s own cells to protect these cells from aberrant or excessive complement activity. CFH also facilitates microbial clearance and other critical activities such as phagocytosis and lipid clearance. In the absence of sufficient levels of functional CFH protein, cells may be permanently and terminally damaged.

CFH is a key protein that is responsible for self-surface recognition as well as maintaining a well-balanced immune response by regulating the activation of the complement system. CFH functions physiologically to restore retinal health by both downregulating inappropriate cell lysis and facilitating clearance of extracellular debris and repair of oxidative damage which results from multiple sources. Immunohistochemical analyses have shown that many complement components, including CFH, are molecular constituents of drusen, a type of cell debris which is a clinical hallmark of dry AMD. Continuous control of the alternative pathway by CFH is necessary due to the amplifying properties of the alternative pathway and its potential to provoke unneeded inflammatory response if not properly controlled. This control is best achieved by maintaining regulatory function of the complement system by augmenting CFH activity and thereby inhibiting detrimental effects of the overly active complement system.

Our Clinical Development Program

GEM103

Overview

GEM103 is a full length, recombinantly produced human CFH protein which provides a functional level of active CFH in AMD patients with loss of function mutations in the gene encoding CFH. GEM103 imparts physiologic regulation of the complement pathway driving the complement system toward equilibrium in patients where there is incomplete regulation due to insufficient functional CFH protein. This is a unique approach to address over-activation of the innate immune system.

Preclinical and Clinical Development

A series of preclinical studies have been performed to demonstrate the pharmacokinetic and pharmacodynamic performance of GEM103. In preclinical pharmacokinetic studies, we observed that GEM103 was detected in all assayed ocular compartments, including aqueous humor, vitreous humor and the retina. Of note GEM103 was distributed to the retina following intravitreal injection in non-human primate radio-labeled distribution studies. Our study shows that after an intravitreal injection of radio-labelled GEM103, the protein is detected in the aqueous humor as well as into the retina, which is the site of action for the protein, for an extended period of time following a single dose.

Actions of endogenous CFH include inhibition of the complement activation cascade while permitting clearance of foreign material, cellular debris and pathogens in the eye. In in vitro, cell-based assays, GEM103 was shown to inhibit hyperactive terminal complement activity demonstrating a more potent but comparable maximal ability to inhibit cellular lysis when compared to a broad inhibitor of C3. In addition, we observed the necessary phagocytic activity required to clear lipid and other forms of debris is maintained by GEM103, while it is impaired by a broad inhibitor of C3, a potentially undesirable consequence of current approaches that results in complete suppression of complement activity.

In our Phase 1 clinical trial, single ascending doses of GEM103 were administered via intravitreal injection (IVT) to dry AMD patients enriched for genetic variants of interest with greater than 50% visual acuity loss and central GA. GEM103 was well-tolerated across a range of single doses from 50 to 500 µg/eye in a 50 µL preparation delivered intravitreally, without any dose limiting toxicity or inflammation or anti-drug induced antibody, confirmed by an independent safety review committee. Serial aqueous humor sampling was performed to gather pharmacokinetic and pharmacodynamic data. Administration of GEM103 resulted in dose related increases in CFH concentrations that remained supraphysiological at all dose levels, with patients treated with dose of 100 µg or greater having supraphysiologic levels of CFH over the observation period of at least 28 days.

As an exploratory assessment of pharmacodynamic effect, measurement of complement biomarkers was performed on aqueous humor samples obtained from patients at various timepoints after receiving a single dose of GEM103. In several subjects, GEM103 administration was associated with a subsequent reduction of Ba, a complement biomarker of alternate pathway activation and inflammation as evaluated from serial aqueous humor sampling. These exploratory observations are consistent with the mechanism of action of CFH as a regulator of complement function in the eye.

GEM103 is now being evaluated in a multiple ascending dose Phase 2a clinical trial of a genetically enriched patient population carrying mutation(s) in the gene for CFH and suffering from dry AMD. Safety, tolerability, pharmacokinetics and exploratory biomarker responses based upon serially obtained aqueous humor samples will be obtained. Topline data from this trial is expected in the first half of 2021. The data from this trial will inform dose selection for an end of Phase 2 meeting with regulatory authorities as we plan to seek alignment on a pivotal development pathway.

Based on the results from our Phase 1 clinical trial, we plan to study both the 250 µg and 500 µg IVT doses, administered monthly in this Phase 2a multiple dose study to inform pivotal dose selection. We believe the following items observed in our Phase 1 clinical trial will be further elucidated with multiple dosing in the Phase 2a clinical trial:

•        Pharmacokinetics:    Aqueous humor sampling showed sustained supraphysiological levels of CFH at all doses tested at one week post single dose administration. In addition, there was a dose-dependent increase in CFH concentrations noted at one week post dose, which remained above physiologic CFH levels for at least 28 days for doses at or above 100 µg levels. Monthly IVT doses will be administered in Phase 2a, beginning with 250 µg and escalating to the 500 µg dose level thereafter. Pharmacokinetics will be monitored monthly.

•        Pharmacodynamics:    Aqueous humor samples were tested for specific biomarkers including Ba (a marker of the amplification loop) and C3a (a marker of C3 activation and a potent anaphylatoxin contributing to chronic inflammation) to assess the ability of GEM103 to regulate the amplification loop of the alternative pathway (AP) of complement activity. Decreases in Ba levels were measured in several subjects after a single dose. The duration and magnitude of changes in biomarkers and observed PK will be measured in the Phase 2a clinical trial to inform our discussions with regulatory agencies on a pivotal study design.

•        Clinical effect:    Observation of subjects in Phase 1 clinical trial was of short duration and not powered for efficacy. In line with tolerability, visual acuity was maintained, there was no ocular inflammation observed and there was no occurrence of CNV. The multiple dose Phase 2a study will be open-label. Data including measures of visual acuity and GA area will be measured at baseline and for the duration of the study in both the study and fellow eyes. Evaluation of clinical efficacy (slowing of the rate of GA progression) is anticipated to require subsequent randomized, controlled clinical trials. Safety and tolerability, including the avoidance of CNV induction, will be assessed in the ongoing Phase 2a clinical trial.

We are also advancing GEM103 as add-on therapy in patients suffering from wet AMD who have been treated with anti-VEGF therapy, as development of macular atrophy in that setting has been associated with a relative insufficiency in CFH. We plan to update the GEM103 IND, submitting our Phase 1/2a clinical trial to the FDA in 4Q2020, and anticipate topline data from this trial in the second half of 2021.

Our AAV-CFH program is complementary to our GEM103 program, as AAV-CFH is a construct that will express GEM103 continuously at a therapeutic level. Our AAV-CFH program is directly informed by GEM103 in terms of patients, genetics, clinical biomarkers and trial design. With our AAV-CFH program we believe we will be able to intervene in specific genetically identified patient populations (intermediate AMD — before geographic atrophy is detectable) with a single dose of AAV-CFH.

Additional Programs

Factor H Potentiating Antibody

In addition to AMD, there are other systemic conditions that have complement dysregulation as part of the underlying disease pathologies. Many of these conditions affect the renal system and include rare diseases such as atypical Hemolytic Syndrome, C3 Glomerulopathy as well as more common disorders like IgA Nephropathy. Many of these diseases have genetic risk factors that include CFH dysregulation and other complement regulatory proteins like the CFH-related proteins. We have developed a factor H potentiating antibody that enhances the activity of endogenous CFH, effectively increasing the effective functional concentration of CFH. We have pre-clinical data supporting improvement of clinical benefit in animal models mimicking these conditions of complement dysregulation. We are completing pharmacology studies and expect to have a clinical candidate in the second half of 2021.

Manufacturing

We do not currently own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates. Although we intend to rely on third-party contract manufacturers to produce our product candidates, we have recruited personnel with experience to manage the third-party contract manufacturers producing our product candidates and other product candidates or products that we may develop in the future.

Our lead product candidate, GEM103, is a recombinant version of the endogenous CFH protein that is found most widely in our ‘intent to treat’ population. Specifically, it contains the amino acids V62, Y402 and E936 which are those most frequently found in the Caucasian population.

The process for manufacturing GEM103 consists of a cell line, and associated cell culture and purification processes to achieve stringent purity criteria in line with a product candidate dosed intravitreally.

We currently engage third-party manufacturers to provide clinical supplies of GEM103 and a different third-party manufacturer to provide fill-finish services for GEM103. We currently have sufficient supplies of GEM103 on hand for our current clinical trial needs.

Sales and Marketing

We hold worldwide commercialization rights to each of our product candidates.

We plan to build focused capabilities to commercialize development programs for certain indications where we believe that the medical specialists for the indications are sufficiently concentrated to allow us to effectively promote the product with a targeted sales team. In other indications, we may seek to enter into collaborations that we believe may contribute to our ability to advance development and ultimately commercialize our product candidates.

We may also seek to enter into collaborations where we believe that realizing the full commercial value of our development programs will require access to broader geographic markets or the pursuit of broader patient populations or indications.

Research Collaboration and License Agreement

On April 1, 2017, we entered into a Research Collaboration and License Agreement with Sanquin Blood Supply Foundation (“Sanquin”) (the “2017 License Agreement”) to develop antibodies that bind and enhance the activity of CFH. From the effective date of the 2017 License Agreement until the end of April 2019, the parties engaged in a research program based on an agreed upon research plan. The research program was overseen by a joint steering committee, comprised of two members from each of Gemini and Sanquin, with each party having one vote with respect to decisions within the purview of the joint steering committee. If the joint steering committee was unable to resolve any issues unanimously, then such disputes were subject to a dispute resolution procedures. We funded Sanquin’s research during the term of the research program.

Following the conclusion of the research program, we have sole responsibility for the development of licensed products for the treatment and prevention of diseases in humans. Sanquin granted us an exclusive royalty-bearing license, with the right to sublicense through multiple tiers, to Sanquin’s patent rights, including patent rights generated during the research program and a non-exclusive license, with the right to sublicense through multiple tiers, to Sanquin’s background know-how and materials, in each case to research, develop, commercialize, make, use, sell, offer for sale and import or otherwise exploit licensed products. We are required to use commercially reasonable efforts to conduct development and commercialization of licensed products in accordance with an agreed upon development plan.

As consideration for the license, we paid Sanquin a one-time, non-refundable upfront payment of $100,000. We are required to make milestone payments to Sanquin upon achievement of certain development and commercial milestones (i.e., once net sales targets exceed certain thresholds) totalling up to an aggregate amount of $29.0 million. We are also required to pay Saquin a low double digit percentage of any non-royalty sublicensing income received and are required to make minimum royalty payments to Sanquin on each anniversary date of the effective date of the 2017 License Agreement. We are required to make royalty payments of between 1.25% and 2.50% of net product sales if commercialization is achieved, subject to offset by minimum royalty payments due and up to 50% reduction for royalty stacking.

The 2017 License Agreement shall terminate on a country-by-country and licensed product-by-licensed product basis upon the latest of (i) expiration of the last valid claim of a Saquin patent that covers such licensed product, (ii) seven years after the first commercial sale of such licensed product, or (iii) the date on which there is no longer any marketing exclusivity for such licensed product. The 2017 License Agreement may be terminated by either party (i) upon 90 days written notice in the event of the other party’s uncured breach of the 2017 License Agreement, or (ii) the other party files for bankruptcy protection, makes an assignment for the benefit of its creditors, or files a petition for bankruptcy or insolvency that is not dismissed in 90 days. We have the right to terminate the 2017 License Agreement at any time upon 90 days prior written notice, and Sanquin has the right to terminate the 2017 License Agreement if we fail to meet our diligence obligations under the 2017 License Agreement.

Intellectual Property

Our success depends in part upon our ability to protect our core technology and intellectual property. To protect our intellectual property rights, we rely on patents, trademarks, copyrights and trade secret laws, confidentiality procedures, and employee disclosure and invention assignment agreements. Our intellectual property is critical to our business and we strive to protect it through a variety of approaches, including by obtaining and maintaining patent protection in the United States and internationally for our product candidates, novel biological discoveries, new targets and applications, and other inventions that are important to our business. For our product candidates, we generally intend to pursue patent protection covering compositions of matter, methods of making and methods of use, including combination therapies. As we continue the development of our product candidates, we intend to identify additional means of obtaining patent protection that would potentially enhance commercial success, including through claims covering additional methods of use and biomarkers and complementary diagnostic and/or companion diagnostic related claims.

As of November 30, 2020, we own or exclusively license approximately 43 patents and pending patent applications in the U.S. and foreign jurisdictions, including two granted U.S. and foreign patents, and 39 pending U.S. and foreign patent applications and two pending U.S. provisional patent applications.

Our patent portfolio relating to GEM103 includes three patent families owned by us, one pending as an application under the Patent Cooperation Treaty, or PCT, and two pending as U.S. provisional patent applications. The PCT application is directed to methods of treating patients who carry certain CFH genetic mutations with GEM103. The statutory expiration for any U.S. and foreign patents issuing from this family is 2040. One provisional patent application is directed to methods of treatment in certain other patient populations with GEM103. Also disclosed in this application are dosage regimens for using GEM103. The statutory expiration for any U.S. and foreign patents issuing from this family is 2041. The other provisional patent application is directed to the GEM103 composition and methods of manufacturing it. The statutory expiration for any U.S. and foreign patents issuing from this family is 2041.

Our patent portfolio relating to our factor H potentiating antibody program includes one patent family owned by us and two patent families that we exclusively license from Sanquin Blood Supply Foundation. The two in-licensed families are directed to antibodies that bind the same region of the factor H protein as our current product candidate. The first in-licensed family includes one granted U.S. patent, one granted European patent, and pending patent applications in Australia, Brazil, Canada, China, Israel, Japan, the Republic of Korea and Mexico. The European patent covers our current product candidate and is expected to expire in 2035. The statutory expiration for any other patents issuing from this family is also 2035. The second in-licensed family is pending in Australia, Brazil, Canada, China, Europe, Israel, Japan, the Republic of Korea, Mexico and the United States. The statutory expiration for any patents issuing from this family is 2039. The patent family owned by us is directed to the specific product candidate currently under development. This family is pending as an application under the Patent Cooperation Treaty, or PCT, and applications in Argentina and Taiwan. The statutory expiration for any patents issuing from this family is 2040.

In addition to patents, we rely upon unpatented trade secrets and know-how and continuing technological innovation to develop and maintain our competitive position. However, trade secrets and know-how can be difficult to protect. We seek to protect our proprietary information, in part, by executing confidentiality agreements with our collaborators and scientific advisors, and non-solicitation, confidentiality, and invention assignment agreements with our employees and consultants. We have also executed agreements requiring assignment of inventions with selected scientific advisors and collaborators. The confidentiality agreements we enter into are designed to protect our proprietary information and the agreements or clauses requiring assignment of inventions to us are designed to grant us ownership of technologies that are developed through our relationship with the respective counterparty. We cannot guarantee, however, that we have executed such agreements with all applicable counterparties, such agreements will not be breached, or that these agreements will afford us adequate protection of our intellectual property and proprietary rights. For more information, see “Risk factors — Risks related to our intellectual property.”

Competition

The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. While we believe that our technologies, knowledge, experience and scientific resources provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies and public and private research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

The biotechnology and pharmaceutical industries, including the genetic medicines field, are characterized by rapidly changing technologies, competition and a strong emphasis on intellectual property. We are aware of several companies focused on developing precision medicines in various indications as well as several companies developing gene therapies addressing methods for modifying genes and regulating gene expression. We may also face competition from large and specialty pharmaceutical and biotechnology companies, academic research institutions, government agencies and public and private research institutions with genetic medicine and other therapeutic approaches.

We consider our most direct competitors with respect to GEM103 for the treatment of AMD to be Apellis Pharmaceuticals, Inc. which has a fully enrolled phase 3 clinical trial for the study of geographic atrophy for its C3 inhibitor, and IVERIC bio, which is conducting a pivotal study in geographic atrophy for its C5 inhibitor. Other approaches are under investigation and in earlier stages of development.

Government Regulation

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of biologics such as those we are developing. We, along with our vendors, collaboration partners, contract research organizations, or CROs, and contract manufacturers, will be required to navigate the various preclinical, clinical, manufacturing and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval of our product candidate. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources.

In the United States, where we are initially focusing our product development, the FDA regulates biologics under the Federal Food, Drug and Cosmetic Act, or FDCA, and the Public Health Service Act, or PHSA, and their implementing regulations. Biologics are also subject to other federal, state and local statutes and regulations. Our product candidates are early-stage and have not been approved by the FDA for marketing in the United States.

The process required by the FDA before our product candidates are approved for therapeutic indications and may be marketed in the United States generally involves the following:

•        completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with Good Laboratory Practice, or GLP, requirements;

•        submission to the FDA of an investigational new drug application, or IND, which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;

•        approval by an Institutional Review Board, or IRB, or independent ethics committee at each clinical trial site before each trial may be initiated;

•        performance of adequate and well-controlled clinical trials in accordance with Good Clinical Practice, or GCP requirements and other clinical trial-related regulations to establish the safety, purity and potency of the proposed biological product candidate for its intended purpose;

•        preparation and submission to the FDA of a Biologics License Application, or BLA, after completion of all pivotal trials;

•        a determination by the FDA within 60 days of its receipt of a BLA to file the application for review;

•        satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the product will be produced to assess compliance with current Good Manufacturing Practice requirements, or cGMPs, to assure that the facilities, methods and controls are adequate to preserve the biological product’s continued safety, purity and potency;

•        potential FDA audit of the clinical trial sites that generated the data in support of the BLA;

•        payment of user fees for FDA review of the BLA; and

•        FDA review and approval of the BLA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the biologic in the United States.

Preclinical and clinical trials for biologics

Before testing any drug or biologic in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of chemistry, formulation and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulations and requirements, including GLP requirements for safety and toxicology studies. The results of the preclinical studies, together with manufacturing information and analytical data must be submitted to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans, and it must become effective before clinical trials may begin. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks, and imposes a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Some long-term preclinical testing may continue after the IND is submitted. Accordingly, submission of an IND may or may not result in FDA authorization to begin a trial. A separate submission to an existing IND must also be made for each successive clinical trial conducted during product development of a product candidate, and the FDA must grant permission, either explicitly or implicitly by not objecting, before each clinical trial can begin.

The clinical stage of development involves the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirements that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable related to the anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative, and must monitor the clinical trial until completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trials to public registries. Information about applicable clinical trials, including clinical trials results, must be submitted within specific timeframes for publication on the www.clinicaltrials.gov website.

While we plan to conduct any international clinical trials under foreign equivalents to INDs in the future, a sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. The FDA will accept a well-designed and well-conducted foreign clinical study not conducted under an IND if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.

Clinical trials to evaluate therapeutic indications to support BLAs for marketing approval are typically conducted in three sequential phases, which may overlap.

•        Phase 1 — Phase 1 clinical trials involve initial introduction of the investigational product into healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, evaluate the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

•        Phase 2 — Phase 2 clinical trials typically involve administration of the investigational product to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials.

•        Phase 3 — Phase 3 clinical trials typically involve administration of the investigational product to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval. Generally, two adequate and well-controlled Phase 3 clinical trials are required by the FDA for approval of a BLA.

Post-approval trials, sometimes referred to as Phase 4 clinical trials, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and are commonly intended to generate additional safety data regarding use of the product in a clinical setting. In certain instances, the FDA may mandate the performance of Phase 4 clinical trials as a condition of approval of a BLA.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA and written IND safety reports must be submitted to the FDA and the investigators fifteen days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human participants exposed to the biologic and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the biological characteristics of the product candidate and finalize a process for manufacturing the drug product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and manufacturers must develop, among other things, methods for testing the identity, strength, quality and purity of the final drug product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life and to identify appropriate storage conditions for the product candidate.

BLA Submission and Review by the FDA

We intend to seek data exclusivity or market exclusivity for our product candidates. Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications. A BLA is a request for approval to market a new biologic for one or more specified indications. The BLA must include all relevant data available from pertinent pre-clinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety, purity and potency of the investigational product to the satisfaction of the FDA. FDA approval of a BLA must be obtained before a biologic may be marketed in the United States.

In addition, under the Pediatric Research Equity Act, or PREA, a BLA or supplement to a BLA must contain data to assess the safety and effectiveness of the biological product candidate for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The Food and Drug Administration Safety and Innovation Act requires that a sponsor who is planning to submit a marketing application for a biological product that includes a new clinically active component, new indication, new dosage form, new dosing regimen or new route of administration submit an initial Pediatric Study Plan (PSP) within sixty days after an end-of-Phase 2 meeting or as may be agreed between the sponsor and FDA. Unless otherwise required by regulation, PREA does not apply to any biological product for an indication for which orphan designation has been granted.

The FDA reviews all submitted BLAs before it accepts them for filing, and may request additional information rather than accepting the BLA for filing. The FDA must make a decision on accepting a BLA for filing within 60 days of receipt, and such decision could include a refusal to file by the FDA. Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the BLA. The FDA reviews a BLA to determine, among other things, whether the product is safe, pure and potent and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity. Under the goals and polices agreed to by the FDA under the Prescription Drug User Fee Act, or PDUFA, the FDA targets ten months, from the filing date, in which to complete its initial review of an original BLA and respond to the applicant, and six months from the filing date of an original BLA filed for priority review. The FDA does not always meet its PDUFA goal dates for standard or priority BLAs, and the review process is often extended by FDA requests for additional information or clarification.

Further, under PDUFA, as amended, each BLA must be accompanied by a user fee, and the sponsor of an approved BLA is also subject to an annual program fee. FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions may be available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on BLAs for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA may refer an application for a biologic to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, which reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving a BLA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a BLA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP and other requirements and the integrity of the clinical data submitted to the FDA.

The FDA also may require submission of a Risk Evaluation and Mitigation Strategy, or REMS, as a condition for approving the BLA to ensure that the benefits of the product outweigh its risks. The REMS could include medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk-minimization tools.

After evaluating the BLA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a Complete Response Letter. A Complete Response Letter indicates that the review cycle of the application is complete and the application is not ready for approval. A Complete Response Letter will usually describe all of the deficiencies that the FDA has identified in the BLA, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response Letter without first conducting required inspections, testing submitted product lots, and/or reviewing proposed labeling. In issuing the Complete Response Letter, the FDA may recommend actions that the applicant might take to place the BLA in condition for approval, including requests for additional information or clarification. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications.

Even if the FDA approves a product, depending on the specific risk(s) to be addressed, the FDA may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase 4 clinical trials, be conducted to further assess a product’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Expedited development and review programs for biologics

The FDA maintains several programs intended to facilitate and expedite development and review of new drugs and biologics to address unmet medical needs in the treatment of serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, priority review and Accelerated Approval.

A new biologic is eligible for Fast Track designation if it is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address unmet medical needs for such disease or condition. Fast track designation applies to the combination of the product and the specific indication for which it is being studied. Fast Track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review once a marketing application is filed, meaning that the FDA may consider for review sections of the BLA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the BLA, the FDA agrees to accept sections of the BLA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the BLA.

In addition, a new drug or biological product may be eligible for Breakthrough Therapy designation if it is intended to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the biologic, alone or in combination with or more other drugs or biologics, may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Breakthrough Therapy designation provides all the features of Fast Track designation in addition to intensive guidance on an efficient development program beginning as early as Phase 1, and FDA organizational commitment to expedited development, including involvement of senior managers and experienced review staff in a cross-disciplinary review, where appropriate.

Any product submitted to the FDA for approval, including a product with Fast Track or Breakthrough Therapy designation, may also be eligible for additional FDA programs intended to expedite the review and approval process, including priority review and Accelerated Approval. A product is eligible for priority review if it is intended to treat a serious or life-threatening disease or condition, and if approved, would provide a significant improvement in safety or effectiveness. For original BLAs, priority review designation means the FDA’s goal is to take action on the marketing application within six months of the 60-day filing date (compared with ten months under standard review).

A product intended to treat serious or life-threatening diseases or conditions may receive Accelerated Approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than on irreversible morbidity or mortality which is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.

Accelerated Approval is usually contingent on a sponsor’s agreement to conduct additional post-approval studies to verify and describe the product’s clinical benefit. The FDA may withdraw approval of a drug or biologic approved under Accelerated Approval if, for example, the sponsor fails to conduct the confirmatory trials in a timely manner or the confirmatory trial fails to verify the predicted clinical benefit of the product. In addition, unless otherwise informed by the FDA, the FDA currently requires, as a condition for Accelerated Approval, that all advertising and promotional materials that are intended for dissemination or publication within 120 days following marketing approval be submitted to the agency for review during the pre-approval review period, and that after 120 days following marketing approval, all advertising and promotional materials must be submitted at least 30 days prior to the intended time of initial dissemination or publication.

Fast Track designation, Breakthrough Therapy designation, priority review and Accelerated Approval do not change the scientific or medical standards for approval or the quality of evidence necessary to support approval but may expedite the development or review process.

Post-approval requirements for biologics

Drugs and biologics manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, reporting of adverse experiences with the product, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe approved products for off-label uses, manufacturers may not market or promote such uses. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, including not only by Company employees but also by agents of the Company or those speaking on the Company’s behalf, and a company that is found to have improperly promoted off-label uses may be subject to significant liability. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties, including liabilities under the False Claims Act where products carry reimbursement under federal health care programs. Promotional materials for approved biologics must be submitted to the FDA in conjunction with their first use or first publication. Further, if there are any modifications to the product, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new BLA or BLA supplement, which may require the development of additional data or preclinical studies and clinical trials.

The FDA may impose a number of post-approval requirements as a condition of approval of a BLA. For example, the FDA may require post-market testing, including Phase 4 clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

In addition, drug and biologics manufacturers and their subcontractors involved in the manufacture and distribution of approved products are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMP, which impose certain procedural and documentation requirements upon us and our contract manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. Failure to comply with statutory and regulatory requirements can subject a manufacturer to possible legal or regulatory action, such as warning letters, suspension of manufacturing, product seizures, injunctions, civil penalties or criminal prosecution. There is also a continuing, annual program fee for any marketed product.

The FDA may withdraw approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, requirements for post-market studies or clinical trials to assess new safety risks, or imposition of distribution or other restrictions under a REMS. Other potential consequences include, among other things:

•        restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•        safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

•        mandated modification of promotional materials and labeling and issuance of corrective information;

•        fines, warning letters, or untitled letters;

•        holds on clinical trials;

•        refusal of the FDA to approve applications or supplements to approved applications, or suspension or revocation of product approvals;

•        product seizure or detention, or refusal to permit the import or export of products;

•        injunctions or the imposition of civil or criminal penalties; and

•        consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs.

Orphan Designation and Exclusivity

Under the Orphan Drug Act, the FDA may grant orphan drug designation, or ODD, to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with either a patient population of fewer than 200,000 individuals in the United States, or a patient population greater of than 200,000 individuals in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States of that drug or biologic. ODD must be requested before submitting a BLA. After the FDA grants ODD, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA.

If a product that has received ODD and subsequently receives the first FDA approval for a particular clinically active component for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same biologic for the same indication for seven years from the approval of the BLA, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of ODD are tax credits for certain research and a waiver of the BLA application user fee.

A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received ODD. In addition, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Biosimilars and Exclusivity

The Affordable Care Act, signed into law in 2010, includes a subtitle called the Biologics Price Competition and Innovation Act, or BPCIA, which created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product in any given patient and, for products that are administered multiple times to an individual, the biologic and the reference biologic may be alternated or switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. However, complexities associated with the larger, and often more complex, structures of biological products, as well as the processes by which such products are manufactured, pose significant hurdles to implementation of the abbreviated approval pathway that are still being worked out by the FDA.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing that applicant’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

A biological product can also obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate impact, implementation, and regulatory interpretation of the BPCIA remain subject to significant uncertainty.

Other regulatory matters

Manufacturing, sales, promotion and other activities of product candidates following product approval, where applicable, or commercialization are also subject to regulation by numerous regulatory authorities in the United States in addition to the FDA, which may include the Centers for Medicare & Medicaid Services, or CMS, other divisions of the Department of Health and Human Services, or HHS, the Department of Justice, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety & Health Administration, the Environmental Protection Agency and state and local governments and governmental agencies.

Employees

As of November 30, 2020, we had 29 full-time or part-time employees, including three employees with M.D. degrees and eight employees with Ph.D. degrees. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider the relationship with our employees to be good.

Facilities

Our facilities consist of office space of approximately 11,894 square feet in Cambridge, Massachusetts under a lease that expires in lease that expires in May 2023, subject to the right to extend the term for one additional three (3) year term. We believe that our current facilities are sufficient for our current needs.

Legal Proceedings

We are not currently subject to any material legal proceedings.

EXECUTIVE OFFICERS AND DIRECTORS OF GEMINI

In this section, unless otherwise stated or the context requires otherwise, the terms “Gemini,” “we,” “us,” and “our” refer to Gemini Therapeutics, Inc.

Our directors and executive officers are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Jason Meyenburg	44	President, Chief Executive Officer and Director
Gregg Beloff	52	Chief Financial Officer
Scott Lauder, Ph.D.	57	Chief Technology Officer
Marc Uknis, M.D.	56	Chief Medical Officer
Hannah Han-Chun Chang, Ph.D., M.D.	39	Director
Jean George	62	Director
Carl Gordon, Ph.D., CFA	55	Director
David Lubner	56	Director
Tuyen Ong, M.D., MRCOphth	45	Director
Jason Rhodes	51	Director
Phillip R. Reilly, J.D., M.D.	73	Director
Stephen Squinto, Ph.D.	64	Chairman of the Board

Jason Meyenburg has served as our Chief Executive Officer since September 2019.  Previously, from March 2018 to September 2019, Mr. Meyenburg served as Chief Commercial Officer of Orchard Therapeutics plc, a publicly-traded biotechnology company. Before that, Mr. Meyenburg served as the Chief Commercial Officer of Sucampo Pharmaceuticals, Inc. from April 2017 to March 2018. Prior to that, Mr. Meyenburg served as the Chief Commercial Officer of Vtesse, Inc., which became a wholly-owned subsidiary of Sucampo in April 2017, from December 2016 to April 2017. Additionally, from January 2003 to February 2016, Mr. Meyenburg held roles of increasing responsibility at Alexion Pharmaceuticals, Inc., a publicly-traded biotechnology company, including most recently as the Senior Vice President of Commercial Operations for the Americas. Mr. Meyenburg holds an M.B.A. from Duke University and a B.S. in Biochemistry from University of Maryland. We believe that Mr. Meyenburg is qualified to serve as a member of our board of directors because of his commercial experience in the life sciences industry.

Gregg D. Beloff has served as our Interim Chief Financial Officer since 2020.  Mr. Beloff is the co-founder and Managing Director of Danforth Advisors, a consulting firm specializing in providing financial and strategic support to life sciences companies. In addition to his consulting for clients, Mr. Beloff previously served as the Chief Financial Officer of four public and multiple privately held companies. In these roles, he managed finance, accounting, corporate communications, human resources, information technology, facilities, legal, intellectual property, business development, and manufacturing functions. Mr. Beloff holds an M.B.A. from Carnegie Mellon University, a J.D. from the University of Pittsburgh School of Law, and a B.A. in History from Middlebury College.

Scott Lauder, Ph.D. has served as our Chief Technology Officer since November 2017.  Previously, from October 2016 to October 2017, Dr. Lauder served as our Senior Vice President of Process Development and Manufacturing. Prior to that, from July 2013 to October 2016, Dr. Lauder served as the Vice President of Process Sciences and Clinical Manufacturing for Merrimack Pharmaceuticals, Inc., a publicly-traded pharmaceutical company. Dr. Lauder holds a Ph.D. in Biochemistry from Northwestern University and a B.Sc. in Microbiology from the University of Manitoba.

Marc Uknis, M.D. has served as our Chief Medical Officer since March 2020.  Previously, in 2020, Dr. Uknis served as Vice President and Head of Clinical Development, Safety and Pharmacoviligance/Risk Management at Alexion Pharmaceuticals, Inc., a publicly-traded biotechnology company. Prior to that, Dr. Uknis served as Vice President and Head of Clinical Development, Safety and Pharmacoviligance/Risk Management at Achillion Pharmaceuticals, Inc., a publicly-traded biotechnology company, from June 2018 until its acquisition by Alexion Pharmaceuticals, Inc. in January 2020. Prior to that, Dr. Uknis served as Senior Director, Therapeutic Area Lead, Solid Organ and Cellular Transplant Research and Development at CSL Behring from October 2015 to June 2018. Prior to that, Dr. Uknis served as Director, Clinical Development: Global Lead, Transplant Medicine R&D at ViroPharma Incorporated from October 2007 to October 2015. Dr. Uknis holds a M.D. from Temple University and a B.A. in Biology from Temple University.

Hannah Han-Chun Chang, Ph.D., M.D. has served as a member of our Board since September 2019. Since July 2020, Dr. Chang has been a Managing Director at Wu Capital, a global single family office. Previously, Dr. Chang served as an Investment Director at Wu Capital from July 2017 to July 2020. Prior to that, from June 2014 to June 2017, Dr. Chang served as an associate at 5AM Ventures, a life sciences venture capital fund. Dr. Chang holds an M.D. from Harvard Medical School, a Ph.D. in biophysics from the Harvard University and a B.A. in chemistry from Princeton University. We believe that Dr. Chang is qualified to serve on our board of directors due to her scientific expertise and experience in venture capital and the life science industry.

Jean George has served as a member of our Board since April 2016. Since February 2002, she has been a Managing Director at Advanced Technology Ventures, a venture capital fund, where she currently serves as the East Coast lead partner for healthcare investments. Since March 2012, Ms. George has served as Managing Director at Lightstone Ventures, a venture capital firm. Ms. George currently serves as a member of the board of directors of the public company, Calithera Biosciences.  During the past five years, Ms. George served as a member of the board of directors of Zeltiq Aesthetics from 2005 to 2015, Catabasis Pharma from 2010 to 2018 and Acceleron Pharma from 2005 to 2020. Ms. George holds an M.B.A. from Simmons College Graduate School of Management and a B.S. in biology from the University of Maine. We believe that Ms. George is qualified to serve on our board of directors due to her extensive investment and financial experience.

Carl L. Gordon, Ph.D., CFA has served as a member of our board of directors since April 2016. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Adicet Bio, Inc., Keros Therapeutics Inc., ORIC Pharmaceuticals Inc., Turning Point Therapeutics, Inc., and Prevail Therapeutics, Inc., as well as several private companies. Dr. Gordon previously served on the boards of directors of several biopharmaceutical companies, including Alector Inc., Arsanis, Inc. (which merged with X4 Pharmaceuticals, Inc.), Acceleron Pharma Inc., ARMO Biosciences, Inc., Intellia Therapeutics, Inc., Passage Bio Inc., Selecta Biosciences, Inc., and SpringWorks Therapeutics Inc. Dr. Gordon received a B.A. in chemistry from Harvard College, a Ph.D. in molecular biology from the Massachusetts Institute of Technology, and he was a Fellow at The Rockefeller University. We believe that Dr. Gordon is qualified to serve on our board of directors due to his scientific expertise, extensive business experience, and experience in venture capital and the life science industry.

David C. Lubner has been a member of our Board since April 2020. From January 2016, until its acquisition by UCB S.A. in April 2020, Mr. Lubner served as the Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc., a publicly-traded biotechnology company. Before that, Mr. Lubner served as a member of the senior management team of Tetraphase Pharmaceuticals, Inc, from 2006 through 2015. From 2010 to 2015, Mr. Lubner served as Senior Vice President and the Chief Financial Officer of Tetraphase, where he led financial operations and was responsible for corporate finance activities. From 1999 to 2005, he served as the Chief Financial Officer of PharMetrics Inc., a pharmacy and medical claims data informatics company, which was acquired by IMS Health in 2015. Prior to joining PharMetrics, Mr. Lubner served as Vice President and Chief Financial Officer of ProScript, Inc. where Velcade® (bortezomib), a therapy widely used for treatment of the blood cancer, multiple myeloma, was discovered, from 1996 to 1999. Mr. Lubner is also a member of the board of directors of Dyne Therapeutics, Inc., a biotechnology company, Therapeutics Acquisition Corporation (d/b/a as Research Alliance Corp. I.), a blank check company focused on the healthcare industry. Mr. Lubner also serves on the boards of directors of several private companies and was previously a member of the board of directors of Nightstar Therapeutics plc, (formerly Nasdaq: NITE), focused on the development of one-time retinal gene therapies for patients suffering from rare inherited retinal diseases, acquired by Biogen in June 2019. Mr. Lubner is a member of the American Institute of CPAs and a Certified Public Accountant in the Commonwealth of Massachusetts. Mr. Lubner received his B.S. in business administration from Northeastern University and M.S. in taxation from Bentley University. We believe that Mr. Lubner is qualified to serve on our board of directors based on his extensive senior executive experience and his biotechnology company board experience.

Tuyen Ong, M.D., MRCOphth., has served as a member of our Board since August 2020. Dr. Ong is a board-certified ophthalmologist and biotechnology/pharmaceutical industry management executive. He currently serves as Senior Vice President and Head of Biogen Ophthalmology Franchise at Biogen. Dr. Ong served as Chief Development Officer at Nightstar Therapeutics up until its acquisition by Biogen in June 2019. During which time he was involved with the company’s public listing on the Nasdaq, corporate and gene therapy strategy, investor and M&A activities. Dr. Ong brings over 20 years of clinical and drug development experience from both large pharma and biotech, working in the fields of ophthalmology, genetic and rare disease at PTC Therapeutics Inc., Bausch and Lomb Inc.

(acquired by Valeant Pharmaceuticals International, Inc.), and Pfizer. Dr. Ong holds an M.D. from the University College London and an M.B.A. from New York University Stern School of Business. He is a member of the Royal College of Ophthalmologists and a Churchill Fellow.

Philip R. Reilly, M.D.  has served as a member of our board of directors since June 2016. Since 2008, Dr. Reilly has served as a Venture Partner at Third Rock Ventures LLC, an investment firm. Dr. Reilly holds a B.A. in Government from Cornell University, an M.D. from Yale University, and a J.D. from Columbia University. We believe that Dr. Reilly is qualified to serve on our board of directors due to his scientific expertise, extensive business experience, and experience in venture capital and the life science industry.

Jason Rhodes has been a member of our Board since April 2016 and a partner at Atlas Ventures since 2014. Mr. Rhodes also served as the founding President and Chief Executive Officer of Dyne Therapeutics, Inc. from December 2017 to November 2018. From 2010 to 2014, Mr. Rhodes was employed at Epizyme, Inc., a biotechnology company, where he most recently served as President and Chief Financial Officer. Mr. Rhodes serves as a member of the board of directors of Dyne Therapeutics, Inc., Replimune Group, Inc., Generation Bio Co. and several private companies, and previously served as a director at Bicycle Therapeutics, Inc. from 2016 to 2020. Mr. Rhodes earned a B.A. in history from Yale University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Rhodes is qualified to serve on our board of directors based on his extensive leadership experience, his biotechnology company board experience and his experience investing in life science companies.

Stephen Squinto, Ph.D., has served as a member of our Board since April 2016. Dr. Squinto has been an Executive Partner at OrbiMed Advisors LLC since January 2015. Previously, Dr. Squinto co-founded Alexion Pharmaceuticals, Inc. and served as its Executive Vice President and Chief Global Operations Officer from 2012 to January 2015 and as its Global Head of Research and Development from 2007 to 2012. Dr. Squinto has served as Acting Head of Research and Development of Passage Bio, Inc. since January 2020, and prior to that served as interim Chief Executive Officer of Passage Bio from September 2018 to January 2020. Dr. Squinto also has served as a member of Passage’s board of directors since September 2018. Dr. Squinto also previously served as a member of the board of directors of Arvinas, Inc. from October 2015 to September 2018 and Audentes Therapeutics, Inc. from April 2015 to January 2018. Dr. Squinto holds a Ph.D. in biochemistry and biophysics and a B.A. in chemistry from Loyola University of Chicago. We believe that Dr. Squinto is qualified to serve on our board of directors based on his experience in the biopharmaceutical industry, including his operational experience in drug discovery and development.

EXECUTIVE COMPENSATION OF GEMINI

In this section, unless otherwise stated or the context requires otherwise, the terms “Gemini,” “we,” “us,” and “our” refer to Gemini Therapeutics, Inc.

Executive compensation overview

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. To date, the compensation of our Chief Executive Officer and President and our other executive officers identified in the 2020 Summary Compensation Table below, who we refer to as the named executive officers, has consisted of a combination of base salary, bonuses and long-term incentive compensation in the form of restricted common stock awards and incentive stock options. Our named executive officers who are full-time employees, like all other full-time employees, are eligible to participate in our retirement and health and welfare benefit plans. As we transition from a private company to a publicly traded company, we will evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances merit. At a minimum, we expect to review executive compensation annually with input from a compensation consultant. As part of this review process, we expect the board of directors and the compensation committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Gemini’s named executive officers are Jason Meyenburg, its President and Chief Executive Officer, Dr. Scott Lauder, its Chief Technology Officer, and Dr. Marc Uknis, its Chief Medical Officer, each of whom will become an executive officer of the Combined Entity. The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jason Meyenburg	2020	437,800	42,500	1,539,362	—	49,992	(3)	2,069,654
Chief Executive Officer and President
Dr. Marc Uknis	2020	328,542	—	1,223,507	—	3,144	(4)	1,555,193
Chief Medical Officer
Dr. Scott Lauder	2020	355,000	117,800	136,382	—	7,500	(4)	616,682
Chief Technology Officer

____________

(1)      The amounts reported in this column represent annual payments made to our named executive officers in cash in March 2020 for performance in 2019.

(2)      The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options awarded during 2020 computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 10 to Gemini’s financial statements appearing elsewhere in this proxy statement/prospectus regarding assumptions underlying the valuation of equity awards.

(3)      Consists of payment for a living expense allowance to facilitate Mr. Meyenburg’s relocation to Cambridge, Massachusetts pursuant to the term of his offer letter agreement with Gemini.

(4)      Represents Gemini’s portion of the executive’s 401k plan contribution.

Narrative to summary compensation table

Base salaries

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the year ended December 31, 2020, the annual base salaries for each of Mr. Meyenburg, Dr. Uknis and Dr. Lauder were $437,800 $415,000 and $355,000, respectively.

Bonuses

We pay cash bonuses to reward our executives for their performance over the fiscal year, based on goals established by our board of directors. For 2020, the target bonus for Mr. Meyenburg was equal to 40% percent of his base salary. The target bonus for Dr. Lauder for 2020 was 35% percent of his base salary. The target bonus for Dr. Uknis for 2020 was 35% percent of his base salary, prorated from his start date with Gemini.

Equity compensation

Although we do not yet have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. During the year ended December 31, 2020, we granted options to purchase shares of our common stock to Mr. Meyenburg, Dr. Uknis and Dr. Lauder, as described in more detail in the “Outstanding equity awards at 2020 fiscal year-end” table.

Employment arrangements and severance agreements with our named executive officers

We entered into offer letter agreements with each of our named executive officers in connection with the commencement of their employment with us, the material terms of which summarized below.

Employment agreement with Mr. Meyenburg

We entered into an offer letter agreement with Mr. Meyenburg, dated August 27, 2019, pursuant to which we employ Mr. Meyenburg as our President and Chief Executive Officer. The offer letter agreement also provides for Mr. Meyenburg to serve as a member of our board of directors for as long as he is employed as our Chief Executive Officer. The employment of Mr. Meyenburg is “at will” and the agreement endures until terminated by either party.

Mr. Meyenburg’s current annual base salary is $437,800, which is subject to periodic review and adjustment. Pursuant to the offer letter agreement, Mr. Meyenburg is eligible to receive to an annual bonus targeted at 40% of his annual base salary, which amount may be adjusted by Gemini at its sole discretion. The actual amount of the bonus is determined by the board of directors based on its assessment of the performance of Mr. Meyenburg and that of the Company against pre-established goals determined by our board of directors. Under the offer letter agreement, we also paid Mr. Meyenburg a signing bonus of $25,000, which was subject to repayment in full in the event that Mr. Meyenburg resigned without “good reason” (as such term is defined in his offer letter agreement) or we terminated Mr. Meyenburg’s employment for “cause” (as such term is defined in his offer letter agreement) in either case within one year of his start date. Mr. Meyenburg was required relocate his primary residence to Cambridge, Massachusetts within one year of his start date. To facilitate such relocation and transition, we provided Mr. Meyenburg with a living expense allowance equal to $4,166 per month until he was able to relocate to Cambridge Massachusetts for up to a maximum of twelve months following his start date. The board of directors extended the time period during which Mr. Meyenburg may be required to relocate to the Boston area until following the easing of the COVID-19 pandemic and upon the request of either the compensation committee or the board of directors. The $4,166 per month living allowance was also extended for the same period of time.

In the event Mr. Meyenburg’s employment is terminated without cause or he resigns for good reason, in either event within the twelve month period immediate following a “sale event” (as such term is defined in the 2017 Plan), any then outstanding time-based equity awards shall accelerate and become fully vested as of the date of termination. In addition, in the event Mr. Meyenburg’s employment is terminated without cause or he resigns for good reason at any time, subject to his execution and non-revocation of a separation agreement, including a general release of claims in our favor (and, in Gemini’s sole discretion, a one-year post-employment noncompetition agreement), Mr. Meyenburg is entitled to the following termination payments: (a) continuation of base salary for twelve months, which we refer to as the Salary Continuation Period (provided, that in the event that Mr. Meyenburg is entitled to any payments pursuant to his Employee Confidentiality, Assignment and Noncompetition Agreement with us, such base salary continuation payments in any calendar year will be reduced by the amount that Mr. Meyenburg is paid in the same calendar year pursuant to the restrictive covenant agreement); and (b) if Mr. Meyenburg elects to continue his health benefits through COBRA, continued group health benefits with the cost of monthly COBRA premiums shared in the same relative proportion as in effect on his termination date until the earlier of: (i) the end of the Salary Continuation Period; or

(ii) the date Mr. Meyenburg becomes eligible for health insurance through another employer or otherwise becomes ineligible for COBRA. Payment of the severance payments under the offer letter agreement shall cease in the event that Mr. Meyenburg breaches his obligations under the Employee Confidentiality, Assignment and Noncompetition Agreement entered into with us.

Mr. Meyenburg has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

Employment Agreement with Dr. Uknis

We entered into an offer letter agreement with Dr. Uknis dated February 20, 2020. The employment of Dr. Uknis is “at will” and the agreement endures until terminated by either party. Dr. Uknis’s current annual base salary is $415,000, which is subject to periodic review and adjustment. Under the terms of the offer letter agreement, Dr. Uknis is eligible to participate in any annual bonus programs as may be established from time to time by our board of directors. Under such bonus programs, Dr. Uknis is eligible to receive an annual bonus targeted at 35% of his annual base salary. Dr. Uknis is required to relocate his primary residence to Cambridge, Massachusetts within one year of his start date. The board of directors extended the time period during which Dr. Uknis may be required to relocate to the Boston area until following the easing of the COVID-19 pandemic and upon the request of either the compensation committee or the board of directors. Once Dr. Uknis is required to relocate to the Boston area, the board of directors or the compensation committee may agree to an interim living allowance.

In the event Dr. Uknis’s employment is terminated without “cause” (as such term is defined in his offer letter agreement) or he resigns for “good reason” (as such term is defined in his offer letter agreement) or his employment terminates due to his death or “disability” (as such term is defined in his offer letter agreement), subject to his execution and non-revocation of a general release of claims in our favor, Dr. Uknis is entitled to the following: (a) continuation of base salary for nine months, which we refer to as the Salary Continuation Period; and (b) monthly COBRA premiums paid by us until the earlier of: (i) the end of the Salary Continuation Period; or (ii) the date Dr. Uknis becomes eligible for health insurance through another employer.

Dr. Uknis has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

Employment agreement with Dr. Lauder

We entered into an offer letter agreement with Dr. Lauder dated September 12, 2016. The employment of Dr. Lauder is “at will” and the agreement endures until terminated by either party. Dr. Lauder’s current annual base salary is $355,000, which is subject to periodic review and adjustment. Under the terms of the offer letter agreement, Dr. Lauder is eligible to participate in any annual bonus programs as may be established from time to time by our board of directors. Under such bonus programs, Dr. Lauder is eligible to receive an annual bonus targeted at 35% of his annual base salary.

In the event Dr. Lauder’s employment is terminated without “cause” (as such term is defined in his offer letter agreement) or he resigns for “good reason” (as such term is defined in his offer letter agreement) or his employment terminates due to his death or “disability” (as such term is defined in his offer letter agreement), subject to his execution and non-revocation of a general release of claims in our favor, Dr. Lauder is entitled to the following: (a) continuation of base salary for twelve months, which we refer to as the Salary Continuation Period; and (b) monthly COBRA premiums paid by us until the earlier of: (i) the end of the Salary Continuation Period; or (ii) the date Dr. Lauder becomes eligible for health insurance through another employer.

Dr. Lauder has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

Outstanding equity awards at 2020 fiscal year-end

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2020. Unless otherwise noted, all equity awards set forth in the table below were granted under our 2017 Plan.

	Option awards					Stock awards
Name	Vesting commencement date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Jason Meyenburg	9/23/2019(2)	840,698	1,849,541	0.47	11/12/2029	—		—
	3/11/2020(2)	—	575,700	0.55	3/11/2030	—		—
	10/16/2020(2)	—	1,178,043	1.66	10/16/2030	—		—
Dr. Marc Uknis	10/16/2020(2)	—	1,093,980	1.66	10/16/2030	—		—

Dr. Scott Lauder	11/5/2017(3)	235,206	78,400	0.28	8/28/2028	—		—
	3/11/2020(2)	—	75,000	0.55	3/11/2030
	10/16/2020(2)	—	96,971	1.66	10/16/2030
	—	—	—	—	—	46,250	(4)	$76,775

____________

(1)      Based on the fair market value of our common stock as of December 31, 2020 of $1.66 as determined by the Gemini board of directors, after consideration of relevant factors, including third-party valuation report.

(2)      The shares underlying this stock option vest over four years with 25% of the shares vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter, subject to the executive’s continued service. In the event that the executive’s employment is terminated without cause or he resigns for good reason within 12 months following a “sale event” (as such term is defined in the 2017 Plan), the vesting of this stock option will fully accelerate.

(3)      The shares underlying this stock option vest in 16 equal quarterly installments over the four years following vesting commencement date, subject to Dr. Lauder’s continued service, subject to full acceleration on a change of control.

(4)      Represents a restricted stock award granted on October 26, 2016 for a total of 480,000 shares under our 2015 Plan. The remaining unvested shares vest in two quarterly installments of 23,125 through May 16, 2021, subject to full acceleration on a change of control.

Employee benefit and equity compensation plans

2017 Stock Option and Grant Plan

The following is a summary of our 2017 Plan, which as noted in this summary, will terminate at or prior to the Effective Time and contingent on the Closing and no further awards will be granted under our 2017 Plan.

Our 2017 Plan was initially approved by our board of directors and our stockholders on May 24, 2017 and most recently amended in September 2019 to increase the number of shares available for issuance under the 2017 Plan. Under our 2017 Plan, we have reserved for issuance an aggregate of 11,834,347 shares of our common stock, which number is subject to adjustment in the event of a reorganization, recapitalization, stock dividend, stock split or other similar change in our capital stock.

The shares we issue under our 2017 Plan are authorized but unissued shares or shares we reacquire. The shares of common stock underlying any awards under the 2017 Plan and the 2015 Plan that are forfeited, cancelled, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) and shares of common stock withheld upon exercise or settlement of an award to cover the exercise price or tax withholding under our 2017 Plan and our 2015 Plan are added back to the shares of common stock available for issuance under our 2017 Plan.

Our board of directors has acted as administrator of our 2017 Plan. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, and to determine the specific terms and conditions of each award, subject to the provisions of our 2017 Plan. Persons eligible to participate in our 2017 Plan are our full or part time officers, employees, directors, consultants and other key persons as selected from time to time by the administrator in its discretion.

Our 2017 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. The exercise price of each option is determined by the administrator but may not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option is fixed by the administrator and may not exceed ten years from the date of grant. The administrator determines at what time or times each option may be exercised. In addition, our 2017 Plan permits the granting of restricted shares of common stock, restricted stock units and unrestricted stock.

Our 2017 Plan provides that upon the occurrence of a “sale event,” as defined in our 2017 Plan, all outstanding stock options will terminate at the effective time of such sale event, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of a termination of our 2017 Plan and all options issued thereunder in connection with a sale event, optionees will be provided an opportunity to exercise options that are then exercisable or will become exercisable as of the effective time of the sale event prior to the consummation of the sale event. In addition, we have the right to provide for cash payment to holders of options, in exchange for the cancellation thereof, in an amount per share equal to the difference between the value of the consideration payable per share of common stock in the sale event and the per share exercise price of such options. In the event of and subject to the consummation of a sale event, restricted stock and restricted stock units (other than those becoming vested as a result of the sale event) will be forfeited immediately prior to the effective time of a sale event unless such awards are assumed or continued by the successor entity. In the event that shares of restricted stock are forfeited in connection with a sale event, such shares of restricted stock shall be repurchased at a price per share equal to the original per share purchase price of such shares. We have the right to provide for cash payment to holders of restricted stock or restricted stock units, in exchange for the cancellation thereof, in an amount per share equal to the value of the consideration payable per share of common stock in the sale event.

Our board of directors may amend or discontinue the 2017 Plan at any time, subject to stockholder approval where such approval is required by applicable law. The administrator of the 2017 Plan may also amend or cancel any outstanding award, provided that no such amendment or cancellation of an award may adversely affect a participant’s rights without his or her consent. The administrator of the 2017 Plan is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants.

No awards may be granted under our 2017 Plan after the date that is ten years from the date our 2017 Plan was adopted by the board of directors. As of September 30, 2020, options to purchase shares of common stock were outstanding under the 2017 Plan. Our 2017 Plan will terminate at or prior to the Effective Time and contingent on the Closing.

2015 Employee, Director and Consultant Stock Option Plan

The following is a summary of our 2015 Plan, which as noted in this summary, will terminate at or prior to the Effective Time and contingent on the Closing and no further awards will be granted under our 2015 Plan.

Our 2015 Plan was approved and adopted by our board of directors and stockholders in August 2015. Under the 2015 Plan, we have reserved for issuance an aggregate of 1,350,000 shares of our common stock for the issuance. This number of shares of common stock reserved for issuance is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. As of September 30, 2020, options to purchase 905,000 shares of common stock were outstanding under the 2015 Plan. Following the adoption of the 2017 Stock Plan no further awards were made under the 2015 Plan. All outstanding awards under the 2015 Plan continue to be governed by the 2015 Plan.

The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2015 Plan are added back to the shares of common stock available for issuance under the 2017 Plan.

Our board of directors has acted as administrator of the 2015 Plan. The administrator had full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of our 2015 Plan. Persons eligible to participate in our 2015 Plan were those full or part-time officers, employees, non-employee directors, and consultants as selected from time to time by the administrator in its discretion.

Our 2015 Plan permitted the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The option exercise price of each option was determined by our board of directors but could not be less than 100% of the fair market value of our common stock on the date of grant. The term of each option was fixed by our board of directors and could not exceed ten years from the date of grant. Our board of directors determined at what time or times each option could be exercised. In addition, our 2015 Plan permitted awards of common stock and stock rights, in each case subject to such conditions and restrictions as determined by our board of directors in its discretion. These conditions and restrictions could have included the achievement of certain performance goals and/or continued employment with us through a specified vesting period.

Our 2015 Plan provides that upon the effectiveness of a “corporate transaction” (as defined in our 2015 Plan), the board of directors shall: (i) make appropriate provision for the continuation of stock options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of common stock in connection with the corporate transaction or securities of any successor or acquiring entity; (ii) upon written notice to the participants, provide that stock options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the board of directors, in full or in part), within a specified number of days of the date of such notice, at the end of which period such options that have not been exercised shall terminate; or (iii) terminate options in exchange for payment of an amount equal to the consideration payable upon consummation of such corporate transaction to a holder of the number of shares of common stock for which such option was exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, in full or in part) less the aggregate exercise price thereof.

Our board of directors or stockholders may amend our 2015 Plan and, our board of directors may discontinue the 2015 Plan. Our board of directors may amend outstanding award agreements under the 2015 Plan, but no such action may adversely affect a participant’s rights under an award without his or her consent. Our board of directors is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options under the 2015 Plan. Certain amendments to our 2015 Plan require the approval of our stockholders.

Our 2015 Plan provides that no awards may be granted under our 2015 Plan after the date that is ten years from the date the board approved our 2015 Plan. However, following adoption of the 2017 Stock Plan, our board of directors determined not to make any further awards under our 2015 Plan.

Our 2015 Plan will terminate at or prior to the Effective Time and contingent on the Closing and no further awards will be granted under our 2015 Plan.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) Plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis.

Director compensation

The following table presents the total compensation for each person (i) who served as a non-employee member of our board of directors during 2020, (ii) who will serve as a director of the Combined Entity following the Closing, and (iii) received compensation for such service during the fiscal year ended December 31, 2020. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards to, or pay any other compensation to any of the non-employee members of our board of directors who will serve as a director of the Combined Entity following the Closing. Jason Meyenburg, our President and Chief Executive Officer, did not receive any compensation for his service as a member of our board of directors during 2020. Mr. Meyenburg’s compensation for service as an employee for fiscal year 2020 is presented in “Executive compensation — 2020 Summary compensation table.”

Director compensation table — 2020

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
David Lubner	$24,375	$258,296	$282,671
Dr. Tuyen Ong	11,358	258,296	269,654

____________

(1)      The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of share- based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 10 to Gemini’s consolidated financial statements appearing at the end of this prospectus regarding assumptions underlying the valuation of equity awards.

Non-Employee director compensation policy

Prior to the Closing, our board of directors plans to adopt a non-employee director compensation policy, that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation following the Closing, as set forth below:

Annual Retainer
Board of Directors	$35,000
Board of Directors Chair	$65,000
Audit Committee Chair	$15,000
Audit Committee Member	$7,500
Compensation Committee Chair	$10,000
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Chair	$8,000
Nominating and Corporate Governance Committee Member	$4,000

In addition, each non-employee elected or appointed to our board of directors following the closing of the Business Combination will be granted a one-time stock option award to purchase a number of shares of Common Stock equal to 0.8% of the total shares outstanding on the date of such director’s election or appointment to the board of directors, which will vest in equal monthly installments over three years, subject to continued service through such vesting dates (such grants will be made no earlier than following the effectiveness of the filing with the SEC of a registration statement on Form S-8 covering the Common Stock). On the date of each annual meeting of stockholders of our company, each non-employee director will be granted an annual stock option award to purchase a number of shares of Common Stock equal to 0.4% of the total shares outstanding, which will vest in full of the earlier to occur of the first anniversary of the date of grant or the next annual meeting, subject to continued service as a director through such vesting date.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Unless the context otherwise requires, references in this subsection to “we”, “us” and “our” generally refer to FS Development in the present tense or the Combined Entity from and after the Business Combination

Management and Board of Directors

The following persons are expected to serve as executive officers and directors following the Business Combination. For biographical information concerning the Gemini executive officers and Gemini designees to the board of directors, see “Executive Officers and Directors of Gemini.” For biographical information concerning the FS Development designee to the board of directors see “Executive Officers and Directors of FS Development.”

Name	Age	Position
Jason Meyenburg	44	President, Chief Executive Officer and Director
Gregg Beloff	52	Chief Financial Officer
Scott Lauder, Ph.D.	57	Chief Technology Officer
Marc Uknis, M.D.	56	Chief Medical Officer
Jean George(1)	62	Director
Carl Gordon, Ph.D., CFA	55	Director
David Lubner(1)	56	Director
Tuyen Ong, M.D., MRCOphth(1)	45	Director
Jason Rhodes(1)	51	Director
Jim Tananbaum(2)	57	Director

____________

(1)      Gemini Designee

(2)      FS Development Designee

Classified Board of Directors

The Combined Entity’s board of directors will consist of seven members upon the closing of the Business Combination. In accordance with the Proposed Charter to be filed, immediately after the Closing, the board of directors will be divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:

•        the Class I directors will be Jean George and Dr. Carl Gordon their terms will expire at the annual meeting of stockholders to be held in 2021;

•        the Class II directors will be David Lubner, Dr. Tuyen Ong, and Jason Rhodes, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•        the Class III directors will be Jason Meyenburg and Dr. Jim Tananbaum, and their terms will expire at the annual meeting of stockholders to be held in 2023.

The Combined Entity expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Committees of the Board of Directors

The Combined Entity’s board of directors will have the authority to appoint committees to perform certain management and administration functions. FS Development’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. Following the Closing, the charters for each of these committees will be available on Gemini’s website at www.geminitherapeutics.com. Information contained on or accessible through Gemini’s website is not a part of this proxy statement/prospectus, and the inclusion of such website address in this proxy statement/prospectus is an inactive textual reference only.

Audit Committee

The Combined Entity’s audit committee is expected to consist of Dr. Carl Gordon, David Lubner and Jason Rhodes. The Board has determined each proposed member of the audit committee is independent under the listing standards of the Nasdaq Stock Market, or the Listing Standards, and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is expected to be David Lubner. The Board has determined that David Lubner is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Stock Market. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Entity’s financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing policies on risk assessment and risk management;

•        reviewing related party transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Entity’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee is expected to consist of Jean George, Dr. Tuyen Ong, and Dr. Jim Tananbaum. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Board has determined each proposed member of the compensation committee, other than Dr. Jim Tananbaum, is independent under the Listing Standards. The Listing Standards provide that, under limited and exceptional circumstances, a director who is not a current officer or employee (or a family member of an officer or employee) of our company, but who does not otherwise meet the independence criteria, (i) may serve as a member of compensation committee if such membership is in the best interests of our company and our shareholders and (ii) such member does not serve longer than two years. The Board has elected to rely on this limited exception in appointing Dr. Jim Tananbaum as a member of the compensation committee. In making this election, the Board considered Dr. Tananbaum’s extensive experience in the life sciences industry and the marketplace for life science executives in making this decision. The chairperson of the compensation committee is expected to be Dr. Tuyen Ong. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

•        reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•        reviewing and recommending to our board of directors the compensation of our directors;

•        reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•        administering our stock and equity incentive plans;

•        selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•        reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•        reviewing and establishing general policies relating to compensation and benefits of our employees; and

•        reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is expected to consist of Jean George, Jason Rhodes and Dr. Jim Tananbaum. The Board has determined each proposed member of the nominating and corporate governance committee, other than Dr. Jim Tananbaum, is independent under the Listing Standards. The Listing Standards provide that, under limited and exceptional circumstances, a director who is not a current officer or employee (or a family member of an officer or employee) of our company, but who does not otherwise meet the independence criteria, (i) may serve as a member of nominating and corporate governance committee if such membership is in the best interests of our company and our shareholders and (ii) such member does not serve longer than two years. The Board has elected to rely on this limited exception in appointing Dr. Jim Tananbaum as a member of the nominating and corporate governance committee. In making this election, the Board considered Dr. Tananbaum’s extensive experience in the life sciences industry and in serving on the board of directors of numerous organizations. The chairperson of our nominating and corporate governance committee is expected to be Jean George.

Specific responsibilities of our nominating and corporate governance committee include:

•        identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•        evaluating the performance of our board of directors and of individual directors;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of our corporate governance practices and reporting;

•        reviewing management succession plans; and

•        developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Combined Entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing of the Business Combination, the Code of Business Conduct and Ethics will be available on Gemini’s website at www.geminitherapeutics.com. Information contained on or accessible through such website is not a part of this proxy statement/prospectus, and the inclusion of the website address in this proxy statement/prospectus is an inactive textual reference only. The Combined Entity intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of the Combined Entity’s compensation committee has ever been an officer or employee of either company. None of the Combined Entity’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

SELECTED FINANCIAL AND OTHER DATA OF GEMINI

The following tables summarize Gemini’s financial and other data. Gemini has derived the selected statements of operations data for the years ended December 31, 2018 and 2019 and the selected balance sheet data as of December 31, 2019 from its audited financial statements included elsewhere in this proxy statement/prospectus. The selected statements of operations data for the six months ended September 30, 2019 and 2020 and the selected balance sheet data as of September 30, 2020 are derived from Gemini’s unaudited interim condensed financial statements included elsewhere in this proxy statement/prospectus. Gemini’s unaudited interim condensed financial statements were prepared on a basis consistent with its audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that Gemini considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement/prospectus. Gemini’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.

You should read this data together with Gemini’s financial statements and related notes included elsewhere in this proxy statement/prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gemini.”

Statements of Operations and Comprehensive Loss Data:

(In Thousands, Except Per Share Amounts)

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
Operating expenses:
Research and development	$14,651	$34,472	$26,673	$20,472
General and administrative	5,540	6,753	4,996	3,774
Total operating expenses	20,191	41,225	31,669	24,246
Loss from operations	(20,191)	(41,225)	(31,669)	(24,246)
Other income (expense):
Interest expense	—	(350)	(218)	(2,307)
Interest income	24	177	154	37
Change in fair value of warrant liability	—	(2)	—	(6)
Net loss and comprehensive loss	$(20,167)	$(41,400)	$(31,733)	$(26,522)
Net loss attributable to common stockholders	$(20,167)	$(41,400)	$(31,733)	$(26,522)
Net loss per share attributable to common stockholders, basic and diluted	$(4.19)	$(8.01)	$(6.18)	$(4.82)
Weighted average common shares outstanding, basic and diluted	4,811,641	5,171,537	5,133,773	5,507,900

Statements of Balance Sheet Data:

(In Thousands)

	December 31,		September 30, 2020
	2018	2019
Cash and cash equivalents	$18,528	$2,986	$13,215
Total assets	21,608	6,144	16,253
Convertible notes, carrying value	—	—	7,600
Term loan, current portion	—	2,500	3,750
Term loan, net of current portion and discount	—	7,411	6,190
Total liabilities	4,338	16,576	24,531
Convertible preferred stock	47,113	60,365	80,449
Accumulated deficit	(30,584)	(71,984)	(98,506)
Total stockholders’ deficit	(29,843)	(70,797)	(88,727)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GEMINI

The following discussion and analysis of Gemini’s financial condition and results of operations should be read in conjunction with its financial statements and related notes that appear elsewhere in this proxy statement/prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect Gemini’s plans, estimates and beliefs. Gemini’s actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere particularly in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement/prospectus.

Overview

Gemini is a clinical-stage precision medicine company developing novel therapeutic compounds to treat genetically defined, age-related macular degeneration (AMD). Gemini’s lead product candidate, GEM103, is a recombinant form of the human complement factor H protein (CFH) and is designed to address complement hyperactivity and restore retinal health in patients with AMD. Native CFH serves multiple functions in maintaining retinal health, including regulating lipid metabolism in the retina, protecting the retina against lipid and protein by-products of oxidative stress, and regulating the complement system, which is part of the innate immune system. This multifaceted regulation plays an integral role in engagement and maintenance of complement-mediated immune responses that are involved in pathogen defense and cellular debris clearance.

Gemini is seeking to complete a merger with FS Development, which would result in FS Development acquiring 100% of the Company’s issued and outstanding securities. Together with FS Development’s cash resources, additional funding for Gemini’s operations would be provided through a Private Investment in Public Equity (“PIPE”) offering to be completed concurrently with the merger. In the event a merger is not consummated, Gemini may be required to obtain additional funding whether through future collaboration agreements, private or public offerings, debt or a combination thereof and such additional funding may not be available on terms Gemini finds acceptable or favorable. There is inherent uncertainty associated with these fundraising activities and they are not considered probable. If Gemini is unable to obtain sufficient capital to continue to advance its programs, Gemini would be forced to delay, reduce or eliminate its research and development programs and any future commercialization efforts. Accordingly, substantial doubt is deemed to exist about Gemini’s ability to continue as a going concern within 12 months following the date its audited financial statements for December 31, 2019 were issued.

Since inception in 2015, Gemini has devoted substantially all its efforts and financial resources to organizing and staffing its company, business planning, raising capital, discovering product candidates and securing related intellectual property rights and conducting research and development activities for its product candidates. Gemini does not have any products approved for sale and it has not generated any revenue from product sales. Gemini may never be able to develop or commercialize a marketable product.

Gemini’s lead product candidate, GEM103, is in Phase 2a clinical development and its other product candidates and its research initiatives are in preclinical or earlier stages of development. Gemini’s ability to generate revenue from product sales sufficient to achieve profitability will depend heavily on the successful development and eventual commercialization of one or more of its product candidates. Gemini has not yet successfully completed any pivotal clinical trials, nor has it obtained any regulatory approvals, manufactured a commercial-scale drug, or conducted sales and marketing activities. Through September 30, 2020, Gemini had received gross proceeds of $76.0 million from the sale of its preferred stock, gross proceeds of $16.9 million from borrowings under convertible promissory notes and $10.0 million from its term loan facility with Silicon Valley Bank, or SVB.

Gemini expects to continue to incur net losses for the foreseeable future, and it expects its research and development expenses, and general and administrative expenses to continue to increase. Gemini has incurred significant operating losses since inception. Gemini’s net losses were $20.2 million and $41.4 million for the years ended December 31, 2018 and 2019, respectively. Gemini’s net losses were $31.7 million and $26.5 million for the nine months ended September 30, 2019 and 2020, respectively. As of December 31, 2019 and September 30, 2020, Gemini had an accumulated deficit of $72.0 million and $98.5 million, respectively. Gemini expects that its expenses and capital requirements will increase substantially in connection with its ongoing development activities, particularly if and as it:

•        continues preclinical studies and continues existing and initiates new clinical trials for GEM103, its lead product candidate being tested in AMD;

•        advances the development of its product candidate pipeline of other product candidates, including through business development efforts to invest in or in-license other technologies or product candidates;

•        maintains, expands and protects its intellectual property portfolio;

•        hires additional clinical, quality control, medical, scientific and other technical personnel to support Gemini’s clinical operations;

•        seeks regulatory approvals for any product candidates that successfully complete clinical trials;

•        undertakes any pre-commercialization activities to establish sales, marketing and distribution capabilities for any product candidates for which Gemini may receive regulatory approval;

•        expands its infrastructure and facilities to accommodate its growing employee base; and

•        adds operational, financial and management information systems and personnel, including personnel to support its research and development programs, any future commercialization efforts and its transition to operating as a public company following the Closing.

Furthermore, upon the Closing, Gemini expects to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations and other expenses that it did not incur as a private company.

As a result, Gemini will need substantial additional funding to support its continuing operations and pursue its growth strategy. Until such time as it can generate significant revenue from product sales, if ever, Gemini expects to finance its operations through a combination of private and public equity offerings, debt financings or other capital sources, which may include collaborations with other companies or other strategic transactions. To the extent that Gemini raises additional capital through the sale of private or public equity or convertible debt securities, existing ownership interests will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of Gemini Equityholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting Gemini’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If Gemini raises additional funds through collaborations or other strategic transactions with third parties, Gemini may have to relinquish valuable rights to its technologies, future revenue streams, research programs or drug candidates, or grant licenses on terms that may not be favorable to Gemini. Gemini may be unable to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If it fails to raise capital or enter into such agreements as and when needed, Gemini may have to significantly delay, scale back or discontinue the development and commercialization of one or more of its product candidates or delay its pursuit of potential in-licenses or acquisitions.

Because of the numerous risks and uncertainties associated with product development, Gemini is unable to predict the timing or amount of increased expenses or when or if it will be able to achieve or maintain profitability. Even if Gemini is able to generate product sales, it may not become profitable. If it fails to become profitable or is unable to sustain profitability on a continuing basis, Gemini may be unable to continue its operations at planned levels and be forced to reduce or terminate its operations.

Gemini has incurred significant operating losses since its inception and as of September 30, 2020, had an accumulated deficit of $98.5 million and had not yet generated revenues. In addition, Gemini expects to continue to incur significant and increasing expenses and operating losses for the foreseeable future. These factors raise substantial doubt about its ability to continue as a going concern. Management believes that its cash resources will not be sufficient to allow Gemini to fund current planned operations beyond the next twelve months from the date of this proxy statement/prospectus without additional capital. Gemini believes, however, that the net proceeds from the Business Combination and the PIPE Investment, together with its available resources and existing cash and cash equivalents, will enable it to fund its operating expenses and capital expenditure requirements into 2022. Gemini has based this estimate on assumptions that may prove to be wrong, and it could exhaust its available capital resources sooner than it expects. See “— Liquidity and capital resources.” Gemini’s future viability beyond that point is dependent on its ability to raise additional capital to finance its operations.

COVID-19 pandemic

In March 2020, the WHO declared the COVID-19 outbreak a pandemic. To date, Gemini’s financial condition and operations have not been significantly impacted by the COVID-19 pandemic. However, Gemini cannot at this time predict the specific extent, duration, or full impact that the COVID-19 pandemic will have on its financial condition and operations, including ongoing and planned clinical trials and other operations required to support those clinical trials and research and development activities to advance Gemini’s pipeline. The impact of the COVID-19 pandemic on its financial performance will depend on future developments, including the duration and spread of the outbreak and related governmental advisories and restrictions. These developments and the impact of the COVID-19 pandemic on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, Gemini’s results may be materially adversely affected.

Convertible promissory notes

On August 21, 2020, Gemini entered into a purchase agreement with existing investors to issue $14,000,000 in convertible promissory notes, or the Notes. The Notes accrue simple interest at 8% per annum and mature on February 21, 2021. If the Notes remain outstanding at the maturity date, the principal and unpaid interest of the Notes will automatically be converted into Series B Preferred Stock at $1.3513 per share on the maturity date. The Notes served as a bridge loan prior to PIPE Investment in connection with the proposed merger of Gemini and FS Development. The Notes were intended to automatically convert into common stock shares issued in the PIPE at a per share conversion price equal to the lowest per share price paid for such shares of common stock in the PIPE. Per the definitive business combination agreement, the Notes will be amended to allow for the principal and interest to be converted into Series B Preferred Stock at the per share conversion price of $1.3513 prior to the closing of the merger.

Proposed Business Combination Transaction

On October 15, 2020, FS Development executed a definitive merger agreement among it, Merger Sub, Gemini and the Shareholders Representative. As a result of the proposed Business Combination, FS Development will be renamed to Gemini Therapeutics, Inc., or the Combined Entity, and Gemini will become a wholly-owned subsidiary of the Combined Entity. In connection with the Business Combination, the stockholders of Gemini will exchange their interests in Gemini for shares of FS Development Class A Common Stock. In addition, Gemini’s existing equity incentive plan will be terminated; awards issued under Gemini’s existing equity incentive plan will be exchanged for awards issued under a new equity incentive plan to be adopted by the Combined Entity. Lastly, in connection with the Business Combination, certain investors have agreed to subscribe for and purchase an aggregate of $95,060,000 of FS Development Class A Common Stock. The Combined Entity is expected to receive net proceeds of approximately $191.2 million at the Closing (assuming no redemptions are effected by stockholders of FS Development) and will continue to operate under the Gemini management team, led by chief executive officer Jason Meyenburg. The boards of directors of both FS Development and Gemini have approved the proposed transaction. Completion of the transaction, which is expected by the first quarter of 2021, is subject to approval of FS Development stockholders and the satisfaction or waiver of certain other customary closing conditions.

Components of Gemini’s Operating Results

Revenue

Gemini has not generated any revenue since inception and does not expect to generate any revenue from the sale of products in the near future, if at all. If Gemini’s development efforts are successful and it commercializes it’s products, or if it enters into collaboration or license agreements with third parties, it may generate revenue in the future from product sales, as well as upfront, milestone and royalty payments from such collaboration or license agreements, or a combination thereof.

Operating Expenses

Research and development expenses

Research and development expenses consist primarily of costs incurred for research activities, including drug discovery efforts and the development of Gemini’s product candidates. Gemini expenses research and development costs as incurred, which include:

•        expenses incurred to conduct the necessary preclinical studies and clinical trials required to obtain regulatory approval;

•        expenses incurred under agreements with CROs that are primarily engaged in the oversight and conduct of its drug discovery efforts and preclinical studies, clinical trials and CMOs that are primarily engaged to provide preclinical and clinical drug substance and product for its research and development programs;

•        other costs related to acquiring and manufacturing materials in connection with its drug discovery efforts and preclinical studies and clinical trial materials, including manufacturing validation batches, as well as investigative sites and consultants that conduct its clinical trials, preclinical studies and other scientific development services;

•        payments made in cash or equity securities under third-party licensing, acquisition and option agreements;

•        employee-related expenses, including salaries and benefits, travel and stock-based compensation expense for employees engaged in research and development functions;

•        costs related to compliance with regulatory requirements; and

•        allocated facilities-related costs, depreciation and other expenses, which include rent and utilities.

Gemini recognizes external development costs as incurred. Any advance payments that Gemini makes for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are expensed as the related goods are delivered or the related services are performed, or until it is no longer expected that the goods will be delivered or the services rendered. Gemini estimates and accrues for the value of goods and services received from CROs and other third parties each reporting period based on an evaluation of the progress to completion of specific tasks using information provided to it by its service providers. This process involves reviewing open contracts and purchase orders, communicating with its personnel to identify services that have been performed on its behalf and estimating the level of service performed and the associated cost incurred for the service when Gemini has not yet been invoiced or otherwise notified of actual costs.

Gemini does not track its research and development expenses on a program-by-program basis. Its direct external research and development expenses consist primarily of external costs, such as fees paid to outside consultants, CROs, CMOs and research laboratories in connection with its preclinical development, process development, manufacturing and clinical development activities. Gemini does not allocate employee costs, costs associated with its discovery efforts, laboratory supplies, and facilities, including depreciation or other indirect costs, to specific programs because these costs are deployed across multiple programs and, as such, are not separately classified. Gemini uses internal resources primarily to conduct its research and discovery as well as for managing its preclinical development, process development, manufacturing and clinical development activities. These employees work across multiple programs and, therefore, it does not track their costs by program.

Research and development activities are central to Gemini’s business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. As a result, Gemini expects that its research and development expenses will increase substantially over the next several years as it continues its existing, and commences additional, planned clinical trials for GEM103, as well as conduct other preclinical and clinical development, including submitting regulatory filings for its other product candidates. Gemini also expects its discovery research efforts and its related personnel costs will increase and, as a result, it expects its research and development expenses, including costs associated with stock-based compensation, will increase above historical levels. In addition, it may incur additional expenses related to milestone and royalty payments payable to third parties with whom it may enter into license, acquisition and option agreements to acquire the rights to future product candidates.

At this time, Gemini cannot reasonably estimate or know the nature, timing and costs of the efforts that will be necessary to complete the preclinical and clinical development of any of its product candidates or when, if ever, material net cash inflows may commence from any of its product candidates. The successful development and commercialization of its product candidates is highly uncertain. This uncertainty is due to the numerous risks and uncertainties associated with product development and commercialization, including the uncertainty of the following:

•        the scope, progress, outcome and costs of its preclinical development activities, clinical trials and other research and development activities;

•        establishing an appropriate safety and efficacy profile with IND enabling studies;

•        successful patient enrollment in and the initiation and completion of clinical trials;

•        the timing, receipt and terms of any marketing approvals from applicable regulatory authorities including the FDA and non-U.S. regulators;

•        the extent of any required post-marketing approval commitments to applicable regulatory authorities;

•        establishing clinical and commercial manufacturing capabilities or making arrangements with third-party manufacturers in order to ensure that it or its third-party manufacturers are able to make product successfully;

•        development and timely delivery of clinical-grade and commercial-grade drug formulations that can be used in its clinical trials and for commercial launch;

•        obtaining, maintaining, defending and enforcing patent claims and other intellectual property rights;

•        significant and changing government regulation;

•        launching commercial sales of its product candidates, if and when approved, whether alone or in collaboration with others; and

•        maintaining a continued acceptable safety profile of its product candidates following approval, if any, of its product candidates.

Any changes in the outcome of any of these variables with respect to the development of its product candidates in preclinical and clinical development could mean a significant change in the costs and timing associated with the development of these product candidates. For example, if the FDA or another regulatory authority were to delay its planned start of clinical trials or require it to conduct clinical trials or other testing beyond those that it currently expects or if it experiences significant delays in enrollment in any of its planned clinical trials, it could be required to expend significant additional financial resources and time on the completion of clinical development of that product candidate.

General and administrative expenses

General and administrative expenses consist primarily of employee-related expenses, including salaries and related benefits, travel and stock-based compensation for personnel in executive, business development, finance, human resources, legal, information technology, and administrative functions. General and administrative expenses also include direct and allocated facility-related costs as well as insurance costs and professional fees for legal, patent, consulting, investor and public relations, accounting and audit services. Gemini expenses general and administrative costs as incurred.

Gemini anticipates that its general and administrative expenses will increase in the future as it increases its headcount to support the continued development of its product candidates. Gemini also anticipates that it will incur significantly increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor and public relations expenses associated with operating as a public company. Additionally, if and when it believes a regulatory approval of a product candidate appears likely, it anticipates an increase in payroll and other employee-related expenses as a result of its preparation for commercial operations, especially as it relates to the sales and marketing of that product candidate.

Other income (expense)

Interest expense

Interest expense consists of interest accrued on Gemini’s term loan entered into on February 8, 2019 and its convertible notes entered into on August 21, 2020.

Interest income

Interest income consists of income earned on its cash, cash equivalents and restricted cash.

Change in fair value of warrant liability

In February 2019, in conjunction with its term loan, Gemini issued warrants to purchase 70,000 shares of its Series A preferred stock. It accounts for, and classifies, these warrants as a liability on its balance sheet because the warrants are freestanding financial instruments. Gemini remeasured this liability to fair value at each reporting date and recognized changes in the fair value of the warrant liability in its statements of operations.

Provision for Income Taxes

Gemini has not recorded any significant amounts related to income tax expense, it has not recognized any reserves related to uncertain tax positions, nor has Gemini recorded any income tax benefits for the majority of its net losses it has incurred to date or for its research and development tax credits.

Gemini accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or its tax returns. Deferred tax assets and liabilities are determined based on difference between the financial statement carrying amounts and tax bases of existing assets and liabilities and for loss and credit carryforwards, which are measured using the enacted tax rates and laws in effect in the years in which the differences are expected to reverse. The realization of its deferred tax assets is dependent upon the generation of future taxable income, the amount and timing of which are uncertain. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2019 and September 30, 2020, Gemini continues to maintain a full valuation allowance against all of its deferred tax assets based on its evaluation of all available evidence. Gemini files income tax returns in the U.S. federal tax jurisdiction and state jurisdictions and may become subject to income tax audit and adjustments by related tax authorities. Its tax return period for U.S. federal income taxes for the tax years since 2015 remain open to examination under the statute of limitations by the Internal Revenue Service and state jurisdictions. Gemini records reserves for potential tax payments to various tax authorities related to uncertain tax positions, if any. The nature of uncertain tax positions is subject to significant judgment by management and subject to change, which may be substantial. These reserves are based on a determination of whether and how much a tax benefit taken by Gemini in its tax filings or positions is more likely than not to be realized following the resolution of any potential contingencies related to the tax benefit. Gemini develops its assessment of uncertain tax positions, and the associated cumulative probabilities, using internal expertise and assistance from third-party experts. As additional information becomes available, estimates are revised and refined. Differences between estimates and final settlement may occur resulting in additional tax expense. Potential interest and penalties associated with such uncertain tax positions is recorded as a component of its provision for income taxes. To date, no amounts are being presented as an uncertain tax position.

Results of Operations

Comparison of the nine months ended September 30, 2019 and 2020

The following table summarizes Gemini’s results of operations for the nine months ended September 30, 2019 and 2020 (in thousands):

	Nine Months Ended September 30,		Change
	2019	2020
Operating expenses:
Research and development	$26,673	$20,472	$(6,201)
General and administrative	4,996	3,774	(1,222)
Total operating expenses	31,669	24,246	(7,423)
Loss from operations	(31,669)	(24,246)	7,423
Other income (expense):
Interest expense	(218)	(2,307)	(2,089)
Interest income	154	37	(117)
Change in fair value of warrant liability	—	(6)	(6)
Net loss and comprehensive loss	$(31,733)	$(26,522)	$5,211

Research and development expenses

Research and development expenses were $26.7 million for the nine months ended September 30, 2019, compared to $20.5 million for the nine months ended September 30, 2020. The decrease of $6.2 million was primarily due to a decrease in external research and development costs because of Gemini’s strategic decision to focus its drug development efforts on its GEM103 product candidate. In addition, Gemini slowed its research and development spending due to the impact of COVID-19 and reduced employee headcount period over period. Gemini does not currently track expenses on a program-by-program basis.

General and administrative expenses

General and administrative expenses were $5.0 million for the nine months ended September 30, 2019, compared to $3.8 million for the nine months ended September 30, 2020. The decrease of $1.2 million was primarily because of a reduction in employee headcount period over period and related expenses such as travel and benefits due to the impact of COVID-19.

Interest expense

Interest expense was $0.2 million for the nine months ended September 30, 2019, compared to $2.3 million for the nine months ended September 30, 2020. The increase of $2.1 million is primarily due to the interest expense recognized on the $14.0 million Notes, which includes $1.8 million from the accretion of the beneficial conversion feature discount recognized on the issuance date of the Notes.

Interest income

Interest income was $0.2 million for the nine months ended September 30, 2019, compared to less than $0.1 million for the nine months ended September 30, 2020. The decrease in interest income primarily relates to lower cash balances during the nine months ended September 30, 2020 compared to the same period in the prior year.

Change in fair value of warrant liability

The change in fair value of warrant liability reflects a de minimis reduction of the fair value of the Series A preferred stock warrant.

Comparison of the years ended December 31, 2018 and 2019

The following table summarizes Gemini’s results of operations for the years ended December 31, 2018 and 2019 (in thousands):

	Year Ended December 31,
	2018	2019	Change
Operating expenses:
Research and development	$14,651	$34,472	$19,821
General and administrative	5,540	6,753	1,213
Total operating expenses	20,191	41,225	21,034
Loss from operations	(20,191)	(41,225)	(21,034)
Other income (expense):
Interest expense	—	(350)	(350)
Interest income	24	177	153
Change in fair value of warrant liability	—	(2)	(2)
Net loss and comprehensive loss	$(20,167)	$(41,400)	$(21,233)

Research and development expenses

Research and development expenses were $14.7 million for the year ended December 31, 2018, compared to $34.5 million for the year ended December 31, 2019. The increase of $19.8 million was the result of increased external research and development costs related to the preclinical and Phase 1 clinical trial activities of its lead product candidate, GEM103, offset by reduced research and development expenses resulting from the conclusion of activities for Gemini’s CLARITY Natural History study. R&D personnel costs were higher period over period due to increased headcount in our research and development function to support the advancement of GEM103 and other pipeline programs. Gemini does not currently track expenses on a program-by-program basis.

General and administrative expenses

General and administrative expenses were $5.5 million for the year ended December 31, 2018, compared to $6.8 million for the year ended December 31, 2019. The increase of $1.3 million was primarily a result of higher personnel-related costs in support of organizational growth, and higher legal and other professional fees incurred in connection with financing activities.

Interest expense

Interest expense was zero for the year ended December 31, 2018, compared to $0.4 million for the year ended December 31, 2019. The increase was due to the new term loan entered into in February 2019.

Interest income

Interest income was less than $0.1 million for the year ended December 31, 2018, compared to $0.2 million for the year ended December 31, 2019. The increase of $0.2 million was due to higher cash balances in 2019 led by Gemini’s $19.5 million Series A preferred stock issuance in November 2018 and 2019 borrowings from its term loan.

Change in fair value of derivative liabilities

The change in fair value of warrant liability was zero for the year ended December 31, 2018, compared to less than $0.1 million for the year ended December 31, 2019. The warrants were issued in February 2019.

Liquidity and capital resources

Sources of liquidity and capital

Since inception, Gemini has not generated any revenue from any product sales or any other sources, and has incurred significant operating losses and negative cash flows from its operations. It has not yet commercialized any of its product candidates and it does not expect to generate revenue from sales of any product candidates for several years, if at all. Gemini has funded its operations to date primarily with proceeds from the sale of preferred stock, borrowings under convertible promissory notes and borrowings under loan agreements. Through September 30, 2020, Gemini had received gross cash proceeds of $76.0 million from sales of its preferred stock, gross cash proceeds of $16.9 million from borrowings under convertible promissory notes and $10.0 million of cash proceeds from its term loan with SVB.

As of September 30, 2020, Gemini had cash and cash equivalents of $13.2 million. Gemini has incurred operating losses and experienced negative operating cash flows since inception, and it anticipates that it will continue to incur losses for at least the foreseeable future. Its net losses totaled $31.7 million and $26.5 million for the nine months ended September 30, 2019 and 2020, respectively. Its net losses totaled $20.2 million and $41.4 million for the years ended December 31, 2018 and 2019, respectively. As of September 30, 2020, Gemini had an accumulated deficit of $98.5 million.

Until required for use in its business, Gemini typically invests its cash in investments that are highly liquid, readily convertible to cash with original maturities of 90 days or less at the date of purchase. Gemini attempts to minimize the risks related to its cash and cash equivalents by maintaining balances in accounts only with accredited financial institutions and, consequently, it does not believe it is subject to unusual credit risk beyond the normal credit risk associated with ordinary commercial banking relationships.

Cash flows

The following table summarizes Gemini’s cash flows for each of the periods presented (in thousands):

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
Net cash used in operating activities	$(18,340)	$(38,530)	$(27,175)	$(23,855)
Net cash used in investing activities	(429)	(233)	(201)	(22)
Net cash provided by financing activities	30,497	23,221	19,626	34,106
Net increase (decrease) in cash, cash equivalents and restricted cash	$11,728	$(15,542)	$(7,750)	$10,229

Operating activities

During the year ended December 31, 2018, Gemini used cash in operating activities of $18.3 million, primarily resulting from its net loss of $20.2 million, partially offset by an increase in accounts payable and accrued expenses.

During the year ended December 31, 2019, Gemini used cash in operating activities of $38.5 million, primarily resulting from its net loss of $41.4 million, partially offset by an increase in accounts payable and accrued expenses.

During the nine months ended September 30, 2019, Gemini used cash in operating activities of $27.2 million, primarily resulting from its net loss of $31.7 million, partially offset by increases in accounts payable and accrued expenses and other liabilities.

During the nine months ended September 30, 2020, Gemini used cash in operating activities of $23.9 million, primarily resulting from its net loss of $26.5 million and a decrease in accounts payable, partially offset by a decrease in prepaid expenses and other assets.

Changes in accounts payable and accrued expenses in all periods were generally due to growth in its business, the advancement of its product candidates, and the timing of vendor invoicing and payments.

Investing activities

During the year ended December 31, 2018, Gemini used cash in investing activities of $0.4 million, consisting primarily of purchases of laboratory equipment.

During the year ended December 31, 2019, Gemini used cash in investing activities of $0.2 million, consisting primarily of purchases of laboratory equipment.

During the nine months ended September 30, 2019, Gemini used cash in investing activities of $0.2 million, consisting primarily of purchases of laboratory equipment.

During the nine months ended September 30, 2020, Gemini used cash in investing activities of less than $0.1 million, consisting of purchases of laboratory equipment.

Financing activities

During the year ended December 31, 2018, net cash provided by financing activities was $30.5 million, consisting primarily of proceeds from the issuance of Gemini’s Series A preferred stock.

During the year ended December 31, 2019, net cash provided by financing activities was $23.2 million, consisting primarily of $13.3 million of proceeds from the issuance of Gemini’s Series B preferred stock and $10.0 million of gross proceeds from its term loan.

During the nine months ended September 30, 2019, net cash provided by financing activities was $19.6 million, consisting primarily of $12.2 million of proceeds from the issuance of Gemini’s Series B preferred stock and $7.5 million of gross proceeds from its term loan.

During the nine months ended September 30, 2020, net cash provided by financing activities was $34.1 million, consisting primarily of $20.1 million of proceeds from the issuance of Gemini’s Series B preferred stock and $14.0 million of proceeds from the issuance of its convertible promissory notes.

Funding requirements

Gemini’s primary use of cash is to fund operating expenses, primarily related to its research and development activities. Cash used to fund operating expenses is impacted by the timing of when Gemini pays these expenses, as reflected in the change in its outstanding accounts payable, accrued expenses and prepaid expenses.

Gemini expects its expenses to increase substantially in connection with its ongoing activities, particularly as it advances the preclinical activities and clinical trials of its product candidates. In addition, upon the Closing and concurrent PIPE Investment, Gemini expects to incur additional costs associated with operating as a public company, including significant legal, accounting, investor relations and other expenses that it did not incur as a private company. The timing and amount of its operating expenditures will depend largely on its ability to:

•        advance preclinical development of its early-stage programs and clinical trials of its product candidates;

•        manufacture, or have manufactured on its behalf, its preclinical and clinical drug material and develop processes for late stage and commercial manufacturing;

•        seek regulatory approvals for any product candidates that successfully complete clinical trials;

•        establish a sales, marketing, medical affairs and distribution infrastructure to commercialize any product candidates for which it may obtain marketing approval and intend to commercialize on its own;

•        hire additional clinical, quality control and scientific personnel;

•        expand its operational, financial and management systems and increase personnel, including personnel to support its clinical development, manufacturing and commercialization efforts and its operations as a public company;

•        obtain, maintain, expand and protect its intellectual property portfolio;

•        manage the costs of preparing, filing and prosecuting patent applications, maintaining and protecting its intellectual property rights, including enforcing and defending intellectual property related claims; and

•        manage the costs of operating as a public company.

Going concern

Gemini has incurred significant operating losses since its inception and, as of September 30, 2020, had an accumulated deficit of $98.5 million and has not yet generated any revenues. In addition, as discussed above, Gemini expects to continue to incur significant and increasing expenses and operating losses for the foreseeable future. These factors raise substantial doubt about its ability to continue as a going concern. Management believes that its existing cash resources will not be sufficient to allow it to fund current planned operations beyond the next twelve months from the date of this proxy statement/prospectus without additional capital, This evaluation does not take into consideration the effect of potential mitigating plans of management that have not been fully implemented as of the date of this proxy statement/prospectus.

Gemini is seeking to complete a proposed business combination transaction with FS Development and the PIPE Investment, described above and Note 16, Subsequent Events, to its financial statements included elsewhere in this proxy statement/prospectus. The completion of the proposed Business Combination is conditioned on the satisfaction of certain closing conditions. Upon the completion of the proposed Business Combination transaction, the stockholders of Gemini will exchange their equity interests in Gemini, which include the conversion prior to the Closing of the principal and interest of the outstanding Notes into Series B Preferred Stock at a per share conversion price of $1.3513, for shares of FS Development Class A Common Stock. In connection with the Business Combination, certain investors have agreed to subscribe for and purchase an aggregate of $95,060,000 of FS Development Class A Common Stock in the PIPE Investment. The Combined Company is expected to receive net proceeds of approximately $191.2 million at the closing of the transaction (assuming no redemptions are affected by stockholders of FS Development). The Combined Entity may also pursue additional cash resources through public or private equity or debt financings.

Gemini’s expectations with respect to its ability to fund current planned operations is based on estimates that are subject to risks and uncertainties. Its operating plan may change as a result of many factors currently unknown to management and there can be no assurance that the current operating plan will be achieved in the time frame anticipated by Gemini, and Gemini may need to seek additional funds sooner than planned. If adequate funds are not available to Gemini on a timely basis, it may be required to delay, limit, reduce or terminate certain of its research, product development or future commercialization efforts, obtain funds through arrangements with collaborators on terms unfavorable to Gemini, or pursue other merger or acquisition strategies, all of which could adversely affect the holdings or the rights of the Gemini’s stockholders. If additional capital is raised through debt financing, Gemini may be subject to covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any failure to raise capital as and when needed could have a negative impact on Gemini’s financial condition and on its ability to pursue business plans and strategies. If Gemini is unable to raise capital, it may need to delay, reduce or terminate planned activities to reduce costs.

If Gemini raises additional funds through governmental funding, collaborations, strategic partnerships and alliances or marketing, distribution or licensing arrangements with third parties, it may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to it. If Gemini is unable to raise additional funds through equity or debt financings or other arrangements when needed, it may be required to delay, limit, reduce or terminate its research, product development or future commercialization efforts or grant rights to develop and market product candidates that it would otherwise prefer to develop and market by itself.

For additional information on risks associated with Gemini’s substantial capital requirements, please read the section titled “Risk Factors” included elsewhere in this proxy statement/prospectus.

Working capital

Because of the numerous risks and uncertainties associated with research, development and commercialization of biologic product candidates, Gemini is unable to estimate the exact amount of its working capital requirements. Its future funding requirements will depend on and could increase significantly as a result of many factors, including:

•        the scope, progress, results and costs of researching and developing its product candidates, and conducting preclinical and clinical trials;

•        the costs, timing and outcome of regulatory review of its product candidates;

•        the costs, timing and ability to manufacture its product candidates to supply its clinical and preclinical development efforts and its clinical trials;

•        the costs of future activities, including product sales, medical affairs, marketing, manufacturing and distribution, for any of its product candidates for which it receives marketing approval;

•        the costs of manufacturing commercial-grade product and necessary inventory to support commercial launch;

•        the ability to receive additional non-dilutive funding, including grants from organizations and foundations;

•        the revenue, if any, received from commercial sale of its products, should any of its product candidates receive marketing approval;

•        the costs of preparing, filing and prosecuting patent applications, obtaining, maintaining, expanding and enforcing its intellectual property rights and defending intellectual property-related claims;

•        its ability to establish and maintain collaborations on favorable terms, if at all; and

•        the extent to which it acquires or in-licenses other product candidates and technologies.

Contractual obligations and commitments

The following table summarizes Gemini’s contractual obligations as of September 30, 2020 and the effects that such obligations are expected to have on Gemini’s liquidity and cash flows in future periods (in thousands):

		Total	Less than 1 year	1 to 3 years	4 to 5 years	More than 5 years
Long-term debt obligations	(i)	$24,000	$17,333	$6,667	$—	$—
Operating lease obligations	(ii)	2,684	951	1,733	—	—
License fee obligations	(iii)	1,100	220	440	440	—
Other long-term obligations	(iv)	400	—	400	—	—
Total		$28,184	$18,504	$9,240	$440	$—

____________

(i)      Gemini has borrowed $10.0 million under its term loan facility with SVB. The term loan matures on January 1, 2023 and accrues interest at a floating rate per annum equal to the greater of 3.75% or the prime rate minus 1.5%. In addition, Gemini issued $14.0 million of convertible promissory notes that mature in February 2021. Gemini accrues simple interest at 8% per annum.

(ii)     Gemini has an operating lease agreement for its office and laboratory space.

(iii)    Gemini is required to make license fee payments to its licensors. See Financial Statements, Note 13, Commitments and Contingencies for additional details regarding its payment obligations to these licensors

(iv)    At the end of the SVB loan term, Gemini is required to pay a final end of term charge to SVB in the amount of 4.0% of the aggregate original principal amount borrowed.

Gemini enters into contracts in the normal course of business with CMOs, CROs and other third parties for the manufacture of its product candidates and to support clinical trials and preclinical research studies and testing. These contracts are generally cancelable at any time by Gemini following a certain period after notice. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including noncancelable obligations of its service providers, up to the date of cancellation. These payments are not included in the preceding table as the amount and timing of such payments are unknown or uncertain at December 31, 2019.

Contract research and manufacturing organizations

Gemini recorded accrued expenses of approximately $0.4 million and $1.2 million in its balance sheets for expenditures incurred by CROs and CMOs as of December 31, 2019 and September 30, 2020.

Tax-related obligations

To date, Gemini has not recognized any reserves related to uncertain tax positions. As of December 31, 2019 and September 30, 2020, Gemini had no accrued interest or penalties related to uncertain tax positions.

Critical accounting policies and significant judgments and estimates

Gemini’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of Gemini’s financial statements and related disclosures requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses. Gemini bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Gemini evaluates its estimates and assumptions on an ongoing basis. Its actual results may differ from these estimates under different assumptions or conditions.

While Gemini’s significant accounting policies are described in more detail in Note 2 to Gemini’s financial statements appearing elsewhere in this proxy statement/prospectus, it believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its financial statements.

Accrued research and development expenses

As part of the process of preparing its financial statements, Gemini is required to estimate its accrued research and development expenses. This process involves reviewing open contracts and purchase orders, communicating with its applicable personnel to identify services that have been performed on its behalf and estimating the level of service performed and the associated cost incurred for the service when it has not yet been invoiced or otherwise notified of actual costs. The majority of Gemini’s service providers invoice it in arrears for services performed, on a pre-determined schedule or when contractual milestones are met; however, some require advance payments. Gemini makes estimates of its accrued expenses as of each balance sheet date in the financial statements based on facts and circumstances known to it at that time. Gemini periodically confirms the accuracy of the estimates with the service providers and makes adjustments if necessary. Examples of estimated accrued research and development expenses include fees paid to:

•        vendors, including research laboratories, in connection with preclinical development activities;

•        CROs and investigative sites in connection with preclinical studies and clinical trials; and

•        CMOs in connection with drug substance and drug product formulation of preclinical studies and clinical trial materials.

Gemini bases its expenses related to preclinical studies and clinical trials on its estimates of the services received and efforts expended pursuant to quotes and contracts with multiple research institutions and CROs that supply, conduct and manage preclinical studies and clinical trials on its behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract and may result in uneven payment flows. There may be instances in which payments made to Gemini’s vendors will exceed the level of services provided and result in a prepayment of the expense. Payments under some of these contracts depend on factors such as the successful enrollment of patients and the completion of clinical trial milestones. In accruing service fees, Gemini estimates the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from the estimate, it adjusts the accrual or the prepaid expense accordingly. Although Gemini does not expect its estimates to be materially different from amounts actually incurred, its understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low in any particular period. To date, Gemini’s estimated accruals have not differed materially from actual costs incurred.

Stock-based compensation

Gemini measures all stock-based awards granted to employees, directors and non-employees based on their fair value on the date of the grant and recognizes the corresponding compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. Forfeitures are accounted for as they occur. Gemini grants stock options and restricted stock awards that are subject to either service or performance-based vesting conditions. Compensation expense related to awards to employees and non-employees with performance-based vesting conditions is recognized based on the grant date fair value over the requisite service period using the accelerated attribution method to the extent achievement of the performance condition is probable. Gemini estimates the probability that certain performance criteria will be met and does not recognize compensation expense until it is probable that the performance-based vesting condition will be achieved.

Gemini classifies stock-based compensation expense in its statements of operations in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

Gemini estimates the fair value of each stock option grant using the Black-Scholes option-pricing model, which uses as inputs the fair value of its common stock and assumptions it makes for the volatility of its common stock, the expected term of its stock options, the risk-free interest rate for a period that approximates the expected term of its stock options and its expected dividend yield.

Determination of the fair value of common stock

As there has been no public market for Gemini’s common stock to date of this proxy statement/prospectus, the estimated fair value of its common stock has been determined by its most recently available third-party valuations of common stock. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Gemini’s common stock valuations were prepared using an option pricing method, or OPM, or a hybrid method, both of which used market approaches to estimate its enterprise value. The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceeded the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. A discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock. The hybrid method is a probability-weighted expected return method, or PWERM, where the equity value in one or more scenarios is calculated using an OPM. The PWERM is a scenario-based methodology that estimates the fair value of Gemini’s common stock based upon an analysis of its future values, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. These third-party valuations were performed at various dates, which resulted in valuations of Gemini’s common stock of $0.28 per share as of July 31, 2017, $0.31 per share as of August 28, 2018, $0.41 per share as of November 2, 2018, $0.47 per share as of September 26, 2019, $0.55 per share as of January 21, 2020, and $1.66 per share as of September 20, 2020.

In addition to considering the results of these third-party valuations, Gemini’s board of directors considered various objective and subjective factors to determine the fair value of its common stock as of each grant date, including:

•        the prices at which Gemini sold shares of preferred stock and the superior rights and preferences of the preferred stock relative to its common stock at the time of each grant;

•        the progress of its research and development programs, including the status and results of preclinical studies and clinical trials for its product candidates;

•        Gemini’s stage of development and commercialization and its business strategy;

•        external market conditions affecting the biopharmaceutical industry and trends within the biopharmaceutical industry;

•        Gemini’s financial position, including cash on hand, and its historical and forecasted performance and results of operations;

•        the lack of an active public market for its common stock and its preferred stock;

•        the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale of Gemini in light of prevailing market conditions; and

•        the analysis of IPOs and the market performance of similar companies in the biopharmaceutical industry.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if Gemini had used significantly different assumptions or estimates, the fair value of its common stock and its stock-based compensation expense could have been materially different.

Once a public trading market for the Combined Entity’s common stock has been established for a sufficient period of time subsequent to the Closing, it will no longer be necessary for its board of directors to estimate the fair value of its common stock in connection with its accounting for granted stock options and other such awards Gemini may grant, as the fair value of the Combined Entity’s common stock will be determined based on the quoted market price of its common stock.

Awards granted

The following table sets forth by grant date the number of shares subject to options and restricted stock granted from January 1, 2018 through the date of this proxy statement/prospectus, the per share purchase prices and exercise prices, the fair value of common stock per share on each grant date, and the per share estimated fair value of the awards:

Grant Date	Type of award	Number of shares subject to award	Per share exercise price of options or purchase price of restricted stock	Per share fair value of common stock on grant date	Per share estimated fair value of award on grant date
August 28, 2018	Restricted stock	361,978	$0.001	$0.31	$0.31
August 28, 2018(1)	Option	5,723,737	$0.28	$0.31	$0.21
October 31, 2018(1)	Option	731,695	$0.28	$0.31	$0.21
December 14, 2018	Option	356,780	$0.41	$0.41	$0.28
April 12, 2019	Option	492,500	$0.41	$0.41	$0.28
August 19, 2019	Option	411,865	$0.41	$0.41	$0.27
November 12, 2019	Option	3,748,799	$0.47	$0.47	$0.31
November 12, 2019(2)	Option	24,000	$0.47	$0.47	$0.47
November 12, 2019	Option	125,000	$0.47	$0.47	$0.32
March 11, 2020	Option	1,182,200	$0.55	$0.55	$0.37

____________

(1)      For options granted on August 28, 2018 and October 31, 2018, the board of directors determined the fair value of Gemini’s common stock was $0.28 per share as of the grant date. However, the fair value of Gemini’s common stock at the date of grant was adjusted in connection with a retrospective fair value assessment solely for accounting purposes.

(2)      The stock option award was fully vested on the date of grant.

Off-balance sheet arrangements

Gemini does not have during the periods presented, and it does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently issued accounting pronouncements

A description of recently issued accounting pronouncements that may potentially impact Gemini’s financial position and results of operations is disclosed in Note 2 to Gemini’s financial statements included elsewhere in this proxy statement/prospectus.

Quantitative and qualitative disclosures about market risks

Gemini is exposed to market risk in the ordinary course of its business. These risks primarily relate to changes in interest rates.

Gemini’s cash and cash equivalents as of December 31, 2019 consisted of cash and a money market fund account. Because of the short-term nature of its money market fund, a sudden change in market interest rates would not be expected to have a material impact on Gemini’s financial position or results of operations.

As of December 31, 2019, the principal amount of Gemini’s term loan was $10.0 million. The following table is an estimate of Gemini’s interest expense based upon its floating rate term loan that could result from hypothetical interest rate changes, based on debt levels as of December 31, 2019:

Hypothetical Change in Interest Rates(i)	Annual Impact to Interest Expense
1-percent increase	$100,000 increase
1-percent decrease	No Impact

____________

(i)      Gemini pays a floating rate per annum equal to the greater of 3.75% or the prime rate minus 1.5%. See Note 6 to Gemini’s financial statements for further information.

Emerging growth company and smaller reporting company status

Gemini is, and the post-combination company is expected to be, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Gemini may take advantage of these exemptions until it is no longer an emerging growth company under Section 107 of the JOBS Act, which provides that an emerging growth company can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. Gemini has elected to avail itself of the extended transition period and, therefore, while Gemini is an emerging growth company it will not be subject to new or revised accounting standards the same time that they become applicable to other public companies that are not emerging growth companies, unless it chooses to early adopt a new or revised accounting standard.

Additionally, Gemini is, and the post-combination company is expected be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Gemini will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of Gemini’s common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) Gemini’s annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

DESCRIPTION OF SECURITIES AFTER THE BUSINESS COMBINATION

As a result of the Business Combination, FS Development stockholders who receive shares of FS Development Class A Common Stock will become the stockholders of the Combined Entity. Your rights as the Combined Entity stockholders will be governed by Delaware law and the Proposed Charter and the Amended By-laws. The following description of the material terms of the Combined Entity’s securities reflects the anticipated state of affairs upon completion of the Business Combination.

In connection with the Business Combination, FS Development will amend and restate the Current Charter and the Current By-Laws. The following summary of the material terms the Combined Entity’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter and the Amended By-laws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of Delaware law, the Proposed Charter and the Amended By-laws in their entirety for a complete description of the rights and preferences of the Combined Entity securities following the Business Combination.

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of 260,000,000 shares, consisting of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value. As of the Record Date, there were 12,516,500 shares of FS Development Class A Common Stock and 3,018,750 shares of FS Development Class B Common Stock outstanding. In connection with the Business Combination and subject to the terms of the Current Charter, all shares of outstanding Class B Common Stock shall automatically be converted into shares of Class A Common Stock. No shares of preferred stock are currently outstanding.

Common Stock

The Proposed Charter, which FS Development will adopt if the Charter Amendment Proposal is approved, provides the following with respect to the rights, powers, preferences and privileges of the Common Stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of the Combined Entity’s directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Combined Entity’s board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of the Combined Entity’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of the Combined Entity’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock.

Registration Rights

The holders of the Founders Shares issued and outstanding on the date of this proxy statement/prospectus are entitled to registration rights pursuant to an agreement signed in connection with the FS Development IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Common Stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Closing. The Combined Entity will bear the expenses incurred in connection with the filing of any such registration statements.

Following the Business Combination, certain Gemini Equityholders will hold registration rights with respect to the Merger Consideration. Stockholders holding a majority-in-interest of such registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities. Subject to certain exceptions, such stockholders will also have certain “piggy-back” registration rights with respect to registration statements filed by the Combined Entity, as well additional rights to provide for registration of registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time. See the section titled “The Business Combination Proposal — Ancillary Agreements.”

Anti-Takeover Provisions

Proposed Charter and Amended By-laws

Among other things, the Proposed Charter and Amended By-laws will:

•        permit the Combined Entity’s board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•        provide that the authorized number of directors may be changed only by resolution of the Combined Entity’s board of directors;

•        provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•        provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•        provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•        provide that Special Meetings of the Combined Entity’s stockholders may be called the Combined Entity’s board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•        provide that the Combined Entity’s board of directors will be divided into three classes of directors, with the classes to be as nearly equal as possible, and with the directors serving three-year terms (see the section titled “Management After the Business Combination”), therefore making it more difficult for stockholders to change the composition of our board of directors; and

•        not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace the Combined Entity’s board of directors as well as for another party to obtain control of the Combined Entity by replacing the Combined Entity’s board of directors. Because the Combined Entity’s board of directors has the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Combined Entity’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Combined Entity’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Combined Entity’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Combined Entity’s shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.

Delaware Anti-Takeover Law

The Combined Entity will opt out of Section 203 of the Delaware General Corporation Law.  Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

SHARES ELIGIBLE FOR FUTURE SALE

Business Combination Shares

FS Development will issue up to shares of Class A Common Stock to Gemini Equityholders in connection with the Business Combination. All of the shares of Class A Common Stock issued in connection with the Business Combination will be freely transferable by persons other than by FS Development’s “affiliates” without restriction or further registration under the Securities Act, subject to any lock-up restrictions. Sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices of the Common Stock.

Lock-up Provisions

The Sponsor and certain existing Gemini stockholders, including all Gemini officers, directors and certain stockholders prior to the Closing, and their affiliates that hold Gemini securities, will be broadly prohibited from selling, pledging, transferring or otherwise disposing of their ownership interest in the Combined Entity’s common stock for a period 180 days after the Closing, subject to certain customary exceptions.

Registration Rights

FS Development has agreed to give holders of certain restricted securities, including shares of Common Stock and the shares purchased in the PIPE Investment, registration rights to facilitate the resale of such restricted securities. Additional details of these rights can be found under the section titled “Description of Securities After the Business Combination — Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1% of the total shares of the Combined Entity’s common stock then outstanding; or

•        the average weekly reported trading volume of the Combined Entity’s Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of FS Development under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about FS Development.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement/prospectus, there are 15,535,250 shares of Common Stock outstanding. Of these shares, the 12,075,000 shares issued in the FS Development IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,460,250 shares owned collectively by the Sponsor, officers and directors are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of Gemini’s employees, consultants or advisors who purchases equity shares from Gemini in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

COMPARISON OF STOCKHOLDER RIGHTS

The table below summarizes the material differences between the current rights of stockholders of FS Development under the Current Charter and Current By-laws and the rights of FS Development stockholders, post-Business Combination, under the Proposed Charter and Amended By-laws, which will be in effect immediately following the Closing.

While FS Development believes that the summary tables cover the material differences between the rights of stockholders of FS Development prior to the Business Combination and the rights of FS Development stockholders following the Business Combination, these summary tables may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of FS Development before and after the Business Combination, Annex B, and Exhibits 3.1, 3.2 and 3.3 to the registration statement of which this proxy statement/prospectus forms a part and will send copies of the documents referred to in this proxy statement/prospectus to you upon your request. See the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

FS Development (Pre-Business Combination)	The Combined Entity (Post-Business Combination)
Authorized Capital Stock

FS Development is currently authorized to issue 111,000,000 shares of capital stock, consisting of (a) 110,000,000 shares of common stock, including 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock, and (b) 1,000,000 shares of preferred stock.

The Combined Entity will be authorized to issue shares of capital stock, consisting of (i) 250,000,000 shares of common stock, and (iii) 10,000,000 shares of preferred stock
Rights of Preferred Stock

The Board may fix for any series of preferred stock such voting powers, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, as may be stated in the resolutions of the Board’s providing for the issuance of such series.

The Combined Entity’s board of directors may fix for any class or series of preferred stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as may be stated in the resolutions of the Combined Entity’s board of resolutions providing for the issuance of such class or series.

FS Development	Combined Entity
Number and Qualification of Directors

The number of directors of FS Development, other than those who may be elected by the holders of one or more series of preferred stock voting separately by class or series, will be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

Subject to any rights of holders of preferred stock to elect directors under specified circumstances and subject to the Registration Rights Agreement and the Voting Agreement, the number of directors will be fixed from time to time pursuant to a resolution adopted by the Combined Entity’s board of directors.

Classification of the Board of Directors

Subject to the rights of the holders of one or more series of preferred stock of FS Development to elect one or more directors, the Board is classified into three classes of directors with staggered terms of office.

Subject to the rights of the holders of one or more series of preferred stock of the Combined Entity to elect one or more directors, the Combined Entity’s board of directors is classified into three classes of directors with staggered terms of office.

FS Development	Combined Entity
Election of Directors; Vacancies on the Board of Directors

At FS Development’s annual meeting, stockholders elect directors to replace the class of directors whose term expires at that annual meeting, each of whom shall hold office for a term of three years or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

If the number of directors is changed, any increase or decrease is apportioned among the classes to maintain an equal number of directors in each class as nearly as possible, and any additional director of any class elected to fill a vacancy will hold office for the remaining term of that class, but in no case will a decrease in the number of directors remove or shorten the term of any incumbent director.

Subject to the rights of the holders of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

At the Combined Entity’s annual meeting, stockholders elect directors to replace the class of directors whose term expires at that annual meeting, each of whom shall hold office for a term of three years or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

A majority of the board of directors shall have the right to fill any vacancies on of the Combined Entity’s board of directors, whether caused by increase in size of the Board or resignation or removal of a director, and the Combined Entity’s board of directors shall have the right to determine the class that any additional director will fill, and any additional director of any class elected to fill a vacancy will hold office for the remaining term of that class, but in no case will a decrease in the number of directors remove or shorten the term of any incumbent director.

Subject to the rights of the holders of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Removal of Directors

Subject to the rights of the holders of any series of preferred stock, any director or the entire board may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of FS Development entitled to vote generally in the election of directors, voting together as a single class.

Subject to the rights of the holders of any series of preferred stock, as well as the Registration Rights Agreement and Voting Agreement, any director or the entire board may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 2/3rds of the voting power of all then outstanding shares of capital stock of the Combined Entity entitled to vote generally in the election of directors, voting together as a single class.

Voting

Except as otherwise required by law or the Current Charter, holders of the FS Development Class A Common Stock and the FS Development Class B Common Stock exclusively possess all voting power with respect to FS Development. Except as otherwise required by law or the Current Charter, the holders of FS Development shares shall be entitled to one vote for each such share on each matter properly submitted to FS Development’s stockholders on which the holders of FS Development shares are entitled to vote.

Except as otherwise required by law or the Current Charter, for so long as any shares of FS Development Class B Common Stock remain outstanding, FS Development may not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of FS Development Class B Common Stock, voting separately as a single class, amend, alter or repeal any provision of the Current Charter, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the FS Development Class B Common Stock.

Holders of the common stock will be entitled to cast one vote per share.

Except as otherwise required by applicable law, holders of the Combined Entity’s common stock will not be entitled to vote on any amendment to the Proposed Charter that relates solely to the terms of one or more outstanding series of the Combined Entity’s preferred stock if the holders of such affected series of the Combined Entity’s preferred stock are exclusively entitled to vote thereon pursuant to the Proposed Charter or applicable law.

FS Development	Combined Entity
Cumulative Voting
Delaware law allows for cumulative voting only if provided for in the Current Charter; however, the Current Charter does not authorize cumulative voting.	Delaware law allows for cumulative voting only if provided for in the Proposed Charter; however, the Proposed Charter does not authorize cumulative voting.
Special Meeting of the Board of Directors
Special meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer or upon the written request of at least a majority of directors then in office or the sole director.

Special meetings of the Combined Entity’s board of directors may be called by the affirmative vote of a majority of the directors then in office, or by one director in the event there is only a single director in office, or by the Chairman or the President.

Stockholder Action by Written Consent

Under the Current Charter, any action required or permitted to be taken by the stockholders of FS Development must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, other than with respect to the FS Development Class B Common Stock with respect to which action may be taken by written consent, and other than what may otherwise be provided for pursuant to the Current Charter relating to the rights of the holders of any outstanding series of preferred stock of FS Development.

Subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders of Combined Entity must be effected at an annual or special meeting of the stockholders and may not be effected by written consent.

Amendment to Certificate of Incorporation

Under Delaware law, an amendment to a charter generally requires the approval of a company’s board of directors and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class.

Article IX of the Current Charter relating to business combination requirements may not be amended prior to the consummation of the initial business combination unless approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of Common Stock; and the rights, preferences and privileges of the Class B Common Stock may only be amended with the approval of the holders of at least a majority of the then-outstanding shares of Class B Common Stock.

The Proposed Charter any will require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment, provided that provisions in the Proposed Charter in Article V (covering stockholder actions), Article VI, Section 3 (covering classified Board of directors), Article VI, Section 5 (removal of directors), Article VII, Section 3 (limitation on director liability) and Article VIII (amendment of by-laws) will require approval of the holders of at least 66⅔% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

Amendment of the By-laws

The Board is expressly authorized to make, alter, amend or repeal the Current By-laws. The Current By-laws may also be adopted, amended, altered or repealed by the FS Development stockholders representing a majority of the voting power of all of the then-outstanding shares of capital stock of FS Development entitled to vote generally in the election of directors, provided that the approval of at least 66⅔% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors is required to amend Article VIII, which relates to indemnification matters.

The Combined Entity’s board of directors is expressly authorized to make, alter, amend or repeal the Amended By-laws by the affirmative vote of a majority of the directors.

Any amendments to the Amended By-Laws will require approval of the holders of at least 66⅔% of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

FS Development	Combined Entity
Quorum

Board of Directors.    A majority the Board constitutes a quorum at any meeting of the Board.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting constitutes a quorum; expect that when specified business is to be voted on by a class or series of stock voting together as a single class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series will constitute a quorum.

Board of Directors.    A majority of the Combined Entity’s board of directors constitutes a quorum at any meeting of the Combined Entity’s board of directors.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of issued and outstanding capital stock of Combined Entity representing a majority of the voting power of all issued and outstanding shares of capital stock of Combined Entity entitled to vote at such meeting constitutes a quorum; provided, however, that where a separate vote by a class or classes of capital stock is required, the holders of a majority in voting power of the shares of such class and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum.

Interested Directors

To the extent permitted by law, FS Development renounces any expectancy that any of the FS Development directors or officers will offer any corporate opportunity in which he or she may become aware to FS Development, except with respect to any of the directors or officers of FS Development with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of FS Development and (i) such opportunity is one that FS Development is legally and contractually permitted to undertake and would otherwise be reasonable for FS Development to pursue and (ii) the director or officer is permitted to refer that opportunity to FS Development without violating any legal obligation.

The Combined Entity renounces any interest or expectancy of Combined Entity in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by any director of Combined Entity who is not an employee or officer of Combined Entity or any of its subsidiaries, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such person expressly and solely in such person’s capacity as a director of the Combined Entity.

Special Stockholder Meetings

The Current By-laws provide that a special meeting of stockholders may be called by the Chairman of the Board, Chief Executive Officer of FS Development, or the Board pursuant to a resolution adopted by a majority of the Board.

Subject to the rights of any series of preferred stock, special meetings of the Combined Entity’s stockholders may be called by the Combined Entity’s board of directors pursuant to a resolution adopted by a majority of the Combined Entity’s board of directors.

Notice of Stockholder Meetings

Written notice stating the place, if any, date and hour of each meeting of FS Development’s stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) must be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by law.

Except as otherwise provided by law or the Proposed Charter or the Amended By-laws, notice of each meeting of the Combined Entity’s stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the Combined Entity’s stockholders entitled to notice of the meeting.

FS Development	Combined Entity

Whenever notice is required to be given to any FS Development stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL.

Without limiting the manner by which notice otherwise may be given to the Combined Entity’s stockholders, any notice to the Combined Entity’s stockholders given by Combined Entity shall be effective if given by electronic transmission in accordance with Section 232 of the DGCL. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

Stockholder Proposals (Other than Nomination of Persons for Election as Directors)

No business may be transacted at an annual meeting of FS Development stockholders, other than business that is either (i) specified in FS Development’s notice of meeting (or any supplement thereto) delivered pursuant to the By-laws, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any FS Development stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in the Current By-laws.

The FS Development stockholder must (i) give timely notice thereof in proper written form to the Secretary of FS Development, and (ii) the business must be a proper matter for stockholder action. To be timely, a FS Development stockholder’s notice must be received by the Secretary at the principal executive offices of FS Development not later than the close of business on the ninetieth (90th) day nor earlier than the opening of business on the one-hundred twentieth (120th) day before the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day before the meeting and not later than the 90th day before the meeting or the 10th day following public announcement of the date of the annual meeting, if later. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the Current By-laws.

No business may be conducted at an annual meeting of the Combined Entity’s stockholders, other than business that is either (i) specified in Combined Entity’s notice of meeting delivered pursuant to the By-laws, (ii) otherwise properly brought before the annual meeting by or at the direction of the board (or a committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Combined Entity who is entitled to vote at the meeting, who complies with the notice procedures set forth in Amended By-laws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Combined Entity.

The Combined Entity stockholder must (i) give timely notice thereof in proper written form to the Secretary of the Combined Entity and (ii) the business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received at the principal executive offices of Combined Entity not less than ninety (90) or more than one-hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided however if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, the notice must be delivered not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of such meeting was first made. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Additionally, the stockholder must provide information pursuant to the advance notice provisions in the Amended By-laws.

FS Development	Combined Entity
Stockholder Nominations of Persons for Election as Directors

Nominations of persons for election to Board may be made by any stockholder of FS Development who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice required (as described below) and on the record date for the determination of stockholders entitled to vote at such meeting and who gives proper notice.

To give timely notice, a stockholder’s notice must be given to the Secretary of FS Development at the principal executive offices of FS Development either (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day before the anniversary date of the immediately preceding annual meeting of stockholders (in most cases) and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made.

Nominations of persons for election to the Combined Entity’s board of directors may be made by any stockholder of Combined Entity who provides a timely notice (i.e. provides notice which must be received in writing by the secretary of Combined Entity at Combined Entity’s principal executive officer either (i) in the case of an election of directors at an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (in most cases) or (ii) in the case of an election of directors at a special meeting, not earlier than one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (a) the ninetieth (90th) day prior to such special meeting and (b) the tenth (10th) day following the day on which public disclosure of the date of such special meeting for the election of directors is first made), is a stockholder of record on the date of giving such notices and on the record date for the determination of stockholders entitled to vote at such a meeting, and is entitled to vote at such meeting and on such election.

Limitation of Liability of Directors and Officers

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The Current Charter provides that no director will be personally liable, except to the extent an exemption from liability or limitation is not permitted under the DGCL, unless a director violated his or her duty of loyalty to the FS Development or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The Proposed Charter provides that no director will be personally liable, except to the extent an exemption from liability or limitation is not permitted under the DGCL, unless a director breached his or her duty of loyalty to Combined Entity or its stockholders, performed acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors, Officers

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

The Current Charter provides that FS Development will indemnify each director and officer to the fullest extent permitted by applicable law.

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

The Amended By-laws provide that Combined Entity will indemnify each director and officer to the fullest extent permitted by applicable law.

FS Development	Combined Entity
Dividends

Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus, or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of a corporation.

The Current Charter provides that, subject to applicable law and the rights, if any, of outstanding shares of preferred stock, the holders of FS Development common stock will be entitled to receive dividends (payable in cash, property, or capital stock of FS Development) when, as, and if declared by the board of directors from time to time out of any assets of FS Development legally available for dividends.

Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus, or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of a corporation.

The Proposed Charter provides dividends may be declared only when and as declared by the board of directors of the Combined Entity or any authorized committee thereof out of any assets of Combined Entity legally available for dividends.

Liquidation

Subject to applicable law and the rights, if any, of the holders of outstanding shares of preferred stock, the Current Charter provides that following the payment or provision for payment of the debts and other liabilities of FS Development in the event of an voluntary or involuntary liquidation, dissolution, or winding up of FS Development, the holders of FS Development common stock shall be entitled to receive all the remaining assets of FS Development available for distribution to its stockholders, ratably in proportion to the number of shares of FS Development Shares held by them.

Subject to applicable law and the preferential or other rights of any holders of preferred stock then outstanding, the Proposed Charter provides that upon the voluntary or involuntary liquidation, dissolution or winding up of the Combined Entity, the net assets of the Combined Entity shall be distributed pro rata to the holders of Combined Entity common stock.

Supermajority Voting Provisions

The blank shell company provisions the Current Charter (Article XI) and Article VIII regarding indemnification require the affirmative vote of a supermajority of the voting power of all outstanding shares of capital stock of FS Development.

The affirmative vote of two-thirds (2/3rds) of the voting power of the shares of capital stock of Combined Entity that would then be entitled to vote in the election of directors at an annual meeting of stockholders will be required in order for the stockholders of Combined Entity to amend the Proposed Charter in certain circumstances, including provides in the Charter related to amending the Amended By-laws, increasing or decreasing the number of directors, filling vacancies on the board of directors, removing a director from office, or calling a special meeting of stockholders.

FS Development	Combined Entity
Anti-Takeover Provisions and Other Stockholder Protections

The anti-takeover provisions and other stockholder protections in the Current Charter include the staggered board, a prohibition on stockholder action by written consent other than as relates to Class B Common Stock, and blank check preferred stock.

Section 203 of the DGCL prohibit a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of FS Development voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

The anti-takeover provisions and other stockholder protections included in the Proposed Charter include a staggered board, a prohibition on stockholder action by written consent and blank check preferred stock. The Combined Entity opts out of Section 203 of the DGCL.

Preemptive Rights
There are no preemptive rights relating to the capital stock of FS.	There are no preemptive rights relating to the capital stock of the Combined Entity.
Fiduciary Duties of Directors

Under Delaware law, the standards of conduct for directors have developed through Delaware court case law. Generally, directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders. Members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information.

The Board may exercise all such powers of FS Development and do all such lawful acts and things as are not by statute or the Current Charter or Current By-laws directed or required to be exercised or done solely by stockholders.

Under Delaware law, the standards of conduct for directors have developed through Delaware court case law. Generally, directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders. Members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information.

The Combined Entity’s board of directors may exercise all such authority and powers of Combined Entity and do all such lawful acts and things as are not by statute or the Proposed Charter or Amended By-laws directed or required to be exercised or done solely by the stockholders.

Inspection of Books and Records

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business. The Current Charter permits FS Development’s books and records to be kept within or outside Delaware.

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business.

FS Development	Combined Entity
Choice of Forum

The Current Charter generally designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder (including a beneficial owner) to: (i) any derivative action or proceeding brought on behalf of FS Development, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of FS Development to FS Development or FS Development’s stockholders, (iii) any action asserting a claim against FS Development, its directors, officers, or employees arising pursuant to any provision of the DGCL or the Current Charter or Current By-laws, (iv) any action asserting a claim against FS Development, its directors, officers, or employees governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, subject to certain exceptions. In addition, notwithstanding anything to the contrary in the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act.

The Amended By-laws generally designates Court of Chancery of the State of Delaware as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of Combined Entity, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any director officer, employee, or stockholder of Combined Entity, (iii) any action asserting a claim against Combined Entity arising pursuant to any provision of the DCGL, the Combined Entity Chart, or Combined Entity’s By-laws, (iv) any action to interpret, apply, enforce, or determine the validity of any provisions in the Proposed Charter or Amended By-laws, or (v) any action asserting a claim governed by the internal affairs doctrine and if brought outside of Delaware in the name of any stockholder, the stockholder bringing the suit will be deemed to have consented to (a) the personal jurisdiction of the state and federal courts within Delaware and (b) service of process on such stockholder’s counsel, subject to certain exceptions. In addition, notwithstanding anything to the contrary in the foregoing, the federal district courts of the District of Massachusetts are the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act.

TICKER SYMBOL, MARKET PRICE AND DIVIDEND POLICY

Ticker Symbol and Market Price

FS Development Class A Common Stock is currently listed on the Nasdaq Capital Market under the symbol “FSDC.” The closing price of the FS Development Class A Common Stock on October 14, 2020, the last trading day before announcement of the execution of the Merger Agreement, was $11.14. As of January 15, 2021, the record date for the special meeting, the closing price for the FS Development Class A Common Stock, was $12.79.

Dividend Policy

We have not paid any cash dividends on shares of FS Development Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. The payment of any dividends subsequent to Business Combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding (i) the actual beneficial ownership of FS Development Common Stock as of December 31, 2020 (the “Ownership Date”), which is prior to the Closing (pre-Business Combination) and (ii) expected beneficial ownership of the Combined Entity’s common stock immediately following the Closing (post-Business Combination), assuming that no Public Shares are redeemed, and alternatively that the maximum number of Public Shares are redeemed, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of FS Development Common Stock or of the Combined Entity’s common stock;

•        each of our current executive officers and directors;

•        each person who will (or is expected to) become an executive officer or director of the Combined Entity following the Closing; and

•        all executive officers and directors of FS Development as a group pre-Business Combination and all executive officers and directors of the Combined Entity post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of FS Development Common Stock pre-Business Combination is based on 15,535,250 issued and outstanding shares of FS Development Common Stock as of December 31, 2020. The beneficial ownership of shares of FS Development Common Stock immediately following Closing is based on 42,918,589 shares (assuming no redemption) and 31,766,214 shares (assuming maximum redemption) to be outstanding (calculated as of the Record Date and subject to adjustment as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration.”) and assumes (i) the issuance of up to 21,500,000 shares as Merger Consideration, which amount will be determined as described in more detail under the heading titled “The Business Combination Proposal — Acquisition of Gemini; Merger Consideration”, (ii) the issuance of 9,506,000 shares of Class A Common Stock in the PIPE Investment. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by FS Development’s existing stockholders in FS Development will be different.

Unless otherwise indicated, FS Development believes that all persons named in the table have sole voting and investment power with respect to all FS Development Common Stock beneficially owned by them.

	Pre-Business Combination		Successor Post-Business Combination
	FS Development Common Stock		Assuming No Redemption		Assuming 100% Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of FS Development Common Stock	Number of Shares	%	Number of Shares	%
Directors and Executive Officers of FS Development:
Jim Tananbaum(1)	3,370,250	21.7%	4,870,250	11.4%	4,870,250	15.3%
Dennis Ryan
Michael Rome
Vikram Bajaj
Robert Carey	30,000	*	30,000	*	30,000	*
Dan Dubin	30,000	*	30,000	*	30,000	*
Deepa Pakianathan	30,000	*	30,000	*	30,000	*
All Directors and Executive Officers of FS Development as a Group (7 Individuals)	3,460,250	22.3%	4,960,250	11.6%	4,960,250	15.6%

	Pre-Business Combination		Successor Post-Business Combination
	FS Development Common Stock		Assuming No Redemption		Assuming 100% Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of FS Development Common Stock	Number of Shares	%	Number of Shares	%
Directors and Executive Officers of Combined Entity After Consummation of the Business Combination:
Jason Meyenburg(2)			207,613	*	207,613	*
Gregg Beloff
Scott Lauder(3)			160,114	*	160,114	*
Marc Uknis
Jean George
Carl Gordon
David Lubner
Tuyen Ong
Jason Rhodes
Jim Tananbaum(1)	3,370,250	21.7%	4,870,250	7.4%	4,870,250	9.8%

All Directors and Executive Officers of Combined Entity as a Group (10 Individuals)	3,370,250	21.7%	5,237,977	12.2%	5,237,977	12.2%

Five Percent Holders:
FS Development Holdings, LLC(1)	3,370,250	21.7%	4,870,250	11.3%	4,870,250	15.3%
Entities affiliated with Wellington Management Co LLP(4)	629,300	4.1%	1,329,200	3.1%	1,329,200	4.2%
Opaleye, L.P.(5)	668,400	4.3%	668,400	1.6%	668,400	2.1%
Entities affiliated with Suvretta Capital Management, LLC(6)	899,457	5.8%	1,349,457	3.1%	1,349,457	4.2%
Adage Capital Management LP(7)	1,000,000	6.4%	1,000,000	2.3%	1,000,000	4.1%
Orbimed Private Investments VI, LP(8)			5,824,345	13.6%	5,824,345	18.3%
Entities affiliated with Atlas Ventures(9)			5,252,688	12.2%	5,252,688	16.5%
Entities affiliated with Lightstone Ventures(10)			4,834,539	11.3%	4,834,539	15.2%
Entities affiliated with Fidelity(11)			2,500,000	5.8%	2,500,000	7.9%

____________

*        Less than one percent.

(1)      FS Development Holdings, LLC is the record holder of 1,870,250 shares reported herein. Foresite Capital Fund V, L.P. (“FCM V LP”) is the record holder of 1,500,000 shares reported herein. Foresite Capital Management V, LLC (“FCM V”), is the general partner of FCM V LP and Foresite Capital Opportunity Management V, LLC (“FCOM V”) is the general partner of Foresite Capital Opportunity Fund V, L.P. (“FCOM LP”), with FCM LP and FCOM LP being the sole members of FS Development Holdings, LLC. FCM V and FCOM V, as general managers of the sole members, have voting and investment discretion with respect to the common stock held of record by FS Development Holdings, LLC. Dr. Tananbaum, in his capacity as managing member of FCM V and FCOM V, may be deemed to have sole voting and investment discretion over these shares. Each of FCM V, FCOM V, each of their respective members and Dr. Tananbaum disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(2)      Represents shares of Common Stock issuable upon options exercisable upon 60 days of December 31, 2020.

(3)      Represents shares of Common Stock owned and shares of Common Stock issuable upon options exercisable upon 60 days of December 31, 2020.

(4)      Number of shares held pre-Business Combination based solely on review of Schedule 13G filed with the Securities and Exchange Commission on November 2, 2020. Wellington Management Company LLP, a registered investment company under the Investment Company Act of 1940, as amended, is the investment advisor to certain funds associated with Wellington, and Wellington Alternative Investments LLC is its general partner. Wellington Management Investment, Inc. is the managing member of Wellington Alternative Investments LLC. Wellington Management Company LLP is an indirect subsidiary of Wellington Management Group LLP. Wellington Management Group LLP and Wellington Management Company LLP may be deemed beneficial owners with shared voting and investment power over such shares.

(5)      Number of shares held pre-Business Combination based solely on review of Schedule 13G filed with the Securities and Exchange Commission on January 8, 2021. Opaleye Management Inc. is the investment management with respect to the shares held by Opaleye, L.P. Opaleye Management Inc. also serves as a portfolio manager for a separate managed account and may be deemed to indirectly beneficially own securities held by such separate managed account. Opaleye Management Inc. disclaims beneficial ownership of the shares held by the separate managed account. Mr. James Silverman is the President of Opaleye Management Inc.

(6)      Number of shares held pre-Business Combination based solely on review of Schedule 13G filed with the Securities and Exchange Commission on October 26, 2020. Suvretta Capital Management, LLC has shared voting and dispositive power over the shares held by funds associated with it and Aaron Cowen is a control person of Suvretta Capital Management, LLC and as such may be deemed to beneficially own these shares with shared voting and investment power over such shares.

(7)      Number of shares held pre-Business Combination based solely on review of Schedule 13G filed with the Securities and Exchange Commission on August 24, 2020. Adage Captial Partners GP, LLC (“ACPGP”) serves as the general partner of the fund and as such has discretion over the portfolio of securities beneficially owned by the fund. Adage Capital Advisors, LLC, a Delaware limited liability company (“ACA”), is managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Robert Atchinson and Phillip Gross disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

(8)      Represents 5,314,345 shares issued as Merger Consideration and 510,000 shares issued in the PIPE Investment. OrbiMed Capital GP VI LLC, or GP VI, is the general partner of OrbiMed Private Investments VI, LP, or OrbiMed VI. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP VI. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl Gordon, Ph.D., C.F.A., Sven H. Borho and Jonathan T. Silverstein. By virtue of such relationships, GP VI, OrbiMed Advisors and Dr. Gordon may be deemed to have voting and investment power with respect to the shares held by OrbiMed VI and as a result may be deemed to have beneficial ownership of these shares. Each of GP VI, OrbiMed Advisors, Messrs. Borho and Silverstein and Dr. Gordon disclaims beneficial ownership of the shares held by OrbiMed VI, except to the extent of its or his pecuniary interest therein, if any.

(9)      Represents 4,742,688 shares issued as Merger Consideration and 510,000 shares issued in the PIPE Investment. Atlas Venture Associates XI, L.P. is the general partner of Atlas Fund XI, and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. Bruce Booth, Jean- Francois Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of Atlas Venture Associates XI, LLC and collectively make investment decisions on behalf of Atlas Venture Fund XI, LLC. Each of Atlas Fund XI, Atlas Venture Associates XI, L.P., and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by Atlas Fund XI. Atlas Venture Associates Opportunity I, L.P. is the general partner of Atlas Fund I, and Atlas Venture Associates Opportunity I, LLC, or AVAO, LLC, is the general partner of Atlas Venture Associates Opportunity I, L.P. Bruce Booth, Jean-Francois Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of AVAO, LLC and collectively make investment decisions on behalf of AVAO, LLC. Each of Atlas Fund I, Atlas Venture Associates Opportunity I, L.P. and AVAO, LLC may be deemed to beneficially own the shares held by Atlas Fund I. Jason Rhodes is also a member of our board of directors. Mr. Rhodes disclaims beneficial ownership of the shares listed, except to the extent of his pecuniary interest therein, if any.

(10)    Represents 4,434,539 shares issued as Merger Consideration and 400,000 shares issued in the PIPE Investment. LSV Associates, LLC (LSV Associates) is the General Partner of LV LP and LV(A) LP. As the individual general partners of LSV Associates, Michael A. Carusi, Jean M. George and Henry A. Plain Jr. share voting and dispositive power with respect to the shares held of record by LV LP and LV(A) LP. LSV Associates II, LLC (LSV Associates II) is the General Partner of LV II LP and LV II(A) LP. As the individual general partners of LSV Associates II, Michael A. Carusi, Jean M. George, Henry A. Plain Jr. and Jason W. Lettmann share voting and dispositive power with respect to the shares held of record by LV II LP and LV II(A) LP.

(11)    Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of such shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

FS Development

On June 30, 2020 the Sponsor purchased an aggregate 2,928,750 Founders Shares for a total purchase price of $25,000, or approximately $0.009 per share. In July 2020, the Sponsor transferred 30,000 Founders Shares to each of Mr. Carey, Dr. Dubin and Dr. Pakianathan. On August 11, 2020, we effected a 1:1.05 stock split of our Class B Common Stock, resulting in the Sponsor holding 2,928,750 Founders Shares and there being an aggregate of 3,018,750 Founders Shares outstanding. The number of Founders Shares outstanding was determined based on the expectation that the total size of the FS Development IPO would be a maximum of 12,075,000 Class A shares if the underwriters’ over-allotment option is exercised in full, and therefore that such Founders Shares would represent 20% of the issued and outstanding shares of common stock (excluding the Private Placement Shares) after such offering.

The Sponsor purchased 441,500 Private Placement Shares at a price of $10.00 per share, or $4,415,000 in the aggregate, in a private placement that closed simultaneously with the FS Development IPO. The Private Placement Shares may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

We currently utilize office space at 600 Montgomery Street, Suite 4500, San Francisco, California 94111 from the Sponsor. Following the closing of the FS Development IPO, we pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team pursuant to the terms of an administrative services agreement between us and the Sponsor. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid by the Company to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or our or their affiliates.

The Sponsor loaned us $200,000 to be used for a portion of the expenses of the FS Development IPO. These loans were non-interest bearing, unsecured and were due at the earlier of December 31, 2020 or the closing of the FS Development IPO. These loans were fully repaid on August 14, 2020.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement shares of the post business combination entity at a price of $10.00 per shares at the option of the lender. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. As of October 28, 2020, there are no loans outstanding. Following the Closing, our Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FS Development and remain outstanding.

Any of the foregoing payments to the Sponsor, repayments of loans from the Sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company. The directors of the post-combination business will determine executive and director compensation.

In connection with the Business Combination, as part of the PIPE Investment, an affiliate of our Sponsor has entered into a subscription agreement to purchase 1,500,000 shares of our Class A Common Stock at a purchase price of $10 per share in a private placement that would occur concurrently with the consummation of our initial business combination. The affiliate of our Sponsor has assigned to the Sponsor its obligation to purchase its shares under the subscription agreement so that the Sponsor will purchase such shares. At the time of the FS Development IPO, the Sponsor had originally indicated an interest to purchase up to $25 million of shares in connection with FSDC’s initial business combination. This purchase of 1,500,000 shares represents the Sponsor’s allocation of shares in the PIPE Investment. The funds from such private placement would be used as part of the consideration to the sellers in our initial business combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. Consummation of the subscriptions are conditioned upon, among other things, closing conditions and the Closing

We have entered into a registration rights agreement with respect to the Founders Shares and Private Placement Shares. Pursuant to such agreement, we will be obligated to register up to 3,520,250 shares of Class A Common Stock. The number of shares of Class A Common Stock includes (i) 2,928,750 shares of Class A Common Stock to be issued upon conversion of the Founders Shares, (ii) 441,500 Private Placement Shares and (iii) 150,000 shares of Class A Common Stock issued upon conversion of working capital loans. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. As part of the registration rights agreement, certain holders of registrable securities agreed to a lock-up period of one year from the Closing of the Business Combination.

In connection with the Closing of the Business Combination, the Initial Stockholders and certain other stockholders will enter into the Registration Rights Agreement with FS Development and Gemini that will replace the existing registration rights agreement. Pursuant to such agreement, certain stockholders of FS Development and Gemini can each demand that the Combined Entity register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, following the Closing, the Combined Entity is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of the Combined Entity. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by such agreement and the Merger Agreement. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of the Combined Entity’s securities.

In connection with the execution of the Merger Agreement, the Initial Stockholders entered into support agreements with FS Development, Gemini and Sponsor. Under such support agreements, each such stockholder agreed to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such stockholder’s Class B Common Stock of FS Development (i) in favor of (A) the Merger Agreement, (B) certain proposals requiring approval by the stockholders of the Company in connection with Business Combination, and (C) the transactions contemplated by the Merger Agreement and the Company Support Agreement, and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and the approval of such stockholder proposals. In addition, such support agreements prohibit each such stockholder from, among other things, selling, assigning or transferring any Class B Common Stock of FS Development held by such stockholder or taking any action that would prevent or disable such stockholder from performing its obligations under the support agreement.

In addition, in connection with the Closing of the Merger, the Sponsor and certain other stockholders will enter into a Voting Agreement with the Combined Entity. Please see the section titled “Ancillary Agreements — Voting Agreement”.

Gemini

The following is a summary of transactions since September 30, 2017 to which Gemini has been a participant, in which:

•        the amount involved exceeded or will exceed $120,000; and

•        any of its directors, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation of Gemini” or that were approved by its compensation committee.

Gemini believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Series A Preferred Stock Financing

On March 30, 2018, Gemini held the second closing of its Series A Preferred Stock financing, pursuant to its Series A Preferred Stock Purchase Agreement, as amended (the “Series A Purchase Agreement”), at which Gemini issued 9,243,696 shares of its Series A Preferred Stock for a per share price of $1.19, for aggregate gross proceeds in the amount of $11.0 million. On November 2, 2018, Gemini held the third closing of its Series A Preferred Stock financing, pursuant to the Series A Purchase Agreement, at which Gemini issued 16,386,555 shares of its Series A Preferred Stock for a per share price of $1.19, for aggregate gross proceeds in the amount of $19.5 million. The following holders of more than 5% of Gemini’s capital stock participated in the second closing and third closing of the Series A Preferred Stock financing.

Name of 5% Gemini Stockholder	Number of Series A Preferred Stock Purchased – Second Closing	Aggregate Purchase Price – Second Closing	Number of Series A Preferred Stock Purchased – Third Closing	Aggregate Purchase Price – Third Closing
Entities affiliated with Lightstone Ventures(1)	3,081,232	$3,666,666.08	5,462,185	$6,500,000.15
Orbimed Private Investments VI, LP	3,081,232	$3,666,666.08	5,462,185	$6,500,000.15
Atlas Venture Fund X, L.P.	3,081,232	$3,666,666.08	5,462,185	$6,500,000.15

____________

(1)      Includes Lightstone Ventures, L.P., which purchased 2,711,792 shares at the second closing and 4,807,269 shares at the third closing and Lightstone Ventures (A), L.P., which purchased 369,440 shares at the second closing and 654,916 shares at the third closing.

Series B Preferred Stock Financing

On September 26, 2019, Gemini held the initial closing of its Series B Preferred Stock financing, pursuant to its Series B Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”), at which Gemini issued 9,916,375 shares of its Series B Preferred Stock for a per share price of $1.3513, for aggregate gross proceeds in the amount of $13.4 million. On January 21, 2020, Gemini held the second closing of its Series B Preferred Stock financing, pursuant to the Series B Purchase Agreement, at which Gemini issued 14,874,563 shares of its Series B Preferred Stock for a per share price of $1.3513, for aggregate gross proceeds in the amount of $20.1 million. The following holders of more than 5% of Gemini’s capital stock participated in the initial closing and second closing of the Series B Preferred Stock financing.

Name of 5% Gemini Stockholder	Number of Series B Preferred Stock Purchased – Initial Closing	Aggregate Purchase Price – Initial Closing	Number of Series B Preferred Stock Purchased – Second Closing	Aggregate Purchase Price – Second Closing
Entities affiliated with Lightstone Ventures(1)	1,924,073	$2,600,000	2,886,109	$3,899,999.09
OrbiMed Private Investments VI, LP	2,960,112	$3,999,999.35	4,440,168	$5,999,999.02
Atlas Venture Fund X, L.P.	2,072,078	$2,799,999.00	3,108,118	$4,199,999.85
Wu Capital Investment LLC(2)	2,960,112	$3,999,999.35	4,440,168	$5,999,999.02

____________

(1)      Includes Lightstone Ventures, L.P., which purchased 976,931 shares at the initial closing, Lightstone Ventures (A), L.P., which purchased 133,112 shares at the initial closing and Lightstone Singapore L.P., which purchased 814,030 shares at the initial closing and all of the shares at the second closing.

(2)      Shares initially purchased by Wu Capital LLC and subsequently transferred to Wu Capital Investment LLC.

Convertible Note Financing

On August 21, 2020, Gemini issued convertible promissory notes for aggregate gross proceeds of $14,000,000 (the “Convertible Notes”), at a closing held pursuant to a convertible note purchase agreement among Gemini and certain investors. The following holders of more than 5% of Gemini’s capital stock participated in note financing. The Notes accrue simple interest at 8% per annum and mature on February 21, 2021. Prior to the Closing, all principal and accrued interest under the Notes shall convert into shares of Gemini’s Series B Preferred Stock.

Name of 5% Gemini Stockholder	Principal Amount of Note Purchased
Lightstone Singapore L.P.	$3,000,000
OrbiMed Private Investments VI, LP	$4,887,000
Atlas Venture Opportunity Fund I, L.P.	$4,361,000
Wu Capital Investment LLC	$1,752,000

Investors Rights Agreement

In connection with the initial closing of the Series B Preferred Stock financing, Gemini entered into an Amended and Restated Investors Rights Agreement (the “Investors Rights Agreement”) with certain of its investors, including its 5% stockholders. Pursuant to the Investors Agreement, the investors were granted certain demand and registration rights as well as certain information rights. Pursuant to the Merger Agreement and the Gemini Support Agreements, Gemini and its investors have agreed to terminate the Investors Rights Agreement at the Closing.

Voting Agreement

In connection with the initial closing of the Series B Preferred Stock financing, Gemini entered into an Amended and Restated Voting Agreement (the “Voting Agreement”) with certain of its investors, including its 5% stockholders. Pursuant to the Investors Agreement, certain investors were given the right to designate certain members of Gemini’s board of directors. Pursuant to the Merger Agreement and the Gemini Support Agreements, Gemini and its investors have agreed to terminate the Voting Agreement at the Closing.

Accounting Services

On April 17, 2020, Gemini engaged Danforth Advisors, an accounting and finance advisory company managed by Gregg Beloff, Gemini’s Interim Chief Financial Officer. Through September 30, 2020, Gemini has paid $44,367.50 to Danforth Advisors in exchange for professional services related to accounting, finance and other administrative functions.

Policies for Approval of Related Party Transactions

Gemini’s board of directors reviews and approves transactions with directors, officers and holders of 5% or more of its capital stock and their affiliates, each a related party. Prior to this transaction, the material facts as to the related party’s relationship or interest in the transaction are disclosed to its board of directors prior to their consideration of such transaction, and the transaction is not considered approved by Gemini’s board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

Policies and Procedures for Related Person Transactions

Upon the Closing, the Combined Entity will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which Combined Entity or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of Combined Entity’s officers or one of Combined Entity’s directors;

•        any person who is known by Combined Entity to be the beneficial owner of more than five percent (5%) of its voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The audit committee of the Combined Entity’s board of directors will have the responsibility for reviewing and approving any related person transactions. In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to the Combined Entity than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the related person transaction.

ADDITIONAL INFORMATION

Submission of Stockholder Proposals

The Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

Future Stockholder Proposals

We anticipate that the 2021 annual meeting of stockholders will be held no later than September 30, 2021. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Current By-laws. Assuming the meeting is held on or about September 30, 2021, such proposals must be received by the Combined Entity at its offices at c/o Gemini Therapeutics, 300 One Kendall Square, 3rd Floor, Cambridge, Massachusetts 02139, within a reasonable time before the Combined Entity begins to print and send its proxy materials for the meeting.

In addition, the Amended By-laws, which will be effective upon the Closing, provide notice procedures for stockholders to propose business (other than director nominations) to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Combined Entity not later than the close of business on the 90th day nor earlier than the close of business 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after such anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date such meeting is first made. Thus, for our 2021 annual meeting of stockholders, notice of a proposal must be delivered to our Secretary no later than July 2, 2021 and no earlier than June 2, 2021. The Chairperson of the Combined Entity’s board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Further, the Amended By-laws, which will be effective upon the Closing, provide notice procedures for stockholders to nominate a person as a director to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Combined Entity (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting was first made. Thus, for our 2021 annual meeting of stockholders, notice of a nomination must be delivered to our Secretary no later than July 2, 2021 and no earlier than June 2, 2021. The Chairperson of the Combined Entity’s board of directors may refuse to acknowledge the introduction of any stockholder nomination not made in compliance with the foregoing procedures.

Stockholder Communications

Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care FS Development, 600 Montgomery Street, Suite 4500, San Francisco, California 94111. Following the Business Combination, such communications should be sent to Gemini Therapeutics, 300 One Kendall Square, 3rd Floor, Cambridge, Massachusetts 02139. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

Legal Matters

The validity of the shares of Class A Common Stock to be issued in connection with the Business Combination will be passed upon by White & Case LLP, New York, New York.

Experts

The financial statements of FS Development as of June 30, 2020, and for the period from June 25, 2020 (inception) through June 30, 2020 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

The financial statements of Gemini Therapeutics, Inc. as of December 31, 2018 and December 31, 2019, and for the years then ended included in the Proxy Statement of FS Development Corp., which is referred to and made part of this prospectus and registration statement, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Delivery of Documents to Stockholders

Pursuant to the rules of the SEC, FS Development and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, FS Development will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request delivery of single copies of this proxy statement/prospectus in the future. Stockholders may notify FS Development of their requests by calling or writing FS Development at its principal executive offices 600 Montgomery Street, Suite 4500, San Francisco, California 94111.

Transfer Agent and Registrar

The registrar and transfer agent for the shares of Common Stock is Continental Stock Transfer & Trust Company. FS Development has agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read FS Development’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact FS Development by telephone or in writing:

You may also obtain these documents by requesting them in writing or by telephone from FS Development’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford CT 06902

Individuals call toll-free (800) 662-5200

Banks and brokers call (203) 658-9400Email: FSDC.info@investor.morrowsodali.com

If you are a stockholder of FS Development and would like to request documents, please do so by one week prior to the Special Meeting in order to receive them before the Special Meeting. If you request any documents from FS Development, FS Development will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement/prospectus relating to FS Development has been supplied by FS Development, and all such information relating to Gemini has been supplied by Gemini. Information provided by either FS Development or Gemini does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement/prospectus of FS Development for the Special Meeting. FS Development has not authorized anyone to give any information or make any representation about the Business Combination, FS Development or Gemini that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page Number
Unaudited Condensed Financial Statements of FS Development Corp.
Unaudited Condensed Balance Sheet as of September 30, 2020	F-2
Unaudited Condensed Statement of Operations for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020	F-3
Unaudited Condensed Statement of Changes in Stockholder’s equity for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020	F-4
Unaudited Condensed Statement of Cash Flows for the period from June 25, 2020 (inception) through September 30, 2020	F-5
Notes to Unaudited Condensed Financial Statements	F-6

Audited Financial Statements of FS Development Corp.
Report of Independent Registered Public Accounting Firm	F-19
Balance Sheet as of June 30, 2020	F-20
Statements of Operations for the period from June 25, 2020 (inception) through June 30, 2020	F-21
Statement of Changes in Stockholder’s Equity for the period from June 25, 2020 (inception) through June 30, 2020	F-22
Statement of Cash Flows for the period from June 25, 2020 (inception) through June 30, 2020	F-23
Notes to Financial Statements	F-24

Audited Financial Statements of Gemini Therapeutics, Inc.
Report of Independent Registered Public Accounting Firm	F-32
Balance Sheets as of December 31, 2018 and 2019, and (unaudited) as of September 30, 2020	F-33
Statements of Operations and Comprehensive Loss for the years ended December 31, 2018 and 2019, and (unaudited) for the nine months ended September 30, 2019 and 2020	F-34
Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended December 31, 2018 and 2019, and (unaudited) for the nine months ended September 30, 2019 and 2020	F-35
Statements of Cash Flows for the years ended December 31, 2018 and 2019, and (unaudited) for the nine months ended September 30, 2019 and 2020	F-36
Notes to Financial Statements	F-37

FS DEVELOPMENT CORP.
UNAUDITED CONDENSED BALANCE SHEET
SEPTEMBER 30, 2020

Assets:
Current assets:
Cash	$1,437,928
Prepaid expenses	169,570
Total current assets	1,607,498
Cash equivalents held in Trust Account	120,751,489
Total Assets	$122,358,987

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$40,489
Accrued expenses	461,999
Franchise tax payable	49,914
Total current liabilities	552,402
Deferred underwriting commissions	4,226,250
Total liabilities	4,778,652

Commitments and Contingencies
Class A common stock, $0.0001 par value; 11,258,033 shares subject to possible redemption at $10.00 per share	112,580,330

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,258,467 shares issued and outstanding (excluding 11,258,033 shares subject to possible redemption)	126
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,018,750 shares issued and outstanding	302
Additional paid-in capital	5,500,488
Accumulated deficit	(500,911)
Total stockholders’ equity	5,000,005
Total Liabilities and Stockholders’ Equity	$122,358,987

The accompanying notes are an integral part of these unaudited condensed financial statements.

FS DEVELOPMENT CORP.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended September 30, 2020	For The Period From June 25, 2020 (inception) through September 30, 2020
General and administrative expenses	$450,986	$452,486
Franchise tax expense	49,914	49,914
Loss from operations	(500,900)	(502,400)
Interest earned on cash equivalents held in Trust Account	1,489	1,489
Loss before income tax expense	(499,411)	(500,911)
Income tax benefit	—	—
Net loss	$(499,411)	$(500,911)
Weighted average shares outstanding of Class A common stock	12,516,500	12,516,500
Basic and diluted net income per share, Class A	$—	$—
Weighted average shares outstanding of Class B common stock	3,018,750	3,018,750
Basic and diluted net loss per share, Class B	$(0.17)	$(0.17)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FS DEVELOPMENT CORP.
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND FOR THE PERIOD FROM JUNE 25, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – June 25, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	3,018,750	302	24,698	—	25,000
Net loss	—	—	—	—	—	(1,500)	(1,500)
Balance – June 30, 2020	—	$—	3,018,750	$302	$24,698	$(1,500)	$23,500
Sale of shares in initial public offering, gross	12,075,000	1,208	—	—	120,748,792	—	120,750,000
Offering costs	—	—	—	—	(7,108,754)	—	(7,108,754)
Sale of private placement shares to Sponsor in private placement	441,500	44	—	—	4,414,956	—	4,415,000
Common stock subject to possible redemption	(11,258,033)	(1,126)	—	—	(112,579,204)	—	(112,580,330)
Net loss	—	—	—	—	—	(499,411)	(499,411)
Balance – September 30, 2020 (unaudited)	1,258,467	$126	3,018,750	$302	$5,500,488	$(500,911)	$5,000,005

The accompanying notes are an integral part of these unaudited condensed financial statements.

FS DEVELOPMENT CORP.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 25, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

Cash Flows from Operating Activities:
Net loss	$(500,911)
Interest earned on cash equivalents held in Trust Account	(1,489)
Changes in operating assets and liabilities:
Prepaid expenses	(169,570)
Accounts payable	39,489
Franchise tax payable	49,914
Accrued expenses	391,999
Net cash used in operating activities	(190,568)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(120,750,000)
Net cash used in Investing activities	(120,750,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from note payable to related party	200,000
Repayment of note payable to related party	(200,000)
Proceeds received from initial public offering, gross	120,750,000
Proceeds received from private placement	4,415,000
Offering costs paid	(2,811,504)
Net cash provided by financing activities	122,378,496

Net increase in cash	1,437,928

Cash – beginning of the period	—
Cash – end of the period	$1,437,928

Supplemental disclosure of noncash activities:
Offering costs included in accounts payable	$1,000
Offering costs included in accrued expenses	$70,000
Deferred underwriting commissions in connection with the initial public offering	$4,226,250
Initial value of Class A common stock subject to possible redemption	$113,053,770
Change in value of Class A common stock subject to possible redemption	$(473,440)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

FS Development Corp. (the “Company”) is a blank check company incorporated in Delaware on June 25, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of September 30, 2020, the Company had not commenced any operations. All activity for the period from June 25, 2020 (inception) through September 30, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”) and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is FS Development Holdings, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering became effective on August 11, 2020. On August 14, 2020, the Company consummated its Initial Public Offering of 12,075,000 shares of Class A common stock, including the issuance of 1,575,000 shares of Class A Common Stock as a result of the underwriter’s exercise in full of its over-allotment option, (each, a “Public Share” and collectively, the “Public Shares”) at $10.00 per share, generating gross proceeds of approximately $120.8 million, and incurring offering costs of approximately $7.1 million, inclusive of approximately $4.2 million in deferred underwriting commissions (Note 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 441,500 shares of Class A common stock (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share to the Sponsor, generating proceeds of approximately $4.4 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, approximately $120.8 million ($10.00 per share) of the net proceeds of the sale of the Public Shares in the Initial Public Offering and of the Private Placement Shares in the Private Placement were placed in a trust account (“Trust Account”) located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and are invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 14, 2022 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares on or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On October 15, 2020, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, FSG Merger Sub Inc., a Delaware corporation (“Merger Sub”), Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”) and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the representative, agent and attorney-in-fact of the securityholders of Gemini (in such capacity, the “Stockholders’ Representative”). The Merger Agreement provides, among other things, that Merger Sub will merge with and into Gemini, with Gemini surviving as a wholly owned subsidiary of the Company (the “Merger”). See Note 7.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from June 25, 2020 (inception) through September 30, 2020 are not necessarily indicative of the results that may be expected for the period ending December 31, 2020.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 8-K and the final prospectus filed by the Company with the SEC on August 20, 2020 and August 13, 2020, respectively.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Capital Resources

As of September 30, 2020, the Company had $1.4 million in its operating bank account, working capital of approximately $1.1 million and cash equivalents held in the Trust Account of approximately $120.8 million. Interest income on the balance in the Trust Account may be used to pay the Company’s franchise and income tax obligations. Through September 30, 2020, the Company has not withdrawn any interest earned on the Trust Account to pay franchise and income tax obligations. Management intends to use substantially all of the funds held in the Trust Account to complete the initial Business Combination and to pay the Company’s expenses relating thereto. To the extent that the Company’s capital stock or debt is used, in whole or in part, as consideration to complete the initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

The Company’s liquidity needs to date have been satisfied through the $25,000 capital contribution to purchase Founder Shares (as defined below) by the Sponsor, the loan proceeds under the Note of $200,000 from the Sponsor (see Note 4) to the Company to cover offering costs in connection with the Initial Public Offering, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Note was fully repaid on August 14, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of September 30, 2020, there were no amounts outstanding under any Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that the specific impact is not readily determinable as of the date of the balance sheet. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had approximately $120.8 million in cash equivalents held in the Trust Account as of September 30, 2020.

Cash Equivalents Held in Trust Account

Upon the closing of the Initial Public Offering and the Private Placement, the Company was required to place net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement in a Trust Account, which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by management of the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

Upon the closing of the Initial Public Offering and the Private Placement, approximately $120.8 million, was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. The estimated fair values of investments held in Trust Account are determined using available market information, other than for investments in open-ended money market funds with published daily net asset values (“NAV”), in which case the Company uses NAV as a practical expedient to fair value. The NAV on these investments is typically held constant at $1.00 per unit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000, and investments held in Trust Account. At September 30, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of September 30, 2020, the carrying values of cash, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. As of September 30, 2020, the Company’s portfolio of investments held in the Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities. The Company uses NAV as a practical expedient to fair value for its investments in money market funds.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, and other costs incurred that were directly related to the Initial Public Offering and that were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2020, 11,258,033 Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s unaudited condensed balance sheet.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of September 30, 2020, the Company had a deferred tax asset of approximately $105,000, which had a full valuation allowance recorded against it of approximately $105,000. The deferred tax asset is comprised of $95,000 of organization and start-up costs and $10,000 of projected net operating loss for the current tax year.

For tax benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Net Income (Loss) Per Common Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of common stock outstanding during the periods. The Company’s unaudited condensed statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted for Class A common stock is calculated by dividing the interest earned on cash equivalents held in the Trust Account of approximately $1,000 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, net of applicable taxes available to be withdrawn from the Trust Account of approximately $1,000 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, resulting in net income of $0 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, by the weighted average number of Class A common stock outstanding for each period. Net loss per share, basic and diluted for Class B common stock is calculated by dividing the net loss of approximately $499,000 and $501,000 for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, respectively, less income attributable to Class A common stock of $0 for each period, by the weighted average number of Class B common stock outstanding for the period.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On August 14, 2020, the Company consummated its Initial Public Offering of 12,075,000 Public Shares, including the issuance of 1,575,000 Public Shares as a result of the underwriter’s exercise in full of its over-allotment option, at $10.00 per share, generating gross proceeds of approximately $120.8 million, and incurring offering costs of approximately $7.1 million, inclusive of approximately $4.2 million in deferred underwriting commissions.

Note 4 — Related Party Transactions

Founder Shares and Private Placement Shares

On June 30, 2020, the Sponsor purchased 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for an aggregate price of $25,000. On July 24, 2020, the Sponsor transferred 30,000 Founder Shares to each of its independent director nominees at their original per-share purchase price, for an aggregate of 90,000 Founder Shares transferred. On August 11, 2020, the Company effected a 1:1.05 stock split of the Class B common stock, resulting in the Sponsor holding an aggregate of 2,928,750 Founder Shares and there being an aggregate of 3,018,750 Founder Shares outstanding. All shares and the associated amounts have been retroactively restated to reflect the aforementioned stock split. The Sponsor agreed to forfeit up to 393,750 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriter, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (excluding the Private Placement Shares). On August 14, 2020, the underwriter exercised the over-allotment option; thus, these Founder Shares were no longer subject to forfeiture.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 441,500 Private Placement Shares, at a price of $10.00 per Private Placement Share to the Sponsor, generating proceeds of approximately $4.4 million.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares or Private Placement Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Stockholders with respect to any Founder Shares or Private Placement Shares. Notwithstanding the foregoing, if (1) the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares and Private Placement Shares will be released from the lock-up.

Related Party Loans

On June 30, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed $200,000 under the Note, and fully repaid it on August 14, 2020.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of Class A Common Stock of the post Business Combination entity at a price of $10.00 per share. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Private Placement of Common Stock in connection with initial Business Combination

The Sponsor has indicated an interest to purchase $25.0 million of the Company’s Class A Common Stock in a private placement that would occur concurrently with the consummation of the initial Business Combination. The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, the Sponsor may determine not to purchase any such shares, or to purchase fewer shares than it indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.

Administrative Services Agreement

The Company has entered into an agreement that provides that, commencing on the date that the Company’s securities are first listed on Nasdaq and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, the Company will pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. The Company incurred approximately $20,000 in administrative expenses under the agreement, which is recognized in the accompanying unaudited condensed statements of operations for both the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020 within general and administrative expense.

The Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or their affiliates.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

Proposed Business Combination

In connection with the execution of the Merger Agreement, the Sponsor entered into a subscription agreement to purchase 1,500,000 shares of Class A Common Stock at a purchase price of $10 per share in a private placement that would occur concurrently with the closing of the Merger (the “Closing”). In addition, the Initial Stockholders entered into the Parent Support Agreement in which they agreed to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such holders’ Class A common stock and Class B common stock (i) in favor of the Merger Agreement, each of the Parent Proposals (as defined in the Merger Agreement) and the transactions contemplated by the Merger Agreement and the Parent Support Agreement, and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and the approval of the Parent Proposals. Also, in connection with the Closing, the Sponsor and certain other stockholders will enter into a Voting Agreement with the Company and the Initial Stockholders and certain other stockholders will enter into a Registration Rights Agreement with the Company. See Note 7 for a discussion of certain agreements entered into, or to be entered into, in connection with the execution of the Merger Agreement.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares and Private Placement Shares that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to an underwriting discount of $0.20 per share, or approximately $2.4 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per share, or approximately $4.2 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6 — Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2020, there were 12,516,500 Class A common stock outstanding, including 11,258,033 Class A common stock subject to possible conversion were classified as temporary equity in the accompanying balance sheet.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On June 30, 2020, the Company issued 2,875,000 shares of Class B common stock. On August 11, 2020, the Company effected a 1:1.05 stock split of the Class B common stock, resulting in an aggregate of 3,018,750 shares of Class B common stock outstanding, including an aggregate of up to 393,750 shares of Class B common stock that are subject to forfeiture by the Sponsor, to the Company by the Initial Stockholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding common stock (excluding the Private Placement Shares) after the Initial Public Offering (excluding the Private Placement Shares). All shares and the associated amounts have been retroactively restated to reflect the aforementioned stock split. On August 14, 2020, the underwriter exercised the over-allotment option; thus, these Founder Shares were no longer subject to forfeiture.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Stockholders’ Equity (cont.)

Holders of record of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law.

The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock issued and outstanding (excluding the Private Placement Shares) after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement shares issued upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2020, there were no shares of preferred stock issued or outstanding.

Note 7 — Subsequent Events

Proposed Business Combination

On October 15, 2020, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, FSG Merger Sub Inc., a Delaware corporation (“Merger Sub”), Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”) and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the representative, agent and attorney-in-fact of the securityholders of Gemini (in such capacity, the “Stockholders’ Representative”). The Merger Agreement provides, among other things, that Merger Sub will merge with and into Gemini, with Gemini surviving as a wholly owned subsidiary of the Company (the “Merger”).

Under the Merger Agreement, subject to customary representations, warranties and covenants, the Company has agreed to acquire all of the outstanding equity interests of Gemini in exchange for up to 21,500,000 shares of Company Class A common stock, subject to adjustments, to be paid at the effective time of the Merger. The aggregate number of shares of Class A Common Stock to be issued in connection with the Merger (including the shares being placed in escrow as described below) will be equal to the difference between (a) 21,500,000 shares of FS Development Class A Common Stock; minus (b) a number of shares of FS Development Class A Common Stock equal to one half (1/2) of the initial unallocated shares of the Company’s Class A Stock reserved for issuance under the new equity incentive plan to be adopted by the Company pursuant to the Merger Agreement (which shall not exceed two and one-half percent (2.5%) of the issued and outstanding shares of the Company’s Class A Common Stock as of immediately following the effective time of the Merger as set forth in the capitalization schedule delivered prior to Closing pursuant to the Merger Agreement (and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed)). At or prior to the effective time of the Merger, each option exercisable for Gemini equity that is outstanding immediately prior to the effective time of the Merger shall be assumed by the Company and continue in full force and effect on the same terms and conditions as are currently applicable to such options, subject to adjustments to exercise price and number of shares of Company Class A common stock issued upon exercise. In addition, the Merger Agreement contemplates that at Closing, the Company will deliver 2,150,000 of its shares of Class A common stock to be placed into escrow for indemnification purposes, as further described in the Merger Agreement.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Subsequent Events (cont.)

Under the Merger Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Merger Agreement and transactions contemplated thereby by requisite vote of the Company’s stockholders (the “Company Stockholder Approval”) and the Gemini’s stockholders (the “Gemini Stockholder Approval”); (ii) the receipt of consents or approvals from the applicable governmental, regulatory or administrative authorities; (iii) the aggregate cash proceeds from Company’s trust account, together with the proceeds from the Subscriptions (as defined below), equaling no less than $170,000,000 (after deducting any amounts paid to Company stockholders that exercise their redemption rights in connection with the Merger and net of the Company’s unpaid liabilities), (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement that is continuing; (v) the Company has not redeemed the Class A of common stock of the Company in an amount that would cause the Company to have net tangible assets of less than $5,000,001 upon consummation of the Merger; and (vi) the Company’s initial listing application with Nasdaq in connection with the Merger has been conditionally approved and, immediately following the effective time of the Merger, the Company has satisfied any applicable initial and continuing listing requirements of Nasdaq, and the Company has not received any notice of non-compliance therewith, and the shares of the Company’s Class A common stock has been approved for listing on Nasdaq. The Company and Gemini have agreed to waive the condition that the By-Laws of the combined entity be approved by the stockholders of the Company.

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by the Company or Gemini, if (A) the Closing has not occurred by April 15, 2021, which date shall be automatically extended to May 15, 2021 if the U.S. Securities and Exchange Commission (the “SEC”) has not declared the proxy statement/prospectus effective on or prior to January 15, 2021 and (B) the party (the Company or Merger Sub, on one hand, or Gemini, on the other hand) seeking to terminate the Merger Agreement is not in material breach of the Merger Agreement; (ii) by the Company or Gemini, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iii) by the Company or Gemini, in the event any applicable law is in effect making the consummation of the Merger illegal; or (iv) by the Company or Gemini, if the Company or Gemini, as applicable, has breached any of its respective representations, warranties, agreements or its respective covenants contained in the Merger Agreement, such failure or breach would render certain conditions precedents to the Closing incapable of being satisfied, and such breach or failure is not cured by the time allotted.

The Merger Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Parent Support Agreement — In connection with the execution of the Merger Agreement, the Initial Stockholders of the Company (the “Parent Supporting Stockholders”) entered into support agreements with the Company and Gemini (the “Parent Support Agreements”). Under the Parent Support Agreements, each Parent Supporting Stockholder agreed to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of such Parent Supporting Stockholder’s Class A common stock and Class B common stock (i) in favor of the Merger Agreement, each of the Parent Proposals (as defined in the Merger Agreement) and the transactions contemplated by the Merger Agreement and the Parent Support Agreement, and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and the approval of the Parent Proposals. In addition, the Parent Support Agreements prohibit the Parent Supporting Stockholders from, among other things, selling, assigning or transferring any Class A Common Stock or Class B Common Stock held by the Parent Supporting Stockholders or taking any action that would prevent or disable the Parent Support Stockholders from performing its obligations thereunder.

Gemini Support Agreement — In connection with the execution of the Merger Agreement, certain Gemini stockholders (the “Gemini Supporting Stockholders”) entered into support agreements with the Company (the “Gemini Support Agreements”). Under the Gemini Support Agreements, each Gemini Supporting Stockholder agreed, as promptly as reasonably practicable (and in any event within two (2) business days) following the SEC declaring effective the

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Subsequent Events (cont.)

proxy statement/prospectus relating to the approval by the Company stockholders of the Merger, to execute and deliver a written consent with respect to the outstanding shares of Gemini common stock, Series A preferred stock and Series B preferred stock held by such Gemini Supporting Stockholder (the “Subject Gemini Shares”) approving the Merger Agreement and the transactions contemplated thereby. In addition to the foregoing, each Gemini Supporting Stockholder agreed that at any meeting of the holders of Gemini capital stock, each such Gemini Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Gemini Shares to be voted (i) to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger (ii) against any Alternative Transaction (as defined in the Merger Agreement); and (iii) against any action or agreement that would impede or frustrate the provisions of the Gemini Support Agreements, the Merger Agreement or the transactions contemplated thereby. Pursuant to the Gemini Support Agreements, certain stockholder agreements of Gemini shall be automatically terminated and of no further force and effect (other than certain indemnity provisions that, by their terms, survive such termination), effective as of, and subject to and condition upon the occurrence of, the Closing. In addition, the Gemini Support Agreements prohibits the Gemini Supporting Stockholders from, among other things, (i) transferring any of the Subject Gemini Shares; (ii) entering into (a) any option, warrant, purchase right, or other contact that would require the Gemini Support Stockholders to transfer the Subject Gemini Shares, or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject Gemini Shares; or (iii) or taking any action in furtherance of the forgoing.

Subscription Agreement — In connection with the Merger, the Company entered into subscription agreements with certain investors, including the Sponsor (the “Subscription Agreements”), pursuant to which, among other things, such investors have agreed to purchase an aggregate of 9,506,000 shares of Class A common stock of the Company (together, the “Subscriptions”) for a purchase price of $10.00 per share, for aggregate gross proceeds of $95,060,000, to be issued at the Closing. The obligations of each party to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement.

Non-Redemption Agreements

In connection with the execution of the Merger Agreement, certain public stockholders of the Company entered into non-redemption letter agreements with the Company, pursuant to which, among other things, such stockholders owning shares of Class A Common Stock agreed not to elect to redeem or tender or submit for redemption 2,742,529 shares of Class A Common Stock held in the aggregate by such stockholders.

Registration Rights Agreement

In connection with the Closing, the holders of the Founder Shares, Private Placement Shares and certain other stockholders will enter into a registration rights agreement with the Company and Gemini, pursuant to which such stockholders can each demand that the combined entity register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities. In addition, following the consummation of the business combination, the combined entity is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of the combined entity. The registration of these securities will permit the public sale of such securities, subject to certain contractual restrictions imposed by such agreement and the Merger Agreement. As part of the Registration Rights Agreement, holders of the registrable securities agree to a one hundred eighty (180) day lock-up period with respect to such registrable securities.

Voting Agreement

In connection with the Closing, the Sponsor, FS Development, certain stockholders of the Company and certain stockholders of Gemini will enter into a voting agreement, pursuant to which: (a) Gemini will have the right to designate four (4) directors to the board of directors of the combined entity and (b) the Sponsor will have the right to designate one (1) individual for election as a member of the board of directors of the combined entity until the fifth (5th) anniversary of the date of the voting agreement, subject to certain terms and holding requirements set forth therein.

FS DEVELOPMENT CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Subsequent Events (cont.)

Lockup Agreement

In connection with the Closing, certain stockholders of Gemini will enter into a lockup agreement, pursuant to which the stockholder parties thereto will agree to not (i) sell, hypothecate, pledge, grant any option to purchase or establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (ii) enter into any swap or other arrangement that transfers any of the economic consequences of ownership, in each case, of the combined entity’s common stock for a period of one hundred eighty (180) days after the Closing.

The above description of the Proposed Business Combination should be read in conjunction with the disclosures contained in the Form S-4 filed by the Company with the SEC on November 2, 2020.

Management has evaluated subsequent events to determine if events or transactions occurring through November 10, 2020, the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Board of Directors of
FS Development Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of FS Development Corp. (the “Company”) as of June 30, 2020, the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 25, 2020 (inception) through June 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period from June 25, 2020 (inception) through June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

August 11, 2020

FS DEVELOPMENT CORP.
BALANCE SHEET
June 30, 2020

Assets:
Current assets: Cash	$25,000
Deferred offering costs associated with proposed public offering	53,000
Total Assets	$78,000
Liabilities and Stockholder’s Equity:
Current liabilities:
Accrued expenses	$54,500
Total current liabilities	54,500
Commitments and Contingencies
Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,018,750 shares issued and outstanding(1)(2)	302
Additional paid-in capital	24,698
Accumulated deficit	(1,500)
Total stockholder’s equity	23,500
Total Liabilities and Stockholder’s Equity	$78,000

____________

(1)      This number includes up to 393,750 shares of Class B common stock subject to forfeiture by our sponsor if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      The shares and the associated amounts have been retroactively restated to reflect a 1:1.05 stock split of each outstanding share of Class B common stock in August 2020 (see Note 4).

The accompanying notes are an integral part of these financial statements.

FS DEVELOPMENT CORP.
STATEMENT OF OPERATIONS
For the period from June 25, 2020 (inception) through June 30, 2020

General and administrative expenses	$1,500
Net loss	$(1,500)
Weighted average shares outstanding, basic and diluted(1)(2)	2,625,000
Basic and diluted net loss per share	$(0.00)

____________

(1)      This number excludes an aggregate of up to 393,750 shares of Class B common stock subject to forfeiture by our sponsor if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      The shares and the associated amounts have been retroactively restated to reflect a 1:1.05 stock split of each outstanding share of Class B common stock in August 2020 (see Note 4).

The accompanying notes are an integral part of these financial statements.

FS DEVELOPMENT CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
For the period from June 25, 2020 (inception) through June 30, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – June 25, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)(2)	—	—	3,018,750	302	24,698	—	25,000
Net loss	—	—	—	—	—	(1,500)	(1,500)
Balance – June 30, 2020	—	$—	3,018,750	$302	$24,698	$(1,500)	$23,500

____________

(1)      This number includes up to 393,750 shares of Class B common stock subject to forfeiture by our sponsor if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      The shares and the associated amounts have been retroactively restated to reflect a 1:1.05 stock split of each outstanding share of Class B common stock in August 2020 (see Note 4).

The accompanying notes are an integral part of these financial statements.

FS DEVELOPMENT CORP.
STATEMENT OF CASH FLOWS
For the period from June 25, 2020 (inception) through June 30, 2020

Cash Flows from Operating Activities:
Net loss	$(1,500)
Changes in operating assets and liabilities:
Accrued expenses	1,500
Net cash used in operating activities	—
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Net cash provided by financing activities	25,000
Net increase in cash	25,000
Cash – beginning of the period	—
Cash – end of the period	$25,000
Supplemental disclosure of noncash activities:
Deferred offering costs included in accrued expenses	$53,000

The accompanying notes are an integral part of these financial statements.

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

FS Development Corp. (the “Company”) is a blank check company incorporated in Delaware on June 25, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2020, the Company had not commenced any operations. All activity for the period from June 25, 2020 (inception) through June 30, 2020 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is FS Development Holdings, LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 10,500,000 shares of Class A common stock (each, a “Public Share” and collectively, the “Public Shares”) at $10.00 per share (or 12,075,000 shares if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 410,000 shares of Class A common stock (or 441,500 shares if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Share” and collectively, the “Private Placement Shares”), at a price of $10.00 per Private Placement Share in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per share sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Shares to the Sponsor, will be held in a trust account (“Trust Account”) located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide the holders (the “Public Stockholders”) of the Company’s outstanding Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”)

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and directors (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the issuance of these financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At June 30, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares at June 30, 2020 were reduced for the effect of an aggregate of 393,750 shares of Class B common stock that are subject to forfeiture by our sponsor if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). At June 30, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed immaterial as of June 30, 2020.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

as of June 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The provision for income taxes was deemed to be de minimis for the period from June 25, 2020 (inception) through June 30, 2020.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,500,000 shares of Class A Common stock at a price of $10.00 per share.

The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 1,575,000 additional shares to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

Note 4 — Related Party Transactions

Founder Shares

On June 30, 2020, the Sponsor purchased 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”) for an aggregate price of $25,000. On July 24, 2020, the Sponsor transferred 30,000 Founder Shares to each of its independent director nominees at their original per-share purchase price, for an aggregate of 90,000 Founder Shares transferred. On August 11, 2020, the Company effected a 1:1.05 stock split of the Class B common stock, resulting in the Sponsor holding an aggregate of 2,928,750 Founder Shares and there being an aggregate of 3,018,750 Founder Shares outstanding. All shares and the associated amounts have been retroactively restated to reflect the aforementioned stock split. The Sponsor has agreed to forfeit up to 393,750 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares of common stock after the Proposed Public Offering (excluding the Private Placement Shares).

The Sponsor has agreed to purchase an aggregate of 410,000 Private Placement Shares (or 441,500 Private Placement Shares if the underwriters’ over-allotment option is exercised in full), at a price of $10.00 per Private Placement Share ($4,100,000 in the aggregate, or $4,415,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

The Initial Stockholders has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares or Private Placement Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after our initial Business Combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances. Any permitted transferees will be subject to the same restrictions and other agreements of the Initial Stockholders with respect to any Founder Shares or Private Placement Shares. Notwithstanding the foregoing, if (1) the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (2) if the Company consummates a transaction after the initial Business Combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares and Private Placement Shares will be released from the lock-up.

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

Related Party Loans

On June 30, 2020, the Sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Proposed Public Offering. As of June 30, 2020, the Company has not borrowed any amount under the Note. Subsequent to June 30, 2020, the Company received $200,000 in loan proceeds under the Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into shares of Class A Common Stock of the post Business Combination entity at a price of $10.00 per share. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Private Placement of Common Stock in connection with initial Business Combination

The Sponsor has indicated an interest to purchase $25.0 million of the Company’s Class A Common Stock in a private placement that would occur concurrently with the consummation of the initial Business Combination. The funds from such private placement would be used as part of the consideration to the sellers in the initial Business Combination, and any excess funds from such private placement would be used for working capital in the post-transaction company. However, because indications of interest are not binding agreements or commitments to purchase, the Sponsor may determine not to purchase any such shares, or to purchase fewer shares than it indicated an interest in purchasing. Furthermore, the Company is not under any obligation to sell any such shares.

Administrative Services Agreement

The Company has entered into an agreement that provides that, commencing on the date that the Company’s securities are first listed on Nasdaq and continuing until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation, the Company will pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team.

The Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or their affiliates.

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares and Private Placement Shares that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights pursuant to a registration rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to an underwriting discount of $0.20 per share, or $2,100,000 in the aggregate (or $2,415,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. $0.35 per share, or $3,675,000 in the aggregate (or $4,226,250 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Stockholder’s Equity

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2020, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On June 30, 2020, the Company issued 2,875,000 shares of Class B common stock. On August 11, 2020, the Company effected a 1:1.05 stock split of the Class B common stock, resulting in an aggregate of 3,018,750 shares of Class B common stock outstanding, including an aggregate of up to 393,750 shares of Class B common stock that are subject to forfeiture by the Sponsor, to the Company by the Initial Stockholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock (excluding the Private Placement Shares) after the Proposed Public Offering (excluding the Private Placement Shares). All shares and the associated amounts have been retroactively restated to reflect the aforementioned stock split.

Holders of record of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law.

The Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total

FS DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Stockholder’s Equity (cont.)

number of shares of Class A common stock issued and outstanding (excluding the Private Placement Shares) after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement shares issued upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2020, there were no shares of preferred stock issued or outstanding.

Note 7 — Subsequent Events

Subsequent to June 30, 2020, the Company received $200,000 in loan proceeds under the Note.

On July 24, 2020, the Sponsor transferred 30,000 Founder Shares to each of its independent director nominees at their original per-share purchase price, for an aggregate of 90,000 Founder Shares transferred.

On August 11, 2020, the Company effected a 1:1.05 stock split of the Class B common stock, resulting in the Sponsor holding an aggregate of 2,928,750 Founder Shares and there being an aggregate of 3,018,750 Founder Shares outstanding. All shares and the associated amounts have been retroactively restated to reflect the aforementioned stock split.

The Company evaluated subsequent events and transactions that occurred after the balance through the date that the financial statements were available to be issued. Based on this review, except as noted above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Gemini Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gemini Therapeutics, Inc. (the Company) as of December 31, 2019 and 2018, the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has limited financial resources, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2019.

Boston, Massachusetts

October 30, 2020

Gemini Therapeutics, Inc.

Balance Sheets

(In thousands, except share and per share amounts)

	December 31,		September 30, 2020
	2018	2019
			(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$18,528	$2,986	$13,215
Prepaid expenses and other current assets	2,027	2,239	991
Total current assets	$20,555	$5,225	$14,206

Property and equipment, net	650	594	381
Restricted cash	323	323	323
Deferred offering costs	—	—	1,341
Other assets	80	2	2
Total Assets	$21,608	$6,144	$16,253

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$2,330	$3,797	$2,936
Accrued expenses and other current liabilities	2,004	2,689	3,747
Term loan, current portion	—	2,500	3,750
Convertible notes	—	—	7,600
Total current liabilities	4,334	8,986	18,033

Warrant liability	—	68	74
Other liabilities	4	111	234
Term loan, net of current portion and discount	—	7,411	6,190
Total Liabilities	4,338	16,576	24,531

Convertible Preferred Stock:
Series A convertible preferred stock, $0.001 par value; 39,722,088 shares authorized at December 31, 2018 and 2019, and at September 30, 2020 (unaudited); 39,722,088 shares issued and outstanding at December 31, 2018 and 2019, and at September 30, 2020 (unaudited)	47,113	47,113	47,113
Series B convertible preferred stock, $0.001 par value; zero and 37,001,401 shares authorized at December 31, 2018 and 2019, and 37,001,401 shares authorized at September 30, 2020 (unaudited); zero and 9,916,375 shares issued and outstanding at December 31, 2018 and 2019, and 24,790,938 at September 30, 2020 (unaudited)	—	13,252	33,336
Total Convertible Preferred Stock	47,113	60,365	80,449
Stockholders’ Equity (Deficit):
Common stock, $0.001 par value; 55,000,000 and 95,000,000 shares authorized at December 31, 2018 and 2019, and 95,000,000 shares authorized at September 30, 2020 (unaudited); 4,968,155 and 5,313,766 shares issued and outstanding at December 31, 2018 and 2019 and 5,629,130 shares at September 30, 2020 (unaudited)	5	5	6
Additional paid-in capital	736	1,182	9,773
Accumulated deficit	(30,584)	(71,984)	(98,506)
Total Stockholders’ Equity (Deficit)	(29,843)	(70,797)	(88,727)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$21,608	$6,144	$16,253

The accompanying notes are an integral part of the financial statements.

Gemini Therapeutics, Inc.
Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
			(unaudited)
Operating expenses:
Research and development	$14,651	$34,472	$26,673	$20,472
General and administrative	5,540	6,753	4,996	3,774
Total operating expenses	20,191	41,225	31,669	24,246
Loss from operations	(20,191)	(41,225)	(31,669)	(24,246)
Other income (expense):
Interest expense	—	(350)	(218)	(2,307)
Interest income	24	177	154	37
Change in fair value of warrant liability	—	(2)	—	(6)
Net loss and comprehensive loss	$(20,167)	$(41,400)	$(31,733)	$(26,522)

Net loss attributable to common stockholders	$(20,167)	$(41,400)	$(31,733)	$(26,522)
Net loss per share attributable to common stockholders, basic and diluted	$(4.19)	$(8.01)	$(6.18)	$(4.82)
Weighted average common shares outstanding, basic and diluted	4,811,641	5,171,537	5,133,773	5,507,900

The accompanying notes are an integral part of the financial statements.

Gemini Therapeutics, Inc.

Statements of Convertible Preferred Stock and Stockholders’ Equity (Deficit)

(In thousands, except share amounts)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2017	14,091,837	$16,625	—	$—	4,672,144	$5	$364	$(10,417)	$(10,048)
Issuance of Series A convertible preferred stock, net of issuance costs of $13	25,630,251	30,488	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	—	—	32,037	—	9	—	9
Vesting of restricted shares of common stock	—	—	—	—	263,974	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	363	—	363
Net loss	—	—	—	—	—	—	—	(20,167)	(20,167)
Balance at December 31, 2018	39,722,088	$47,113	—	$—	4,968,155	$5	$736	$(30,584)	$(29,843)
Issuance of Series B convertible preferred stock, net of issuance costs of $148	—	—	9,916,375	13,252	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	—	—	80,118	—	23	—	23
Vesting of restricted shares of common stock	—	—	—	—	265,493	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	423	—	423
Net loss	—	—	—	—	—	—	—	(41,400)	(41,400)
Balance at December 31, 2019	39,722,088	$47,113	9,916,375	$13,252	5,313,766	$5	$1,182	$(71,984)	$(70,797)

Balance at December 31, 2018	39,722,088	$47,113	—	$—	4,968,155	$5	$736	$(30,584)	$(29,843)
Issuance of Series B convertible preferred stock, net of issuance costs of $141	—	—	9,102,345	12,159	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	—	—	76,680	—	21	—	21
Vesting of restricted common stock	—	—	—	—	199,118	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	297	—	297
Net loss	—	—	—	—	—	—	—	(31,733)	(31,733)
Balance at September 30, 2019 (unaudited)	39,722,088	$47,113	9,102,345	$12,159	5,243,953	$5	$1,054	$(62,317)	$(61,258)

Balance at December 31, 2019	39,722,088	$47,113	$9,916,375	$13,252	5,313,766	$5	$1,182	$(71,984)	$(70,797)
Issuance of Series B convertible preferred stock, net of issuance costs of $16	—	—	14,874,563	20,084	—	—	—	—	—
Beneficial conversion feature relating to discount on convertible promissory notes (Note 7)	—	—	—	—	—	—	8,177	—	8,177
Issuance of common stock upon exercise of stock options	—	—	—	—	116,239	—	21	—	21
Vesting of restricted common stock	—	—	—	—	199,125	1	—	—	1
Stock-based compensation expense	—	—	—	—	—	—	393	—	393
Net loss	—	—	—	—	—	—	—	(26,522)	(26,522)
Balance at September 30, 2020 (unaudited)	39,722,088	$47,113	24,790,938	$33,336	5,629,130	$6	$9,773	$(98,506)	$(88,727)

The accompanying notes are an integral part of the financial statements.

Gemini Therapeutics, Inc.

Statements of Cash Flows

(In thousands)

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
			(unaudited)
Cash flows from operating activities:
Net loss	$(20,167)	$(41,400)	$(31,733)	$(26,522)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	114	290	213	235
Stock-based compensation expense	363	423	297	393
Non-cash interest expense	—	167	83	279
Change in fair value of warrant liability	—	2	—	6
Accretion of discount on convertible notes	—	—	—	1,778
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,195)	(212)	489	1,249
Other assets	(26)	78	75	—
Accounts payable	1,132	1,466	2,998	(1,478)
Accrued expenses and other liabilities	1,439	656	403	205
Net cash used in operating activities	(18,340)	(38,530)	(27,175)	(23,855)
Cash flows from investing activities:
Purchase of property and equipment	(429)	(233)	(201)	(22)
Net cash used in investing activities	(429)	(233)	(201)	(22)
Cash flows from financing activities:
Proceeds from sale of Series A convertible preferred stock, net	30,488	—	—	—
Proceeds from sale of Series B convertible preferred stock, net	—	13,252	12,159	20,084
Proceeds from term loan, net	—	9,946	7,446	—
Proceeds from convertible notes	—	—	—	14,000
Proceeds from exercise of stock options	9	23	21	22
Net cash provided by financing activities	30,497	23,221	19,626	34,106
Increase (decrease) in cash, cash equivalents and restricted cash	11,728	(15,542)	(7,750)	10,229
Cash, cash equivalents and restricted cash at beginning of period	7,123	18,851	18,851	3,309
Cash, cash equivalents and restricted cash at end of period	$18,851	$3,309	$11,101	$13,538

Supplemental Disclosure
Cash paid for interest	$—	$183	$112	$250

Noncash Financing Activities
Property and equipment purchases included in accounts payable	$245	$—	$—	$—
Issuance of warrants in connection with term loan facility	$—	$66	$66	$—
Discount on convertible notes	$—	$—	$—	$8,177
Deferred offering costs included in accounts payable and accrued expenses and other current liabilities	$—	$—	$—	$1,341

The accompanying notes are an integral part of the financial statements.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

1. Nature of the business and basis of presentation

Gemini Therapeutics Inc. (the “Company”) is a clinical-stage precision medicine company developing novel therapeutic compounds to treat genetically defined, age-related macular degeneration. The Company was founded on March 3, 2015 and is currently located in Cambridge, Massachusetts.

The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry, including, but not limited to, uncertainty of product development and commercialization, lack of marketing and sales history, development by its competitors of new technological innovations, dependence on key personnel, market acceptance of products, product liability, protection of proprietary technology, ability to raise additional financing, and compliance with government regulations. If the Company does not successfully commercialize any of its product candidates, it will be unable to generate recurring product revenue or achieve profitability.

The Company’s product candidates are in development and will require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel and infrastructure and extensive compliance-reporting capabilities. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s intellectual property will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will generate significant revenue from product sales. The Company operates in an environment of rapid change in technology and is dependent upon the services of its employees and consultants.

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Liquidity and going concern

As of December 31, 2019 and September 30, 2020 (unaudited), the Company had $3.0 million and $13.2 million of cash and cash equivalents, respectively. To date, the Company has primarily financed its operations through the sale of preferred stock, borrowings under convertible promissory notes and borrowings under loan agreements. The Company has experienced significant negative cash flows from operations since inception including net losses of $41.4 million and $26.5 million for periods ended December 31, 2019 and September 30, 2020 (unaudited), respectively. In addition, as of December 31, 2019 and September 30, 2020 (unaudited), the Company has an accumulated deficit of $72.0 million and $98.5 million, respectively. The Company expects to incur substantial operating losses and negative cash flows from operations for the foreseeable future. As of October 30, 2020, the Company expected its existing cash and cash equivalents would not be sufficient to fund its operating expenses and capital expenditure requirements for at least the next year following the date that the financial statements were issued.

As of December 7, 2020 (unaudited), the issuance date of the interim financial statements for the nine months ended September 30, 2020, the Company expects its existing cash and cash equivalents will not be sufficient to fund its operating expenses and capital expenditure requirements for at least the next year following the date that the interim financial statements are issued.

The Company is seeking to complete a merger with FS Development Corp. (“FS Development”), which would result in FS Development acquiring 100% of the Company’s issued and outstanding securities. Together with FS Development’s cash resources, additional funding for the Company’s operations would be provided through a Private Investment in Public Equity (“PIPE”) offering to be completed concurrently with the merger. In the event a merger is not consummated, the Company may be required to obtain additional funding whether through future collaboration agreements, private or public offerings, debt or a combination thereof and such additional funding may not be available

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

1. Nature of the business and basis of presentation (cont.)

on terms the Company finds acceptable or favorable. There is inherent uncertainty associated with these fundraising activities and they are not considered probable. If the Company is unable to obtain sufficient capital to continue to advance its programs, the Company would be forced to delay, reduce or eliminate its research and development programs and any future commercialization efforts. Accordingly, substantial doubt is deemed to exist about the Company’s ability to continue as a going concern within one year after the date these financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the uncertainties described above.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) a pandemic. The COVID-19 pandemic is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures.

The Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our operations and the operations of our customers, suppliers, vendors and business partners. The Company does not yet know the full extent of potential delays or impacts on its business, its clinical trials, its research programs, healthcare systems or the global economy and it cannot presently predict the scope and severity of any potential business shutdowns or disruptions. The extent to which COVID-19 impacts its business, results of operation and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 or the effectiveness of actions to contain COVID-19 or treat its impact, among others. If the Company or any of the third parties with whom the Company engages, however, were to experience shutdowns or other business disruptions, its ability to conduct its business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on its business, results of operation and financial condition.

The Company has not incurred impairment losses in the carrying values of its assets as a result of the pandemic and it is not aware of any specific related event or circumstance that would require to revise its estimates reflected in these financial statements. The full extent to which the COVID-19 outbreak will impact the company’s business, results of operations, financial condition and cash flows will depend on future developments that are highly uncertain and the estimates of the impact on the company’s business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets.

2. Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates contained within these financial statements include, but are not limited to, the estimated fair value of the Company’s common stock, share-based awards utilized for stock-based compensation purposes, warrant liability, prepaid expenses, and the accruals of research and development expenses. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Actual results may differ materially from those estimates or assumptions. Actual results may differ materially from those estimates or assumptions.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

Unaudited interim financial information

The accompanying balance sheet as of September 30, 2020, the statements of operations, of convertible preferred stock and stockholders’ deficit and of cash flows for the nine months ended September 30, 2019 and 2020 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of September 30, 2020 and the results of its operations and its cash flows for the nine months ended September 30, 2019 and 2020. The financial data and other information disclosed in these notes related to the nine months ended September 30, 2019 and 2020 are also unaudited. The results for the nine months ended September 30, 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2020, any other interim periods, or any future year or period.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of initial purchase to be cash equivalents. The objectives of the Company’s cash management policy are to safeguard and preserve funds to maintain liquidity sufficient to meet the Company’s cash flow requirements, and to attain a market rate of return. The Company’s cash equivalents consist of amounts invested in money market mutual funds at December 31, 2018 and 2019, and at September 30, 2020 (unaudited).

Restricted cash

Restricted cash amounted to $323 thousand at December 31, 2018 and 2019, and September 30, 2019 and 2020 (unaudited), which represents $100 thousand to collateralize the Company’s credit card and $223 thousand to collateralize its irrevocable standby letter of credit for its facility lease arrangement. The letter of credit is in the name of the landlord and is required to fulfill lease requirements in the event the Company should default on its lease obligation.

A reconciliation of the cash and cash equivalents and restricted cash as presented in the Company’s balance sheets to the Company’s statements of cash flows is as follows:

	December 31,		September 30,
	2018	2019	2019	2020
			(unaudited)
Cash and cash equivalents	$18,528	$2,986	$10,778	$13,215
Restricted cash	323	323	323	323
Total cash, cash equivalents and restricted cash	$18,851	$3,309	$11,101	$13,538

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in accredited financial institutions in amounts that could exceed federally insured limits. Cash equivalents are invested in money market funds. The Company maintains each of its cash balances with high-quality and accredited financial institutions and accordingly, such funds are not exposed to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company is dependent on third-party manufacturers to supply products for research and development activities in its programs. In particular, the Company relies and expects to continue to rely on a small number of manufacturers to supply it with its requirements for the active pharmaceutical ingredients and formulated drugs related to these programs. These programs could be adversely affected by a significant interruption in the supply of active pharmaceutical ingredients and formulated drugs.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets. The estimated useful lives are as follows:

Computer equipment	3 years
Furniture and fixtures	5 years
Laboratory equipment	3 years
Leasehold improvements	Shorter of the useful life of the asset or the life of the lease

Costs for capital assets not yet placed in service are capitalized and depreciated once placed into service. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in loss from operations. Expenditures for repairs and maintenance are charged to expense as incurred.

Impairment of long-lived assets

Long-lived assets, comprised of property and equipment, to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the business in relation to expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. To date, the Company has not recorded any impairment losses or disposals on long-lived assets.

Deferred offering costs

The Company capitalized certain legal, professional accounting and other third-party fees that are directly associated with the in-process merger with FS Development as deferred offering costs until such merger is consummated. After consummation of the merger, these costs will be recorded as a reduction to additional paid-in capital generated as a result of the merger. Should the merger be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statement of operations. The Company had no deferred offering costs as of December 31, 2018 and 2019. As of September 30, 2020 (unaudited), the Company recorded deferred offering costs of $1.3 million.

Fair value measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1 – Quoted prices in active markets that are identical assets or liabilities.

Level 2 – Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

Level 3 – Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents and preferred stock warrant liability are carried at fair value, determined according to the fair value hierarchy described above (see Note 3). The carrying values of the Company’s prepaid expenses and other current assets, and accounts payable and accrued expenses approximate their fair values due to the short-term nature of these assets and liabilities. The carrying value of the Company’s term loan as of December 31, 2019 and September 30, 2020 (unaudited) (see Note 6) approximated fair value based on interest rates currently available to the Company.

Debt issuance costs

The carrying value of the Company’s term loan was recorded net of issuance costs and discount relating to the issuance of warrants. The debt discounts are amortized over the term of the debt using the effective interest method and recognized as interest expense.

Warrants

In February 2019, concurrent with the Company’s term loan agreement (see Note 6), the Company issued warrants to purchase shares of the Company’s Series A preferred stock. The Company accounts for the warrants to purchase Series A preferred as a liability as these warrants are freestanding financial instruments that may require the Company to transfer assets upon exercise. The fair value of the warrants classified as liabilities is estimated using the Black-Scholes Option Pricing Model and adjusted to fair value at the end of each reporting period. Changes in the fair value of the warrant are recognized as a component of other income (expense) in the statements of operations and comprehensive loss. The estimates in the Black-Scholes Option Pricing Model are based, in part, on subjective assumptions, including, stock price volatility, term of the warrants, risk free interest rate, dividend yield, and fair value of the preferred stock underlying the warrants. Such assumptions could differ materially in the future.

These warrants are subject to revaluation at the end of each reporting period until the earlier of the exercise or expiration of the applicable warrants or until such time that the underlying preferred stock is reclassified to permanent equity.

Classification of convertible preferred stock

The Company records all preferred convertible stock upon issuance at its respective fair value or original issuance price less direct and incremental issuance costs, as stipulated by its terms. The Company’s convertible preferred stock is classified outside of stockholders’ deficit because the holders of such shares have liquidation rights in the event of a deemed liquidation that, in certain situations, are not solely within the control of the Company.

Segment information

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (CODM) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company’s singular focus is the development of novel therapies for genetically defined, age-related macular degeneration. The Company has determined that it operates as a single operating segment and has one reportable segment. The Company’s long-lived assets are located in the United States.

Research and development contract costs and accruals

Research and development expenses include employee payroll, consulting, contract research, depreciation, rent and other corporate costs attributable to research and development activities, and are expensed as incurred.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

The Company has entered into various research and development contracts with companies both inside and outside of the United States. These agreements are generally cancelable, and related payments are recorded as research and development expenses as incurred. The Company records accruals for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes progress of the studies or trials, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates are made in determining the accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates. The Company’s historical accrual estimates have not been materially different from the actual costs.

Patent costs

The Company expenses all patent-related costs incurred in connection with filing and prosecuting patent applications. It records such costs within general and administrative expenses in its accompanying statement of operations and comprehensive loss.

Stock-based compensation

The Company measures all stock-based awards granted to employees, directors and non-employees based on the fair value on the date of grant and recognizes compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. Forfeitures are accounted for as they occur. The Company grants stock options and restricted stock awards that are subject to either service or performance-based vesting conditions. Compensation expense related to awards to employees and non-employees with performance-based vesting conditions is recognized based on the grant date fair value over the requisite service period using the accelerated attribution method to the extent achievement of the performance condition is probable. The Company estimates the probability that certain performance criteria will be met and does not recognize compensation expense until it is probable that the performance-based vesting condition will be achieved.

The Company classifies stock-based compensation expense in its statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

As there has been no public market for the Company’s common stock to date, the estimated fair value of its common stock has been determined by its most recently available third-party valuations of common stock. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The Company’s common stock valuations were prepared using an option pricing method, or OPM, or a hybrid method, both of which used market approaches to estimate its enterprise value. The OPM treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceeded the value of the preferred stock liquidation preferences at the time of the liquidity event, such as a strategic sale or a merger. A discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock. The hybrid method is a probability-weighted expected return method, or PWERM, where the equity value in one or more scenarios is calculated using an OPM. The PWERM is a scenario-based methodology that estimates the fair value of Gemini’s common stock based upon an analysis of its future values, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. There are significant judgments and estimates inherent in the determination of the fair value of the Company’s common stock. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, the prices at which the Company sold shares of preferred securities, the superior rights and preferences of securities senior to the common

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

securities at the time of, and the likelihood of, achieving a liquidity event, such as an IPO or sale. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock at each valuation date.

The fair value of each restricted common stock award is estimated on the date of grant based on the fair value of the Company’s common stock on that same date. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, which requires inputs based on certain subjective assumptions, including the expected stock price volatility, the expected term of the award, the risk-free interest rate, and expected dividends (see Note 10). The Company historically has been a private company and lacks company-specific historical and implied volatility information for its stock. Therefore, it estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies and expects to continue to do so until such time as it has adequate historical data regarding the volatility of its own traded stock price. The expected term of the Company’s options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The expected term of options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that the Company has never paid cash dividends on common stock and does not expect to pay any cash dividends in the foreseeable future.

Income taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by analyzing carryback capacity in periods with taxable income, reversal of existing taxable temporary differences and estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. To the extent an income tax provision is necessary, the provision for income taxes would include the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Comprehensive loss

Comprehensive loss includes net loss as well as other changes in stockholders’ equity (deficit) that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss for each of the periods presented in the accompanying financial statements.

Net income (loss) per share

The Company follows the two-class method when computing net income (loss) per share as the Company has issued shares that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated, and

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.

Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net income (loss) attributable to common stockholders is computed by adjusting net income (loss) attributable to common stockholders to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period, including potential dilutive common stock. For purpose of this calculation, outstanding options, unvested restricted common stock and convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net income (loss) per share as their effect is anti-dilutive.

The Company’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss, such losses are not allocated to such participating securities. In periods in which the Company reports a net loss attributable to common stockholders, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to be outstanding if their effect is anti-dilutive. The Company reported a net loss attributable to common stockholders for the years ended December 31, 2018 and 2019 and for the nine months ended September 30, 2019 and 2020 (unaudited).

Emerging growth company status

The Company is expected to be an “emerging growth company” (“EGC”) upon merger, as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. The Company may take advantage of these exemptions until it is no longer an EGC under Section 107 of the JOBS Act, which provides that an EGC can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. The Company has elected to avail itself of the extended transition period and, therefore, while the Company is an EGC it will not be subject to new or revised accounting standards the same time that they become applicable to other public companies that are not EGCs, unless it chooses to early adopt a new or revised accounting standard.

Recently adopted accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The Company early adopted this ASU 2014-09 on January 1, 2017 using the full retrospective approach. The Company did not have any revenue arrangements and therefore, its adoption did not have any impact on the Company’s financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 includes multiple provisions intended to simplify various aspects of the accounting for share-based payments, including the income tax consequences, classification of awards as either equity or liabilities, an option to recognize gross share compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. The

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

Company early adopted this pronouncement at its inception and has elected to recognize actual forfeitures as they occur. The adoption of ASU 2016-09 did not have any impact on the Company’s financial statements since it was adopted at its inception.

The Company has early adopted Accounting Standards Update 2018-07 (“ASU 2018-07”) Compensation — Stock Compensation: Improvements to Non-Employee Share-Based Compensation Accounting as of the date of January 1, 2017. ASU 2018-07 generally allows the Company to treat stock-based awards to non-employees similar to employees for purposes of measuring and recognition stock-based compensation. The adoption of this pronouncement did not have a material impact on its financial statements based on the fair value of the Company’s common stock at January 1, 2017.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”), to address diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The standard is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company adopted ASU 2016-15 at January 1, 2019. The adoption of this pronouncement did not have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (“ASU 2016-18”), which requires that amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, and should be applied using a retrospective transition method to each period presented. The Company elected to early adopt this pronouncement at January 1, 2017 and has presented its statement of cash flows in accordance with ASU 2016-18.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years, and early adoption is permitted. The Company adopted ASU 2017-01 at January 1, 2019. The adoption of this pronouncement did not have a material impact on the Company’s financial statements.

Recently issued accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. The guidance is effective for annual reporting periods beginning after December 15, 2021 and interim periods beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating the impact that the adoption of ASU 2016-02 will have on its financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, (“ASU 2018-13”). The new standard removes certain disclosures, modifies certain disclosures and adds additional disclosures related to fair value measurement. ASU 2018-13 is effective for annual periods after December 15, 2019. The Company is currently evaluating the potential impact ASU 2018-13 may have on its disclosures upon adoption.

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606, (“ASU 2018-18”). The amendments in this update clarify that certain transactions between collaborative arrangement participants should be accounted for as revenue when the collaborative arrangement participant is a customer in the context of a unit of account and precludes recognizing as revenue consideration

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

2. Summary of Significant Accounting Policies (cont.)

received from a collaborative arrangement participant if the participant is not a customer. ASU 2018-18 is effective for annual reporting periods after December 15, 2020. The Company is currently evaluating the potential impact ASU 2018-18 will have on its financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The new standard will be effective beginning January 1, 2021. The Company is currently evaluating the potential impact ASU 2019-12 may have on its financial position and results of operations upon adoption.

3. Fair value measurements

The following tables present information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy used to determine such fair values:

December 31, 2018	Level 1	Level 2	Level 3	Total
Assets
Money market funds in cash and cash equivalents	$17,521	$—	$—	$17,521
	$17,521	$—	$—	$17,521
December 31, 2019	Level 1	Level 2	Level 3	Total
Assets
Money market funds in cash and cash equivalents	$2,037	$—	$—	$2,037
	$2,037	$—	$—	$2,037

Liabilities
Warrant liability	$—	$—	$68	$68
	$—	$—	$68	$68
September 30, 2020 (unaudited)	Level 1	Level 2	Level 3	Total
Assets
Money market funds in cash and cash equivalents	$12,274	$—	$—	$12,274
	$12,274	$—	$—	$12,274

Liabilities
Warrant liability	$—	$—	$74	$74
	$—	$—	$74	$74

Money market funds were valued by the Company using quoted prices in active markets for similar securities, which represent a Level 1 measurement within the fair value hierarchy. During the years ended December 31, 2018 and 2019 and the nine months ended September 30, 2020 (unaudited), there were no transfers between Level 1, Level 2 and Level 3.

The value for the warrant liability balance is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

Warrants to purchase Series A Preferred Stock

In February 2019, concurrent with the Company’s term loan agreement, the Company issued warrants to purchase 70,000 shares of the Company’s Series A Preferred Stock. The warrants have an exercise price of $1.19 per share and expire in February 2029, representing a contractual term of ten years from issuance. No warrants were exercised during the year ended December 31, 2019 and nine months ended September 30, 2020 (unaudited). The fair value of the warrants was recorded as a liability on the date of issuance.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

3. Fair value measurements (cont.)

The following table sets forth a summary of the activities of the Company’s Series A Preferred Stock warrant liability which represents a recurring measurement that is classified within Level 3 of the fair value hierarchy wherein fair value is estimated using significant unobservable inputs:

Warrant Liability
Balance at December 31, 2018	$—
Issuance of Series A Preferred Stock warrants	66
Change in fair value	2
Balance at December 31, 2019	$68
Change in fair value	6
Balance at September 30, 2020 (unaudited)	$74

The fair value of the warrants to purchase shares of the Company’s Series A Preferred Stock at an exercise price of $1.19 per share, including subsequent remeasurements, was estimated using the Black-Scholes Option Pricing Model using the following assumptions:

	Year Ended December 31, 2019	Nine Months Ended September 30,
		2019	2020
(unaudited)
Fair value of the underlying instrument	$1.20 – $1.28	$1.20 – $1.24	$1.28 – $1.41
Risk-free interest rate	1.70% – 2.67%	1.70% – 2.67%	0.57% – 0.64%
Expected term (in years)	9.1 – 10.0	9.4 – 10.0	8.4 – 8.9
Expected volatility	73.4% – 74.3%	73.6% – 74.3%	73.8% – 74.4%
Expected dividend yield	0.0%	0.0%	0.0%

The risk-free interest rate used is the rate for a U.S. Treasury zero coupon issue with a term consistent with the remaining contractual term of the warrant on the date of measurement. The Company has not paid, and does not expect to pay, any cash dividends in the foreseeable future. The Company based the expected term assumption on the actual remaining contractual term of the respective warrants as of the date of measurement. The expected volatility is based on historical volatilities from guideline companies, since there is no active market for the Company’s common stock. The fair value on the date of measurement of the Series A preferred stock, the underlying instrument, was estimated by management with the assistance of a third-party valuation specialist.

4. Property and equipment

Property and equipment, net consisted of the following (in thousands):

	December 31,		September 30, 2020
	2018	2019
			(unaudited)
Laboratory equipment	$616	$830	$852
Computer equipment	25	29	29
Furniture and fixtures	53	53	53
Leasehold improvements	65	65	65
Total	$759	$977	$999
Less accumulated depreciation	(109)	(383)	(618)
Property and equipment, net	$650	$594	$381

Depreciation expense for the years ended December 31, 2018 and 2019 and for the nine months ended September 30, 2019 and 2020 (unaudited) was approximately $114 thousand, $290 thousand, $213 thousand and $235 thousand, respectively.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

5. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,		September 30, 2020
	2018	2019
			(unaudited)
Accrued payroll and benefits	$1,133	$2,123	$1,386
Accrued external research and development	730	432	1,224
Accrued professional fees	111	101	967
Accrued other	30	33	170
	$2,004	$2,689	$3,747

6. Term loan

On February 8, 2019 (the “Closing Date”), the Company entered into a term loan facility of up to $10.0 million (the “Term Loan”) with Silicon Valley Bank (“SVB”). The proceeds were used for general corporate and working capital purposes. Concurrent with the Term Loan, the Company issued SVB warrants to purchase 70,000 shares of the Company’s Series A preferred stock at an exercise price of $1.19 (Note 3). As of December 31, 2019 and September 30, 2020 (unaudited), the Company had $10.0 million in principal outstanding under the Term Loan.

The Term Loan is governed by a loan and security agreement, dated February 8, 2019, between the Company and SVB (the “SVB Loan Agreement”). The SVB Loan Agreement provided for two separate tranches under which the Company could borrow. The first tranche for $7,500,000 was available as single term loan advance until January 31, 2020. The second tranche was also available until January 31, 2020, as single term loan advance for $2,500,000, and required that the Company meet a certain milestone event. On April 18, 2019, the Company borrowed $7,500,000 under the first tranche and on December 17, 2019, the Company borrowed $2,500,000 under the second tranche having satisfied the milestone requirement.

The Term Loan initially matured on July 1, 2022 and accrues interest at a floating rate per annum equal to the greater of 3.75% or the prime rate minus 1.5% (3.25% as of December 31, 2019). The Term Loan initially provided for monthly interest-only payments until July 31, 2020. Thereafter, payments are payable in equal monthly installments of principal, plus all accrued and unpaid interest. The Company may prepay the Term Loan in whole upon 5 days’ prior written notice to SVB. Any such prepayment of the Term Loan is subject to a prepayment charge as follows: for a prepayment made on or prior to February 8, 2020, 2.0% of the then outstanding principal amount; for a prepayment made after February 8, 2020, but on or prior to February 8, 2021, 1.0% of the then outstanding principal amount; and for a prepayment made after February 8, 2021 but prior to the loan maturity date, 0.5% of the then outstanding principal balance. Amounts outstanding during an event of default are payable upon SVB’s demand and will accrue interest at an additional rate of 5.0% per annum of the past due amount outstanding.

On April 7, 2020, the Company entered into a deferral agreement with Silicon Valley Bank to defer scheduled principal repayments on its term loan by six months. The deferral agreement was offered to the Company in connection with SVB’s venture debt relief initiative, which was started due to the COVID-19 pandemic. The Company’s first principal payment under its credit facility is deferred until February 2021. The required monthly interest-only payment was not impacted by the deferral. The term loan’s new maturity date is January 1, 2023. After considering the debt guidance in ASC 470, the Company concluded that it did not meet the indicators of a trouble debt restructuring and accounted for the deferral of principal payment as a debt modification. Since there were no fees paid to SVB in connection with the deferral agreement, the modification had no impact to the Company’s financial statements.

At the end of the loan term (whether at maturity, by prepayment in full or otherwise), the Company is required to pay a final end of term charge to SVB in the amount of 4.0% of the aggregate original principal amount advanced by SVB. The amount of the end of term charge is being accrued over the loan term as interest expense. As of December 31, 2019 and September 30, 2020 (unaudited), the Company accrued $104 thousand and $200 thousand, respectively, related to the end of term charge, which has been classified as other long-term liabilities.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

6. Term loan (cont.)

The SVB Loan Agreement includes a provision under which SVB may accelerate the scheduled maturities of the Term Loan under conditions that are not objectively determinable. The Company evaluated the likelihood of such acceleration and determined that it is not probable and classified the Term Loan on the balance sheet in accordance with the repayment schedule as of December 31, 2019.

As of December 31, 2019, scheduled principal payments for the Term Loan are as follows (in thousands):

Year Ending December 31,
2020	$2,500
2021	5,000
2022	2,500
Total principal	$10,000
Unamortized discounts	(89)
Carrying amount	9,911
Less current portion	(2,500)
Long-term portion	$7,411

Interest expense for the years ended December 31, 2018 and 2019 and for the nine months ended September 30, 2019 and 2020 (unaudited) was approximately $0 thousand, $350 thousand, $218 thousand and $407 thousand, respectively.

7. Convertible promissory notes

On August 21, 2020, the Company entered into a purchase agreement with various investors to issue $14,000,000 in convertible promissory notes (the “Notes”). The Notes accrue simple interest at 8% per annum and mature on February 21, 2021. If the Notes remain outstanding at the maturity date, the principal and unpaid interest of the Notes will automatically be converted into Series B Preferred Stock at $1.3513 per share on the maturity date. The Company determined that a beneficial conversion feature (“BCF”) exists and should be recognized on the issuance date. The Company recorded the Notes at the original issuance price, net of the BCF discount. The BCF discount will be accreted to the face value of the Notes over the period from the issuance date until the maturity date, offset against interest expense.

The Notes served as a bridge loan prior to a PIPE transaction in connection with the proposed merger of the Company and FS Development Corp. The Notes were intended to automatically convert into common stock shares issued in the PIPE at a per share conversion price equal to the lowest per share price paid for such shares of common stock in the PIPE. Per the definitive business combination agreement, the Notes will be amended to allow for the principal and interest to be converted into Series B Preferred Stock at the per share conversion price of $1.3513 prior to the closing of the merger.

As of September 30, 2020, the carrying value of the Notes is as follows:

Principal amount	$14,000
Unamortized discount (beneficial conversion feature)	(6,400)
Carrying amount	7,600
Less current portion	(7,600)
Long-term portion	$—

During the nine months ended September 30, 2020 (unaudited), the Company recognized interest expense of $1.9 million, of which $123 thousand is included in accrued expenses and other current liabilities in the accompanying balance sheet as of September 30, 2020 (unaudited).

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

8. Convertible preferred stock

As of December 31, 2019 and September 30, 2020 (unaudited), the Company’s Certificate of Incorporation, as amended and restated, designated 76,723,489 authorized shares to be issued as convertible preferred stock with a par value of $0.001 per share, of which 39,722,088 shares have been further designated as Series A convertible preferred stock (the “Series A Preferred Stock”) and 37,001,401 shares have been further designated as Series B convertible preferred stock (the “Series B Preferred Stock”).

The holders of Series A Preferred Stock and Series B Preferred Stock (collectively, the “Preferred Stock”) have liquidation rights in the event of a deemed liquidation that, in certain situations, are not solely within the control of the Company. Therefore, Preferred Stock is classified outside of stockholders’ deficit.

Series A Preferred Stock financing

On May 24, 2017, the Company issued and sold 10,084,035 shares of Series A Preferred Stock at a price of $1.19 per share for gross proceeds of $12.0 million. The sale of shares of Series A Preferred Stock met the definition of a qualified equity financing, which triggered the automatic conversion of the Company’s outstanding notes payable plus accrued interest into 4,007,802 shares of Series A Preferred Stock.

The Series A Preferred Stock financing included a provision for two subsequent closings. A second closing for an additional 9,243,696 shares of Series A Preferred Stock at a price of $1.19 in exchange for gross proceeds of $11.0 million and a third closing for an additional 16,386,555 shares of Series A Preferred Stock at a price of $1.19 per share in exchange for gross proceeds of $19.5 million. The Company determined that these tranche rights do not meet the definition of a freestanding financial instrument and do not require bifurcation.

The second closing occurred on March 30, 2018 for the issuance of 9,243,696 shares of Series A Preferred Stock. The third closing occurred on November 2, 2018 for the issuance of 16,386,555 shares of Series A Preferred Stock.

Series B Preferred Stock financing

On September 26, 2019, the Company issued 9,916,375 shares of Series B Preferred Stock at a purchase price of $1.3513 per share for gross proceeds in the amount of $13.4 million.

The issuance of the Series B Preferred Stock resulted in changes to certain terms of the Series A Preferred Stock, primarily to align the rights of all preferred stockholders upon declaration of a dividend. The Company concluded such changes lacked sufficient significance and therefore were consistent with a modification rather than an extinguishment. These changes were administrative in nature and not consequential, with no change in the underlying value of the shares. Since the Company concluded there was no incremental value associated with the modification, there was no impact to the accounting for the Series A Preferred Stock.

The Series B Preferred Stock financing included a provision for the issuance of an additional 14,874,563 shares of Series B Preferred Stock at a price of $1.3513 per share in exchange for gross proceeds of $20.1 million. Consistent with the accounting considerations for the Series A tranche right, the Company determined that the Series B tranche right did not meet the definition of a freestanding financial instrument and does not require bifurcation. The second closing occurred on January 21, 2020, during which the Company issued 14,874,563 shares of Series B preferred stock at a price of $1.3513 per share in exchange for net proceeds of $20.1 million.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

8. Convertible preferred stock (cont.)

As of each balance sheet date, the Preferred Stock consisted of the following:

As of December 31, 2018	Shares authorized	Shares issued and outstanding	Carrying value	Liquidation preference	Conversion price per share
Series A convertible preferred stock	39,722,088	39,722,088	$47,113	$47,269	$1.1900
As of December 31, 2019	Shares authorized	Shares issued and outstanding	Carrying value	Liquidation preference	Conversion price per share
Series A convertible preferred stock	39,722,088	39,722,088	$47,113	$47,269	$1.1900
Series B convertible preferred stock	37,001,401	9,916,375	13,252	13,400	$1.3513
	76,723,489	49,638,463	$60,365	$60,669
As of September 30, 2020 (unaudited)	Shares authorized	Shares issued and outstanding	Carrying value	Liquidation preference	Conversion price per share
Series A convertible preferred stock	39,722,088	39,722,088	$47,113	$47,269	$1.1900
Series B convertible preferred stock	37,001,401	24,790,938	33,336	33,500	$1.3513
	76,723,489	64,513,026	$80,449	$80,769

The holders of the Preferred Stock have the following rights and preferences:

Voting

The holders of Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Preferred Stock held by such holder are convertible at the time of such vote. Except as provided by law or by the other provisions of the Amended and Restated Certificate of Incorporation, holders of Preferred Stock vote together with the holders of common stock as a single class.

The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, are entitled to elect two directors of the Company (the “Series B Directors”); the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect three directors of the Company (the “Series A Directors” and together with the Series B Directors, the “Preferred Directors”).

Conversion

Each share of Preferred Stock shall be convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the original issue price by the conversion price (as defined below) in effect at the time of conversion.

The Series A original issue price and Series A conversion price were equal to $1.19 as of December 31, 2018 and 2019 and September 30, 2020 (unaudited). The Series B original issue price and Series B conversion price were equal to $1.3513 as of December 31, 2019 and September 30, 2020 (unaudited). Such Series A and Series B original issue prices and Series A and Series B conversion prices, the rate at which each series of Preferred Stock may be converted into common stock, are subject to adjustment from time to time to reflect future stock dividends, splits, combinations, recapitalizations and similar events. As of December 31, 2018 and 2019 and September 30, 2020 (unaudited), each share of Series A Preferred Stock was convertible into one share of common stock. As of December 31, 2019 and September 30, 2020 (unaudited), each share of Series B Preferred Stock was convertible into one share of common stock.

Upon either (a) the closing of the sale of shares of common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $50.0 million of gross proceeds to the Company and a per share price of $4.05 per share, or (b) the vote or written consent of the

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

8. Convertible preferred stock (cont.)

holders of a majority in voting power of the then outstanding shares of the Series B Preferred Stock, voting as a single class, then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of common stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Company.

Dividends

The holders of the Preferred Stock are entitled to receive noncumulative dividends when in preference to any dividend on common stock at the rate of eight percent (8%) of the applicable original purchase price per annum, if and as declared by Company’s board of directors. The Company may not declare, pay or set aside any dividends on any other class or series of stock of the Company, other than dividends on common stock payable in common stock, unless the holders of the Preferred Stock first receive, or simultaneously receive, a dividend on each outstanding Preferred Stock in an amount at least equal to (a) in the case of a dividend on any class of common stock or any class or series that is convertible into common stock, that dividend per Preferred Stock as would equal the product of (i) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (ii) the number of common stock issuable upon conversion of a stock the applicable series of preferred stock, or (b) in the case of a dividend on any class or series that is not convertible into common stock, at a rate per Preferred Stock determined by (i) dividing the amount of the dividend payable on each share of such class or series of stock by the original issue price of such class or series (subject to appropriate adjustment in the event of any stock dividend, stock split, combination of or other similar recapitalization with respect to such class or series) and (ii) multiplying such fraction by an amount equal to the applicable Series A or Series B original issue price. No cash dividends were declared or paid during the years ended December 31, 2018 or 2019 or the nine months ended September 30, 2020 (unaudited).

Liquidation preference

In the event of any liquidation, dissolution, winding up of the Company, each holder of a share of Series B Preferred Stock and Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of common stock, an amount equal to an issuance price of $1.3513 to the holders of Series B Preferred Stock and $1.19 to the holders of Series A Preferred Stock, respectively, plus any declared but unpaid dividends.

The remaining proceeds are then payable to the holders of the Series B Preferred Stock and Series A Preferred Stock together with holders of common stock, however, that if the aggregate amount which the holders of Series B Preferred Stock and Series A Preferred Stock are entitled to receive under this provision and their amounts received exceed $2.7026 per share and $2.17 per share, respectively, each holder of Series B Preferred Stock and Series A Preferred Stock shall be entitled to receive upon such any liquidation, dissolution or winding up of the Company or Deemed Liquidation Event the greater of (i) $2.7026 and $2.17 per share, respectively or (ii) the amount such holder would have received if all shares of Series B Preferred Stock and Series A Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event.

Unless a majority of the holders of the then outstanding Preferred Stock, on an as-if-converted to common stock basis, which majority must include the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, elect otherwise, a deemed liquidation event shall include a merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring company or corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company.

Redemption

The Amended and Restated Certificate of Incorporation does not provide redemption rights to the holders of Preferred Stock.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

8. Convertible preferred stock (cont.)

The holders of shares of Preferred Stock have liquidation rights in the event of a deemed liquidation that, in certain situations, are not solely within the control of the Company. Therefore, the Preferred Stock is classified outside of stockholders’ deficit.

9. Common stock

As of December 31, 2018, the Amended and Restated Certificate of Incorporation authorized the Company to issue 55,000,000 shares of common stock with a par value of $0.001. As of December 31, 2019 and September 30, 2020 (unaudited), the Amended and Restated Certificate of Incorporation authorized the Company to issue 95,000,000 shares of common stock with a par value of $0.001. The voting, dividend and liquidation rights of the holders of the Company’s common stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock as described above.

The Company had reserved 50,031,845 shares and 89,686,234 shares as of December 31, 2018 and 2019, respectively, and 89,370,870 shares as of September 30, 2020 (unaudited), of common stock for the conversion of outstanding shares of Preferred Stock (see Note 8), the exercise of outstanding stock options, the number of shares remaining available for grant under the Company’s 2017 Equity Incentive Plan (see Note 10) and the exercise of the outstanding warrants to purchase shares of Series A Preferred Stock (see Note 3), assuming all warrants to purchase shares of Series A Preferred Stock became warrants to purchase shares of common stock at the applicable conversion ratio.

Voting

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders.

Dividends

Common stockholders are entitled to receive dividends, as may be declared by the board of directors. These dividends are subject to the preferential dividend rights of the holders of Preferred Stock. When dividends are declared on shares of common stock, the Company must declare at the same time a dividend payable to the holders of Preferred Stock equivalent to the dividend amount they would receive if each share of Preferred Stock was converted into common stock. The Company may not pay dividends to common stockholders until all dividends declared but unpaid on the Preferred Stock have been paid in full. No cash dividends were declared or paid during the years ended December 31, 2018 or 2019 or the nine months ended September 30, 2020 (unaudited).

10. Equity incentive plan

The Company’s 2017 Stock Option and Grant Plan, as amended (the “2017 Plan”), provides for the Company to grant qualified incentive options, nonqualified options, stock grants and other stock-based awards to employees and non-employees to purchase the Company’s common stock. The 2017 Plan is administered by the board of directors, or at the discretion of the board of directors, by a committee of the board of directors.

The total number of shares of common stock that may be issued under the 2017 Plan was 7,898,675 shares as of December 31, 2018. The total number of shares of common stock that may be issued under the 2017 Plan was 11,834,437 as of December 31, 2019 and September 30, 2020 (unaudited), of which 3,789,697 and 4,089,779 shares remained available for future grant as of December 31, 2019 and September 30, 2020 (unaudited), respectively.

The exercise price for incentive options is determined at the discretion of the board of directors. All incentive options granted to any person possessing less than 10% of the total combined voting power of all classes of stock may not have an exercise price of less than 100% of the fair market value of the common stock on the grant date. All incentive options granted to any person possessing more than 10% of the total combined voting power of all classes of stock may not have an exercise price of less than 110% of the fair market value of the common stock on the grant date.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

10. Equity incentive plan (cont.)

The option term for incentive awards may not be greater than ten years from the date of the grant. Incentive options granted to persons possessing more than 10% of the total combined voting power of all classes of stock may not have an option term of greater than five years from the date of the grant. The vesting period for equity-based awards is determined at the discretion of the board of directors, which is generally four years. For awards granted to employees and non-employees with four-year vesting terms, 25% of the option vests on the first anniversary of the grant date and the remaining stock vest equally each month for three years thereafter.

Shares that are expired, terminated, surrendered or canceled under the 2017 Plan without having been fully exercised will be available for future awards.

Option valuation

The assumptions that the Company used to determine the fair value of the stock options granted to employees and non-employees was as follows:

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
			(unaudited)
Risk-free interest rate	2.8% – 3.0%	1.5% – 2.4%	1.5% – 2.4%	0.72%
Expected term	5.6 – 6.3 years	6.0 – 6.25 years	6.0 – 6.1 years	6.1 years
Expected volatility	74% – 75%	74% – 77%	74% – 77%	79%
Expected dividend yield	0%	0%	0%	0%

Options

Through September 30, 2020, all options granted by the Company under the 2017 Plan were for the purchase of shares of common stock. The following table summarizes option activity under the 2017 Plan since December 31, 2018 (in thousands, except share and per share amounts):

	Number of stock options	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
			(in years)
Balance at December 31, 2018	6,782,422	$0.24	9.3	$1,081
Granted	4,802,164	$0.46
Exercised	(80,118)	$0.29
Forfeited	(2,964,150)	$0.32
Balance at December 31, 2019	8,540,318	$0.34	8.9	$1,095
Granted	1,182,200	$0.55
Exercised	(116,239)	$0.19
Forfeited	(1,482,282)	$0.33
Balance at September 30, 2020 (unaudited)	8,123,997	$0.38	8.4	$10,421
Options vested and exercisable at December 31, 2019	2,179,020	$0.18	7.6	$619
Options vested and exercisable at September 30, 2020 (unaudited)	3,223,460	$0.26	7.6	$4,513

The aggregate intrinsic value of options is calculated as the difference between the exercise price of the options and the fair value of the Company’s common stock for those options that had exercise prices lower than the fair value of the Company’s common stock.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

10. Equity incentive plan (cont.)

The intrinsic value of options exercised during the years ended December 31, 2018 and 2019 and the nine months ended September 30, 2019 and 2020 (unaudited) was $4 thousand, $11 thousand, $10 thousand and $54 thousand, respectively.

The weighted-average grant-date fair value per share of options granted during the years ended December 31, 2018 and 2019 and the nine months ended September 30, 2019 and 2020 (unaudited) was $0.22, $0.30, $0.27 and $0.37, respectively.

The total fair value of options vested during the years ended December 31, 2018 and 2019 and the nine months ended September 30, 2019 and 2020 (unaudited) was $190 thousand, $352 thousand, $318 thousand and $379 thousand, respectively.

Restricted stock

Under terms of the restricted stock agreements covering the common stock, shares of restricted common stock are subject to a vesting schedule. The restricted stock vests over a four-year period during which time all unvested stock will immediately be forfeited to the Company if the relationship between the recipient and the Company ceases. Subject to the continued employment (or other engagement of the recipient by the Company as described in the restricted stock agreements), all shares of restricted common stock become fully vested within four years of the vesting commencement date.

The following table summarizes the Company’s restricted stock activity since December 31, 2018:

	Number of shares	Weighted average grant date fair value
Unvested at December 31, 2018	694,150	$0.13
Granted	—	$—
Forfeited	—	$—
Vested	(265,493)	$0.11
Unvested at December 31, 2019	428,657	$0.14
Granted	—	$—
Forfeited	—	$—
Vested	(199,125)	$0.11
Unvested at September 30, 2020 (unaudited)	229,532	$0.17

The aggregate fair value of restricted stock that vested during the years ended December 31, 2018 and 2019 and the nine months ended September 30, 2019 and 2020 (unaudited) was $108 thousand, $125 thousand, $94 thousand and $331 thousand, respectively.

The Company recorded stock-based compensation expense for restricted stock of $32 thousand, $30 thousand, $22 thousand and $22 thousand, during the years ended December 31, 2018 and 2019 and the nine months ended September 30, 2019 and 2020 (unaudited), respectively.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

10. Equity incentive plan (cont.)

Performance-based stock option awards

The Company granted options to purchase 200,000 shares of common stock to scientific founders that contain a combination of service- and performance-based vesting conditions based on (i) IND submission and (ii) completion of a Phase I clinical study. During the year ended December 31, 2019, fifty percent of the options vested because of the successful submission of the Company’s first investigational drug and the implicit service condition was met. The related stock-based compensation expense recognized was de minimis. The Company believes the second performance criteria is probable of achievement and has recognized the related stock-based compensation expense over the implicit requisite service period. The related stock-based compensation expenses are de minimis.

Stock-based compensation expense

The Company recorded stock-based compensation expense in the following expense categories of its statements of operations (in thousands):

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
			(unaudited)
Research and development	$143	$214	$153	$121
General and administrative	220	209	144	272
Total stock-based compensation expense	$363	$423	$297	$393

As of December 31, 2019 and September 30, 2020 (unaudited), total unrecognized compensation cost related to the unvested stock-based awards was $1.6 million and $1.4 million, respectively, which is expected to be recognized over a weighted average period of 3.3 and 2.9 years, respectively.

11. Income taxes

For the years ended December 31, 2018 and 2019, the Company recorded no income tax benefit for the net operating losses incurred in each year, due its uncertainty of realizing a benefit from those items and recorded a full valuation allowance on its net deferred tax assets.

A reconciliation of income taxes computed using the statutory federal tax rate to that reflected in operations as of December 31, 2018 and 2019 are as follows:

	Year Ended December 31,
	2018	2019
U.S. federal statutory income tax rate	21.0%	21.0%
State and local taxes, net of federal benefit	6.2%	6.1%
Research and development credits	2.4%	5.1%
Other	(0.3)%	0.0%
Change in valuation allowance	(29.3)%	(32.2)%
Effective income tax rate	0.0%	0.0%

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

11. Income taxes (cont.)

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets were as follows (in thousands):

	December 31,
	2018	2019
Deferred tax assets:
Net operating loss carryforwards	$7,256	$18,078
Research and development credits	528	2,659
Other temporary differences	373	739
Gross deferred tax assets	8,157	21,476
Deferred tax liabilities:
Depreciation	(25)	(5)
Stock-based compensation	(18)	(4)
Gross deferred tax liabilities	(43)	(9)
Net deferred tax assets	8,114	21,467
Valuation allowance	(8,114)	(21,467)
Net deferred tax assets	$—	$—

As of December 31, 2018, the Company had federal net operating loss carryforwards of $7.6 million that are subject to expire at various dates through 2037, and net operating loss carryforwards of $19.0 million, which have no expiration date, can be carried forward indefinitely, and are limited to a deduction to 80% of annual taxable income. The Company has state tax net operating loss carryforwards of $26.5 million, which may be available to offset future income tax liabilities and expire at various dates through 2037. The Company also has federal and state research and development tax credit carryforwards of $0.4 million and $0.1 million, respectively, which expire at various dates through 2038.

As of December 31, 2019, the Company had federal net operating loss carryforwards of $7.6 million that are subject to expire at various dates through 2037, and net operating loss carryforwards of $58.9 million, which have no expiration date, can be carried forward indefinitely, and are limited to a deduction to 80% of annual taxable income. The Company has state tax net operating loss carryforwards of $65.1 million, which may be available to offset future income tax liabilities and expire at various dates through 2039. The Company also has federal and state research and development tax credit carryforwards of $2.1 million and $0.7 million, respectively, which expire at various dates through 2039.

In assessing the realizability of the net deferred tax asset, the Company considers all relevant positive and negative evidence in determining whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The realization of the gross deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. Management believes that it is more likely than not that the Company’s deferred income tax assets will not be realized. As such, there is a full valuation allowance against the net deferred tax assets as of December 31, 2018 and 2019. The valuation allowance increased by $5.9 million during the year ended December 31, 2018 and $13.4 million during the year ended December 31, 2019 primarily as a result of net operating losses generated during the periods. The Company reevaluates the positive and negative evidence at each reporting period.

Net operating loss and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service (IRS) and may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50% as defined under Sections 382 and 383 in the Internal Revenue Code, which could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not conducted a study to determine if any such changes have occurred that could limit its ability to use the net operating loss and tax credit carryforwards.

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

11. Income taxes (cont.)

A study of research and development credit carryforwards, once undertaken by the Company, may result in an adjustment to its research and development credit carryforwards; however, until a study is completed and any adjustment is known, no amounts are being presented as an uncertain tax position. A full valuation allowance has been provided against the Company’s research and development credits and, if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. Thus, there would be no impact to the balance sheet or statement of operations if an adjustment is required.

The Company has not recorded any liabilities for unrecognized tax benefits as of December 31, 2018 and 2019. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2018 and 2019, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company is subject to U.S. federal income tax and Massachusetts state income tax. The statute of limitations for assessment by the IRS and state tax authorities is open for the tax years since 2016; currently, no federal or state income tax returns are under examination by the respective taxing authorities. However, the federal and state tax returns are subject to tax examination from the year of formation to the present. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service or state tax authorities to the extent utilized in a future period.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was passed by the U.S. Congress and signed into law by the President of the U.S. The CARES Act, among other things, includes certain provisions for individuals and corporations; however, these benefits do not impact the company’s income tax provision.

12. Net loss per share

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company (in thousands, except share and per share amounts):

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
			(unaudited)
Net loss attributable to common stockholders	$(20,167)	$(41,400)	$(31,733)	$(26,522)

Weighted average common shares outstanding-basic and diluted	4,811,641	5,171,537	5,133,773	5,507,900

Net loss per share attributable to common stockholders-basic and diluted	$(4.19)	$(8.01)	$(6.18)	$(4.82)

The Company’s unvested restricted common shares have been excluded from the computation of basic net loss per share attributable to common stockholders.

The Company’s potentially dilutive securities, which include options, unvested restricted stock, convertible preferred stock and warrants to purchase convertible preferred stock, have been excluded from the computation of diluted net loss per share attributable to common stockholders as the effect would be to reduce the net loss per share attributable to common stockholders. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

12. Net loss per share (cont.)

following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Year Ended December 31,		Nine Months Ended September 30,
	2018	2019	2019	2020
			(unaudited)
Series A preferred stock (as converted to common stock)	39,722,088	39,722,088	39,722,088	39,722,088
Series B preferred stock (as converted to common stock)	—	9,916,375	9,102,345	24,790,938
Unvested restricted stock	694,150	428,657	495,032	229,532
Options to purchase common stock	6,782,422	8,540,318	7,610,107	8,123,997
Warrants to purchase shares of Series A preferred stock (as converted to common stock)	—	70,000	70,000	70,000
	47,198,660	58,677,438	56,999,572	72,936,555

13. Commitments and contingencies

As of December 31, 2019, the Company has several ongoing clinical studies in various clinical trial stages. Its most significant contracts relate to agreements with clinical research organizations (“CROs”) for clinical trials and preclinical studies and clinical manufacturing organizations (“CMOs”), which the Company enters into in the normal course of business. The contracts with CROs and CMOs are generally cancellable, with notice, at the Company’s option.

Lease agreements

The Company has an operating lease agreement for its office and laboratory space, which commenced in June 2018 and extends for five years through May 2023. The lease agreement includes annual rent escalations throughout the term of the lease, which the Company records total expense on a straight-line basis over the term of the lease agreement. The lease required the Company to provide a security deposit in the amount of $223 thousand. The Company provided the landlord an irrevocable standby letter of credit in the name of the landlord for its security deposit and collateralized that letter of credit through its bank, which is included on the balance sheets as restricted cash. The Company is also required to pay certain operating costs. Rent expense for the years ended December 31, 2018 and 2019 and for the nine months ended September 30, 2019 and 2020 (unaudited) was $827 thousand, $964 thousand, $723 thousand and $899 thousand, respectively.

Minimum annual rent payments under this lease for the remaining term, excluding operating expenses and taxes which are not fixed for future periods as of December 31, 2019, are as follows:

Year Ending December 31,	Amount
2020	$933
2021	958
2022	987
2023	502
$3,380

License agreements

In April 2017, the Company entered into a Research Collaboration and License Agreement with Sanquin Blood Supply Foundation (the “2017 License Agreement”) to develop antibodies that bind and enhance the activity of CFH. As consideration for the license, the Company paid a one-time, non-refundable upfront payment of $100 thousand. The 2017 License Agreement includes additional consideration upon the achievement of certain development and

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

13. Commitments and contingencies (cont.)

commercial milestones (i.e., once net sales targets exceed certain thresholds) totaling up to an aggregate amount of $29.0 million. Finally, the Company is required to make royalty payments of between 1.25% and 2.50% of net product sales if commercialization is achieved. The financial statements as of December 31, 2018 and 2019, and September 30, 2020 (unaudited), do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

In June 2018, the Company entered into a Cell Line License Agreement with Life Technologies Corporation (the “2018 License Agreement”) to obtain non-exclusive use of 293 H cells in support of GEM-103 manufacturing activities. As consideration for the license, the Company paid a one-time, non-refundable, non-creditable initial license fee of $75 thousand. In addition, an annual non-refundable, non-creditable development fee of $65 thousand is due on each anniversary date. The 2018 License Agreement includes additional consideration of $275 thousand contingent upon future commercialization of each licensed product. As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2018 License Agreement as of December 31, 2018 and 2019, and September 30, 2020 (unaudited).

In March 2019, the Company entered into a second Cell Line License Agreement with Life Technologies Corporation (the “2019 License Agreement”) to obtain non-exclusive use of a CTS Viral Production cell line for producing genetically engineered adeno-associated virus particles to be used in human therapeutics. As consideration for the license, the Company paid a one-time, non-refundable, non-creditable initial license fee of $100 thousand. In addition, an annual non-refundable, non-creditable development fee of $80 thousand is due on each anniversary date, beginning on the second anniversary date. The 2019 License Agreement includes additional consideration of $350 thousand contingent upon future commercialization of each licensed product. As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2019 License Agreement as of December 31, 2018 and 2019, and September 30, 2020 (unaudited).

In October 2018, the Company entered into a Master License Agreement with Avitide, Inc. (the “2018 Master License Agreement”) to license, on an exclusive basis, certain of Avitide’s affinity chromatography resins comprised of proprietary ligands. As consideration for the license, the Company paid an upfront license fee of $200 thousand. In addition, an annual license fee of $75 thousand is due on each anniversary date. The 2018 Master License Agreement includes additional consideration upon the achievement of certain development, commercial and sales milestones totaling up to $700 thousand, $2.2 million and $7.0 million, respectively. Finally, the Company is required to make royalty payments of 1.25% of net product sales if commercialization is achieved. The financial statements as of December 31, 2018 and 2019, and September 30, 2020 (unaudited), do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

In June 2019, the Company entered into a GPEx-Derived Cell Line Sale Agreement with Catalent Pharma Solutions, LLC (the “2019 Sale Agreement”) to purchase all right, title and interest in and to the GPEx Cell Line. As consideration for the GPEx Cell Line, the Company is required to make one-time milestone payments totaling up to $1.3 million in aggregate, as well as a contingent annual fee upon commercialization (1% of net sales, or $100 thousand, whichever is greater) and other fees after certain milestones are reached. Certain milestone payments may be waived if Catalent manufactures >50% of the total product required for the relevant clinical trial. The financial statements as of December 31, 2018 and 2019, and September 30, 2020 (unaudited), do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

Indemnification agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

13. Commitments and contingencies (cont.)

to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its financial statements as of December 31, 2018 or 2019, or September 30, 2020 (unaudited).

Legal proceedings

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of business. As of December 31, 2018 and 2019, and September 30, 2020 (unaudited), the Company was not a party to any material legal matters or claims.

14. Benefit plans

The Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Prior to 2019, matching contributions to the plan were made at the discretion of the Company’s management. During the year ended December 31, 2018, the Company contributed a discretionary match of $33 thousand. Beginning in 2019, the Company provides contributions equal to fifty percent (50%) up to six percent (6%) of each participant’s salary. Employees are immediately and fully vested in the Company’s contribution. During the year ended December 31, 2019 and the nine months ended September 30, 2019 and 2020 (unaudited), the Company contributed $124 thousand, $96 thousand and $103 thousand to the plan, respectively.

15. Related party transactions

The Company engaged a firm managed by an executive of the Company for professional services related to accounting, finance and other administrative functions. For the nine months ended September 30, 2020, the costs incurred under this arrangement totaled $366 thousand, which was recorded as general and administrative expense in the accompanying statement of operations. As of September 30, 2020, amounts owed under this arrangement totaled $322 thousand and is included in accounts payable in the accompanying balance sheet.

16. Subsequent events

The Company has evaluated subsequent events through October 30, 2020, the issuance date of its financial statements as of December 31, 2019, to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements as of December 31, 2019, and events which occurred subsequently but were not recognized in the financial statements. The Company has concluded that no events or transactions have occurred that require disclosure in the accompanying financial statements, except as follows:

Series B preferred stock financing

On January 21, 2020, the Company issued 14,874,563 shares of Series B preferred stock at a price of $1.3513 per share in exchange for net proceeds of $20.1 million.

Deferral of principal payments due under term loan facility

On April 7, 2020, the Company entered into a deferral agreement with Silicon Valley Bank to defer scheduled principal repayments on its term loan by six months. The deferral agreement was offered to the Company in connection with SVB’s venture debt relief initiative, which was started due to the COVID-19 pandemic. Refer to Note 6 for further details.

Convertible promissory notes

On August 21, 2020, the Company entered into a purchase agreement with various investors to issue $14,000,000 in convertible promissory notes (the “Notes”). The Notes accrue simple interest at 8% per annum and mature on February 21,

Gemini Therapeutics, Inc.
Notes to Financial Statements
(Amounts in thousands, except share and per share amounts)

16. Subsequent events (cont.)

2021. If the Notes remain outstanding at the maturity date, the principal and unpaid interest of the Notes will automatically be converted into Series B Preferred Stock at $1.3513 per share on the maturity date. The Company determined that a beneficial conversion feature (“BCF”) exists and should be recognized on the issuance date. The Company recorded the Notes at the original issuance price, net of the BCF discount. The BCF discount will be accreted to the face value of the Notes over the period from the issuance date until the maturity date, offset against interest expense.

The Notes served as a bridge loan prior to a PIPE transaction in connection with the proposed merger of the Company and FS Development Corp. The Notes were intended to automatically convert into common stock shares issued in the PIPE at a per share conversion price equal to the lowest per share price paid for such shares of common stock in the PIPE. Per the definitive business combination agreement, the Notes will be amended to allow for the principal and interest to be converted into Series B Preferred Stock at the per share conversion price of $1.3513 prior to the closing of the merger.

Merger of FS Development and Gemini

On October 15, 2020, Gemini executed a definitive business combination agreement between it and FS Development Corp. As a result of the proposed business combination, FS Development Corp. will be renamed to Gemini Therapeutics, Inc., or Combined Entity, and Gemini will become a wholly owned subsidiary of Combined Entity. Upon the completion of the proposed business combination transaction, the shareholders of Gemini will exchange their interests in Gemini for shares of common stock of Combined Entity. In addition, Gemini’s existing equity incentive plan will be terminated; awards issued under Gemini’s existing equity incentive plan will be exchanged for awards issued under a new equity incentive plan to be adopted by Combined Entity. Lastly, immediately after the completion of the Business Combination, certain investors have agreed to subscribe for and purchase an aggregate of $95.1 million of common stock of Combined Entity. The combined company is expected to receive net proceeds of approximately $191.2 million at the closing of the transaction (assuming no redemptions are effected by shareholders of FS Development Corp.) and will continue to operate under the Gemini management team, led by chief executive officer Jason Meyenburg. The boards of directors of both FS Development Corp. and Gemini have approved the proposed transaction. Completion of the transaction, which is expected by the first quarter of 2021, is subject to approval of FS Development Corp.’s shareholders and the satisfaction or waiver of certain other customary closing conditions.

Stock Option Grants

In October 2020, the Company granted under the 2017 Plan 3,965,552 stock options to fourteen (14) individuals, which included employees, executives, board members and one non-employee executive deemed to be a related party. Such stock options were issued with an exercise price of $1.66 per share and a grant date fair value per share of $1.12. The stock option awards vest in accordance with terms typically granted under the 2017 Plan. The Company will record equity-based compensation expense of $4.4 million related to the grant over the vesting term.

17. Subsequent events (unaudited)

For the Company’s interim financial statements as of September 30, 2020 and for the nine months then ended, it evaluated subsequent events through December 7, 2020, the date on which those interim financial statements were issued.

Stock Option Grant

In December 2020, the Company granted under the 2017 Plan 306,222 stock options to an employee with an exercise price of $1.66 per share and a grant date fair value per share of $1.12. The stock option award vests in accordance with terms typically granted under the 2017 Plan. The Company will record equity-based compensation expense of $0.3 million related to the grant over the vesting term.

Annex A
EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated

October 15, 2020

by and among

Gemini Therapeutics, Inc.,

Shareholder Representative Services LLC, as the Stockholders’ Representative,

FS Development Corp.,

and

FSG Merger Sub, Inc.

Annex A Page No.
ARTICLE I DEFINITIONS		A-2

1.1	Definitions	A-2
1.2	Construction	A-11

ARTICLE II MERGER		A-11

2.1	Merger	A-11
2.2	Merger Effective Time	A-12
2.3	Effect of the Merger	A-12
2.4	U.S. Tax Treatment	A-12
2.5	Certificate of Incorporation	A-12
2.6	Closing; Effective Time	A-12
2.7	Board of Directors of Parent	A-13
2.8	Taking of Necessary Action; Further Action	A-13
2.9	No Further Ownership Rights in Company Securities	A-13
2.10	Appraisal Rights	A-13

ARTICLE III [INTENTIONALLY OMITTED]		A-14

ARTICLE IV CONSIDERATION		A-14

4.1	Conversion of Company Securities; Convertible Notes	A-14
4.2	No Fractional Shares	A-15
4.3	Withholding	A-15

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-16

5.1	Corporate Existence and Power	A-16
5.2	Authorization	A-16
5.3	Governmental Authorization	A-16
5.4	Non-Contravention	A-16
5.5	Capitalization	A-17
5.6	Corporate Records	A-17
5.7	Subsidiaries	A-18
5.8	Consents	A-18
5.9	Financial Statements	A-18
5.10	Books and Records	A-18
5.11	Internal Accounting Controls	A-18
5.12	Absence of Certain Changes	A-19
5.13	Properties; Title to the Company’s Assets	A-19
5.14	Litigation	A-19
5.15	Contracts	A-19
5.16	Licenses and Permits	A-20
5.17	Compliance with Laws	A-21
5.18	Intellectual Property	A-21
5.19	FDA	A-23
5.20	Accounts Payable; Affiliate Loans	A-24
5.21	Employees; Employment Matters	A-24
5.22	Withholding	A-25
5.23	Employee Benefits	A-25
5.24	Real Property	A-26

Annex A-i

Annex A Page No.
5.25	Tax Matters	A-27
5.26	Environmental Laws	A-28
5.27	Finders’ Fees	A-28
5.28	Powers of Attorney and Suretyships	A-28
5.29	Directors and Officers	A-28
5.30	Anti-Money Laundering Laws	A-28
5.31	Insurance	A-28
5.32	Related Party Transactions	A-29

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-29

6.1	Corporate Existence and Power	A-29
6.2	Corporate Authorization	A-29
6.3	Governmental Authorization	A-29
6.4	Non-Contravention	A-29
6.5	Finders’ Fees	A-30
6.6	Issuance of Shares	A-30
6.7	Capitalization	A-30
6.8	Information Supplied	A-30
6.9	Trust Fund	A-30
6.10	Listing	A-31
6.11	Board Approval	A-31
6.12	Parent SEC Documents and Financial Statements	A-31
6.13	Certain Business Practices	A-31
6.14	Anti-Money Laundering Laws	A-32
6.15	Affiliate Transactions	A-32
6.16	Litigation	A-32
6.17	Expenses, Indebtedness and Other Liabilities	A-32
6.18	Tax Matters	A-32

ARTICLE VII COVENANTS OF THE PARTIES PENDING CLOSING		A-33

7.1	Conduct of the Business	A-33
7.2	Exclusivity	A-35
7.3	Access to Information	A-35
7.4	Notices of Certain Events	A-36
7.5	Cooperation with Form S-4/Proxy Statement; Other Filings	A-36
7.6	Trust Account	A-38
7.7	Obligations of Merger Sub	A-38
7.8	Private Placement, Parent Support Agreements	A-38

ARTICLE VIII COVENANTS OF THE COMPANY		A-38

8.1	Reporting; Compliance with Laws	A-38
8.2	Commercially Reasonable Efforts to Obtain Consents	A-38
8.3	Company’s Stockholders Approval	A-38
8.4	Section 280G	A-39

ARTICLE IX COVENANTS OF ALL PARTIES HERETO		A-39

9.1	Commercially Reasonable Efforts; Further Assurances; Governmental Consents	A-39
9.2	Confidentiality	A-40
9.3	Directors’ and Officers’ Indemnification and Liability Insurance	A-40

Annex A-ii

Annex A Page No.
9.4	Nasdaq Listing	A-41
9.5	Certain Tax Matters	A-41
9.6	Equity Incentive Plan	A-41

ARTICLE X CONDITIONS TO CLOSING		A-41

10.1	Condition to the Obligations of the Parties	A-41
10.2	Conditions to Obligations of Parent and Merger Sub	A-42
10.3	Conditions to Obligations of the Company	A-43

ARTICLE XI INDEMNIFICATION		A-44

11.1	Indemnification of Parent	A-44
11.2	Procedure	A-44
11.3	Escrow of Escrow Shares by Escrow Participants	A-45
11.4	Payment of Indemnification	A-46
11.5	Insurance	A-46
11.6	Survival of Indemnification Rights	A-46
11.7	Sole and Exclusive Remedy	A-47

ARTICLE XII DISPUTE RESOLUTION		A-47

12.1	Arbitration	A-47
12.2	Waiver of Jury Trial; Exemplary Damages	A-48

ARTICLE XIII TERMINATION		A-48

13.1	Termination Without Default	A-48
13.2	Termination Upon Default	A-48
13.3	Effect of Termination	A-49

ARTICLE XIV MISCELLANEOUS		A-49

14.1	Notices	A-49
14.2	Amendments; No Waivers; Remedies	A-50
14.3	Arm’s Length Bargaining; No Presumption Against Drafter	A-50
14.4	Publicity	A-50
14.5	Expenses	A-51
14.6	No Assignment or Delegation	A-51
14.7	Governing Law	A-51
14.8	Counterparts; Facsimile Signatures	A-51
14.9	Entire Agreement	A-51
14.10	Severability	A-51
14.11	Further Assurances	A-51
14.12	Third Party Beneficiaries	A-51
14.13	Waiver	A-51
14.14	Stockholders’ Representative	A-51
14.15	Non-Recourse	A-52
14.16	No Other Representations; No Reliance	A-53
Annex A-iii

Exhibit A	Company Support Agreement
Exhibit B	Subscription Agreement
Exhibit C	Parent Support Agreement
Exhibit D	Voting Agreement
Exhibit E	Escrow Agreement
Exhibit F	Registration Rights Agreement
Exhibit G	Amended and Restated Certificate of Incorporation of Parent
Exhibit H	Amended and Restated Bylaws of Parent
Exhibit I	Parent Equity Incentive Plan
Exhibit J	FIRPTA Certificate
Exhibit K	Lockup Agreement
Exhibit L	Certificate of Merger
Exhibit M	Tax representation Letters
Exhibit N	Tax representation Letters

Company Disclosure Schedules

Parent Disclosure Schedules

Annex A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 15, 2020 (this “Agreement”), is entered into by and among Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (the “Stockholders’ Representative”), FS Development Corp., a Delaware corporation (“Parent”) and FSG Merger Sub Inc., a Delaware corporation (“Merger Sub”).

W I T N E S E T H:

A. The Company is in the business of therapeutic drug development and commercialization and related activities (the “Business”);

B. Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

C. The Company Securityholders are listed on the Capitalization Schedule and Annex 5.5(a) to Schedule 5.5 and own 100% of the issued and outstanding Company Securities;

D. Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent and Parent shall change its name to “Gemini Therapeutics, Inc.”;

E. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, Company Securityholders set forth on Schedule 1 (“Specified Company Securityholders”) are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each of the Specified Company Securityholders has agreed to vote in favor of this Agreement and the Merger;

F. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Specified Company Securityholders and certain other Company Securityholders and third parties have entered into subscription agreements in substantially the form attached hereto as Exhibit B (collectively, the “Subscription Agreements”), pursuant to which, at the Closing, such Persons have agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase shares of Parent Class A Common Stock at a purchase price of $10.00 per share, for an aggregate cash amount of $95,000,000 (the “Private Placement”);

G. The Subscription Agreements entered into by the Specified Company Securityholders represent an aggregate portion of the Private Placement equal to $15,600,000;

H. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, specified stockholders of Parent are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit C (each, a “Parent Support Agreement”), pursuant to which each such Parent stockholder has agreed (x) not to transfer or redeem any shares of Parent Common Stock held by such Parent stockholder and (y) to vote in favor of this Agreement and the Merger at the Parent Stockholder Meeting; and

I. The Company’s Board of Directors has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which the Company is or will be party, including the Merger, on the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and the Company Stockholders and (iii) resolved to recommend that the Company Stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which the Company is or will be a party (the “Company Board Recommendation”).

Annex A-1

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.

“Action” means any legal action, litigation, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Voting Agreement, substantially in the form attached hereto as Exhibit D (the “Voting Agreement”), the Registration Rights Agreement, the Escrow Agreement, the Company Support Agreements, the Subscription Agreements, the Parent Support Agreements, and the Lockup Agreement.

“Additional Parent SEC Documents” has the meaning set forth in Section 6.12.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. “Affiliate” shall also include, with respect to any individual natural Person, (a) such Peron’s a spouse, Parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law or (b) a trust for the benefit of such Person and/or the individuals described in the foregoing clause (a) or of which such Person is a trustee.

“Affiliate Transaction” has the meaning set forth in Section 5.32.

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to Parent from the Trust Fund in connection with the transactions contemplated hereby (net of the Parent Redemption Amount); plus (ii) the aggregate cash proceeds actually received by Parent on the Closing Date in respect of the Private Placement, minus (b) the Unpaid Parent Liabilities.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 7.2(b).

“Alternative Transaction” has the meaning set forth in Section 7.2(a).

“Annual Financial Statements” has the meaning set forth in Section 5.9(a).

“Arbitrator” has the meaning set forth in Section 12.1(a).

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

“Balance Sheet Date” has the meaning set forth in Section 5.9(a).

“Basket” has the meaning set forth in Section 11.1.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Capitalization Schedule” means Schedule 4.1(j), as updated as contemplated herein.

“Certificate of Merger” has the meaning set forth in Section 2.2.

Annex A-2

“Closing Consideration Conversion Ratio” shall mean a number of Parent Class A Shares equal to the quotient obtained by dividing (a) the Closing Payment Shares; by (b) the Fully Diluted Company Shares, in each case, as listed on the Capitalization Schedule delivered prior to Closing.

“Closing” has the meaning set forth in Section 2.6.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Payment Shares” means an aggregate number of Parent Class A Shares, which for the avoidance of doubt is inclusive of the Escrow Shares, equal to the difference between (a) 21,500,000 Parent Class A Shares; minus (b) a number of Parent Class A Shares equal to one half (1/2) of the initial unallocated shares of Parent Class A Stock reserved for issuance under the Parent Equity Incentive Plan (which shall not exceed two and one-half percent (2.5%) of the issued and outstanding Parent Class A Shares as of immediately following the Effective Time as set forth in the Capitalization Schedule delivered prior to Closing (and approved by Parent, such approval not to be unreasonably withheld, conditioned or delayed)).

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Capital Stock” means Company Common Stock, Company Series A Preferred Stock and Company Series B Preferred Stock.

“Company Certificate” has the meaning set forth in Section 10.2(d).

“Company Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, as filed on or about September 26, 2019 with the Secretary of State of the State of Delaware pursuant to the DGCL.

“Company Common Stock” means common stock of the Company, par value $0.001 per share.

“Company Consent” has the meaning set forth in Section 5.8.

“Company Financial Statements” has the meaning set forth in Section 5.9(a).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 5.1 (Corporate Existence and Power), 5.2 (Authorization), and 5.27 (Finders’ Fees).

“Company Option” means each option to purchase Company Common Stock granted, and that remains outstanding, under the Equity Incentive Plans.

“Company Preferred Stock” has the meaning set forth in Section 5.5(a).

“Company Restricted Stock” means any outstanding shares of Company Capital Stock that are unvested or subject to a risk of forfeiture or repurchase option in favor of the Company.

“Company Securities” means the Company Common Stock, the Company Preferred Stock, the Company Options and the Company Warrant.

“Company Securityholder” means each Person who holds Company Securities immediately prior to the Effective Time, each of which is listed on the Capitalization Schedule delivered prior to Closing.

“Company Series A Preferred Stock” means the series A preferred stock of the Company, par value $0.0001 per share.

“Company Series B Preferred Stock” means the series B preferred stock of the Company, par value $0.0001 per share.

“Company Stockholders” means, at any given time, the holders of Company Common Stock.

Annex A-3

“Company Stockholder Approval” has the meaning set forth in Section 5.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 8.3(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 8.3(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Warrant” means the Warrant to Purchase Stock dated February 8, 2019, issued to Silicon Valley Bank, pursuant to which Silicon Valley Bank is entitled to purchase shares of Company Series A Preferred Stock.

“Contracts” means the Lease and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by any other Person (the “50% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 50% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 50% or more of the profits, losses, or distributions of the Controlled Person.

“Converted Company Option” has the meaning set forth in Section 4.1(b).

“Convertible Notes” means those certain Convertible Promissory Notes of the Company in the aggregate principal amount of $14,000,000, issued on August 21, 2020 to certain Company Securityholders pursuant to the Convertible Promissory Note Purchase Agreement dated August 21, 2020 among the Company and such Company Securityholders.

“Data Protection Laws” means all Laws worldwide relating to the processing, privacy or security of Personal Information and all regulations or guidance issued thereunder, including the EU General Data Protection Regulation (EU) 2016/679 and all laws implementing it, HIPAA, the regulations set forth in 42 C.F.R. Part 495 and 45 C.F.R. Parts 160, 164 and 170, the HITECH Act, Section 5 of the Federal Trade Commission Act, the FTC Red Flag Rules, the CAN SPAM Act and associated regulations set forth in 16 C.F.R. Part 316, the Children’s Online Privacy Protection Act, state social security number protection laws, state data breach notification laws, state data privacy laws including the California Consumer Privacy Act, as amended, state data security laws, state consumer protection Laws, PCI-DSS regulatory standards and any law concerning requirements for website and mobile application privacy policies and practices, or any outbound commercial communications (including e-mail marketing, telemarketing and text messaging), tracking and marketing.

“DGCL” has the meaning set forth in Section 2.1.

“Effective Date” has the meaning set forth in Section 7.5(c).

“Effective Time” has the meaning set forth in Section 2.2.

“Enforceability Exceptions” has the meaning set forth in Section 5.2(a).

“Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plans” means the Company’s 2015 Employee, Director and Consultant Stock Option Plan and the Company’s 2017 Stock Option and Grant Plan.

“Equity Interest” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership,

Annex A-4

voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company, or that is, or was at the relevant time, a member of the same “controlled group” as the Company pursuant to Section 4001(a)(14) of ERISA.

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit E, between the Stockholders’ Representative, the Escrow Agent and Parent with respect to the Escrow Shares to reflect the terms set forth in Section 11.3.

“Escrow Fund” has the meaning set forth in Section 11.3.

“Escrow Participant” means each Person who holds Company Common Stock or Company Preferred Stock, in each case, as of immediately prior to the Effective Time.

“Escrow Participant Company Securities” means the sum, without duplication, of (a) shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) shares of Company Preferred Stock (on an as converted to Company Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

“Escrow Share Value” has the meaning set forth in Section 11.3.

“Escrow Shares” means 2,150,000 Parent Class A Shares to be held in escrow for indemnification purposes.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expense Fund” has the meaning set forth in Section 14.14.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Foreign Corrupt Practices Act” has the meaning set forth in Section 5.17(a).

“Fully Diluted Company Shares” means the sum, without duplication, of (a) shares of Company Common Stock (including Company Restricted Stock) that are issued and outstanding immediately prior to the Effective Time; plus (b) shares of Company Preferred Stock (on an as converted to Company Common Stock basis) that are issued and outstanding immediately prior to the Effective Time; plus (c) the aggregate number of shares of Company Common Stock issuable upon exercise of the Company Warrant as of immediately prior to the Effective Time; plus (d) the aggregate number of shares of Company Common Stock issuable upon exercise of Vested Company Options as of immediately prior to the Effective Time; plus (e) the aggregate number of shares of Company Common Stock issuable upon exercise of Unvested Company Options as of immediately prior to the Effective Time; plus (f) the aggregate number of shares of Company Series B Preferred Stock (on an as converted to Company Common Stock basis) issuable upon the conversion of the Convertible Notes as of immediately prior to the Effective Time.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act.

Annex A-5

“Healthcare Laws” has the meaning set forth in Section 5.19(a).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated August 13, 2020.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (i) any unfunded or underfunded liabilities pursuant to any pension or nonqualified deferred compensation plan or arrangement and (j) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any grants or loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements).

“Indemnifiable Loss Limit” has the meaning set forth in Section 11.1.

“Indemnification Notice” has the meaning set forth in Section 11.2(a).

“Indemnified Party” has the meaning set forth in Section 11.1.

“Indemnifying Parties” has the meaning set forth in Section 11.2(a).

“Intellectual Property Rights” means all technology (including patented, patentable and unpatented inventions and unpatentable proprietary or confidential information, systems or procedures), designs, processes, trademarks, service marks, registrations thereof or applications for registration therefor, trade names, licenses, inventions, patents, patent applications, trade secrets, trade dress, know-how, copyrights, copyrightable materials, copyright registrations, applications for copyright registration, software programs, data bases, u.r.l.s., and any other works of authorship, computer programs, technical data and information and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Interim Balance Sheet” has the meaning set forth in Section 5.9(a).

“Knowledge of the Company” or “to the Company’s Knowledge” or similar terms (whether or not capitalized) means the actual knowledge of Jason Meyenburg and Gregg Beloff.

“Knowledge of Parent” or “to Parent’s Knowledge” or “Known by Parent” or similar terms (whether or not capitalized) means the actual knowledge of Jim Tananbaum and Dennis Ryan.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Lease” means the lease described on Schedule 1.1(c), together with all fixtures and improvements erected on the premises leased thereby.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lockup Agreements” means the lockup agreements, in each case substantially in the form attached hereto as Exhibit K.

Annex A-6

“Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole; provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Company operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Parent; (f) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (g) the announcement, pendency or completion of the transactions contemplated by this Agreement (provided that the exception in this subclause (g) shall not apply to any representation or warranty contained in Section 5.3, 5.4 or 5.8 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have a Material Adverse Effect for purposes of Sections 10.2(b)); (h) any natural or man-made disaster or acts of God or the COVID-19 pandemic; or (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, in the case of subclauses (a), (b), (d), (f) and (h), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

“Material Contracts” has the meaning set forth in Section 5.15(a).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 6.7(b).

“Money Laundering Laws” has the meaning set forth in Section 5.30.

“Nasdaq” means The Nasdaq Capital Market.

“OFAC” has the meaning set forth in Section 5.17(b).

“Offer Documents” has the meaning set forth in Section 7.5(a).

“Offering Shares” has the meaning set forth in Section 7.5(f).

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 13.1(a).

“Parachute Payment Waiver” has the meaning set forth in Section 8.4(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Board Recommendation” has the meaning set forth in Section 6.11.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed on August 11, 2020 with the Secretary of State of the State of Delaware pursuant to the DGCL.

“Parent Class A Shares” means the Class A common stock, $0.0001 par value, of Parent.

“Parent Class B Shares” means the Class B common stock, $0.0001 par value, of Parent.

“Parent Common Stock” means Parent Class A Shares and Parent Class B Shares.

Annex A-7

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Sections 6.1 (Corporate Existence and Power), 6.2 (Corporate Authorization), and 6.5 (Finders’ Fees).

“Parent Equity Incentive Plan” has the meaning set forth in Section 9.6.

“Parent Liabilities” means, as of any determination time, the aggregate of all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Action or Order and those arising under any Contract, of Parent or Merger Sub, whether or not such liabilities are due and payable as of such time, including all fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, Parent or Merger Sub in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreements, the performance of any covenants or agreements in this Agreement or any Additional Agreement or the consummation of the transactions contemplated hereby or thereby.

“Parent Parties” has the meaning set forth in ARTICLE VI.

“Parent Preferred Stock” has the meaning set forth in Section 6.7(a).

“Parent Proposals” has the meaning set forth in Section 7.5(e).

“Parent Redemption Amount” has the meaning set forth in Section 7.6.

“Parent SEC Documents” has the meaning set forth in Section 6.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 6.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 7.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Permit” means each license, franchise, permit, order, approval, consent or other similar authorization required to be obtained and maintained by the Company under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company of any Contract or Law; (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Company Financial Statements in accordance with U.S. GAAP); and (d) the Liens set forth on Schedule 1.1(a).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any data or information, on any media that, alone or in combination with other data or information, can, directly or indirectly, be associated with or be reasonably used to identify an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies an individual natural Person, or such Person’s vehicle, browser or device), or any other data or information that constitutes personal data, protected health information, personally identifiable information, personal information or similar defined term under any Privacy Law or Healthcare Laws (including protected health information, as defined in 45 C.F.R. §160.103 and personal data, as defined in the EU General Data Protection Regulation).

Annex A-8

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, or arrangements, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company to make any severance, termination, change of control, or similar payment), consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company, or under which the Company has any current or potential liability.

“Private Placement” has the meaning set forth in the recitals to this Agreement.

“Pro Rata Portion” shall mean, with respect to each Escrow Participant, an amount equal to the quotient (expressed as a percentage) obtained by dividing (a) the number of Escrow Participant Company Securities held by such Escrow Participant as of immediately prior to the Effective Time (on an as converted to common stock basis) by (b) the total number of shares of Escrow Participant Company Securities as of immediately prior to the Effective Time.

“Prospectus” has the meaning set forth in Section 14.13.

“Proxy Statement” has the meaning set forth in Section 7.5(a).

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registration Rights Agreement” means the registration rights agreement, in substantially the form attached hereto as Exhibit F.

“Release Date” has the meaning set forth in Section 11.3(d).

“Representative Losses” has the meaning set forth in Section 14.14.

“Representatives” has the meaning set forth in Section 7.2(a).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securities Act” means the Securities Act of 1933.

“Specified Company Securityholder” has the meaning set forth in the recitals to this Agreement.

“Sponsor” means FS Development Holdings, LLC, a Delaware limited liability company.

“Standard Contracts” has the meaning set forth in Section 5.15(a)(vi).

“Stockholders’ Representative” has the meaning set forth in the Preamble.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

“Survival Period” has the meaning set forth in Section 11.6.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“SVB” means Silicon Valley Bank.

Annex A-9

“SVB Loan” means the Loan and Security Agreement, dated as of February 8, 2019, by and between SVB and the Company, pursuant to which SVB made available to the Company term loan advances in an original principal amount of up to Ten Million Dollars ($10,000,000.00).

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company and other tangible property, including the items listed on Schedule 1.1(b).

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, escheat and other Taxes), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person (other than any commercial agreement the principal purpose of which is not Taxes).

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Opinion” has the meaning set forth in Section 2.4(b).

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Third-Party Claim” has the meaning set forth in Section 11.2(a).

“Trading Day” means (a) for so long as the Parent Class A Shares are listed or admitted for trading on the NYSE American or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Parent Class A Shares are quoted on the Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Parent Class A Shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq or similar system, days on which the Parent Class A Shares are traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Parent Class A Shares are available

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Merger.

“Transfer Taxes” has the meaning set forth in Section 9.5(c).

“Trust Account” has the meaning set forth in Section 6.9.

“Trust Agreement” has the meaning set forth in Section 6.9.

“Trust Fund” has the meaning set forth in Section 6.9.

“Trustee” has the meaning set forth in Section 6.9.

“Unaudited Financial Statements” has the meaning set forth in Section 5.9(a).

“Unpaid Parent Liabilities” means the Parent Liabilities that remain unpaid as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

Annex A-10

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“Voting Agreement” has the meaning set forth in the definition of Additional Agreements.

“VWAP” means the volume weighted average price of the Parent Class A Shares for the ten (10) Trading Days ending on the Trading Day immediately preceding the Closing Date.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

ARTICLE II
MERGER

2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation in the Merger, and (c) the Surviving Corporation shall become a wholly-owned Subsidiary of Parent. The Company Securityholders shall be entitled to the consideration described in, and in accordance with the provisions of, ARTICLE IV.

Annex A-11

2.2 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger in the form attached hereto as Exhibit L with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Surviving Corporation will become wholly owned directly by Parent, all as provided under the DGCL and the provisions of this Agreement.

2.4 U.S. Tax Treatment.

(a) For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 5.25(d) and 6.18(e), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (B) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

(b) If, in connection with the preparation and filing of the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing (each individually, a “Securities Filing”) or the SEC’s review thereof, the SEC requests or requires that a tax opinion (or tax opinions) with respect to the U.S. federal income tax consequences of the Merger be prepared and submitted in such connection (each, a “Tax Opinion”), (i) the Company shall use its reasonable best efforts to deliver to Goodwin Procter LLP (“Goodwin”) (or another nationally recognized tax or accounting firm in the United States reasonably acceptable to the Parties), in connection with any Tax Opinion rendered by Goodwin (or such other nationally recognized tax or accounting firm), customary Tax representation letters substantially in the form attached hereto as Exhibits M and N, dated and executed as of the date such relevant filing shall have been declared effective by the SEC and such other date(s) as determined to be reasonably necessary by Goodwin (or such other nationally recognized tax or accounting firm) in connection with the preparation and filing of such Securities Filing, and (ii) the Company shall use its reasonable best efforts to cause Goodwin (or such other nationally recognized tax or accounting firm) to furnish the Tax Opinions, subject to customary assumptions and limitations.

2.5 Certificate of Incorporation. At the Effective Time, the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall cease to have effect and the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, except that reference to the name of Merger Sub shall be replaced by reference to the name of “Gemini Therapeutics Sub, Inc.”.

2.6 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE XIII, the closing of the Merger (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth

Annex A-12

in ARTICLE X or at such other time, date and location as Parent and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Board of Directors of Parent. Immediately after the Closing, Parent’s Board of Directors will consist of seven (7) directors. Sponsor shall have the right to designate one (1) director and the Company shall designate six (6) directors as set forth in the Voting Agreement. At least a majority of the Board of Directors shall qualify as independent directors under the Securities Act and the Nasdaq rules. The parties to this Agreement and the Specified Company Securityholders shall enter into the Voting Agreement with respect to the election of directors. The officers and directors of Parent after the Closing shall also serve as the officers and directors of the Surviving Corporation.

2.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.9 No Further Ownership Rights in Company Securities. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock or other securities of the Company on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Capital Stock of the Company outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Law.

2.10 Appraisal Rights. Notwithstanding anything to the contrary contained herein, any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected, and not waived, withdrawn or lost, in accordance with the DGCL in connection with the Merger and that are owned by a holder who complies in all respects with Section 262 of the DGCL (such shares, “Dissenting Shares”) shall not be converted into the right to receive the applicable portion of the Closing Payment Shares, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the DGCL. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. Each holder of Dissenting Shares who, pursuant to the DGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with the DGCL (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be deemed to have converted at the Effective Time into the right to receive the applicable portion of the Closing Payment Shares (upon the terms and conditions of this Agreement) in respect of such shares as if such shares never had been Dissenting Shares, and Parent shall issue and deliver (or cause to be issued and delivered) to the holder thereof, following the satisfaction of the applicable conditions set forth in this Agreement, the applicable portion of the Closing Payment Shares as if such shares never had been Dissenting Shares. The Company shall give Parent prompt written notice (and in any event within two (2) Business Days) of any demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and, following the Effective Time, direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, neither the Company nor Parent shall, except with the prior written consent of the other party (in its sole discretion), or as otherwise required under the DGCL, (i) make any payment or offer to make any payment with respect to, or settle or compromise or offer to settle or compromise, any claim or demand in respect of any Dissenting Shares., (ii) waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL or (iii) agree or commit to do any of the foregoing.

Annex A-13

ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV
CONSIDERATION

4.1 Conversion of Company Securities; Convertible Notes.

(a) Conversion of Company Capital Stock. Subject to Section 2.10, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Securityholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares) shall be canceled and automatically converted into the right to receive a number of Parent Class A Shares equal to the Closing Consideration Conversion Ratio, in each case, as set forth on the Capitalization Schedule delivered prior to Closing, subject to Section 4.1(i) and Article XI. If any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time are shares of Company Restricted Stock, then the Parent Class A Shares issued in exchange for such Company Restricted Stock pursuant to the immediately preceding sentence shall to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and the certificates and/or book entries representing such Parent Class A Shares shall accordingly be marked with appropriate legends.

(b) Treatment of Company Options. The Company shall terminate the Equity Incentive Plans at or prior to the Effective Time, contingent on the closing of the Merger. As of the Effective Time, all Company Options shall no longer be outstanding and each Person who previously held Company Options shall cease to have any rights with respect to such Company Options, except as set forth in this Section 4.1(b). Prior to the Effective Time, the Boards of Directors of the Company and Parent (or any duly authorized committee thereof) shall, as applicable, take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of the holders of the Company Options, if required, to provide that, as of the Effective Time, that each Company Option shall be assumed by Parent and shall continue in full force and effect, containing the same terms, conditions, vesting and other provisions as are currently applicable to such Company Options; provided that (A) each such Company Option shall be exercisable for such number of Parent Class A Shares that equals the Closing Consideration Conversion Ratio multiplied by the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, in each case, subject to Section 4.1(i) and Article XI and at such per share exercise price that shall equal the per share exercise price of such Company Option as of immediately prior to the Effective Time divided by the Closing Consideration Conversion Ratio (as so converted, a “Converted Company Option”), further provided that (B) with respect to each such Company Option, any fractional shares that would be issuable upon exercise thereof will be rounded down to the nearest whole number of Parent Class A Shares and the per share exercise price will be rounded up to the nearest whole cent. Parent shall adopt the Parent Equity Incentive Plan, which will cover the Company Options, pursuant to Section 9.6; provided, however, that the per share exercise price and the number of Parent Class A Shares purchasable pursuant to each Converted Company Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; further provided that in the case of any Unvested Company Options to which Section 422 of the Code applies, the exercise price and the number of Parent Class A Shares purchasable pursuant to the applicable Converted Company Option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(c) Treatment of the Company Warrant. At the Effective Time, the Company Warrant will be treated in accordance with its terms.

(d) Treatment of Convertible Notes. Prior to the Closing, each Convertible Note will be converted into Company Series B Preferred Stock in accordance with the terms thereof, in each case, as set forth on Capitalization Schedule delivered prior to Closing.

(e) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one share of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub will, as of the Effective Time, be deemed to evidence ownership of such shares of the Surviving Corporation.

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(f) Treatment of Shares of Company Common Stock Owned by the Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(g) Surrender of Certificates. All Closing Payment Shares issued upon the surrender and cancellation of the Company Common Stock, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than the additional obligations of Parent and the rights of the Stockholders pursuant to Section 11.3.

(h) Lost or Destroyed Certificates. In the event any certificates representing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 4.1 and Section 11.3.

(i) Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Agreement, Parent shall withhold from the Closing Payment Shares issued to each applicable holder of Company Capital Stock at Closing the portion of the Escrow Shares set forth next to such holder of Company Capital Stock’s name on the Capitalization Schedule, all of which shall, as reflected in the Capitalization Schedule, be withheld on a pro rata basis in proportion to each Escrow Participant’s Pro Rata Portion. The aggregate amount of such shares withheld shall equal Escrow Shares.

(j) Capitalization Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a final and updated Capitalization Schedule, which (A) updates the number of shares of Company Series B Preferred Stock that are issued upon conversion of the Convertible Notes, updates the number of shares of Company Common Stock outstanding to reflect the issuance of such Company Common Stock upon exercise of Company Options after the date hereof and updates the of Vested Company Options prior to the Closing Date and (B) sets forth the following information: (i) the name of each Company Securityholder; (ii) the number and type or class of each Company Security held by each Company Securityholder, including, if applicable to such Company Securityholder, the number of shares of Company Common Stock issuable upon conversion or exercise of such Company Security and the exercise price per share for such Company Security; (iii) the vesting arrangements with respect to each Company Security held by such Company Securityholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is or will be vested as of the Effective Time); (iv) the total number of Parent Class A Shares issuable pursuant to Section 4.1(a) in respect of each share of Company Capital Stock held by such Company Securityholder; (v) the total number of Parent Class A Shares issuable pursuant to Section 4.1(b) and Section 4.1(c) upon conversion of each Company Option and the Company Warrant, respectively, held by such Company Securityholder, and the respective exercise price per share applicable to such Company Option and the Company Warrant following the Effective Time; (vi) the number of Escrow Shares deposited into the Escrow Fund on behalf of such Company Securityholder pursuant to Section 4.1(i); and (vii) such Company Securityholder’s Pro Rata Portion, if any. Nothing contained in this Section 4.1(j) or in the updated Capitalization Schedule delivered pursuant hereto shall be construed or deemed to: (x) modify the Company’s obligations to obtain Parent’s prior consent to the issuance of any securities pursuant to Section 7.1(a)(xvi); or (y) alter or amend the total aggregate number of Closing Payment Shares issuable or reserved for issuance to the Company Securityholders; or (z) alter or amend the definition of Closing Consideration Conversion Ratio.

4.2 No Fractional Shares. No fractional Parent Class A Shares, or certificates or scrip representing fractional Parent Class A Shares, will be issued upon the conversion of the Company Capital Stock pursuant to the Merger, including with respect to any release of the Escrow Shares pursuant to Section 4.1(i) and the Escrow Agreement, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Any fractional Parent Class A Shares will be rounded down to the nearest whole number of Parent Class A Shares.

4.3 Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent, the Company and the Surviving Corporation shall provide recipients of consideration with a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement, the Company hereby represents and warrants to Parent that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

5.1 Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware The Company has all power and authority, corporate and otherwise, required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its Business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which its properties are owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company has offices located only at the addresses set forth on Schedule 5.1.

5.2 Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the Additional Agreements to which the Company is or will be a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon the execution and delivery thereof, each Additional Agreement to which the Company is or will be a party will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby in accordance with the provisions of the DGCL and the Company Certificate of Incorporation; (ii) determined that this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and fair to and in the best interests of the Company and the Company Stockholders; (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The affirmative votes or written consents of (a) Persons holding more than fifty percent (50%) (on an as-converted basis) of the voting power of the Company Stockholders; (b) Persons holding more than fifty percent (50%) of outstanding shares of Company Preferred Stock, voting as a separate class; and (c) Persons holding more than fifty percent (50%) of outstanding shares of Company Series B Preferred Stock, voting as a separate class, in each case, who deliver written consents or are present in person or by proxy at such meeting and voting thereon are required to, and shall be sufficient to, approve this Agreement and the transactions contemplated hereby (the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote or consent of any of the holders of any of the Company Capital Stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

5.3 Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL.

5.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party does or will (a) contravene or conflict with the organizational documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or by which any of the Company’s assets is or may be bound, (c) except for the Contracts listed on Schedule 5.8 requiring the Company (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating

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to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company’s assets is or may be bound or any Permit, (d) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company or by which any of the Company’s assets is or may be bound, (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets or any of the Company Securities, or (f) require any consent, approval or waiver from any Person pursuant to any provision of the Company Certificate of Incorporation or by-laws, except for such consent, approval or waiver which shall be obtained (and a copy provided to Parent) prior to the Closing.

5.5 Capitalization.

(a) The authorized capital stock of the Company consists of 95,000,000 shares of the Company Common Stock, par value $0.001 per share, and 76,723,489 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of which 5,858,662 shares of Company Common Stock, 39,722,088 shares of Company Series A Preferred Stock and 24,790,938 shares of Company Series B Preferred Stock are issued and outstanding as of the date of this Agreement. There are 8,129,358 shares of Company Common Stock reserved for issuance pursuant to outstanding unexercised Company Options. There are 2,342,148 shares of Company Common Stock reserved for issuance under the Equity Incentive Plans. In addition, the Company Warrant to purchase 70,000 shares of Company Series A Preferred Stock is issued and outstanding as of the date of this Agreement. No other shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock or Company Preferred Stock were or are subject to, or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL Corporation Law, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which the Company is bound). Schedule 5.5(a) contains a true, correct and complete list of each Company Option outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b) Except for the Company Restricted Stock, Company Options, the Company Warrant and the Convertible Notes, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company pursuant to any provision of Law, the Company Certificate of Incorporation or any Contract to which the Company is a party, or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

(c) Each Company Option (i) was granted in compliance in all material respects with (A) all applicable Laws and (B) all of the terms and conditions of the Equity Incentive Plans pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, and (iii) has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Company Option.

(d) As of the date of this Agreement, all outstanding shares of the Company Capital Stock are owned of record by the Persons set forth on the Capitalization Schedule in the amounts set forth opposite their respective names. All of the outstanding shares of Company Capital Stock are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

5.6 Corporate Records. All proceedings occurring since January 1, 2016 of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is complete and accurate.

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5.7 Subsidiaries. The Company does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any Person.

5.8 Consents. The Contracts listed on Schedule 5.8 are the only Contracts binding upon the Company or by which any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

5.9 Financial Statements.

(a) The Company has delivered to Parent (a) the audited balance sheets of the Company, and the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows, for the years ended December 31, 2018 and December 31, 2019 including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited balance sheet of the Company as of June 30, 2020 (the “Interim Balance Sheet”) and the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit) and cash flows for the six (6) months ended June 30, 2019 and June 30, 2020 (collectively, the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Financial Statements were prepared from the Books and Records of the Company in all material respects. Since June 30, 2020 (the “Balance Sheet Date”), except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b) Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which the Company is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii), results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) liabilities set forth on Schedule 5.9(b), the Company does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) of the type required to be reflected on a balance sheet in accordance with U.S. GAAP. The Company represents that neither its annual sales nor its total assets exceed the current threshold of $18,800,000 under Section 18a(a)(2)(B)(ii) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

5.10 Books and Records. The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company maintains procedures of internal controls sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with the respective management’s authorization; (ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and (iii) access to assets is permitted only in accordance with the respective management’s authorization. The Books and Records of the Company have been maintained, in all material respects in accordance with reasonable business practices.

5.11 Internal Accounting Controls. The Company has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company historical practices and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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5.12 Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted in all material respects their respective businesses in the ordinary course and in a manner consistent with past practice; (b) there has not been any Material Adverse Effect; and (c) the Company has not taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 7.1.

5.13 Properties; Title to the Company’s Assets.

(a) All items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the Tangible Personal Property is located at the office of the Company.

(b) The Company has good, valid and marketable title in and to, or in the case of the Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 5.13(b), no such tangible asset is subject to any Lien other than Permitted Liens. The Company’s assets constitute all of the rights, property and other assets of any kind or description whatsoever, including goodwill, necessary for the Company to operate the Business immediately after the Closing, in all material respects, in the same manner as the Business is currently being conducted.

5.14 Litigation. There is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company, any of the officers or directors of the Company (in their capacities as such), the Business, any of the Company’s assets or any Contract before any Authority that any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement. There are no outstanding judgments against the Company. The Company is not, and has not been in the past five (5) years, subject to any Action by any Authority.

5.15 Contracts.

(a) Schedule 5.15(a) lists all of the following Contracts (collectively, such Contracts that are listed or should be listed on Schedule 5.15(a), “Material Contracts”) to which, as of the date of this Agreement, the Company is a party or by which any of its assets is bound and which are currently in effect:

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company of $500,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $500,000 annually;

(iii) each employment Contract, employee leasing Contract and consultant and sales representatives Contract with any current officer, director, employee or consultant of the Company, under which the Company (A) has continuing obligations for payment of annual compensation of at least $250,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which the Company is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by the Company (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

(vi) all Contracts under which the Company is obligated to pay royalties under a license for the use of Intellectual Property Rights, and all other material licensing Contracts, including those pursuant to which any Intellectual Property Rights are licensed by or to the Company and including material transfer agreements, services agreements and scientific advisory board agreements, other than (A) “shrink wrap” or other licenses

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for generally commercially available software (including open source software) or hosted services, (B) customer or channel partner Contracts substantially on Company’s standard forms, (C) Contracts with the Company’s employees or contractors substantially on Company’s standard forms, and (D) non-disclosure agreements (the “Standard Contracts”);

(vii) all Contracts limiting the freedom of the Company to compete in any line of business or industry, with any Person or in any geographic area;

(viii) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company, other than Standard Contracts, material transfer agreements, services agreements and scientific advisory board agreements;

(ix) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(x) all Contracts with or pertaining to the Company to which any Affiliate of the Company is a party, other than any Contracts relating to such Affiliate’s status as a Company Securityholder;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $500,000 per year;

(xii) all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness);

(xiii) all Contracts relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the organizational documents of the Company);

(xiv) all Contracts not cancellable by the Company with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $500,000 per the terms of such contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement to which the Company is a party;

(xvi) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement;

(xvii) all collective bargaining or other agreements with a labor union or labor organization; and

(xviii) all Contracts that address the provisions for business associate contracts required by HIPAA.

(b) Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company and each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto.

(c) The Company is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness.

5.16 Licenses and Permits. Schedule 5.16 correctly lists each license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived

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prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all material Permits necessary to operate the Business, including those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA necessary to conduct the Business. The Company is not in material breach or violation of, or material default under, any such Permit, and, to the Company’s Knowledge, no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation or default or give any Authority grounds to suspend, revoke or terminate any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the Company’s Knowledge, threatened action, investigation or disciplinary proceeding by or from any Authority against the Company involving any material Permit.

5.17 Compliance with Laws.

(a) The Company is not in violation in any material respect of, and, since January 1, 2018, has been in compliance in all material respects with all applicable Laws. Since January 1, 2018, the Company has not been threatened in writing or given written notice of any violation of any Law or any judgment, order or decree entered by any Authority. Without limiting the generality of the foregoing, the Company is, and during the last three (3) years has been, in material compliance with: (i) every Law applicable to the Company due to the specific nature of the Business, including Data Protection Laws and Laws applicable to lending activities; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to the Company; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. During the last three (3) years, the Company has not been threatened or charged in writing (or to the Company’s Knowledge orally) with or given written (or to the Company’s Knowledge oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence and, to the Company’s Knowledge, the Company is not under any investigations with respect to any such Law.

(b) Neither the Company nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

5.18 Intellectual Property.

(a) Schedule 5.18(a) sets forth a true, correct and complete list of all unexpired or pending registered Intellectual Property Rights and applications for registration of Intellectual Property Rights owned (whether exclusively, jointly with another Person or otherwise) or filed by the Company or in which the Company has or purports to have an exclusive interest of any nature, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right and the nature of such ownership; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) other than Standard Contracts, all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. In the past two (2) years, the Company has not abandoned any patents or non-provisional patent applications. The Company owns, has valid and enforceable licenses for or otherwise has adequate rights to use Intellectual Property Rights as set forth on Schedule 5.18(a). The Intellectual Property Rights of the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable in whole or in part. As of the date of this Agreement, no Intellectual Property Right that is listed or required to be listed on Schedule 5.18(a) is challenged in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and to the Knowledge of the Company, no such proceeding has been threatened in writing with respect to any such Intellectual Property Rights. As of the date hereof, all registration, maintenance and renewal fees currently due in connection with such registered Intellectual Property Rights have been paid and all documents, recordations and certificates in connection with such registered Intellectual Property Rights currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such registered Intellectual Property Rights and recording the Company’s ownership interests therein.

(b) The Company is the sole and exclusive owner of each item of Intellectual Property Rights owned or purported to be owned by the Company, including the items of Intellectual Property Rights identified on Schedule 5.18(a) as being owned by the Company (other than any co-owners disclosed on Schedule 5.18(a)). The Company has a valid right to use the Intellectual Property Rights set forth on Schedule 5.18(a) that are used (but

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not owned) by it in the operation of the Business as presently conducted. The product candidates under material development by the Company, the methods of manufacturing, and using the product candidates fall within the scope of the claims of one or more patent or pending patent applications owned by, or exclusively licensed to, the Company.

(c) To the Knowledge of the Company, all registered Intellectual Property Rights listed on Schedule 5.18(a) are subsisting and all the granted patents are valid and enforceable. To the Knowledge of the Company, there is no granted patent owned by any third party containing a valid claim that (i) is required by the Company to conduct its material business as currently conducted and (ii) the Company is not currently authorized to use. To the Knowledge of the Company, the use of any Intellectual Property Rights in connection with the operation of the material business of the Company do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property Rights, including rights of privacy, publicity and endorsement, of any third party. The Company is not challenging the patentability of a third party patent. The Intellectual Property Rights set forth on Schedule 5.18(a) include all of the material patent rights owned by or licensed to the Company used in the ordinary day-to-day conduct of the business of the Company. To the Knowledge of the Company, there is no prior art that may render any patent within the Intellectual Property Rights invalid. To the Knowledge of the Company, there are no material defects in any of the patents or patent applications within the Intellectual Property Rights.

(d) Except as set forth on Schedule 5.18(d), to the Knowledge of the Company (i) there are no rights of third parties to any of the Intellectual Property Rights, including liens, security interests or other encumbrances; (ii) there is no infringement by third parties of any Intellectual Property Right owned by, or licensed to, the Company; (iii) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Action by any Person challenging the rights of the Company in or to any Intellectual Property Rights owned by, or licensed to, the Company; (iv) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Action by any Person challenging the validity, enforceability or scope of any Intellectual Property Rights owned by, or licensed to, the Company; (v) as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened Action by any Person (nor has the Company received any claim from a third party) alleging that the Company use of any Intellectual Property Right infringes or otherwise violates, or would, upon the commercialization of any product or service described on Schedule 5.18(a), infringe or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary right of any other Person. Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement or misappropriation of any Intellectual Property Rights.

(e) To the Company’s Knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Intellectual Property Right owned or exclusively in-licensed by the Company, by any third party. As of the date hereof, the Company has not instituted any Action for infringement or misappropriation of any Intellectual Property Right owned by or exclusively in-licensed to the Company.

(f) As of the date of this Agreement, there are no disputes or Actions with respect to any Intellectual Property Rights and the Company is not a party to any dispute or Action relating to any Intellectual Property Rights, including any disputes or Actions relating to the ownership, validity, registrability, enforceability, violation or use of any Intellectual Property Rights owned by or exclusively in-licensed to the Company. To the Knowledge of the Company, the Company has complied with the terms of each Contract pursuant to which Intellectual Property Rights have been licensed to the Company, and all such Contracts are in full force and effect. Each Intellectual Property Right used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by or in-licensed to the Company, and no client, customer or other Person has any claim of ownership to the Intellectual Property Rights used by the Company in the performance of any such Contract.

(g) Except as disclosed on Schedule 5.18(g), each employee, agent, consultant and contractor who has made material contributions to the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; (ii) has executed an assignment in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material; or (iii) only with respect to rights that cannot be assigned pursuant to an agreement described in clause (i) or (ii) of this Section 5.18(g), has licensed to the Company rights to use such Intellectual Property Rights

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(h) Except as disclosed on Schedule 5.18(h), no (i) government funding or (ii) facility of a university, college, other educational institution or research center was used in the development of any item of Intellectual Property Right owned or purported to be owned by, or exclusively licensed to, the Company.

(i) None of the Intellectual Property Rights owned or used or held for use by the Company is subject to any pending or outstanding Order or other disposition of dispute that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property Rights by the Company.

(j) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Intellectual Property Rights owned or purported to be owned by, or any material item of Intellectual Property Rights licensed, used or held for use by the Company immediately prior to the Closing, to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company in order to use or exploit any other such Intellectual Property Rights to the same extent as the Company was permitted before the Closing.

(k) Except with respect to the agreements listed on Schedule 5.15(a)(vi), the Company is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Rights.

(l) The Company, the Company’s information technology networks and software applications are free of all viruses, worms, Trojan horses and other material known contaminants and do not contain any bugs, errors, or problems of a material nature that would disrupt or have an adverse impact on the operation of the information technology networks and software applications. The Company has implemented adequate policies and commercially reasonable security (i) regarding the collection, use, disclosure, confidentiality, integrity, availability and value of Personal Information (including health information), and business proprietary or sensitive information (including all trade secrets, items of Intellectual Property Rights that are confidential, confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business); and (ii) regarding the integrity and availability of the information technology networks and software applications the Company owns, operates, or outsources. The Company has not experienced any information security incident that has compromised the integrity or availability of the information technology networks and software applications the Company owns, operates, or outsources, and there has been no loss, damage, or unauthorized access, disclosure, use, or breach of security of any Company information in its possession, custody, or control, or otherwise held or processed on its behalf. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company.

5.19 FDA.

(a) The Company is, and has been since January 1, 2018, in compliance in all material respects with all applicable healthcare Laws, including (i) the Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) the Public Health Service Act (“PHSA”); (iii) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA, (42 U.S.C. §§1320d et seq.), and any comparable state or local Laws) and; (iv) any applicable state licensing, disclosure and reporting requirements (all of the foregoing, collectively, “Healthcare Laws”). The Company has not received written notification of any pending Action from the FDA or any other similar regulatory authority alleging that any operation or activity of the Company is in material violation of any applicable Healthcare Law.

(b) All material preclinical and clinical investigations conducted or sponsored by the Company and intended to be submitted to a regulatory authority to support a regulatory approval are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Authority, including, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56 and 312 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA.

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(c) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority by the Company have been so filed, maintained or furnished. To the Knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. As of the date of this Agreement, no Actions that would reasonably be expected to result in material debarment or exclusion are pending or, to the Company’s Knowledge, threatened in writing against the Company or, to Company’s Knowledge, any of its officers, employees, contractors, suppliers (in their capacities as such) or other entities or individuals performing research or work on behalf of the Company. The Company is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Authority.

(d) The Company has not received any written notice, correspondence or other communication from the FDA or any other regulatory authority or from any institutional review board requiring the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company.

(e) As of the date of this Agreement, no data generated by the Company with respect to its products is the subject of any written regulatory Action, either pending or, to the Company’s Knowledge, threatened, by any Authority relating to the truthfulness or scientific integrity of such data.

(f) To the Company’s Knowledge, no product manufactured or distributed by the Company is (i) adulterated within the meaning of 21 U.S.C. §351 (or any similar Healthcare Law), or (ii) misbranded within the meaning of 21 U.S.C. § 352 (or any similar Healthcare Law). As of the date of this Agreement, neither the Company nor, to the Company’s Knowledge, any of its respective contract manufacturers has received any FDA Form 483, warning letter, untitled letter, or other similar correspondence or written notice from the FDA or any other regulatory authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other regulatory authority. No manufacturing site owned by the Company or, to the Company’s Knowledge, any of their respective contract manufacturers, is or has been subject to a shutdown or import or export prohibition imposed by FDA or another regulatory authority.

5.20 Accounts Payable; Affiliate Loans.

(a) The Company does not have any accounts receivable. The accounts payable of the Company reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) The information set forth on Schedule 5.20(b) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 5.20(b), the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

5.21 Employees; Employment Matters.

(a) Schedule 5.21(a) sets forth a true, correct and complete list of each of the five highest compensated officers or employees of the Company as of the date hereof, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2019 and 2018.

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(b) Except as set forth on Schedule 5.21(b), the Company is not a party to or subject to any collective bargaining agreement, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company, and none of the Company has experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to its employees.

(c) As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Actions against the Company under any worker’s compensation policy or long-term disability policy. There is no unfair labor practice charge or complaint pending before any applicable governmental authority relating to the Company or any employee or other service provider thereof.

(d) The Company is and has been in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees and independent contractors, and the collection and payment of withholding or social security Taxes. The Company has met in all material respects all requirements required by Law relating to the employment of foreign citizens, and the Company does not currently employ, or has ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed.

(e) To the Knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or any confidentiality or proprietary right of any former employer.

(f) To the Knowledge of the Company, in the last five (5) years, no substantiated allegations of sexual harassment have been made to the Company against any individual in his or her capacity as director or an employee of the Company at a level of Senior Vice President or above.

(g) Except as set forth on Schedule 5.21(g), the Company has not paid or promised to pay any bonus to any employee in connection with the consummation of the transactions contemplated hereby.

5.22 Withholding. Except as disclosed on Schedule 5.22, all obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees through the date hereof have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 5.22, all reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company prior to the Closing Date.

5.23 Employee Benefits.

(a) Schedule 5.23(a) sets forth a correct and complete list of all material Plans. With respect to each material Plan, the Company has made available to Parent or its counsel a true and complete copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report and accompanying schedule; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination letter received by the Company from the Internal Revenue Service regarding the tax-qualified status of such Plan and (vi) the most recent written results of all required compliance testing.

(b) No Plan is (i) subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, and none of the Company, or any ERISA Affiliate, has withdrawn at any time within the preceding six (6) years from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company.

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(c) With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. No stock or other securities issued by the Company forms or has formed any part of the assets of any Plan that is intended to qualify under Section 401(a) of the Code.

(d) There are no pending or, to the Knowledge of the Company, threatened Actions against or relating to the Plans or the assets of any of the trusts under such Plans (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received by the Company of a potential audit or examination) by any Authority.

(e) Each Plan has been established, administered and funded in all material respects accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. There is not now, nor, to the Knowledge of the Company, do any circumstances exist that could give rise to, any requirement for the posting of security with respect to any Plan or the imposition of any Lien on the assets of the Company under ERISA or the Code. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f) None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA or any other applicable Law.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i) Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in all material respects in documentary compliance with, and has been administered in all material respects in compliance with Section 409A of the Code.

5.24 Real Property.

(a) Except as set forth on Schedule 5.24, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Lease is the only Contract pursuant to which the Company leases any real property or right in any Real Property. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 5.24, free and clear of all Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b) With respect to the Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the Company or, to the Company’s Knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company

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holds the leasehold estate established under the Lease free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premises located at the leased Real Property. The Company does not owe any brokerage commission with respect to any Real Property.

5.25 Tax Matters. Except as set forth on Schedule 5.25:

(a) (i) The Company has duly and timely filed all income and other material Tax Returns which are required to be filed by or with respect to it, and has paid all income and other material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, within the past five years (or pending or proposed in writing), with respect to Taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company has been waived or extended, which waiver or extension is in effect and the Company is not presently contesting the Tax liability before any Taxing Authority or other Authority; (v) the Company has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the shares of Company Common Stock by the Company Stockholders to Parent pursuant to this Agreement; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company; (viii) there is no Lien (other than Permitted Liens) for Taxes upon the Company or any of the assets of the Company; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction, the Company is not nor has it ever been subject to Tax in any country other than the country of incorporation of the Company by virtue of having a permanent establishment or other place of business in that country, and the Company is and has always been tax resident solely in its country of incorporation; (x) the Company has provided to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2015; (xi) the Company is not, and has never been, a party to any Tax sharing, allocation, indemnification or similar Contract; (xii) the Company is and has never been included in any consolidated, combined or unitary Tax Return and the Company does not have any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is the Company), or has any liability for the Taxes of any Person (other than the Company) under United States Treasury regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business, the primary purpose of which is not Tax) or otherwise; (xiii) to the Knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company for any other period; and (xiv) the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Company will not be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under United States Treasury regulations Section 1.1502-13 or an excess loss account under United States Treasury regulations Section 1.1502-19, (v) a change in the accounting method of the Company pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect

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holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(c) The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements in accordance with U.S. GAAP and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e) The Company has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company are arm’s-length prices for purposes of the relevant transfer pricing laws.

(f) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

(g) The Company has not engaged in a “reportable transaction” within the meaning of United States Treasury regulations Section 1.6011-4(b).

5.26 Environmental Laws. The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials; arranged for the disposal, discharge, storage or release of any Hazardous Materials; or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activities of the Company. There are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company that could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

5.27 Finders’ Fees. Except as set forth on Schedule 5.27, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Parent or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

5.28 Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

5.29 Directors and Officers. Schedule 5.29 sets forth a true, correct and complete list of all directors and officers of the Company.

5.30 Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with anti-money laundering Laws in all applicable jurisdictions and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

5.31 Insurance. All forms of insurance owned or held by and insuring the Company are set forth on Schedule 5.31, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been or will be paid when due, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such

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cancellation or termination. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company is a party are sufficient for compliance with all requirements of all Contracts to which the Company is a party or by which the Company is bound. The Company has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company does not have any self-insurance arrangements.

5.32 Related Party Transactions. Except as set forth in Schedule 5.32, as contemplated by this Agreement or as provided in the Company Financial Statements, no Company Stockholder, Affiliate of the Company, current or former director, manager, officer or employee of the Company or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company or (b) owns any property or right, tangible or intangible, which is used by the Company (each, an “Affiliate Transaction”). None of the Contracts listed in Schedule 5.32 was entered into on a basis other than on arm’s length.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), Parent and Merger Sub (the “Parent Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

6.1 Corporate Existence and Power. The Parent and Merger Sub are each corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

6.2 Corporate Authorization. The execution, delivery and performance by the Parent Parties of this Agreement and the Additional Agreements to which they are or will be parties and the consummation by the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Parent Parties and have been duly authorized by all necessary corporate action on the part of the Parent Parties. This Agreement has been duly executed and delivered by the Parent Parties and constitutes, and upon the execution and delivery thereof, each Additional Agreement to which a Parent Party is party, will constitute, a valid and legally binding agreement of the applicable Parent Party, enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions. This Agreement and the Additional Agreements to which a Parent Party is or will be party and the transactions contemplated hereby and thereby have been duly approved by Parent, on behalf of itself and in its capacity as the sole shareholder of Merger Sub. The affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present (the “Parent Stockholder Approval”), is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

6.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 5.3, neither the execution, delivery or performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL.

6.4 Non-Contravention. The execution, delivery and performance by the Parent Parties of this Agreement do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties.

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6.5 Finders’ Fees. Except for the Persons identified on Schedule 5.27, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.7 Capitalization.

(a) The authorized capital stock of Parent consists of 100,000,000 Parent Class A Shares of which 12,516,500 are outstanding, 10,000,000 Parent Class B Shares of which 3,018,750 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), none of which are issued and outstanding. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The Merger Sub is authorized to issue 100 shares, par value $0.0001 per share (“Merger Sub Common Stock”), of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8 Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

6.9 Trust Fund. As of the date of this Agreement, Parent has at least $120,750,000 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at J.P. Morgan Chase Bank, N.A., and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of August 11, 2020, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding Parent Class A Shares sold in Parent’s IPO who shall have elected to redeem their Parent Class A Shares pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. The Parent has performed all material

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obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

6.10 Listing. The Parent Class A Shares are listed on Nasdaq, with trading ticker “FSDC.”

6.11 Board Approval. The Parent Board of Directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (a) declared the advisability of the transactions contemplated by this Agreement, (b) determined that the transactions contemplated hereby are in the best interests of the stockholders of Parent (c) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation and bylaws; and (d) recommended to the stockholders of Parent to adopt and approve each of the Parent Proposals (the “Parent Board Recommendation”).

6.12 Parent SEC Documents and Financial Statements.

(a) The Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). The Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year that Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.12) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b) The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

(c) As used in this Section 6.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

6.13 Certain Business Practices. Neither Parent, nor any director, officer, agent or employee of Parent (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent, nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business or prospects of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

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6.14 Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

6.15 Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

6.16 Litigation. There is no (a) Action pending, or, to the Knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or that affects its or their assets or properties, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

6.17 Expenses, Indebtedness and Other Liabilities. Except as set forth on Schedule 6.17, Parent does not have any Indebtedness or other liabilities.

6.18 Tax Matters. Except as set forth on Schedule 6.18:

(a) (i) Parent has duly and timely filed all income and other material Tax Returns which are required to be filed by or with respect to it, and has paid all income and other material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, within the past five years (or pending or proposed in writing), with respect to Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent has been waived or extended, which waiver or extension is in effect, and Parent is not presently contesting the Tax liability before any Taxing Authority or other Authority; (v) Parent has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent; (vi) there is no Lien (other than Permitted Liens) for Taxes upon Parent or any of the assets of Parent; (vii) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns, asserting that Parent is or may be subject to Tax in such jurisdiction, Parent is not nor has it ever been subject to Tax in any country other than the country of incorporation of Parent by virtue of having a permanent establishment or other place of business in that country, and Parent is and has always been tax resident solely in its country of incorporation; (viii) Parent has provided to the Company true, complete and correct copies of all Tax Returns (if any) relating to, and all audit reports and correspondence relating to each proposed adjustment (if any) made by any Taxing Authority with respect to, any taxable period ending after December 31, 2020; (ix) there is no outstanding power of attorney from Parent authorizing anyone to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (x) Parent is not, and has never been, a party to any Tax sharing, allocation, indemnification or similar Contract; (xi) Parent is and has never been included in any consolidated, combined or unitary Tax Return and Parent does not have any liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is Parent), or has any liability for the Taxes of any Person (other than Parent) under United States Treasury regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by Contract (other than Contracts entered into in the ordinary course of business, the primary purpose of which is not Tax) or otherwise; (xii) to the knowledge of Parent, no issue has been raised by a Taxing Authority in any prior Action relating to Parent with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of Parent for any other period; and (xiii) Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Parent will not be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under United States Treasury regulations

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Section 1.1502-13 or an excess loss account under United States Treasury regulations Section 1.1502-19, (v) a change in the accounting method of Parent pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date; or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(c) The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements in accordance with U.S. GAAP and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

(d) The Parent has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to Parent are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Parent has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date.

(g) Parent has not engaged in a “reportable transaction” within the meaning of United States Treasury regulations Section 1.6011-4(b).

ARTICLE VII
COVENANTS OF THE PARTIES PENDING CLOSING

7.1 Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a) From the date hereof through the Closing Date, each party shall conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Without limiting the generality of the foregoing, from the date hereof through and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, and the Company shall cause its Subsidiaries not to:

(i) amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any Material Contract or other right or asset of the Company or Parent, as applicable;

(iii) solely in the case of the Company, modify, amend or enter into any contract, agreement, lease, license or commitment, including for capital expenditures, that would be considered a Material Contract if in effect on of the date hereof, except in the ordinary course of the Company’s business;

(iv) make any capital expenditures in excess of $200,000 (individually or in the aggregate);

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(v) sell, lease, license or otherwise dispose of any of the Company’s or Parent’s, as applicable, material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of the Company’s business or Parent’s business (as applicable);

(vi) (A) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder, shareholder or other equityholder in its capacity as such (which for the avoidance of doubt does not include payment of salary, benefits, commissions and other regular and necessary customary payments made in the ordinary course of business consistent with past practices); or (C) except as contemplated by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(vii) (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness, including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof (provided, however, that the Company shall not be permitted to repay or satisfy all or any portion of the SVB Loan);

(viii) suffer or incur any Lien, except for Permitted Liens, on the Company’s or Parent’s, as applicable, assets;

(ix) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to the Company or Parent, as applicable, or write off or make reserves against the same;

(x) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xi) terminate or allow to lapse any insurance policy protecting any of the Company’s or Parent’s assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xii) adopt any severance, retention or other employee plan or fail to continue to make timely contributions to each benefit plan in accordance with the terms thereof;

(xiii) institute, settle or agree to settle any Action before any Authority, in each case in excess of $100,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xiv) except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xv) change its principal place of business or jurisdiction of organization;

(xvi) issue, redeem or repurchase any Equity Interests (other than (A) with respect to the Company, the exercise of any Company Option outstanding on the date hereof or the exercise of the Company Warrant, (B) with respect to Parent, any redemption by Parent of Parent Class A Shares held by its public stockholder pursuant to Section 7.6, or (C) with respect to Parent, as otherwise contemplated by this Agreement or any Additional Agreement);

(xvii) (A) make, change or revoke any material Tax election; (B) change any annual Tax accounting periods; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes of the Company; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes of the Company; or (E) surrender or forfeit any right to claim a material Tax refund;

(xviii) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

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(xix) solely in the case of the Company, other than as required by a Plan, as set forth on Schedule 7.1(a)(xix) or as explicitly contemplated hereunder, (A) increase or make any material change in the compensation or benefits of any employee or other individual service provider of the Company other than in the ordinary course of the Company’s business consistent with past practice, (B) accelerate the vesting or payment of any compensation or benefits of any employee or other individual service provider of the Company, (C) terminate without “cause” any employee or other individual service provider of the Company, (D) hire or engage any new employee or other individual service provider of the Company if such new employee or individual service provider will receive annual base compensation in excess of $100,000, (E) make any loan to any present or former employee or other individual service provider of the Company, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xx) solely in the case of the Company, enter into any Affiliate Transactions;

(xxi) fail to duly observe and conform in all material respects to all applicable Law, including the Exchange Act, and Orders; or

(xxii) agree to do any of the foregoing.

7.2 Exclusivity.

(a) From the date hereof through the Closing Date, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents (“Representatives”) not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of its Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent (other than the transactions contemplated by this Agreement): (A) any merger, consolidation, share exchange, business combination or other similar transaction or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of (x) the assets of such Person (other than sales of inventory in the ordinary course of business) or (y) any class or series of the capital stock or other equity interests of the Company or Parent, as the case may be, in a single transaction or series of transactions.

(b) In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the person initiating such communication of the existence of this Agreement.

7.3 Access to Information. From the date hereof through and including the Closing Date, the Company and Parent shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and its other representatives full access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other representatives such information relating to the business of the Company and Parent as such Persons may request and (c) cause its employees, legal counsel, accountants and other representatives to cooperate with the other party in its

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investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided that no investigation pursuant to this Section 7.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent and provided further that any investigation pursuant to this Section 7.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary expressed or implied in this Agreement, neither party shall be required to provide the access described above or disclose any information to the other party if doing so is, in such party’s reasonable judgement, reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

7.4 Notices of Certain Events. Each of Parent and the Company shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent, post-Closing) to any such Person or create any Lien on any of the Company’s or Parent’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in ARTICLE X not to be satisfied.

7.5 Cooperation with Form S-4/Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company and the Company Securityholders as is either required by the federal securities laws or reasonably requested by Parent for inclusion in the proxy statement/prospectus and Offer Documents. As promptly as practicable after the receipt by Parent from the Company of all such information, Parent and shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the Parent Class A Shares issuable in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b) Parent shall (i) permit the Company and its counsel to review and comment on the Proxy Statement and Form S-4 and any exhibits, amendments or supplements thereto (or other related documents); (ii) shall consider any such comments in good faith; and (iii) consult with the Company and its counsel prior to filing the Proxy Statement and Form S-4 or any exhibit, amendment or supplement thereto. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the S-4, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent shall, with respect to, any response letters to any comments from the SEC consider any comments from the Company and its counsel in good faith. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating

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to the Form S-4 is issued. Except as otherwise required by applicable Law, Parent covenants that none of Parent, the Parent Board of Directors nor any committee of the Parent Board of Directors shall withdraw or modify, or propose publicly or by formal action of Parent, the Parent Board of Directors or any committee of the Parent Board of Directors to withdraw or modify, in a manner adverse to the Company, the Parent Board Recommendation or any other recommendation by Parent, the Parent Board of Directors or any committee of the Parent Board of Directors of in connection with any of the Parent Proposals.

(c) As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (such effective date, the “Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent’s stockholders for approval or adoption at the Parent Stockholder Meeting, including the matters described in Section 7.5(e).

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Form S-4, as of the Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent’s stockholders, and as of the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Form S-4 or the Proxy Statement, as applicable, as of the Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e) In accordance with Parent’s amended and restated certificate of incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq in the Proxy Statement, Parent shall seek from the holders of Parent Common Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the Amended and Restated Certificate of Incorporation of Parent, in the form attached hereto as Exhibit G, including the change of the name of Parent to “Gemini Therapeutics, Inc.”; (iii) adoption and approval of the Amended and Restated Bylaws of Parent in the form attached hereto as Exhibit H; (iv) approval of the Parent Equity Incentive Plan; (v) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Securityholders in connection with the Merger under applicable exchange listing rules; (vi) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vii) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Merger as determined by Parent (the proposals set forth in the forgoing clauses (i) through (vii) collectively, the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the S-4 and the Proxy Statement to “clear” comments from the SEC and the S-4 to become effective as promptly as reasonably practicable. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their public Parent Class A Shares, up to that number of Parent Class A Shares that would permit Parent to maintain net tangible assets of at least $5,000,001 (the “Offering Shares”), at a price per share determined in accordance with the Parent Certificate of Incorporation, all in accordance with applicable Law and any applicable

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rules and regulations of the SEC. In accordance with the Parent Certificate of Incorporation, the proceeds held in the Trust Account will be used for the redemption of the Parent Class A Shares held by Parent’s public stockholders who have elected to redeem such shares, if any.

(g) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, Parent may make any public filing with respect to the Merger to the extent required by applicable Law.

(h) Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be reasonably requested by Parent for inclusion in or attachment to the Proxy Statement, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

7.6 Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public stockholders of Parent holding Parent Class A Shares who shall have validly redeemed their Parent Class A Shares upon acceptance by Parent of such Parent Class A Shares (the “Parent Redemption Amount”), (b) deferred underwriting commissions and the expenses to third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent after the Closing.

7.7 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

7.8 Private Placement, Parent Support Agreements. Neither Parent, Merger Sub or any of their respective Affiliates or representatives shall make or agree to any amendments, changes, modifications or waivers (except, in each case, with respect to ministerial changes that do not have an economic impact) to any of the Subscription Agreements, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE VIII
COVENANTS OF THE COMPANY

8.1 Reporting; Compliance with Laws. From the date hereof through and including the Closing Date:

(a) The Company shall duly and timely file all material Tax Returns required to be filed with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period. The Company shall prepare, or cause to be prepared, each such material Tax Return in a manner consistent with the Company’s past practice. The Company shall provide each such Tax Return to Parent for review and comment as soon as reasonably practicable before the due date of each such Tax Return and not file such Tax Returns without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

8.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent set forth on Schedule 8.2.

8.3 Company’s Stockholders Approval.

(a) As promptly as reasonably practicable, and in any event within two (2) Business Days following the Effective Date (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to Parent and certified by an executive officer of the Company) evidencing the Company Stockholder Approval that is duly

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executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b) Neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the Company Board Recommendation.

8.4 Section 280G.

(a) The Company shall have obtained prior to the initiation of the requisite Company Stockholder approval procedure under Section 8.4(b) below, a waiver of the right to receive payments that could constitute “parachute payments” under Section 280G of the Code and regulations promulgated thereunder (a “Parachute Payment Waiver”), in a form reasonably acceptable to Parent, from each Person whom the Company and/or Parent reasonably believes is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite Company Stockholder approval procedure under Section 8.4(b), and whom the Company and/or Parent believes might otherwise receive, have received, or have the right or entitlement to receive any parachute payment under Section 280G of the Code, and the Company shall have delivered each such Parachute Payment Waiver to Parent on or before the Closing Date.

(b) The Company shall use its reasonable best efforts to obtain the approval by such number of Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments and/or benefits provided pursuant to contracts or arrangements that, in the absence of the executed Parachute Payment Waivers by the affected Persons under Section 8.4(a) above, might otherwise result, separately or in the aggregate, in the payment of any amount and/or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such Company Stockholder approval to be obtained in a manner which satisfies all applicable requirements of such Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-I of such Treasury Regulations. The Company shall forward to Parent, and allow Parent to review and comment upon, prior to submission to the Company Stockholders, copies of all material documents prepared for purposes of complying with this provision and shall consider any such reasonable comments in good faith.

ARTICLE IX
COVENANTS OF ALL PARTIES HERETO

9.1 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Except with respect to the matters set forth in Section 7.5 (which shall be subject to the terms and conditions of Section 7.5), and otherwise subject to the terms and conditions of this Agreement, each party (other than the Stockholders’ Representative) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time; (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties (other than the Stockholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Except with respect to the matters set forth in Section 7.5 (which shall be subject to the terms and conditions of Section 7.5), and otherwise subject to applicable Law, each of the Company and Parent agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to

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be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (ii), (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

9.2 Confidentiality. Except as necessary to complete the Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from another source, which source is not the agent of the other party and is not under any obligation of confidentiality with respect to such information); and no party shall release or disclose such information to any other Person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Law, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Offer Documents and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Stockholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Stockholders’ Representative and to the Company Securityholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

9.3 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and Parent as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b) Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its subsidiaries (including the Company after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c) The provisions of this Section 9.3 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall be permitted to obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby (the “Tail Policy”).

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9.4 Nasdaq Listing. Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with the Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of the Nasdaq to be satisfied; and (c) the Closing Payment Shares, to be approved for listing on the Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

9.5 Certain Tax Matters.

(a) Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

(b) The Company shall (and shall cause its Affiliates to) provide any information reasonably requested to allow Parent to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws with respect to the transactions contemplated by, or any payment made in connection with, this Agreement.

(c) All transfer, documentary, sales, use, value added, goods and services, stamp, registration, notarial fees and other similar Taxes and fees (collectively, “Transfer Taxes”), shall be paid by the Surviving Corporation. After the Closing Date, the Surviving Corporation will prepare and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes that are required to be filed after the Closing Date, and, if required by applicable Law, the Company Securityholders and Parent will, and will cause their respective Affiliates to, cooperate and join in the execution of any such Tax Returns and other documentation, as applicable. Each party (other than the Stockholders’ Representative) shall (and shall cause its Affiliates to) provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax.

9.6 Equity Incentive Plan. Prior to the Effective Date, Parent shall adopt a new equity incentive plan in substantially the form attached hereto as Exhibit I, with such changes or modifications thereto as the Company and Parent may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Parent, as applicable) (the “Parent Equity Incentive Plan”), effective as of one day prior to the Closing Date. The Parent Equity Incentive Plan shall have such number of shares available for issuance as mutually determined by the Company and Parent; provided, that no shares of Company Common Stock that remain reserved for issuance under the Equity Incentive Plans shall be converted into shares of Parent Class A Common Stock reserved or available for issuance under the Parent Equity Incentive Plan.

ARTICLE X
CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Merger are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law and no Order shall restrain or prohibit or impose any condition on the consummation of the Transactions.

(b) Each consent or approval required to be obtained from any Authority set forth on Schedule 10.1(b) shall have been obtained.

(c) There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the Transactions.

(d) Parent shall not have redeemed the Parent Class A Shares in an amount that would cause Parent to have net tangible assets of less than $5,000,001 upon consummation of the Merger.

(e) Each of the Parent Proposals shall have been duly approved at the Parent Stockholder Meeting;

(f) The Company Stockholder Approval shall have been obtained.

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10.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by the Company at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), except, in each case, for any failure of such representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) to be so true and correct that would not in the aggregate have or reasonably be expected to have a Material Adverse Effect.

(c) The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) Parent shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer certifying the accuracy of the provisions of the foregoing clauses (a), (b) and (c) of this Section 10.2 (the “Company Certificate”).

(e) Parent shall have received a certificate signed by the Secretary of the Company attaching true and correct copies of (i) the Company Certificate of Incorporation and by-laws, certified as of a recent date by the. Secretary of State of the State of Delaware; (ii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iii) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(f) The Company and the Specified Company Securityholders shall have duly executed and delivered to Parent a copy of the Registration Rights Agreement.

(g) The Company shall have delivered to Parent and Sponsor a copy of the Escrow Agreement, duly executed by the Company.

(h) The Company and the Specified Company Securityholders shall have duly executed and delivered to Parent a copy of the Voting Agreement.

(i) There shall not have been a Material Adverse Effect since the date hereof that is continuing.

(j) Not more than three percent (3%) of the issued and outstanding shares of Company Common Stock (including shares of Company Common Stock issuable upon conversion of Company Preferred Stock) shall continue Dissenting Shares.

(k) The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date and in substantially the form attached hereto as Exhibit J.

(l) The Company shall have delivered to Parent evidence, in form and substance reasonably acceptable to Parent, that (x) each of the Contracts set forth on Schedule 10.2(l) has been terminated without any further obligations of the Company and (y) the Convertible Notes have been converted into Company Series B Preferred Stock prior to the Closing.

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(m) The Company shall have obtained each Company Consent set forth on Schedule 10.2(m).

(n) The Company shall have delivered to Parent evidence of termination of the Equity Incentive Plans in accordance with Section 4.1(b).

(o) The Company shall have obtained the consent of the holders of outstanding awards under the Equity Incentive Plans, to ensure that no more than five percent (5%) of the outstanding equity and equity-based awards under the Equity Incentive Plans accelerate in connection with the Closing or otherwise as a result of the transactions contemplated by this Agreement.

(p) The Company shall have executed and delivered to Parent a copy of each Additional Agreement to which it or any of its stockholders is a party.

(q) The Company shall have delivered to Parent copies of the Lockup Agreements, duly executed by each of the Company Securityholders set forth on Schedule 10.2(q).

10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), except for any failure of such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on Parent or on Parent’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements.

(c) The Parent Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) The Amended and Restated Certificate of Incorporation of Parent, in the form attached hereto as Exhibit G, shall have been filed with, and declared effective by, the Delaware Secretary of State.

(e) The Company shall have received a certificate signed by an authorized officer of Parent accuracy of the provisions of the foregoing clauses (a), (b) and (c) of this Section 10.3.

(f) Sponsor shall have executed and delivered to the Company a copy of the Registration Rights Agreement.

(g) Sponsor shall have executed and delivered to the Company a copy of the Escrow Agreement.

(h) Parent and the Sponsor shall have executed and delivered to Parent a copy of the Voting Agreement.

(i) Parent shall have executed and delivered to the Company a copy of each Additional Agreement to which it or any of its stockholders is a party.

(j) The size and composition of the post-Closing Parent Board of Directors shall have been appointed as set forth in Section 2.7.

(k) The Aggregate Transaction Proceeds shall be equal to or greater than $170,000,000.

(l) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Closing Payment Shares shall have been approved for listing on Nasdaq.

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ARTICLE XI
INDEMNIFICATION

11.1 Indemnification of Parent. From and after the Closing, the Escrow Participants shall, severally and not jointly, indemnify and hold harmless Parent, its officers, directors and Affiliates and their respective successors and permitted assigns (each, an “Indemnified Party”) from and against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by Parent as a result of (a) any breach or inaccuracy of any of the representations or warranties set forth in Article V (as modified by the Schedules) or in the Company Certificate, in each case, for the avoidance of doubt, as of the date of this Agreement or the Closing Date or such other date as expressly set forth in such representation or warranty; or (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed at or prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Escrow Participants under this Agreement, including this Article XI or otherwise in connection with the transactions contemplated by this Agreement, shall in no event exceed an amount equal to (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”). Parent shall not be entitled to indemnification pursuant to this Section 11.1 unless and until the aggregate amount of Losses incurred by Parent equals at least $1,612,500 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, Parent shall be entitled to indemnification for any and all Losses above the Basket. The Escrow Participants shall have no liability or obligation to indemnify Parent or any other Indemnified Party under this Agreement with respect to the breach or inaccuracy of any representation or warranty, based on any matter, fact or circumstance Known by Parent on the date of this Agreement.

11.2 Procedure. The following shall apply with respect to all claims by an Indemnified Party for indemnification pursuant to this Article XI:

(a) An Indemnified Party shall give the Stockholders’ Representative prompt notice (an “Indemnification Notice”) of (i) any event, circumstance, development, state of facts or occurrence of which such Indemnified Party is aware that resulted or may result in any Losses by any Indemnified Party with respect to which such Indemnified Party seeks indemnification pursuant to this Agreement and/or (ii) any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to this Agreement (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to promptly give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under this ARTICLE XI, except to the extent such failure materially prejudices the ability of the Stockholders’ Representative, on behalf of the Escrow Participants (the “Indemnifying Parties”), to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participants, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Stockholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall (x) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof and (y) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the Stockholders’ Representative, on behalf of the Indemnifying Parties, assumes the defense of any such Third-Party Claim pursuant to Section 11.2(b), then the Indemnified Party shall cooperate with the Stockholders’ Representative in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Stockholders’ Representative and its legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Stockholders’ Representative so assumes the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Stockholders’ Representative has agreed, on behalf of the Indemnifying Parties, to pay such fees and expenses or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, in which event the reasonable documented out-of-pocket

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fees and expenses of such separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties, subject to the limitations set forth in this ARTICLE XI.

(d) If the Stockholders’ Representative elects to assume the defense of any Third-Party Claim pursuant to Section 11.2(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Stockholders’ Representative withdraws from or fails to adequately prosecute the defense of such asserted liability or Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Stockholders’ Representative does not elect to defend, or if, after commencing or undertaking any such defense, the Stockholders’ Representative withdraws from or fails to adequately prosecute such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense, subject to the limitations set forth in this ARTICLE XI. Notwithstanding anything to the contrary, the Stockholders’ Representative shall not be entitled to control, but may participate in, and the Indemnified Parties (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against such Indemnified Parties, or (ii) to the extent such Third-Party Claim involves criminal allegations against such Indemnified Parties or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of such Indemnified Party in an amount which is greater than the amount as to which such Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Parties retain control of the Third-Party Claim, the Indemnified Parties will not settle the subject claim without the prior written consent of the Stockholders’ Representative, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 11.1 and this Section 11.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Stockholders’ Representative prompt written notice thereof and the Stockholders’ Representative (on behalf of the Indemnifying Parties) shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Stockholders’ Representative shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax liability), other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested members of the Board of Directors of Parent shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of Parent or any other Indemnified Party to enforce the terms of this Agreement.

11.3 Escrow of Escrow Shares by Escrow Participants. The Company and the Company Securityholders hereby authorize Parent to deliver the Escrow Shares to the Escrow Agent to be held in escrow (such Escrow Shares, together with any dividends or other distributions of any kind made in respect thereof and any earnings thereon, the “Escrow Fund”) pursuant to the Escrow Agreement. For purposes of this ARTICLE XI, the Escrow Shares are valued at the greater of: (a) $10.00 per share and (b) the VWAP (the “Escrow Share Value”).

(a) Any dividends or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement. Each Escrow Participant shall be entitled to vote such Escrow Participant’s Pro Rata Portion of the Escrow Shares on any matters to come before the stockholders of Parent. It is intended that for U.S. federal (and applicable state, local and foreign) income tax purposes that while the Escrow Shares are held by the Escrow Agent, the Escrow Participants shall be treated as owners of the Escrow Shares, and to the extent required by applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

(b) At the times provided for in Section 11.3(d), the Escrow Shares shall be distributed to each Escrow Participant in accordance with such Escrow Participant’s Pro Rata Portion. Parent will take such action as may be necessary to cause such securities to be issued in the names of the appropriate Persons. Certificates representing

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Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

(c) No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participants or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participants, prior to the delivery to such Escrow Participants of the Escrow Fund by the Escrow Agent as provided herein.

(d) As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Escrow Shares, less the number of Escrow Shares (at an assumed value equal to the Escrow Share Value per Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by Parent prior to the expiration of the Survival Period with respect to any claims for indemnification that remain pending and unresolved as of the Release Date, will be released from escrow to the Escrow Participants (in accordance with each Escrow Participant’s Pro Rata Portion). The Stockholders’ Representative and Parent shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Escrow Shares (in accordance with each Escrow Participant’s Pro Rata Portion) determined in accordance with this Section 11.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution, in accordance with the provisions of this ARTICLE XI, of any claim(s) for indemnification that remain unresolved as of the Release Date, the Stockholders’ Representative and Parent shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to each Escrow Participant (in accordance with such Escrow Participant’s Pro Rata Portion) the number of Escrow Shares retained in escrow as a result of such claim(s) following the resolution of such claim(s) and not released to Parent. Any Escrow Shares received by Parent as an indemnification payment shall be promptly cancelled by Parent after its receipt thereof.

11.4 Payment of Indemnification. In the event that Parent is entitled to indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, Parent’s sole and exclusive remedy for such Losses shall be the recovery of a number of Parent Class A Shares from the then-remaining Escrow Shares having a value equal to the Losses that have been finally determined to be owing to Parent in accordance with this ARTICLE XI (at an assumed value equal to the Escrow Share Value per Escrow Share), in each case, subject to the limitations set forth in this ARTICLE XI. Any payments to Parent from the Escrow Shares (a) is intended to comply with, and shall be effected in accordance with, Rev. Proc. 84-42, 1984-1 C.B. 521 and (b) shall be treated as a reduction in the number of Parent Class A Shares issued to the Escrow Participants for U.S. federal (and applicable state, local, and foreign) income Tax purposes except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign Law) or with respect to any amounts treated as imputed interest under Section 483 of the Code.

11.5 Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered by the applicable Indemnified Party under any insurance policy or other third party reimbursement actually received.

11.6 Survival of Indemnification Rights. The representations and warranties of the Company shall survive until twelve (12) months (the “Survival Period”) following the Closing. The covenants of the Company contained in this Agreement to be performed prior to the Closing shall expire and be of no further force or effect as of the Closing; provided that, if any claim for breach or nonfulfillment may be asserted at any time prior to the expiration of the Survival Period as set forth in this Section 11.6. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.1 for Losses shall be effective so long as it is asserted prior to the expiration of the Survival Period (for the avoidance of doubt, any claim set forth in an Indemnification Notice shall be deemed asserted upon delivery of such Indemnification Notice); provided that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 11.6 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters and that the twenty (20) year statute of limitations contemplated by Title 10 of Section 8106(c) of the Delaware Code shall not apply to this Agreement.

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11.7 Sole and Exclusive Remedy. The remedies provided in this ARTICLE XI and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (a) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (b) shall prevent Parent from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (c) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto.

ARTICLE XII
DISPUTE RESOLUTION

12.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any party. The Arbitrator shall be selected within thirty (30) days of the written request of any party.

(c) The laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of Delaware applicable to a contract negotiated, signed and to be performed wholly in the State of Delaware, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 12.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 12.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party (if the Stockholders’ Representative, then solely on behalf of the Company Securityholders) and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties (in the case of the Stockholders’ Representative, solely on behalf of the Company Securityholders) shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from

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and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Delaware to render such relief and to enforce specifically the terms and provisions of this Agreement.

12.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each of the parties to this Agreement acknowledges that it has been represented in connection with the signing of the foregoing waiver by independent legal counsel selected by it and that such party has discussed the legal consequences and import of such waiver with legal counsel. Each of the parties to this Agreement further acknowledges that it has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XIII
TERMINATION

13.1 Termination Without Default.

(a) In the event that (i) the Closing of the transactions contemplated hereunder has not occurred by April 15, 2021 (the “Outside Closing Date”) (provided that, if the SEC has not declared the Proxy Statement/Form S-4 effective on or prior to January 15, 2021, the Outside Closing Date shall be automatically extended to May 15, 2021); and (ii) the party (i.e., Parent or the Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement is not in material breach of this Agreement, then Parent or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(b) In the event (i) an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable or (ii) any applicable Law is in effect making the consummation of the Merger illegal, Parent or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

13.2 Termination Upon Default.

(a) Parent may terminate this Agreement by giving notice to the Company at any time prior to the Closing, without prejudice to any rights or obligations Parent or Merger Sub may have, if: (i) (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein which has rendered or would render the satisfaction of any of the conditions set forth in Section 10.2 impossible and (y) such breach cannot be cured or is not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach; or (ii) evidence that the Company Stockholder Written Consent was obtained is not delivered to Parent by the Company Stockholder Written Consent Deadline (provided that Parent shall not be permitted to terminate this Agreement under this Section 13.2(a)(ii) at any time (A) prior to the Company Stockholder Written Consent Deadline or (B) after such evidence has been delivered to Parent).

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(b) The Company may terminate this Agreement by giving notice to Parent at any time prior to the Closing, without prejudice to any rights or obligations the Company may have, if: (i) Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein, which has rendered or would render the satisfaction of any of the conditions set forth in Section 10.3 impossible; and (ii) such breach cannot be cured or is not be cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach.

13.3 Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE XIII, this Agreement shall become void and be of no further force or effect, without any liability on the part of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto or any other Person; provided that, no such termination shall relieve any party from liability incurred as a result of the willful breach by such party of this Agreement or such party’s fraud, in which case such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such breach or fraud. The provisions of Section 9.2, ARTICLE XII, this Section 13.3 and ARTICLE XIV shall survive any termination hereof pursuant to this ARTICLE XIII.

ARTICLE XIV
MISCELLANEOUS

14.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; (c) if by email, on the date of transmission; or (d) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Gemini Therapeutics, Inc.

300 One Kendall Square, 3rd Floor

Cambridge, MA 02139

Attn: Jason Meyenburg

e-mail:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Mitchell S. Bloom

Jocelyn M. Arel

Laurie A. Burlingame

Daniel J. Espinoza

E-mail: mbloom@goodwinlaw.com

jarel@goodwinlaw.com

lburlingame@goodwinlaw.com

despinoza@goodwinlaw.com

if to the Stockholders’ Representative, or to the Company Securityholders after Closing, to:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email:

Facsimile: (303) 623-0294

Telephone: (303) 648-4085

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if to Parent or Merger Sub:

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Dennis Ryan

e-mail: docs-Investments@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel L. Rubinstein, Esq.

e-mail: joel.rubinstein@whitecase.com

14.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything to the contrary contained herein, no shall any party seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

14.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

14.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding the foregoing, following Closing and the public announcement (if any) of the Merger, the Stockholders’ Representative shall be permitted to publicly announce that it has been engaged to serve as the Stockholders’ Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof.

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14.5 Expenses. The anticipated costs and expenses of the Company in connection with any merger, consolidation or business combination, including this Agreement and the transactions contemplated hereby as of the Closing Date as set forth on Schedule 14.5 shall be paid by Parent after the Closing. If the Closing does not take place, each party (in the case of the Stockholders’ Representative, solely on behalf of the Company Securityholders) shall be responsible for its own expenses.

14.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

14.8 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted (including scanned .pdf image) signature pages that together (but need not individually) bear the signatures of all other parties.

14.9 Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

14.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

14.11 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

14.12 Third Party Beneficiaries. Except as provided in Section 9.3, ARTICLE XI and Section 14.15, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

14.13 Waiver. Reference is made to the final prospectus of Parent, dated August 13, 2020 (the “Prospectus”). The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, each of the Company and the Stockholders’ Representative, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

14.14 Stockholders’ Representative. By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Securityholder shall be deemed to have appointed the designation of, and hereby designates, Shareholder Representative Services LLC as the Stockholders’ Representative for all purposes in connection with this Agreement and any agreement ancillary hereto, including (a) to give and receive notices and communications to Parent for any purpose under this Agreement and the Additional Agreements; (b) to agree to, negotiate, enter into settlements

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and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 11.1 or, following the Closing, other disputes arising under or related to this Agreement; (c) to enter into and deliver the Escrow Agreement on behalf of each of the Company Securityholders; (d) to authorize or object to delivery to Parent of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by Parent in accordance with the provisions of the Escrow Agreement; (e) to act on behalf of Company Securityholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger; and (f) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. The Stockholders’ Representative may resign at any time. Such agency may be changed by the Company Securityholders from time to time upon no less than twenty (20) days’ prior written notice to Parent; provided, however, that the Stockholders’ Representative may not be removed unless holders of a majority of the Company Securities (on an as converted or exercised basis) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of a majority of the Company Securities (on an as converted or exercised basis) outstanding immediately prior to the Effective Time. No bond shall be required of the Stockholders’ Representative. The Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by the Stockholders’ Representative in connection with the Stockholders’ Representative’s services pursuant to this Agreement and any agreement ancillary hereto, except in the event of liability directly resulting from the Stockholders’ Representative’s gross negligence or willful misconduct. The Stockholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Stockholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Stockholders’ Representative’s execution and performance of this Agreement and any agreement ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Stockholders’ Representative by the Company Securityholders, any such Representative Losses may be recovered by the Stockholders’ Representative from (i) the funds in the Expense Fund, and (ii) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Company Securityholders; provided that, while this provision allows the Stockholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholders’ Representative under this Section 14.14. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholders’ Representative or the termination of this Agreement. Upon the Closing, the Company will wire $150,000 (the “Expense Fund”) to the Stockholders’ Representative, which will be used for the purposes of paying directly, or reimbursing the Stockholders’ Representative for, any third party expenses pursuant to this Agreement and the agreements ancillary hereto. The Company Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Stockholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholders’ Representative’s responsibilities, the Stockholders’ Representative will deliver any remaining balance of the Expense Fund to the Company. For Tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Company at the time of Closing.

14.15 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set

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forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 14.15) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby, provided, that this Section 14.15 shall not apply to Section 14.14, which shall be enforceable by the Stockholders’ Representative in its entirety against the Company Securityholders.

14.16 No Other Representations; No Reliance. NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in ARTICLE V, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective representatives or made available to Parent and its representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE V and subject to the limited remedies herein provided; (b) Parent specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:
FS DEVELOPMENT CORP.
By:	/s/ Jim Tananbaum
Name: Jim Tananbaum
Title: Chief Executive Officer
Merger Sub:
FSG MERGER SUB, INC.
By:	/s/ Jim Tananbaum
Name: Jim Tananbaum
Title: Director
Company:
GEMINI THERAPEUTICS, INC.
By:	/s/ Jason Meyenburg
Name: Jason Meyenburg
Title: Chief Executive Officer
Stockholders’ Representative:
Shareholder Representative Services LLC, solely in its capacity as the Stockholders’ Representative
By:	/s/ Sam Riffe
Name: Sam Riffe
Title: Managing Director

[Signature page to Agreement and Plan of Merger]

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Exhibit A

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 15, 2020, by and among FS Development Corp., a Delaware corporation (“Parent”), and the persons set forth on Schedule I attached hereto (each, a “Stockholder” and collectively, the “Stockholders”). Each of Parent and each Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Parent, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), FS Development Holdings, LLC, a Delaware limited liability company, Shareholder Representative Services LLC, as the Stockholders’ Representative, and Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent, and each share of Company Capital Stock (including the Subject Company Shares (as defined below)) will be converted into the right to receive Parent Class A Shares, in each case, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Stockholder is the record and beneficial owner of the number and type of Company Securities set forth on Schedule I hereto (together with any other Company Securities or other eqiuty interest (including anything convertible into such equity interests) of the Company that each Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Shares”);

WHEREAS, in consideration for the benefits to be received by each Stockholder under the terms of the Merger Agreement and as a material inducement to Parent and the other Parent Parties agreeing to enter into and consummate the transactions contemplated by the Merger Agreement, each Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that Parent and the other Parent Parties would not have entered into and agreed to consummate the transactions contemplated by the Merger Agreement without each Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Company Stockholder Consent and Related Matters.

(a) (1) As promptly as reasonably practicable (and in any event within two (2) Business Days) following the Effective Date, each Stockholder shall duly execute and deliver to the Company and Parent the Company Stockholder Written Consent under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 8.3(a) (Company Stockholder Approval) of the Merger Agreement. Without limiting the generality of the first sentence of this Section 1(a), prior to the Closing, each Stockholder shall vote (or cause to be voted) the Subject Company Shares against and withhold consent with respect to any Alternative Proposal. (2) In addition to the foregoing, each Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the holders of Company Capital Stock (or any adjournment or postponement thereof), such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Company Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Company Shares:

(i) to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger;

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(ii) in any other circumstances upon which a consent or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Subject Company Shares held at such time in favor thereof;

(iii) against any Alternative Transaction, or any other merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby); and

(iv) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled.

(b) Without limiting any other rights or remedies of Parent, each Stockholder hereby irrevocably appoints Parent or any individual designated by Parent as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the holders of Company Capital Stock with respect to the matters described in Section 1(a), to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the holders of Company Capital Stock, to vote (or cause to be voted) the Subject Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the holders of Company Capital Stock or any action by written consent by the holders of Company Capital Stock (including the Company Stockholder Written Consent), in each case, in the event that the Stockholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by each Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Stockholder and shall revoke any and all prior proxies granted by each Stockholder with respect to the Subject Company Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by each Stockholder of the Subject Company Shares (or any other Person with the power to vote the Subject Company Shares) with respect to the matters in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except those provided in Section 1(a). For the avoidance of doubt, each Stockholder may vote the Subject Company Shares on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

(d) Each Stockholder hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise), (ii) consents to, on behalf of itself, and each other holder of Company Preferred Stock and irrevocably and unconditionally waives any and all rights such Stockholder may have with respect to, (x) the conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock, with such conversion to be in accordance with the terms of the Company Certificate of Incorporation and effective as of immediately prior to the Effective Time of the Merger and (y) prior to the Closing, the conversion of each Convertible Note into Company Series B Preferred Stock, in accordance with the terms of each Convertible Note, in each case, as set forth on the Capitalization Table.

(e) Each Stockholder hereby irrevocably waives, on behalf of themselves and each other holder of Company Preferred Stock, its right to certain payments upon liquidation of the Company pursuant to Article IV, Section 2 of the Company Certificate of Incorporation,

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2. Other Covenants and Agreements.

(a) Each Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule II hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement; provided, however, that the indemnification provisions that are contemplated to survive the agreement marked with an asterisk (*) on Schedule II shall survive such termination in accordance with their terms. Without limiting the generality of the foregoing, each Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b) Each Stockholder acknowledges and agrees that Parent and the other Parent Parties are entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Parent and the other Parent Parties would not have entered into or agreed to consummate the transactions contemplated by the Merger Agreement.

(c) On the Closing Date, each Stockholder shall deliver to Parent a duly executed copy of that (i) certain Registration Rights Agreement, by and among Parent, the Company and the Specified Company Securityholders party thereto, in substantially the form attached as Exhibit F to the Merger Agreement and (ii) certain Voting Agreement, by and among Parent, the Company and the Specified Company Securityholders party thereto, in substantially the form attached as Exhibit D to the Merger Agreement.

3. Stockholder Representations and Warranties. Each Stockholder represents and warrants to Parent as follows:

(a) If Stockholder is not an individual, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) If Stockholder is not an individual, the Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid, legal and binding agreement of each Stockholder (assuming that this Agreement is duly authorized, executed and delivered by Parent), enforceable against each such Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of any Stockholder with respect to such Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by each Stockholder, the performance by such Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without

Annex A-57

due notice or lapse of time or both) (i) result in any breach of any provision of such Stockholder’s organizational documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Stockholder or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) directly above, as would not adversely affect the ability of such Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) Each Stockholder is the record and beneficial owner of the Subject Company Shares and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Except for the shares of Company Capital Stock set forth on Schedule I hereto, together with any other shares of Company Capital Stock or other equity interest (including anything convertible into such equity interests) of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, such Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the Merger Agreement and that certain Second Amended and Restated Voting Agreement, dated September 26, 2019, such Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer (as defined below) any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.

(f) There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Subject Company Shares, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement, or which would reasonably be expected to adversely affect the ability of such Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) The Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (ii) he, she or it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Additional Agreements to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Additional Agreements to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Additional Agreements to which he, she or it is or will be a party and no other representations or warranties of any Parent Party (including, for the avoidance of doubt, none of the representations or warranties of any Parent Party set forth in the Merger Agreement or any other Additional Agreements), any Affiliate of Parent or any other Person, either express or implied, and such Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Additional Agreements to which he, she or it is or will be a party, none of the Parent Parties, any Affiliate of Parent or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Additional Agreements to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.

4. Transfer of Subject Securities. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof, each Stockholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) take any actions (i) having the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or (ii) in furtherance of any of the matters described in the foregoing

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clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms and (c) upon the mutual written agreement of Parent and each Stockholder. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any other capacity and (b) nothing herein will be construed to limit or affect any action or inaction by any Stockholder serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Parent, to:

c/o FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attention: Jim Tananbaum

Email: Jim@foresitecapital.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention: Joel L. Rubinstein, Esq.

E-mail: joel.rubinstein@whitecase.com

If to a Stockholder, to the address specified by such Stockholder in writing.

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:       Mitchell S. Bloom

Jocelyn M. Arel

Daniel J. Espinoza

E-mail:           mbloom@goodwinlaw.com

jarel@goodwinlaw.com

despinoza@goodwinlaw.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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8. Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

9. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of Stockholder and Parent. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Stockholder without Parent’s prior written consent (to be withheld or given in its sole discretion).

10. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

11. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

13. Miscellaneous. Sections 1.2 (Construction), 14.7 (Governing Law), 14.8 (Counterparts; Facsimile Signatures) and 14.10 (Severability) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

Annex A-60

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

FS DEVELOPMENT CORP.
By:
Name:
Title:

[Signature Page to Company Support Agreement]

Annex A-61

LIGHTSTONE VENTURES, L.P.
By: LSV Associates, L.L.C.,
its general partner
By:
Name:
Title:
LIGHTSTONE VENTURES (A), L.P.
By: LSV Associates, L.L.C.,
its general partner
By:
Name:
Title:
LIGHTSTONE SINGAPORE, L.P.
By: LSV Associates, L.L.C.,
its general partner
By:
Name:
Title:

[Signature Page to Company Support Agreement]

Annex A-62

ORBIMED PRIVATE INVESTMENTS VI, L.P.
By: OrbiMed Capital GP VI LLC,
its General Partner
By: OrbiMed Advisors LLC,
its Managing Partner
By:
Name:
Title:

[Signature Page to Company Support Agreement]

Annex A-63

ATLAS VENTURE FUND X, L.P.
By: Atlas Venture Associates X, L.P.
its General Partner
By: Atlas Venture Associates X, LLC
its General Partner
By:
Name:
Title:

[Signature Page to Company Support Agreement]

Annex A-64

WU CAPITAL INVESTMENT LLC
By: Wu Capital Investment LLC
Its: Director
By:
Name:
Title:

[Signature Page to Company Support Agreement]

Annex A-65

SCHEDULE I

Name of Stockholder	Number of Series A Preferred Stock	Number of Series B Preferred Stock	Principal amount under Convertible Note
Lightstone Ventures, L.P.	11,653,137	976,931
Lightstone Ventures (A), L.P.	1,587,559	133,112
Lightstone Singapore L.P.		3,700,139	3,000,000
OrbiMed Private Investments VI, L.P.	13,240,696	7,400,280	4,887,000
Atlas Venture Fund X, L.P.	13,240,696	5,180,196	4,361,000
Wu Capital Investment LLC		7,400,280	1,752,000

Annex A-66

SCHEDULE B

1.      Second Amended and Restated Voting Agreement, dated as of September 26, 2019, by and among the Company, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and the stockholders listed on Schedule B thereto.

2.      Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 26, 2019, by and among the Company, the Investors (as defined below) and the persons named on Schedule B thereto.

3.      Amended and Restated Investors’ Rights Agreement, dated as of September 26, 2019, by and among the Company and the Investors.

Annex A-67

Exhibit B

SUBSCRIPTION AGREEMENT

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between FS Development Corp., a Delaware corporation (“FSD”), and Gemini Therapeutics, Inc., a Delaware corporation (“Target”), pursuant to a merger agreement to be entered into among FSD, Target, and the other parties thereto (the “Transaction Agreement”), FSD is seeking commitments from interested investors to purchase shares of Class A common stock, par value $0.0001 per share (the “Shares”), of FSD, for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, FSD is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 9,500,000 Shares, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and FSD agree as follows:

1. Subscription. The Investor hereby subscribes for and agrees to purchase from FSD at the Closing (as defined herein) the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction and immediately after the Merger (as defined in the Transaction Agreement). Upon (i) satisfaction or waiver of the conditions set forth in this Section 2 and Section 3 of this Subscription Agreement and (ii) delivery of written notice from (or on behalf of) FSD to the Investor (the “Closing Notice”) that FSD reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the undersigned (the “Closing Date”), the Investor shall deliver to FSD on the Closing Date the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by FSD in the Closing Notice (which account shall not be an escrow account) against delivery by FSD to the Investor on the Closing Date (A) the number of Shares set forth on the signature page of this Subscription Agreement in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (B) evidence from FSD’s transfer agent evidencing the issuance to the Investor of such Shares on and as of the Closing Date. If the closing of the Transaction does not occur within two (2) Business Days after the Closing Date, FSD shall promptly (but not later than two (2) Business Days after the Closing Date) return the funds so delivered by the Investor to FSD by wire transfer in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

3. Closing Conditions.

(a) The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent)

Annex A-68

which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) no suspension of the qualification of the Shares for the offering or sale or trading on the Nasdaq Capital Market, or, to FSD’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred prior to the Closing;

(iii) all conditions precedent to the closing of the Transaction shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction); and

(iv) the Shares shall have been approved for listing on the Nasdaq Capital Market.

(b) The obligation of FSD to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects), at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date.

(c) The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of FSD contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by FSD of each of the representations and warranties of FSD contained in this Subscription Agreement as of the Closing Date;

(ii) FSD shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) the terms of the Transaction Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Investor or FSD would reasonably expect to receive under this Subscription Agreement; and

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors thereunder unless the Investor has been offered substantially the same benefits.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. FSD Representations and Warranties. FSD represents and warrants to the Investor, as of the date hereof and as of the Closing Date that:

(a) FSD has been duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under FSD’s certificate of incorporation (as amended to the Closing Date) or under the laws of the State of Delaware.

Annex A-69

(c) This Subscription Agreement has been duly authorized, executed and delivered by FSD and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of FSD and is enforceable against FSD in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by FSD with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FSD or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which FSD or any of its subsidiaries is a party or by which FSD or any of its subsidiaries is bound or to which any of the property or assets of FSD is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of FSD and its subsidiaries, taken as a whole or materially and adversely affect: (A) the ability of FSD to consummate the Transaction; (B) the validity of the Shares; or (C) the legal authority of FSD to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of FSD; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FSD or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of FSD to comply in all material respects with this Subscription Agreement.

(e) FSD has made all filings required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”). As of their respective dates, all reports, the Registration Statement of FSD filed on Form S-1 dated July 24, 2020 (as amended), and the prospectus of FSD dated August 11, 2020 (the “SEC Reports”) required to be filed or actually filed by FSD with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of FSD included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FSD as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by FSD from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f) FSD has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in FSD other than the Other Subscription Agreement and the Transaction Agreement. No Other Subscription Agreement contains terms (economic or otherwise) more favorable to such Other Investor or investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(g) FSD is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FSD of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by The Nasdaq Capital Market, or such other applicable stock exchange on which FSD’s Class A common stock is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. FSD is in compliance with all applicable laws and rules of The Nasdaq Capital Market.

(h) The authorized capital stock of FSD consists of 100,000,000 Shares of which 12,516,500 are outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share of which 3,018,750 are issued

Annex A-70

and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of FSD are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, FSD’s organizational documents or any contract to which FSD is a party or by which FSD is bound. Except as set forth in FSD’s organizational documents, there are no outstanding contractual obligations of FSD to repurchase, redeem or otherwise acquire any Shares or any capital equity of FSD. There are no securities or instruments issued by or to which FSD is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of FSD to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

(i) The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of FSD, threatened against FSD by Nasdaq or the SEC to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. FSD has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(j) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by FSD to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of FSD, threatened against FSD or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against FSD.

(l) FSD has not received any written communication from a governmental authority that alleges that FSD is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

(m) FSD is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents (as defined herein).

(n) FSD acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide FSD with any notice thereof or otherwise make any delivery to the Investor pursuant to this Agreement. The Investor hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor.

6. Investor Representations and Warranties. The Investor represents and warrants to FSD that:

(a) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A,(ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

Annex A-71

(b) The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to FSD or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that FSD files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) The Investor understands and agrees that the Investor is purchasing the Shares from FSD. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by FSD, Target or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(d) The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to FSD, Target or the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed the SEC Reports and any disclosure documents used in the offering of the Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any (i) have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) have independently made their own analysis and decision to invest in FSD.

(f) The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and FSD, Target, or a representative of FSD or Target, and the Shares were offered to the Investor solely by direct contact between the Investor and FSD, Target, or a representative of FSD or Target. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Target, FSD, Jefferies LLC or SVB Leerink LLC (each a “Placement Agent”, and together, the “Placement Agents”) or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives), other than the representations and warranties of FSD contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in FSD.

(g) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in FSD’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

(h) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in FSD.

Annex A-72

(i) In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives concerning FSD, Target, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(j) The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k) The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l) The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of FSD, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the undersigned in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(m) The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

(n) No disclosure or offering document has been prepared by either of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

(o) Neither the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to FSD or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by FSD.

(p) In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

(q) When required to deliver payment to FSD pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

Annex A-73

(r) The Investor acknowledges that it is aware that the Placement Agents are acting as FSD’s placement agents or financial advisors and certain of the Placement Agents are acting as financial advisor to Target in connection with the Transaction.

7. Registration Rights.

(a) In the event that the Shares are not registered in connection with the consummation of the Transaction, FSD agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 90th calendar day after the consummation of the Transaction (or 120th calendar day if the SEC notifies FSD that it will “review” the Registration Statement) and (2) the fifth business day after the date FSD is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). FSD agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as FSD is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for FSD to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to FSD upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents FSD from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. FSD’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to FSD such information regarding the Investor, the securities of FSD held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by FSD to effect the registration of such Shares, and shall execute such documents in connection with such registration as FSD may reasonably request that are customary of a selling stockholder in similar situations, including providing that FSD shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout period or similar period or as permitted hereunder. Investor shall not be entitled to use the Registration Statement for an underwritten offering. For purposes of clarification, any failure by FSD to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve FSD of its obligations to file or effect the Registration Statement set forth in this Section 7. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), FSD will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, FSD will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as FSD remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

(b) Notwithstanding anything to the contrary contained herein, FSD may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of FSD determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of FSD or would require premature disclosure of information that could materially adversely affect FSD

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(each such circumstance, a “Suspension Event”); provided, that, (I) FSD shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (II) FSD shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by FSD, the Investor will deliver to FSD or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(c) At its expense FSD shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by FSD of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from FSD (which notice shall not contain any material non-public information regarding FSD) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which FSD agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by FSD that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by FSD except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. FSD shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as FSD is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, FSD shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 shall have been duly assigned.

(e) FSD shall indemnify the Investor (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, stockholders, advisers and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or

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supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein or Investor omitted a material fact from such information.

(f) Investor shall indemnify and hold harmless FSD, its directors, officers, agents and employees, and each person who controls FSD (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein. In no event shall the liability of Investor exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation. The Investor shall notify FSD promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Investor is aware.

(g) If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(g) shall be individual, not joint and several, and in no event shall the liability of the Investor hereunder exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the consummation of the Transaction has not occurred on or before May 15, 2021; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. FSD shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

9. Trust Account Waiver. The Investor hereby acknowledges that FSD has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of FSD’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of FSD

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entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with FSD and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with FSD’s certificate of incorporation in respect of any redemptions by the Investor in respect of Shares acquired by any means other than pursuant to this Subscription Agreement. Nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with FSD to not exercise such redemption right.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

(b) FSD may request from the Investor such additional information as FSD may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, FSD agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that FSD may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of FSD or a registration statement of FSD.

(c) The Investor acknowledges that FSD, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify FSD and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify FSD and the Placement Agents if they are no longer accurate in all respects).

(d) FSD, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided that, as set forth in Sections 10(c) and 10(d) hereto, each Placement Agent shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(l).

(m) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient;

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provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 10(m), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(m). All communications sent to FSD shall be sent to: FS Development Corp., 600 Montgomery Street, Suite 4500, San Francisco, California 94111, Attn: Jim Tananbaum, email: jim@foresitecapital.com, with a copy to: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

11. Disclosure. FSD shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby, all material terms of the Transaction and any other material, non-public information that FSD has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of FSD, the Investor shall not be in possession of any material, non-public information received from FSD or any of its officers, directors or employees. Notwithstanding the foregoing, FSD shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except as required by the federal securities laws, rules or regulations, and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the NYSE regulations, in which case FSD shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Investor regarding such disclosure.

12. Exculpation. The Investor agrees that none of (i) any other investor pursuant to any Other Subscription Agreement (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor) or (ii) the Placement Agents, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees shall be liable to the Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:
By: ________________________________
Name: ______________________________
Title: _______________________________
Name in which Shares are to be registered (if different):	Date: ________, 2020
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn: _______________________________	Attn: _______________________________
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Number of Shares subscribed for:
Aggregate Subscription Amount: $	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by FSD in the Closing Notice.

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IN WITNESS WHEREOF, FSD has accepted this Subscription Agreement as of the date set forth below.

By:
Name:
Title:
Date: , 2020

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.      ☐ We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.      ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.     INSTITUTIONAL ACCOUNTS STATUS

☐ We are an “institutional account” (as defined in FINRA RULE 4512(c)).

D.     ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.      ☐ I am an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.      ☐ I am a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the

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time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

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Exhibit C

PARENT SUPPORT AGREEMENT

This PARENT SUPPORT AGREEMENT, dated as of October __, 2020 (this “Agreement”), is entered into by and among FS Development Corp., a Delaware corporation (“Parent”), Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), FS Development Holdings, LLC, a Delaware limited liability company (“Sponsor”), and each of the stockholders of Parent whose names appear on the signature pages of this Agreement (each, a “Founder” and, collectively, the “Founders”). Capitalized terms used herein and not otherwise defined will have the meaning given such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), FS Development Holdings, LLC, a Delaware limited liability company (“Sponsor”), Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, and the Company, are entering into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent;

WHEREAS, as of the date hereof, each Founder owns of record the number of Parent Class A Shares and Parent Class B Shares as set forth opposite such Founder’s name on Exhibit A hereto (all such Parent Class A Shares and Parent Class B Shares and the Parent Class A Shares and Parent Class B Shares of which ownership of record or the power to vote is hereafter acquired by the Founders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent and the Company to enter into the Merger Agreement, the Founders are executing and delivering this Agreement to Parent and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Founders (severally and not jointly), the Company and Parent hereby agrees as follows:

1. Agreement to Vote. Each Founder, by this Agreement, with respect to its Shares, hereby agrees to vote, at any meeting of the stockholders of Parent, and in any action by written consent of the stockholders of Parent, all of such Founder’s Shares (a) in favor of the approval and adoption of the Merger Agreement, each of the Parent Proposals, the transactions contemplated by the Merger Agreement and this Agreement, and (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement, the approval of the Parent Proposals and considered and voted upon by the stockholders of Parent in connection therewith. Each Founder acknowledges receipt and review of a copy of the Merger Agreement.

2. Transfer of Shares. Each of the Founders agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling the Founder from performing its obligations hereunder.

3. Waiver of Anti-Dilution Provision. Each Founder hereby (but subject to the consummation of the Merger) waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of Parent (as may be amended from time to time, the “Certificate of Incorporation”), the provisions of Section 4.3(b)(i) of the Certificate of Incorporation to have the Parent Class B Shares convert to Parent Class A Shares at a ratio of greater than one-for-one. The waiver specified in this Section 3 shall be applicable only in connection with the transactions contemplated by the Merger Agreement and this Agreement (and any shares of Class A Common Stock or equity-linked securities issued in connection with the transactions contemplated by the Merger Agreement and this Agreement) and shall be void and of no force and effect if the Merger Agreement shall be terminated for any reason.

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4. Unpaid Parent Liabilities. Sponsor agrees that in the event the Unpaid Parent Liabilities as of immediately prior to the Closing are greater than the $11,500,000 (the “Maximum Liability Amount”), Sponsor will either (a) forfeit for cancellation such number of whole Parent Class B Shares equal in value to the excess of the Maximum Liability Amount divided by $10.00 or (b) pay to Parent at the Closing an amount equal to the difference between the Unpaid Parent Liabilities as of immediately prior to the Closing minus the Maximum Liability Amount.

5. Representations and Warranties. Each Founder, severally and not jointly, represents and warrants to the Company as follows:

(a) The execution, delivery and performance by such Founder of this Agreement and the consummation by such Founder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Founder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or certificate of incorporation or operating agreement, if any (the “Organizational Documents”) of such Founder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Founder’s Organizational Documents

(b) Such Founder owns of record and has good, valid and marketable title to the Shares set forth opposite the Founder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Founder does not own, directly or indirectly, any other Shares.

(c) Such Founder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Founder.

6. Termination. This Agreement and the obligations of Sponsor and each of the Founders under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and Sponsor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Miscellaneous.

(a) Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

if to the Company, to:

Gemini Therapeutics, Inc.

300 One Kendall Square, 3rd Floor

Cambridge, MA 02139

Attn Jason Meyenburg

E-mail:

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with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:  Mitchell S. Bloom

Jocelyn M. Arel

Laurie A. Burlingame

Daniel J. Espinoza

E-mail:     mbloom@goodwinlaw.com

jarel@goodwinlaw.com

lburlingame@goodwinlaw.com

despinoza@goodwinlaw.com

if to Parent or Merger Sub:

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Jim Tananbaum

E-mail: jim@foresitecapital.com

with a copy (which shall not constitute notice) to:

White& Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel L. Rubinstein, Esq.

E-mail: joel.rubinstein@whitecase.com

if to a Founder, to the address or facsimile number set forth for Founder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Merger Agreement and the Additional Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Founder shall be liable for the breach by any other Founder of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by
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way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon the Company, Sponsor or any Founder until such time as the Merger Agreement is executed.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FS DEVELOPMENT CORP.

Name:
Title:

GEMINI THERAPEUTICS, INC.

Name:
Title:

FS DEVELOPMENT HOLDINGS, LLC

Name:
Title:

[Signature Page to Parent Support Agreement]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDERS:
FS DEVELOPMENT HOLDINGS, LLC
By:
Name:
Title:
Address:
Robert Carey
By:
Address:
Daniel Dubin
By:
Address:
Deepa Pakianathan
By:
Address:

[Signature Page to Parent Support Agreement]

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EXHIBIT A

THE FOUNDERS

Founder	Shares of Parent Class A Common Stock	Shares of Parent Class B Common Stock
FS Development Holdings, LLC	441,500	2,928,750
Robert Carey		30,000
Daniel Dubin		30,000
Deepa Pakianathan		30,000

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Exhibit D

FORM OF VOTING AGREEMENT

VOTING AGREEMENT dated as of [•], 2020 (this “Agreement”), by and between FS Development Holdings, LLC, a Delaware limited liability company (“FS Sponsor”), Gemini Therapeutics, Inc., a Delaware corporation formerly known as FS Development Corp. (the “Company”), and each of the individuals and entities executing a counterpart signature page to this Agreement (each, a “Voting Party”, and, collectively, the “Voting Parties”).

RECITALS

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of October [•], 2020 (the “Merger Agreement”), by and among Parent, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), FS Development Holdings, LLC, a Delaware limited liability company, Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, and Gemini Therapeutics, Inc., a Delaware corporation (the “Gemini”);

WHEREAS, all capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement and simultaneously with the execution and delivery of this Agreement, Merger Sub is being merged with and into Gemini, with Gemini being the Surviving Corporation, as a result of which Gemini will be the wholly-owned subsidiary of the Company; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FS Sponsor, the Company and each Voting Party intending to be legally bound, agree as follows:

AGREEMENT

1. Agreement to Vote. During the Term (as defined below), each Voting Party agrees to vote all voting securities of the Company that it owns from time to time and may vote in the election of the Company’s directors (collectively, “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Board of Directors.

2.1 Immediately following the consummation of the Merger, or as soon as practicable thereafter, the Company board of directors (the “Board”) will be comprised of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of [•] Directors, Class II consisting of [•] Directors and Class III consisting of [•] Directors. [•], [•], [•] and [•] shall constitute the initial members of Class I and shall be nominated in Class I, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2021; [•], [•] and [•] shall constitute the initial members of Class II and shall be nominated in Class II, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2022; and [•], [•] and [•] shall constitute the initial members of Class III and shall be nominated in Class III, the members of which shall have an initial term that expires at the annual meeting of stockholders held in 2023.

The full seven (7) member Board will be comprised of Jason Meyenberg, Jim Tananbaum, Carl Gordon and four (4) other members of the Gemini board of directors.

2.2 Until the fifth (5th) anniversary of the date of this Agreement (the “Term”), at each annual or special meeting of stockholders of the Company, FS Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to the Company’s stockholders), one (1) individual to serve as a Class III Director; provided, however, if at any time

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during such five-year period the FS Sponsor owns less than [•] shares of Class A Common Stock of the Company (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the FS Sponsor and obligations of the Board under this Section 2.2 shall automatically terminate.

2.3 Provisions relating to authority to appoint four (4) of the Gemini directors set forth in Section 2.1 to be determined by Gemini’s current board of directors at its sole discretion.

2.4 If FS Sponsor or [•] cease to be entitled to nominate any Directors in accordance with Section 2.2 or Section 2.3, then such Directors shall be nominated by the Board and approved by the holders of the outstanding shares of Common Stock. All Directors shall hold office, subject to their earlier death, resignation or removal in accordance with this Agreement and applicable law, until their respective successors shall have been elected and qualified.

2.5 All Directors elected in accordance with Section 2.2 or Section 2.3, as applicable, shall be removed from the Board only upon the vote or written consent of the Voting Party that is entitled to nominate, appoint or elect such Director under Section 2.2 or Section 2.3, as applicable. Upon any decrease in the rights of any such Voting Party to nominate, appoint or elect any Director pursuant to Section 2.2 or Section 2.3, as applicable, the applicable Voting Party shall promptly cause the removal or resignation of an applicable number of Directors if requested by the Board. Upon any individual elected as provided in Section 2.2 or Section 2.3, as applicable, ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Voting Party that was entitled to nominate, appoint or elect such individual under Section 2.2 or Section 2.3, as applicable, shall have the right to fill any resulting vacancy in the Board; provided that such Voting Party still has the right to nominate, appoint or elect the applicable Director pursuant to Section 2.2 or Section 2.3, as applicable. If the Company has reduced the size of the Board following such death, resignation or removal or other departure of such individual from the Board, then if requested by any Voting Party entitled to designate a Director pursuant to Section 2.2 or Section 2.3, as applicable, who is not currently serving on the Board, the Company and the Voting Party shall take all actions necessary to increase the size of the Board and nominate, appoint or elect to the resulting vacancy the applicable Director entitled to be designated by such Voting Party pursuant to Section 2.2 or Section 2.3, as applicable.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold on a national securities exchange on which the Company common stock is listed for trading on the date in question (the “Trading Market”).

4. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

5. Specific Enforcement. It is agreed and understood that (a) monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, (b) this Agreement shall be specifically enforceable and (c) any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

6. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

7. Termination. This Agreement shall terminate on the last day of the Term.

8. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended, or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, FS Sponsor and [•].

9. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by the Voting Parties shall become Voting Shares for purposes of this Agreement.

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10. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of law provisions.

12. Counterparts; Electronic Execution or Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may be executed electronically; any executed counterpart of this Agreement may be delivered by facsimile or electronic mail; and any such electronically executed or delivered copy of a counterpart signature page shall have the same force and effect as an originally executed copy hereof.

13. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, this Voting Agreement is hereby executed effective as of the date first set forth above.

FS Development Holdings, LLC
a Delaware Limited Liability Company
By:
Name:
Title:
GEMINI THERAPEUTICS, INC.,
a Delaware corporation f/k/a FS Development Corp.
By:
Name:
Title:

[Signature Page to Voting Agreement]

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VOTING PARTIES:
LIGHTSTONE VENTURES, L.P.
By: LSV Associates, L.L.C.,
its general partner
By:
Name:
Title:
LIGHTSTONE VENTURES (A), L.P.
By: LSV Associates, L.L.C.,
its general partner
By:
Name:
Title:
LIGHTSTONE SINGAPORE, L.P.
By: LSV Associates, L.L.C.,
its general partner
By:
Name:
Title:

[Signature Page to Voting Agreement]

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ORBIMED PRIVATE INVESTMENTS VI, L.P.
By: OrbiMed Capital GP VI LLC,
its General Partner
By: OrbiMed Advisors LLC,
its Managing Partner
By:
Name:
Title:
ATLAS VENTURE FUND X, L.P.
By: Atlas Venture Associates X, L.P.
its General Partner
By: Atlas Venture Associates X, LLC
its General Partner
By:
Name:
Title:
WU CAPITAL INVESTMENT LLC
By: Wu Capital Investment LLC
Its: Director
By:
Name:
Title:

[Signature Page to Voting Agreement]

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Exhibit E

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of [•], 2020, by and between: FS Development Holdings, LLC, a Delaware limited liability company (“Sponsor”), FS Development Corp., a Delaware corporation (“Parent”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative of the Company Securityholders (the “Stockholder Representative”), solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of the Company, and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, Parent, FSG Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), and the Stockholder Representative entered into an Agreement and Plan of Merger, dated October [•], 2020 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company and the conversion of shares of Company Capital Stock (other than the Dissenting Shares) into the right to receive a number of Parent Class A Shares equal to the Closing Consideration Conversion Ratio in accordance with the terms set forth in the Merger Agreement; and

WHEREAS, pursuant to Section 4.1(i) of the Merger Agreement, Parent is required to deposit 2,150,000 Parent Class A Shares, par value $0.0001 per share (the “Escrow Shares”), which Escrow Shares would otherwise be issuable to the Escrow Participants (as defined in the Merger Agreement), with the Escrow Agent on the date hereof in connection with the indemnification obligations of the Escrow Participants as contemplated by the Merger Agreement; and

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment; Defined Terms.

(a) Sponsor and the Stockholder Representative hereby appoint the Escrow Agent as its escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement.

2. Escrow Shares.

(a) Parent agrees to deposit the Escrow Shares with the Escrow Agent on the date hereof. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered on a pro rata basis in the proportion set forth next to the name of each stockholder of the Company as indicated on Exhibit A.

(b) Escrow Shares.

(i) For so long as the Escrow Shares are held by the Escrow Agent, with respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted, the Escrow Shares in the manner directed by the Stockholder Representative. In the absence of an instruction from the Stockholder Representative, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(ii) Any dividends or other distributions paid with respect to the Escrow Shares (collectively, the “Escrowed Dividends”) shall be delivered to the Escrow Agent and shall immediately be disbursed by the Escrow Agent to the same person or entity to whom such Escrow Shares are to be released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of Escrow Dividends is intended to comply with, and shall be effected in accordance with, Rev. Proc. 84-42, 1984-1 C.B. 521.

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(iii) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Parent other than a regular cash dividend, the Escrow Shares under Section 2(a) above shall be appropriately adjusted on a pro rata basis.

3. Disposition and Termination.

(a) In the event that the Escrow Agent receives an instruction letter signed by each of Sponsor and the Stockholder Representative, the Escrow Agent shall promptly distribute all or any portion of the Escrow Shares as directed by such instruction letter.

4. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between Parent or Sponsor and any other person or entity, in connection herewith, if any, including without limitation the Merger Agreement or nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between Parent or Sponsor and any other person or entity, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the applicable person without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Shares nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith, in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction.

5. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section 5. If the parties hereto have jointly failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may

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petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable and documented out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing under the foregoing sentence shall be paid by Parent. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7; provided, however, that such compensation, expenses, disbursements and advances shall not be paid from the Escrow Shares. The obligations of Parent set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7. Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing and keep the parties advised with respect to all developments concerning such claim. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment (absent gross negligence or willful misconduct), and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement (absent gross negligence or willful misconduct), and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(d) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

Annex A-99

8. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, parties hereto acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm identity, including without limitation name, address and organizational documents (“identifying information”). The parties hereto agree to provide the Escrow Agent with information and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) The underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9. Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, provided that the receipt of such facsimile or email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to Sponsor:

FS Development Holdings, LLC

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Jim Tananbaum

E-mail:Jim@foresitecapital.com

If to Parent:

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Jim Tananbaum

E-mail:Jim@foresitecapital.com

If to the Stockholder Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email:

Facsimile: (303) 623-0294

Telephone: (303) 648-4085

If to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street — 30th Floor

New York, New York 10004

Facsimile No: (212) 616-7615

Attention: George Dalton

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures. Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to Sponsor and the Stockholder Representative by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(a) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent.

(b) Assuming compliance with the provisions of this Agreement, Sponsor acknowledges that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account or recipient designated by Sponsor and the Stockholder Representative in writing.

11. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a com1, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by opinion of legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous. Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the other parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any other party hereto without the prior consent of all the other parties hereto. This Agreement shall be governed by and construed under the laws of the State of New York. Each of the parties hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

Annex A-101

The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the other parties hereto any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

[remainder of page intentional left blank]

Annex A-102

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SPONSOR:

FS DEVELOPMENT HOLDINGS, LLC

By:   _____________________

Name:

Title:

Telephone:

PARENT:

FS DEVELOPMENT CORP.

By:   _____________________

Name:

Title:

Telephone:

STOCKHOLDER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

solely in its capacity as the representative of the Company Securityholders

By:   _____________________

Name:

Title:

CONTINENTAL STOCK TRANSFER AND TRUST

By:   _____________________

Name:

Title:

Telephone:

[Signature Page to Escrow Agreement]

Annex A-103

Schedule l

Telephone Number(s) and authorized signature(s) for
Person(s) Designated by Sponsor to give Escrow Shares Transfer Instructions

Name	Telephone Number	Signature
[To be completed by Sponsor]

Annex A-104

Telephone Number(s) and authorized signature(s) for
Person(s) Designated by Stockholder Representative to give Escrow Shares Transfer Instructions

Name	Telephone Number	Signature
Authorized Representative #1
Chris Letang
Managing Director
Authorized Representative #2
Casey McTigue
Executive Director
Authorized Representative #3
Lon LeClair
President
Authorized Representative #4
Paul Koenig
Managing Director

Annex A-105

EXHIBIT A

Annex A-106

Exhibit F

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2020, by and among FS Development Corp., a Delaware corporation (the “Company”), the parties listed as Investors on Schedule I hereto (each, an “Investor” and collectively, the “Investors”) and Gemini Therapeutics, Inc., a Delaware company (“Gemini”).

WHEREAS, the Company, FSG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Gemini and Shareholder Representative Services LLC, a Colorado limited liability company, as the Stockholders’ Representative, have entered into that certain Agreement and Plan of Merger, dated as of October 15, 2020 (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things: (a) Merger Sub will merge with and into Gemini (the “Merger”), with Gemini surviving the Merger as a wholly-owned subsidiary of Company;

WHEREAS, the Company and the Investors listed as Company Investors on Schedule I hereto (collectively, the “Company Investors”) are parties to that certain Registration Rights Agreement, dated August 11, 2020 (the “Prior Agreement”);

WHEREAS, the Company and the Company Investors desire to terminate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company Investors and Gemini Investors listed on Schedule I hereto (“Gemini Investors”) have subscribed to purchase shares of Common Stock in the Private Placement (as defined in the Merger Agreement) in connection with the consummation of the Merger; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 7.2.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Bylaws” means the bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificate of designation, correction or amendment filed with the Secretary of State of the State of Delaware.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Company Investors” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.3.

Annex A-107

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Gemini” is defined in the preamble to this Agreement.

“Gemini Investors” is defined in the recitals to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” and “Investors” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger” is defined in the preamble to this Agreement.

“Merger Agreement” is defined in the preamble to this Agreement.

“Merger Sub” is defined in the preamble to this Agreement.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 7.3.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the shares of Common Stock issued to the Investors in the Merger (including Escrow Shares (as defined in the Merger Agreement)), (ii) the shares of Common Stock held by the Company Investors, (iii) the shares of Common Stock issuable to the Investors in the Private Placement, and (iv) all shares of Common Stock issued to any Investor with respect to such securities referred to in clauses (i) — (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

Annex A-108

“Requesting Holder” is defined in Section 2.1.5(a).

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

“Subsequent Shelf Registration” is defined in Section 2.1.3.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock, or any options or warrants to purchase any shares of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the shares of Common Stock, or that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission as soon as practicable after the Closing Date (as such term is defined in the Merger Agreement), but in any event no later than [•]1 days after the Closing Date (the “Filing Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective registration statement on the Filing Date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

____________

1       Note to Draft: To track the date that the shares issued in the PIPE must be registered pursuant to the PIPE subscription agreements.

Annex A-109

2.1.3 Amendments and Supplements; Subsequent Shelf Registration. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period, or to file an additional Registration Statement as a shelf registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any holder. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities at all times during the Effectiveness Period.

2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $[•]2 (the requesting holder(s) shall be referred to herein as the “Requesting Holder(s)”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Underwritten Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

____________

2       Note to Draft: Amount TBD based on post-Closing market cap and pro forma capitalization table.

Annex A-110

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Underwritten Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) the Company shall only be required to effectuate: (i) one Underwritten Takedown within any six-month period; (ii) no more than [•]3 Underwritten Takedowns in respect of all Registrable Securities held by the Company Investors after giving effect to Section 2.2.1(c); and (iii) no more than [•]4 Underwritten Takedowns in respect of all Registrable Securities held by Gemini Investors after giving effect to Section 2.2.1(d).

(d) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6 Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) Company Investors who hold a majority in interest of the Registrable Securities held by all Company Investors or (ii) Company Investors who hold [•]5 of the Registrable Securities held by all Company Investors, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; (c) more than [•]6 Underwritten Demand Registrations in respect of

____________

3       Note to Draft: Parties to discuss.

4       Note to Draft: Parties to discuss.

5       Note to Draft: TBD based on post-Closing pro forma capitalization.

6       Note to Draft: Parties to discuss.

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all Registrable Securities held by the Company Investors, each of which will also count as an Underwritten Takedown of the Company Investors under Section 2.1.5(c)(ii); or (d) more than [•]7 Underwritten Demand Registrations in respect of all Registrable Securities held by Gemini Investors, each of which will also count as an Underwritten Takedown of Gemini Investors under Section 2.1.5(c)(iii).

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least $[•]8. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Stock or other securities which the Company desires to sell and the Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 2.2 for any reason or no reason whatsoever upon written notice to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 2.2.5.

____________

7       Note to Draft: Parties to discuss.

8       Note to Draft: Amount TBD based on post-Closing market cap and pro forma capitalization table.

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2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time after the first anniversary of the date of this Agreement, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The rights provided under this Section 2.3.1 shall not be available to any Investor at such time as (i) there is an effective Resale Shelf Registration Statement available for the resale of the Registerable Securities pursuant to Section 2.1, (ii) such Registration is solely to be used for the offering of securities by the Company for its own account and (iii) no other shareholder of the Company is entitled to participate in such Registration. The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

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2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if, in the good faith judgment of the Board of Directors of the Company (the “Company Board”), it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days in any 365-day period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. Until the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale, the Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such

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Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.7 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. If an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deducting underwriting discounts) to exceed $[•], the Company will use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in the Underwritten Offering.

3.1.10 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

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3.1.11 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Underwritten Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration not to exceed $25,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling shareholders and the Company shall bear the expenses of the Underwriter’s marketing costs pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any

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omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of the holders.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder. The selling holders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Company.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim

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or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. As long as any holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish such holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Common Stock held by such holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any holder, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

6. LOCK-UP AGREEMENTS

6.1 Investor Lock-Up. Each Investor agrees that such Investor shall not Transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares of Common Stock or any such securities are held by such Investor as of the date of this Agreement or are thereafter acquired) for one hundred eighty (180) days following the Closing Date (as such term is defined in the Merger Agreement). The foregoing restriction is expressly agreed to preclude each Investor during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s shares of Common Stock even if such shares of Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Investor’s shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock.

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The foregoing notwithstanding, each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell shares of Common Stock pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of shares under any such plan shall be made prior to the expiration of the one hundred eighty (180) lock-up period referred to in the first sentence of this Section 6.1.

7. MISCELLANEOUS.

7.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than a holder of the Registrable Securities has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. Company and the Company Investors hereby terminate the Prior Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

7.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 7.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

7.3 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Without limiting the generality of the foregoing, clause “(ii) of the definition of “Registrable Securities, Section 2.1.5(c)(ii), Section 2.2.1(i), Section 2.2.1(c), Section 6.1 and Section 7.4 shall only be waived, amended and modified by the Company Investors who hold a majority in interest of the Registrable Securities held by all Company Investors at the time in question. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

7.4 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided further that with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of the Company to such Investor under this Agreement shall terminate upon the earlier of (x) the date such Investor ceases to hold at least [•] Registrable Securities or (y) if such Investor is an individual and such Investor is a director or an executive officer of Gemini as of immediately prior to the consummation of the Merger, the date such Investor is no longer an affiliate of the Company; provided, however, that the provisions of Section 4, Section 5.1 and Section 6.1 shall survive such termination.

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7.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to the Company:

Gemini Therapeutics, Inc.
300 One Kendall Square, 3rd Floor
Cambridge, MA 02139

Attn: Jason Meyenburg
Email:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attn:     Mitchell S. Bloom

Jocelyn M. Arel
Daniel J. Espinoza

Email:   mbloom@goodwinlaw.com

jarel@goodwinlaw.com

despinoza@goodwinlaw.com

If to Company:

[_____________________]

[_____________________]

[_____________________]

Attn: [________________]

Facsimile: [____________]

Email: [_______________]

with a copy (which shall not constitute notice) to:

[_____________________]

[_____________________]

[_____________________]

[_____________________]

Attn: [________________]

Facsimile: [____________]

Email: [_______________]

If to an Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records.

7.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

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7.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

FS DEVELOPMENT CORP.
By:
Name:
Title:

Signature Page to Registration Rights Agreement

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

Address: [__________]
[__________]
[__________]

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EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of [•], 2020 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of common stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:
Print Name:	FS DEVELOPMENT CORP.
By:	By:

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SCHEDULE I

Atlas Venture Fund X, L.P.

Lightstone Singapore L.P.

Lightstone Ventures (A), L.P.

Lightstone Ventures, L.P.

OrbiMed Private Investments VI, LP

Wu Capital Investment LLC

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Exhibit G

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GEMINI THERAPEUTICS, INC.

Article I

The name of the Corporation is Gemini Therapeutics, Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is [•]. The name of its registered agent at such address is [•].

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

Article IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is [__________] Million ([__________]) of which (i) [__________] Million ([______]) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. Common Stock

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

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(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. Undesignated Preferred Stock

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Except as otherwise provided by any certificate of designations of any series of Undesignated Preferred Stock then outstanding or by law, no holder of any series of Undesignated Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

Article V

Stockholder Action

1. Action without Meeting. Except as may otherwise be provided by or pursuant to this Certificate (or any certificate of designations of any series of Undesignated Preferred Stock then outstanding) with respect to the holders of any series of Undesignated Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 1.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 2.

Article VI

Directors

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law

2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the “By-laws”) shall so provide.

3. Number of Directors; Term of Office. Subject to the terms of the Registration and Rights Agreement, dated as of [•], 2020, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”) and the Voting Agreement, dated as of [•], 2020, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Voting Agreement”), the number of Directors of the Corporation shall be fixed solely and exclusively by

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resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be [names]; the initial Class II Directors of the Corporation shall be [names]; and the initial Class III Directors of the Corporation shall be [Jim Tananbaum], [•] and [•]. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2021], the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2022], and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in [2023]. The mailing address of each person who is to serve initially as a director is c/o Gemini Therapeutics, Inc., One Kendall Square, Building 300, Cambridge, MA. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VI, Section 3.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto and subject to the terms of the Registration Rights Agreement and the Voting Agreement, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders (except as otherwise provided in the Registration Rights Agreement and the Voting Agreement). Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect and subject to the terms of the Registration Rights Agreement and the Voting Agreement, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

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Article VII

Limitation of Liability

1. Limitation of Director Liability. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

3. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.

Article VIII

Amendment of By-Laws

1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Stockholders. Except as otherwise provided therein, the By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

Article IX

Amendment of Certificate of Incorporation

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

Article X

Business Combinations

1. Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

2. Excluded Opportunity. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the

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possession of, any Director of the Corporation who is not an employee or officer of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Director of the Corporation.

[End of Text]

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THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, 2020.

GEMINI THERAPEUTICS, INC.
By:
Name:
Title:

[Signature Page to Closing Certificate of Incorporation]

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Exhibit H

AMENDED AND RESTATED
BY-LAWS
OF
GEMINI THERAPEUTICS, INC.

(the “Corporation”)

Article I

Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors of the Corporation (the “Board of Directors”), which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

Section 2. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these By-laws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2) and (3) of these By-laws to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in these By-laws, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of these By-laws, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these By-laws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-laws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th)

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day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. Such stockholder’s Timely Notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (vi) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or By-law amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

(C) (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

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(D) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s), or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3) A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these By-laws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4) Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

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(b) General.

(1) Only such persons who are nominated in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement, dated as of [•], by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Registration and Shareholder Rights Agreement”) and the Voting Agreement, dated as of [•], 2020, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Voting Agreement”) shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement, the Voting Agreement or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2) Except as otherwise required by law, the Registration and Shareholder Rights Agreement or the Voting Agreement, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3) Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4) For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5) Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws. Nothing in these By-laws shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.

(c) Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 2; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

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Section 3. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these By-laws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these By-laws and the provisions of Article I, Section 2 of these By-laws shall govern such special meeting.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 3; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

Section 4. Notice of Meetings; Adjournments.

(a) A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).

(b) Unless otherwise required by the DGCL, notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c) Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d) The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these By-laws.

(e) When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may

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be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.

Section 5. Quorum. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

Section 7. Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

Section 8. Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting as provided in the manner, and subject to the terms, set forth in Section 219 of the DGCL (or any successor provision). The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Section 9. Presiding Officer. The Board of Directors shall designate a representative to preside over all Annual Meetings or special meetings of stockholders, provided that if the Board of Directors does not so designate such a presiding officer, then the Chairman of the Board, if one is elected, shall preside over such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairman of the Board or the Chairman of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected, shall preside over such meetings, provided further that if there is no Chief Executive Officer or the Chief Executive Officer is unable to so preside or is absent, then the President shall preside over such meetings. The presiding officer at any Annual Meeting or special meeting of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

Section 10. Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict

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impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

Article II

Directors

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

Section 2. Number and Terms. Subject to the terms of the Registration and Shareholder Rights Agreement and the Voting Agreement, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

Section 3. Qualification. No director need be a stockholder of the Corporation.

Section 4. Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate, the Registration and Shareholder Rights Agreement and the Voting Agreement.

Section 5. Removal. Directors may be removed from office only in the manner provided in the Certificate, the Registration and Shareholder Rights Agreement and the Voting Agreement.

Section 6. Resignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 7. Regular Meetings. Regular and annual meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 9. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

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Section 10. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

Section 11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

Section 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

Section 14. Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

Section 15. Committees. Subject to the terms of the Registration and Shareholder Rights Agreement and the Voting Agreement, the Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

Section 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

Article III

Officers

Section 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

Section 2. Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

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Section 3. Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

SECTION 4. Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 5. Resignation. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

Section 6. Removal. Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

Section 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 9. President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 10. Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 11. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 12. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 13. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 14. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 15. Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

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Article IV

Capital Stock

Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

Section 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

Section 3. Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

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Article V

Indemnification

Section 1. Definitions. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors; including, for the avoidance of doubt, any person who has served as a director of FS Development Corp., a Delaware corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable, documented and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g) “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors, including, for the avoidance of doubt, any person who has served as an officer of FS Development Corp., a Delaware corporation;

(h) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2. Indemnification of Directors and Officers.

(a) Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

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(1) Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2) Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3) Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4) Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

Section 3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors.

Section 4. Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested

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Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7. Contractual Nature of Rights.

(a) The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to

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indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b) If a claim for indemnification (following final disposition of such Proceeding) or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification or advancement of Expenses, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, pursuant to the terms of an undertaking, such Director or Officer shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification or advancement of Expenses shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8. Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 10. Other Indemnification. Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, the Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

Article VI

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

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Section 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Corporation (including with regard to voting and actions by written consent), or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.

Section 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6. Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

Section 7. Certificate. All references in these By-laws to the Certificate shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

Section 8. Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or By-laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. The provisions of this Section 8 shall not apply to any claims arising under the Exchange Act or the Securities Act of 1933, as amended. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

Section 9. Amendment of By-laws.

(a) Amendment by Directors. Except as provided otherwise by law, any section or portion of these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

(b) Amendment by Stockholders. Except as otherwise required by these By-laws or by law, these By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.

Section 10. Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 11. Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

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Exhibit I

GEMINI THERAPEUTICS, INC.

2020 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Gemini Therapeutics, Inc. 2020 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Gemini Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Closing Date” means the date of the closing of the transactions contemplated by that certain Merger Agreement, dated as of October 15, 2020, by and among the Company and the other parties thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

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SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which

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Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be _____ shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2022 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) four (4%) percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

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(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $750,000, provided, however that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the

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exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

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SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

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SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee

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as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

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(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or

Annex A-156

Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Closing Date, subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Annex A-157

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

Annex A-158

Exhibit J

Form of FIRPTA Certificate
Pursuant to Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h)

This certificate (this “FIRPTA Certificate”) is provided by Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), in connection with that certain Merger Agreement entered into as of October [__], 2020, by any among the Company, Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Stockholders’ Representative, FS Development Corp, a Delaware corporation (“Transferee”), and FSG Merger Sub, Inc., a Delaware corporation.

To inform Transferee that withholding of tax is not required under section 1445 of the Code in connection with the transactions contemplated under the Agreement, the undersigned, on behalf of the Company, hereby certifies that:

1. the Company is a corporation and is treated as a corporation for U.S. federal income tax purposes.

2. the Company’s U.S. employer identification number is [•].

3. the Company’s address is: 300 One Kendall Square, 3rd Floor, Cambridge, MA 02139.

4. the Company is not, as of the date hereof, a “United States real property holding corporation” (a “USRPHC”) as such term is defined by Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and has not been a USRPHC on any determination date (as specified in Treasury Regulations Section 1.897-2(c)) during the five-year period ending on the date hereof. Accordingly, interests in the Company do not constitute “U.S. real property interests” as defined in Section 897(c)(1) of the Code (“USRPIs”).

5. the Company understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Attached hereto is a notice, dated as of the date hereof, from the Company to the Internal Revenue Service to the effect that the Company has determined equity interests in the Company are not USRPIs.

Under penalties of perjury, the undersigned declares that [s]he has examined the certifications set forth above and verifies that they are true, correct, and complete to [his/her] knowledge and belief, and the undersigned further declares that [he/she] has the authority to execute this FIRPTA Certificate on behalf of the Company.

Annex A-159

Dated: [date]

GEMINI THERAPEUTICS, INC.,
a Delaware corporation
By:
[Name]
[Title]

Annex A-160

Gemini Therapeutics, Inc.

[Date]

[VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED]

Internal Revenue Service Center
P.O. Box 409101
Ogden, UT 84409

Re: Notice Required Under Treasury Regulations Section 1.897-2(h)(2)

Dear Sir/Madam:

At the request of FS Development Corp., a Delaware corporation (“Transferee”), in connection with the acquisition of Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), we provided the attached statement to Transferee on [Date].

This notice is provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2).

The following information relates to the corporation providing the notice:

Name:     Gemini Therapeutics, Inc.

Address:     300 One Kendall Square, 3rd Floor

Cambridge, MA 02139

EIN:     [              ]

The attached statement was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from the Transferee in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i). The following information relates to the Transferee:

Name:     FS Development Corp.

Address:     600 Montgomery Street, Suite 4500

San Francisco, CA 94111

EIN:     [              ]

The interests in question (equity interests in the Company) are not “U.S. real property interests,” as that term is defined in section 897(c)(1) of the Internal Revenue Code of 1986, as amended.

Annex A-161

Under penalties of perjury, the undersigned declares that (i) [s]he is a responsible corporate officer of the Company with the authority to sign this document on behalf of the Company and (ii) the above notice (including the attachment hereto) is true, correct, and complete to [his/her] knowledge and belief.

GEMINI THERAPEUTICS, INC., a Delaware corporation
By:
[Name]
[Title]

Annex A-162

Exhibit K

FORM OF LOCKUP AGREEMENT

This Lockup Agreement (this “Agreement”) is dated as of October [•], 2020 and is between FS Development Corp., a Delaware corporation (“FSD”), and each of the stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with FSD in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October [•], 2020 (the “Merger Agreement”), FSG Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of FSD, will merge (the “Merger”) with and into Gemini Therapeutics, Inc., a Delaware corporation (“Gemini”), with Gemini surviving the Merger as a wholly owned subsidiary of FSD;

WHEREAS, each of the Stockholder Parties owns the number and type of Equity Interest in Gemini set forth opposite of such Stockholder Party’s name on Exhibit A (such Equity Interests, the “Gemini Equity Interests”);

WHEREAS, each of the Stockholder Parties will receive a certain number of shares of Class A common stock, $0.0001 par value per share, of FSD and/or options to purchase such shares of Class A common stock (the “FSD Equity Interests”, together with the Gemini Equity Interests, and together with any of the foregoing acquired after the date hereof, the “Covered Equity Interest”), pursuant to the terms of the Merger Agreement;

WHEREAS, in consideration for the benefits to be received by each Stockholder Party under the terms of the Merger Agreement and as a material inducement to FSD and the other Parent Parties agreeing to enter into and consummate the transactions contemplated by the Merger Agreement, each Stockholder Party agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the parties hereto acknowledge and agree that FSD would not have entered into and agreed to consummate the transactions contemplated by the Merger Agreement without each Stockholder Party entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement;

WHEREAS, in connection with FSD entering into the Merger Agreement, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of the Covered Equity Interest.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

Article I

INTRODUCTORY MATTERS

1.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Agreement” means this Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Merger Agreement” has the meaning set forth in the Recitals.

Annex A-163

“Non-Recourse Party” has the meaning set forth in Section 4.16.

“Stockholder Parties” has the meaning set forth in the Preamble.

1.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

Article II
LOCKUP

2.1 Lockup.

(a)     Each Stockholder Party agrees that such Stockholder Party shall not Transfer any Covered Equity Interest or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any Covered Equity Interest (whether such Covered Equity Interest or any such securities are held by such Stockholder Party as of the date hereof or are thereafter acquired) from the date hereof and ending one-hundred eighty (180) days following the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude each Stockholder Party during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Stockholder Party’s Covered Equity Interest even if such Covered Equity Interest would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Stockholder Party’s Covered Equity Interest or with respect to any security that includes, relates to, or derives any significant part of its value from such Covered Equity Interest. The foregoing notwithstanding, each executive officer and director of FSD shall be permitted to establish a plan to acquire and sell Covered Equity Interest pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of any Covered Equity Interest under any such plan shall be made prior to the expiration of the Lock-Up Period. For purposes of this agreement, “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Covered Equity Interest, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Covered Equity Interest, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer, by executing and delivering the Form of Joinder Agreement set forth on Exhibit B to the FSD.

(b)    Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with FSD’s transfer agent and registrar against the transfer of any Covered Equity Interest except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Covered Equity Interest describing the foregoing restrictions.

Annex A-164

Article III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER PARTIES

3.1. Stockholder Representations and Warranties. Each Stockholder Party represents and warrants to FSD as follows:

(a)     If Stockholder Party is not an individual, the Stockholder Party is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)    If Stockholder Party is not an individual, the Stockholder Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Stockholder Party. This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes a valid, legal and binding agreement of each Stockholder Party (assuming that this Agreement is duly authorized, executed and delivered by FSD), enforceable against each such Stockholder Party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)     Each Stockholder Party is the record and beneficial owner of the Gemini Equity Interests set forth opposite such Stockholder Party’s name on Exhibit A hereto and has valid, good and marketable title to the Gemini Equity Interests, free and clear of all Liens (other than transfer restrictions under applicable Securities Law). Each Stockholder Party is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder Party to Transfer any of the Covered Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Covered Equity Interests.

Article IV
GENERAL PROVISIONS

4.1. Termination. This Agreement and the obligations of each Stockholder Party hereunder shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

4.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows.

FSD’s address is:

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Attn: Dennis Ryan

e-mail: docs-Investments@foresitecapital.com

Annex A-165

with a copy (which shall not constitute notice) to:

White& Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Joel L. Rubinstein, Esq.

e-mail: joel.rubinstein@whitecase.com

such address as such Stockholder Party shall furnish to FSD in writing.

4.3. Amendment; Waiver.

(a)     The terms and provisions of this Agreement may be modified or amended only with the written approval of the FSD (including from and after the Effective Time, the approval of the member of the board of directors of FSD nominated by the Sponsor) and Stockholder Parties holding a majority of the Covered Equity Interests then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 4.1.

(b)    Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)     No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

4.5. Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

4.6. Third Parties. Except with respect to any Non-Recourse Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

4.7. Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES ARISING HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.

4.8. Jurisdiction; Waiver of Jury Trial. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

4.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of a bond.

Annex A-166

4.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13. Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable).

4.14. Effectiveness. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.

4.15. No Recourse. This Agreement may only be enforced against, and any claim or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

Annex A-167

IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

FS DEVELOPMENT CORP.
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-168

STOCKHOLDER PARTY:
LIGHTSTONE VENTURES, L.P.
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-169

STOCKHOLDER PARTY:
LIGHTSTONE VENTURES (A), L.P.
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-170

STOCKHOLDER PARTY:
LIGHSTONE SINGAPORE L.P.
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-171

STOCKHOLDER PARTY:
ORBIMED PRIVATE INVESTMENTS VI, L.P.
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-172

STOCKHOLDER PARTY:
ATLAS VENTURE FUND X, L.P.
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-173

STOCKHOLDER PARTY:
WU CAPITAL
By:
Name:
Title:

[Signature Page to Lockup Agreement]

Annex A-174

STOCKHOLDER PARTY:
By:
Name:

[Signature Page to Lockup Agreement]
Annex A-175

STOCKHOLDER PARTY:
By:
Name:

[Signature Page to Lockup Agreement]

Annex A-176

STOCKHOLDER PARTY:
By:
Name:

[Signature Page to Lockup Agreement]

Annex A-177

STOCKHOLDER PARTY:
By:
Name:

[Signature Page to Lockup Agreement]

Annex A-178

EXHIBIT A

STOCKHOLDER PARTIES[10]

	Common	Series A	Series B	Options
Lightstone Ventures, L.P.		11,653,137	976,931
Lightstone Ventures (A), L.P.		1,587,559	133,112
Lighstone Singapore L.P.			3,700,139
OrbiMed Private Investments VI, L.P.		13,240,696	7,400,280
Atlas Venture Fund X, L.P.		13,240,696	5,180,196
Wu Capital			7,400,280
Scott Lauder	480,000
James McLaughlin	4,500,000
Phil Reilly	185,175
Steve Squinto	396,803
Jason Meyenburg				3,285,939
Gregg Beloff
Marc Uknis
Suresh Katti				319,535
Walter Strapps				319,535
David Lubner
Tuyen Ong
Phil Reilly	185,175			15,000

____________

10              Note to Draft: To be confirmed whether any other members of Gemini management owns shares of Gemini.

Annex A-179

EXHIBIT B

FORM OF JOINDER TO LOCKUP AGREEMENT

[•], 20

Reference is made to the Lockup Agreement, dated as of October [•], 2020, by and between FSD Development Corp. and the Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of FSD and each undersigned holder of shares of FSD (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

Annex A-180

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]
By:
Name:
Title:
[COMPANY]
By:
Name:
Title:

Annex A-181

Exhibit L

CERTIFICATE OF MERGER OF
FSG MERGER SUB, INC.,
WITH AND INTO
GEMINI THERAPEUTICS, INC.

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”), Gemini Therapeutics, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), hereby certifies the following information relating to the merger (the “Merger”) of FSG Merger Sub, Inc., a corporation organized and existing under the laws of Delaware (“Merger Sub”), with and into the Company, with the Company as the surviving corporation of the Merger:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Gemini Therapeutics, Inc.	Delaware
FSG Merger Sub, Inc.	Delaware

SECOND: The Agreement and Plan of Merger (the “Agreement”), dated October [•], 2020, by and among the Company, FS Development Corp., a Delaware corporation, Merger Sub, and Shareholder Representative Services LLC (solely in its capacity as the stockholder representative as set forth therein), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations pursuant to, and in accordance with, Section 251 of the DGCL.

THIRD: The name of the surviving corporation, upon the effectiveness of the Merger, shall be Gemini Therapeutics, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the Company, as in effect prior to the filing of this Certificate of Merger, shall be amended as of the filing of this Certificate of Merger so as to contain the provisions, and only the provisions, contained in Annex A attached hereto, and, as so amended, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: This Certificate of Merger and the Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: The executed Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 300 One Kendall Square, 3rd Floor, Cambridge, MA 02139.

SEVENTH: A copy of the Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of either of the Constituent Corporations.

[THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY]

Annex A-182

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer on the _____ day of _____, 2020.

GEMINI THERAPEUTICS, INC.
By:
Name:
Title:

[Signature Page to the Delaware Certificate of Merger]

Annex A-183

ANNEX A

See attached.

Annex A-184

Annex B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GEMINI THERAPEUTICS, INC.

ARTICLE I

The name of the Corporation is Gemini Therapeutics, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

ARTICLE IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred and Sixty Million (260,000,000) of which (i) Two Hundred and Fifty Million (250,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. Common Stock

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Certificate (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)     the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)     dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) or any authorized committee thereof; and

Annex B-1

(c)     upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. Undesignated Preferred Stock

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Except as otherwise provided by any certificate of designations of any series of Undesignated Preferred Stock then outstanding or by law, no holder of any series of Undesignated Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

ARTICLE V

Stockholder Action

1.      Action without Meeting. Except as may otherwise be provided by or pursuant to this Certificate (or any certificate of designations of any series of Undesignated Preferred Stock then outstanding) with respect to the holders of any series of Undesignated Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 1.

2.      Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article V, Section 2.

ARTICLE VI

Directors

1.      General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law

2.      Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “By-laws”) shall so provide.

3.      Number of Directors; Term of Office. Subject to the terms of the Registration and Rights Agreement, dated as of [•], 2021, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Registration Rights Agreement”) and the Voting Agreement, dated as of [•], 2021, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Voting Agreement”), the number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be Jean George and Dr. Carl Gordon; the initial Class II Directors of the Corporation shall be David Lubner, Dr. Tuyen

Annex B-2

Ong and Jason Rhodes; and the initial Class III Directors of the Corporation shall be Jason Meyenburg and Dr. Jim Tananbaum. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2021, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2022, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2023. The mailing address of each person who is to serve initially as a director is c/o Gemini Therapeutics, Inc., One Kendall Square, Building 300, Cambridge, MA. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VI, Section 3.

4.      Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto and subject to the terms of the Registration Rights Agreement and the Voting Agreement, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders (except as otherwise provided in the Registration Rights Agreement and the Voting Agreement). Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.      Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect and subject to the terms of the Registration Rights Agreement and the Voting Agreement, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

Limitation of Liability

1.      Limitation of Director Liability. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or

Annex B-3

limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2.      Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

3.      Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article VII.

ARTICLE VIII

Amendment of By-Laws

1.      Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2.      Amendment by Stockholders. Except as otherwise provided therein, the By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

Amendment of Certificate of Incorporation

The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

ARTICLE X

Business Combinations

1.      Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

2.      Excluded Opportunity. The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any Director of the Corporation who is not an employee or officer of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Director of the Corporation.

[End of Text]

Annex B-4

THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, 2021.

GEMINI THERAPEUTICS, INC.
By:
Name:	James Meyenburg
Title:	President and Chief Executive Officer

[Signature Page to Closing Certificate of Incorporation]

Annex B-5

Annex C

AMENDED AND RESTATED
BY-LAWS
OF
GEMINI THERAPEUTICS, INC.

(the “Corporation”)

ARTICLE I

Stockholders

SECTION 1.    Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors of the Corporation (the “Board of Directors”), which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

SECTION 2.    Notice of Stockholder Business and Nominations.

(a)     Annual Meetings of Stockholders.

(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these By-laws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)(2) and (3) of these By-laws to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in these By-laws, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2)    For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of these By-laws, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these By-laws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-laws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if received by the Secretary at the

Annex C-1

principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. Such stockholder’s Timely Notice shall set forth:

(A)        as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between or among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board of Directors, (vi) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, and (vii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)        as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or By-law amendment proposed for adoption, and any material interest in such business of each Proposing Person (as defined below);

(C)        (i) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing

Annex C-2

clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

(D)        (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s), or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E)        a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Article I of these By-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2 of Article I of these By-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

(3)    A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to these By-laws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(4)    Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by these By-laws

Annex C-3

shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)    General.

(1)    Only such persons who are nominated in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement, dated as of [•], by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Registration and Shareholder Rights Agreement”) and the Voting Agreement, dated as of [•], 2021, by and among the Corporation and certain of its stockholders (as amended, modified and/or supplemented from time to time, the “Voting Agreement”) shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement, the Voting Agreement or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these By-laws, the Registration and Shareholder Rights Agreement or the Voting Agreement, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2)    Except as otherwise required by law, the Registration and Shareholder Rights Agreement or the Voting Agreement, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3)    Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

(4)     For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(5)    Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws. Nothing in these By-laws shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.

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(c)     Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 2; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

SECTION 3.    Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. Nominations of persons for election to the Board of Directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1 of these By-laws, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these By-laws and the provisions of Article I, Section 2 of these By-laws shall govern such special meeting.

Notwithstanding anything herein to the contrary, the affirmative vote of not less than two thirds (2/3) of the outstanding shares of capital stock entitled to vote thereon, and the affirmative vote of not less than two thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of this Article I, Section 3; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

SECTION 4.    Notice of Meetings; Adjournments.

(a)     A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).

(b)    Unless otherwise required by the DGCL, notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

(c)     Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

(d)    The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Article I of these By-laws.

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(e)     When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (iii) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.

SECTION 5.    Quorum. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 6.    Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

SECTION 7.    Action at Meeting. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors.

SECTION 8.    Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting as provided in the manner, and subject to the terms, set forth in Section 219 of the DGCL (or any successor provision). The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

SECTION 9.    Presiding Officer. The Board of Directors shall designate a representative to preside over all Annual Meetings or special meetings of stockholders, provided that if the Board of Directors does not so designate such a presiding officer, then the Chairman of the Board, if one is elected, shall preside over such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairman of the Board or the Chairman of

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the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected, shall preside over such meetings, provided further that if there is no Chief Executive Officer or the Chief Executive Officer is unable to so preside or is absent, then the President shall preside over such meetings. The presiding officer at any Annual Meeting or special meeting of stockholders shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

SECTION 10.    Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

ARTICLE II

Directors

SECTION 1.    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

SECTION 2.    Number and Terms. Subject to the terms of the Registration and Shareholder Rights Agreement and the Voting Agreement, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.

SECTION 3.    Qualification. No director need be a stockholder of the Corporation.

SECTION 4.    Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate, the Registration and Shareholder Rights Agreement and the Voting Agreement.

SECTION 5.    Removal. Directors may be removed from office only in the manner provided in the Certificate, the Registration and Shareholder Rights Agreement and the Voting Agreement.

SECTION 6.    Resignation. A director may resign at any time by electronic transmission or by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 7.    Regular Meetings. Regular and annual meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

SECTION 8.    Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

SECTION 9.    Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance

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of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed or electronically transmitted before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 10.    Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

SECTION 11.    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

SECTION 12.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

SECTION 13.    Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

SECTION 14.    Presiding Director. The Board of Directors shall designate a representative to preside over all meetings of the Board of Directors, provided that if the Board of Directors does not so designate such a presiding director or such designated presiding director is unable to so preside or is absent, then the Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors. If both the designated presiding director, if one is so designated, and the Chairman of the Board, if one is elected, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.

SECTION 15.    Committees. Subject to the terms of the Registration and Shareholder Rights Agreement and the Voting Agreement, the Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

SECTION 16.    Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

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ARTICLE III

Officers

SECTION 1.    Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

SECTION 2.    Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

SECTION 3.    Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

SECTION 4.    Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 5.    Resignation. Any officer may resign by delivering his or her written or electronically transmitted resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 6.    Removal. Except as otherwise provided by law or by resolution of the Board of Directors, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

SECTION 7.    Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 8.    Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 9.    President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 10.    Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 11.    Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 12.    Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 13.    Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 14.    Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the

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Secretary, or an Assistant Secretary shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities. Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 15.    Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

Capital Stock

SECTION 1.    Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by any two authorized officers of the Corporation. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

SECTION 2.    Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

SECTION 3.    Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

SECTION 4.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a

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meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.    Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock of the Corporation, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

Indemnification

SECTION 1.    Definitions. For purposes of this Article:

(a)     “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, (iii) as a Non-Officer Employee of the Corporation, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), a Director, Officer or Non-Officer Employee of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b)    “Director” means any person who serves or has served the Corporation as a director on the Board of Directors; including, for the avoidance of doubt, any person who has served as a director of FS Development Corp., a Delaware corporation;

(c)      “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d)    “Expenses” means all reasonable, documented and out-of-pocket attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)     “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(f)     “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g)    “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors, including, for the avoidance of doubt, any person who has served as an officer of FS Development Corp., a Delaware corporation;

(h)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

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(i)     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

SECTION 2.    Indemnification of Directors and Officers.

(a)     Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(1)    Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(2)    Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(3)    Survival of Rights. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(4)    Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors, unless such Proceeding was brought to enforce such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

SECTION 3.    Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to

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be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors.

SECTION 4.    Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

SECTION 5.    Advancement of Expenses to Directors Prior to Final Disposition.

(a)     The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) was (i) authorized by the Board of Directors, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these By-laws.

(b)    If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)     In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6.    Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)     The Corporation may, at the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)    In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

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SECTION 7.    Contractual Nature of Rights.

(a)     The provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation. Neither amendment, repeal or modification of any provision of this Article V nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article V shall eliminate or reduce any right conferred by this Article V in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article V shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(b)    If a claim for indemnification (following final disposition of such Proceeding) or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification or advancement of Expenses, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, pursuant to the terms of an undertaking, such Director or Officer shall also be entitled to be paid the expenses of prosecuting or defending such suit. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification or advancement of Expenses shall be on the Corporation.

(c)     In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 8.    Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 9.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

SECTION 10.    Other Indemnification. Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, the Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Subject to any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise to the contrary, any indemnification or advancement of Expenses under this Article V owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

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ARTICLE VI

Miscellaneous Provisions

SECTION 1.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 2.    Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3.    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

SECTION 4.    Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of the Corporation (including with regard to voting and actions by written consent), or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.

SECTION 5.    Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

SECTION 6.    Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at an office of its counsel, at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 7.    Certificate. All references in these By-laws to the Certificate shall be deemed to refer to the Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

SECTION 8.    Exclusive Jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, (iv) any action to interpret, apply, enforce or determine the validity of the Certificate or By-laws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. The provisions of this Section 8 shall not apply to any claims arising under the Exchange Act or the Securities Act of 1933, as amended. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any action asserting a claim arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

SECTION 9.    Amendment of By-laws.

(a)     Amendment by Directors. Except as provided otherwise by law, any section or portion of these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

(b)    Amendment by Stockholders. Except as otherwise required by these By-laws or by law, these By-laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose in accordance with these By-Laws, by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these By-laws, or other applicable law.

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SECTION 10.    Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 11.    Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in such a waiver.

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Annex D

GEMINI THERAPEUTICS, INC.

2021 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.     GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Gemini Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Gemini Therapeutics, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Closing Date” means the date of the closing of the transactions contemplated by that certain Merger Agreement, dated as of October 15, 2020, by and among the Company and the other parties thereto.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to

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market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

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SECTION 2.     ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Administration of Plan. The Plan shall be administered by the Administrator.

(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of shares of Stock to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)    subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which

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Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.     STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be _____ shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2022 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) four (4%) percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)    Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

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(c)    Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d)    Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $750,000, provided, however that such amount shall be $1,000,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.     ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.     STOCK OPTIONS

(a)    Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent

Annex D-5

Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)    Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

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SECTION 6.     STOCK APPRECIATION RIGHTS

(a)    Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)    Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.     RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

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SECTION 8.     RESTRICTED STOCK UNITS

(a)    Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)    Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.     UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.   CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.   DIVIDEND EQUIVALENT RIGHTS

(a)    Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee

Annex D-8

as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.   Transferability of Awards

(a)    Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)    Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.   TAX WITHHOLDING

(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

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(b)    Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.   Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.   TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)    Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)    For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)    a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.   AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

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SECTION 17.   STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.   GENERAL PROVISIONS

(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)    Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)    Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

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SECTION 19.   EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date immediately preceding the Closing Date, subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.   GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY STOCKHOLDERS:

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Annex E

SUBSCRIPTION AGREEMENT

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between FS Development Corp., a Delaware corporation (“FSD”), and Gemini Therapeutics, Inc., a Delaware corporation (“Target”), pursuant to a merger agreement to be entered into among FSD, Target, and the other parties thereto (the “Transaction Agreement”), FSD is seeking commitments from interested investors to purchase shares of Class A common stock, par value $0.0001 per share (the “Shares”), of FSD, for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, FSD is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 9,500,000 Shares, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and FSD agree as follows:

1.    Subscription. The Investor hereby subscribes for and agrees to purchase from FSD at the Closing (as defined herein) the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2.    Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction and immediately after the Merger (as defined in the Transaction Agreement). Upon (i) satisfaction or waiver of the conditions set forth in this Section 2 and Section 3 of this Subscription Agreement and (ii) delivery of written notice from (or on behalf of) FSD to the Investor (the “Closing Notice”) that FSD reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the undersigned (the “Closing Date”), the Investor shall deliver to FSD on the Closing Date the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by FSD in the Closing Notice (which account shall not be an escrow account) against delivery by FSD to the Investor on the Closing Date (A) the number of Shares set forth on the signature page of this Subscription Agreement in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (B) evidence from FSD’s transfer agent evidencing the issuance to the Investor of such Shares on and as of the Closing Date. If the closing of the Transaction does not occur within two (2) Business Days after the Closing Date, FSD shall promptly (but not later than two (2) Business Days after the Closing Date) return the funds so delivered by the Investor to FSD by wire transfer in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

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3.    Closing Conditions.

a.    The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i)    no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii)    no suspension of the qualification of the Shares for the offering or sale or trading on the Nasdaq Capital Market, or, to FSD’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred prior to the Closing;

(iii)    all conditions precedent to the closing of the Transaction shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction); and

(iv) the Shares shall have been approved for listing on the Nasdaq Capital Market.

b.    The obligation of FSD to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects), at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date.

c.    The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i)    all representations and warranties of FSD contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by FSD of each of the representations and warranties of FSD contained in this Subscription Agreement as of the Closing Date;

(ii)    FSD shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)    the terms of the Transaction Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Investor or FSD would reasonably expect to receive under this Subscription Agreement; and

(iv)    there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors thereunder unless the Investor has been offered substantially the same benefits.

4.    Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.    FSD Representations and Warranties. FSD represents and warrants to the Investor, as of the date hereof and as of the Closing Date that:

a.    FSD has been duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

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b.    As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under FSD’s certificate of incorporation (as amended to the Closing Date) or under the laws of the State of Delaware.

c.    This Subscription Agreement has been duly authorized, executed and delivered by FSD and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of FSD and is enforceable against FSD in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

d.    The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by FSD with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FSD or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which FSD or any of its subsidiaries is a party or by which FSD or any of its subsidiaries is bound or to which any of the property or assets of FSD is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of FSD and its subsidiaries, taken as a whole or materially and adversely affect: (A) the ability of FSD to consummate the Transaction; (B) the validity of the Shares; or (C) the legal authority of FSD to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of FSD; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FSD or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of FSD to comply in all material respects with this Subscription Agreement.

e.    FSD has made all filings required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”). As of their respective dates, all reports, the Registration Statement of FSD filed on Form S-1 dated July 24, 2020 (as amended), and the prospectus of FSD dated August 11, 2020 (the “SEC Reports”) required to be filed or actually filed by FSD with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of FSD included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FSD as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by FSD from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f.    FSD has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in FSD other than the Other Subscription Agreement and the Transaction Agreement. No Other Subscription Agreement contains terms (economic or otherwise) more favorable to such Other Investor or investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

g.    FSD is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FSD of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by The Nasdaq Capital Market, or such other applicable

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stock exchange on which FSD’s Class A common stock is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. FSD is in compliance with all applicable laws and rules of The Nasdaq Capital Market.

h.    The authorized capital stock of FSD consists of 100,000,000 Shares of which 12,516,500 are outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share of which 3,018,750 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of FSD are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, FSD’s organizational documents or any contract to which FSD is a party or by which FSD is bound. Except as set forth in FSD’s organizational documents, there are no outstanding contractual obligations of FSD to repurchase, redeem or otherwise acquire any Shares or any capital equity of FSD. There are no securities or instruments issued by or to which FSD is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of FSD to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

i.    The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of FSD, threatened against FSD by Nasdaq or the SEC to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. FSD has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

j.    Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by FSD to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k.    Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of FSD, threatened against FSD or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against FSD.

l.    FSD has not received any written communication from a governmental authority that alleges that FSD is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

m.    FSD is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents (as defined herein).

n.    FSD acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide FSD with any notice thereof or otherwise make any delivery to the Investor pursuant to this Agreement. The Investor hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor.

6.    Investor Representations and Warranties. The Investor represents and warrants to FSD that:

a.    The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A,(ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the

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acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b.    The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to FSD or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that FSD files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c.    The Investor understands and agrees that the Investor is purchasing the Shares from FSD. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by FSD, Target or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d.    The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.    The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to FSD, Target or the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed the SEC Reports and any disclosure documents used in the offering of the Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any (i) have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) have independently made their own analysis and decision to invest in FSD.

f.    The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and FSD, Target, or a representative of FSD or Target, and the Shares were offered to the Investor solely by direct contact between the Investor and FSD, Target, or a representative of FSD or Target. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Target, FSD, Jefferies LLC or SVB Leerink LLC (each a “Placement Agent”, and together, the “Placement Agents”) or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives), other than the representations and warranties of FSD contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in FSD.

g.    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in FSD’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

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h.    Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in FSD.

i.    In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives concerning FSD, Target, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j.    The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k.    The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.    The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of FSD, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the undersigned in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

m.    The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n.    No disclosure or offering document has been prepared by either of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

o.    Neither the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to FSD or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by FSD.

p.    In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

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q.    When required to deliver payment to FSD pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

r.    The Investor acknowledges that it is aware that the Placement Agents are acting as FSD’s placement agents or financial advisors and certain of the Placement Agents are acting as financial advisor to Target in connection with the Transaction.

7.    Registration Rights.

a.    In the event that the Shares are not registered in connection with the consummation of the Transaction, FSD agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 90th calendar day after the consummation of the Transaction (or 120th calendar day if the SEC notifies FSD that it will “review” the Registration Statement) and (2) the fifth business day after the date FSD is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). FSD agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as FSD is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for FSD to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to FSD upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents FSD from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. FSD’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to FSD such information regarding the Investor, the securities of FSD held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by FSD to effect the registration of such Shares, and shall execute such documents in connection with such registration as FSD may reasonably request that are customary of a selling stockholder in similar situations, including providing that FSD shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout period or similar period or as permitted hereunder. Investor shall not be entitled to use the Registration Statement for an underwritten offering. For purposes of clarification, any failure by FSD to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve FSD of its obligations to file or effect the Registration Statement set forth in this Section 7. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), FSD will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, FSD will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as FSD remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

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b.    Notwithstanding anything to the contrary contained herein, FSD may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of FSD determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of FSD or would require premature disclosure of information that could materially adversely affect FSD (each such circumstance, a “Suspension Event”); provided, that, (I) FSD shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (II) FSD shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by FSD, the Investor will deliver to FSD or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

c.    At its expense FSD shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by FSD of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from FSD (which notice shall not contain any material non-public information regarding FSD) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which FSD agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by FSD that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by FSD except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. FSD shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as FSD is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, FSD shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d.    For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 shall have been duly assigned.

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e.    FSD shall indemnify the Investor (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, stockholders, advisers and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein or Investor omitted a material fact from such information.

f.    Investor shall indemnify and hold harmless FSD, its directors, officers, agents and employees, and each person who controls FSD (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein. In no event shall the liability of Investor exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation. The Investor shall notify FSD promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Investor is aware.

g.    If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(g) shall be individual, not joint and several, and in no event shall the liability of the Investor hereunder exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation.

8.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the consummation of the Transaction has not occurred on or before May 15, 2021; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and

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each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. FSD shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

9.    Trust Account Waiver. The Investor hereby acknowledges that FSD has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of FSD’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of FSD entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with FSD and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with FSD’s certificate of incorporation in respect of any redemptions by the Investor in respect of Shares acquired by any means other than pursuant to this Subscription Agreement. Nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with FSD to not exercise such redemption right.

10.    Miscellaneous.

a.    Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

b.    FSD may request from the Investor such additional information as FSD may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, FSD agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that FSD may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of FSD or a registration statement of FSD.

c.    The Investor acknowledges that FSD, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify FSD and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify FSD and the Placement Agents if they are no longer accurate in all respects).

d.    FSD, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e.    All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.    This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Annex E-10

g.    This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided that, as set forth in Sections 10(c) and 10(d) hereto, each Placement Agent shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

h.    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.    This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m)OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

Annex E-11

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(l).

m.    All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 10(m), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(m). All communications sent to FSD shall be sent to: FS Development Corp., 600 Montgomery Street, Suite 4500, San Francisco, California 94111, Attn: Jim Tananbaum, email: jim@foresitecapital.com, with a copy to: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

11.    Disclosure. FSD shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby, all material terms of the Transaction and any other material, non-public information that FSD has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of FSD, the Investor shall not be in possession of any material, non-public information received from FSD or any of its officers, directors or employees. Notwithstanding the foregoing, FSD shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except as required by the federal securities laws, rules or regulations, and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the NYSE regulations, in which case FSD shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Investor regarding such disclosure.

12.    Exculpation. The Investor agrees that none of (i) any other investor pursuant to any Other Subscription Agreement (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor) or (ii) the Placement Agents, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees shall be liable to the Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Shares are to be registered (if different):	Date: ________, 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount:$	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by FSD in the Closing Notice.

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IN WITNESS WHEREOF, FSD has accepted this Subscription Agreement as of the date set forth below.

By:
Name:
Title:

Date: , 2020

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.     QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.     INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.     ☐ We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.     ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.     INSTITUTIONAL ACCOUNTS STATUS

☐ We are an “institutional account” (as defined in FINRA RULE 4512(c)).

D.     ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.     ☐ I am an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.     ☐ I am a natural person.

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Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

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